 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 1997

                                                REGISTRATION NO. 333-38395
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                                  ORCAD, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     5045                    93-1062832
(STATE OF INCORPORATION) (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
                          CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)

                            9300 S.W. NIMBUS AVENUE
                            BEAVERTON, OREGON 97008
                                (503) 671-9500
 (ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                              EXECUTIVE OFFICES)

                              MICHAEL F. BOSWORTH
                            CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ORCAD, INC.
                            9300 S.W. NIMBUS AVENUE
                            BEAVERTON, OREGON 97008
                                (503) 671-9500
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:
                           WILLIAM C. CAMPBELL, ESQ.
                           BRENDA L. MELTEBEKE, ESQ.
                   ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                         222 S.W. COLUMBIA, SUITE 1800
                            PORTLAND, OREGON 97201
                                (503) 226-1191

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective and the effective time of the merger (the "Merger") of OCA Merger Corporation, a wholly owned subsidiary of OrCAD, Inc. with and into MicroSim Corporation as described in the Agreement and Plan of Merger dated as of October 13, 1997 (the "Merger Agreement"), attached as Appendix A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement.

                               ----------------
  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  ORCAD, INC.

                             CROSS REFERENCE SHEET

 NO.       ITEMS OF FORM S-4                    HEADING IN PROSPECTUS
 ---       -----------------                    ---------------------
   1 Forepart of the Registration
     Statement and Outside Front
     Cover Page of Prospectus.....   Outside Front Cover Page
   2 Inside Front and Outside Back
     Cover Pages of Prospectus....   Inside Front Cover Page; Outside Back Cover
                                     Page
   3 Risk Factors, Ratio of
     Earnings to Fixed Charges and
     Other Information............   Summary; Comparative Per Share Data;
                                     Comparative Per Share Market Information;
                                     Risk Factors
   4 Terms of the Transaction.....   The Merger; Background of and Reasons for
                                     the Merger; Description of OrCAD Capital
                                     Stock; Comparative Rights of MicroSim
                                     Shareholders and OrCAD Stockholders
   5 Pro Forma Financial
     Information..................   Unaudited Pro Forma Combined Condensed
                                     Financial Statements
   6 Material Contracts with
     Company Being Acquired.......   Background of and Reasons for the Merger
   7 Additional Information
     Required for Reoffering by
     Persons and Parties Deemed to
     be Underwriters..............   Not Applicable
   8 Interests of Named Experts
     and Counsel..................   Opinion of OrCAD's Financial Advisor
   9 Disclosure of Commission
     Position on Indemnification
     for Securities Act
     Liabilities..................   Not Applicable
  10 Information with Respect to
     S-3 Registrants..............   Not Applicable
  11 Incorporation of Certain
     Information by Reference.....   Not Applicable
  12 Information with Respect to
     S-2 or S-3 Registrants.......   Not Applicable
  13 Incorporation of Certain
     Information by Reference.....   Not Applicable
  14 Information with Respect to
     Registrants Other than S-3 or
     S-2 Registrants..............   Available Information; Summary; Selected
                                     Historical and Unaudited Pro Forma Combined
                                     Condensed Financial Data; Comparative Per
                                     Share Data; Comparative Per Share Market
                                     Information; Unaudited Pro Forma Combined
                                     Condensed Financial Statements; Business of
                                     OrCAD; OrCAD Management's Discussion and
                                     Analysis of Financial Condition and Results
                                     of Operations; OrCAD Directors and
                                     Executive Officers; OrCAD Executive
                                     Compensation; Financial Statements
  15 Information with Respect to
     S-3 Companies................   Not Applicable
  16 Information with Respect to
     S-2 or S-3 Companies.........   Not Applicable

 NO.       ITEMS OF FORM S-4                  HEADING IN PROSPECTUS
 ---       -----------------                  ---------------------

  17 Information with Respect to
     Companies Other than S-3 or
     S-2 Companies...............  Summary; Selected Historical and Unaudited
                                   Pro Forma Combined Condensed Financial
                                   Data; Comparative Per Share Data;
                                   Comparative Per Share Market Information;
                                   Unaudited Pro Forma Combined Condensed
                                   Financial Statements; Business of MicroSim;
                                   MicroSim Management's Discussion and
                                   Analysis of Financial Condition and Results
                                   of Operations; MicroSim Directors and
                                   Executive Officers; MicroSim Executive
                                   Compensation; Financial Statements
  18 Information if Proxies,
     Consents or Authorizations
     Are to Be Solicited.........  Outside Front Cover Page of Joint Proxy
                                   Statement/Prospectus; Special Meeting of
                                   OrCAD Stockholders; Special Meeting of
                                   MicroSim Shareholders; The Merger--Rights
                                   of Dissenting MicroSim Shareholders;
                                   Conflicts of Interest; Stock Owned by OrCAD
                                   Management and Principal Stockholders;
                                   Stock Owned by MicroSim Management and
                                   Principal Shareholders; OrCAD Directors and
                                   Executive Officers; OrCAD Executive
                                   Compensation; MicroSim Directors and
                                   Executive Officers; MicroSim Executive
                                   Compensation; Certain Transactions and
                                   Relationships with OrCAD
  19 Information if Proxies,
     Consents or Authorizations
     Are Not to Be Solicited.....  Not Applicable

                           [ORCAD, INC. LETTERHEAD]

                                                          December  , 1997

Dear Stockholder:

  You are cordially invited to attend the Special Meeting of Stockholders of OrCAD, Inc. ("OrCAD"), (the "OrCAD Special Meeting") which will be held on Tuesday, December 30, 1997, at 10:00 a.m., local time, at the Crowne Plaza, 14811 Kruse Oaks Blvd., Lake Oswego, Oregon 97035.

  At the OrCAD Special Meeting, you will be asked to consider and vote upon a proposal to approve the issuance (the "Issuance") of shares of common stock of OrCAD (the "OrCAD Common Stock") to the shareholders of MicroSim Corporation ("MicroSim") and to the holders of options to acquire shares of MicroSim's common stock in connection with the Agreement and Plan of Merger by and among OrCAD, OCA Merger Corporation, a wholly owned subsidiary of OrCAD ("Merger Sub") and MicroSim (the "Merger Agreement"), which provides for the merger of Merger Sub with and into MicroSim (the "Merger"). Pursuant to the Merger Agreement, MicroSim will become a wholly owned subsidiary of OrCAD. In the Merger, all of the outstanding shares of capital stock of MicroSim and all of the outstanding options to acquire shares of common stock of MicroSim will be converted into shares of OrCAD Common Stock based on an exchange ratio of .825 OrCAD shares per MicroSim share (as is more fully described in the accompanying Joint Proxy Statement/Prospectus under the heading "THE MERGER-- Terms of the Merger--Conversion of MicroSim Stock and Options to Acquire Shares of MicroSim Stock in the Merger").

  Contingent upon your approval and the closing of the Merger, OrCAD's Board of Directors will increase the size of the Board by one member and appoint Wolfram H. Blume, Chairman of the Board, President and Chief Executive Officer of MicroSim, to fill that vacancy effective as of the first Board meeting following the consummation of the Merger. Mr. Blume will serve on the Board until the next annual meeting of stockholders, and is expected to be a nominee for re-election then.

  ORCAD'S BOARD OF DIRECTORS BELIEVES THE ISSUANCE AND THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF ORCAD AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE ISSUANCE OF SHARES OF ORCAD COMMON STOCK TO THE MICROSIM SHAREHOLDERS AND OPTION HOLDERS AND THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE.

  You should read carefully the accompanying Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus for details of the Merger, including information about the exchange ratio and the number of shares of OrCAD Common Stock to be issued in connection with the Merger and additional related information.

  Whether or not you plan to attend the OrCAD Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your proxy may be revoked at any time before it is voted by signing and returning a later-dated proxy with respect to the same shares, by filing with the Secretary of OrCAD a written revocation bearing a later date or by attending and voting at the OrCAD Special Meeting. If you attend the OrCAD Special Meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          Michael F. Bosworth
                                          Chairman of the Board,
                                          President and Chief Executive
                                           Officer

        PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                                  ORCAD, INC.
                            9300 S.W. NIMBUS AVENUE
                            BEAVERTON, OREGON 97008

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 30, 1997

TO THE STOCKHOLDERS OF ORCAD, INC.:

  The Special Meeting of Stockholders of OrCAD, Inc., a Delaware corporation ("OrCAD") (the "OrCAD Special Meeting"), will be held on December 30, 1997, at 10:00 a.m., local time, at the Crowne Plaza, 14811 Kruse Oaks Blvd., Lake Oswego, Oregon 97035, for the following purposes:

    1. To consider and vote upon a proposal to approve the issuance (the "Issuance") of shares of common stock of OrCAD (the "OrCAD Common Stock") to the shareholders of MicroSim Corporation ("MicroSim") and to the holders of options to acquire shares of MicroSim's common stock in connection with an Agreement and Plan of Merger, dated as of October 13, 1997 (the "Merger Agreement"), by and among OrCAD, OCA Merger Corporation, an Oregon corporation and a wholly owned subsidiary of OrCAD ("Merger Sub") and MicroSim, which provides for the merger of Merger Sub with and into MicroSim (the "Merger"). Pursuant to the Merger Agreement, MicroSim will become a wholly owned subsidiary of OrCAD, and all of the shares of capital stock of MicroSim issued and outstanding immediately prior to the Merger will be converted into shares of OrCAD Common Stock based on an exchange ratio which will be determined according to the Merger Agreement. In addition, all of the outstanding options to acquire shares of MicroSim common stock will be converted into shares of OrCAD Common Stock based on an exchange ratio which will be determined according to the Merger Agreement. The Merger, including the exchange ratio and the number of shares of OrCAD Common Stock to be issued in connection with the Merger, is more completely described in the accompanying Joint Proxy Statement/Prospectus, and a copy of the Merger Agreement is attached as Appendix A thereto.

    2. To transact such other business as may properly come before the OrCAD Special Meeting or any adjournments or postponements thereof.

  Only holders of record of OrCAD Common Stock at the close of business on November 3, 1997, the record date of the OrCAD Special Meeting, are entitled to notice of and to vote at the OrCAD Special Meeting and any adjournments or postponements thereof.

  Whether or not you plan to attend the OrCAD Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your proxy may be revoked at any time before it is voted by signing and returning a later-dated proxy with respect to the same shares, by filing with the Secretary of OrCAD a written revocation bearing a later date or by attending and voting at the OrCAD Special Meeting.

                                          OrCAD, INC.

                                          Michael F. Bosworth
                                          Chairman of the Board,
                                          President and Chief Executive
                                           Officer

Beaverton, Oregon

December  , 1997

 IMPORTANT: Even if you plan to be present at the meeting, please complete, sign and date the enclosed proxy or proxies and return promptly in the postage prepaid envelope provided to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so even though you have previously sent in your proxy or proxies.

                           MICROSIM CORPORATION
                           16275 LAGUNA CANYON ROAD
                           IRVINE, CALIFORNIA 92618

                                                          December  , 1997

Dear Shareholder:

  A Special Meeting of Shareholders of MicroSim Corporation ("MicroSim") (the "MicroSim Special Meeting") will be held on Monday, December 22, 1997, at 10:00 a.m., local time, at MicroSim's offices at 16275 Laguna Canyon Road, Irvine, California.

  At the MicroSim Special Meeting, you will be asked to consider and vote upon the approval and adoption of an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger (the "Merger") of MicroSim with a subsidiary of OrCAD, Inc., a Delaware corporation ("OrCAD"), as described in the accompanying Joint Proxy Statement/Prospectus. Pursuant to the Merger, MicroSim will become a wholly owned subsidiary of OrCAD, all outstanding shares of MicroSim's common stock, other than dissenters' shares, will be converted into and exchanged for shares of common stock, $.01 par value, of OrCAD (the "OrCAD Common Stock"). Each holder of MicroSim common stock (other than dissenting shareholders) will receive shares of OrCAD Common Stock in exchange for shares of MicroSim common stock owned by such shareholder based upon an exchange ratio of .825 OrCAD shares per MicroSim share (as is more fully described in the accompanying Joint Proxy Statement/Prospectus under the heading "THE MERGER--Terms of the Merger--Conversion of MicroSim Stock and Options to Acquire Shares of MicroSim Stock in the Merger"). In addition, each holder of outstanding options to acquire shares of MicroSim common stock will receive shares of OrCAD Common Stock in exchange for such options based upon an exchange ratio which will be determined according to the Merger Agreement. For more information regarding the consideration to be received by MicroSim shareholders in the Merger, please refer to the accompanying Joint Proxy Statement/Prospectus, under "Terms of the Merger--Conversion of MicroSim Stock and Options to Acquire Shares of MicroSim Stock in the Merger."

  THE MICROSIM BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT DESCRIBED IN THE ATTACHED MATERIAL AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF MICROSIM AND ITS SHAREHOLDERS. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE MERGER.

  In the material accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Joint Proxy Statement/Prospectus relating to the actions to be taken by MicroSim shareholders at the MicroSim Special Meeting, and a form of proxy. The Joint Proxy Statement/Prospectus more fully describes the proposed Merger and includes information about OrCAD and MicroSim.

  All shareholders are cordially invited to attend the MicroSim Special Meeting in person. However, whether or not you plan to attend the MicroSim Special Meeting, please complete, sign, date and return your proxy or proxies in the enclosed postage paid envelope. A shareholder who attends the MicroSim Special Meeting will be able to vote his or her shares whether or not he or she has granted a proxy and will be able to revoke such proxy at any time before the shares covered thereby are voted at the MicroSim Special Meeting by filing with the Secretary of MicroSim an instrument revoking it or a duly executed proxy bearing a later date or by attendance at the MicroSim Special Meeting and voting in person. It is important that your shares be represented and voted at the MicroSim Special Meeting. For information regarding the procedures necessary to exercise dissenters' rights, please refer to the accompanying Joint Proxy Statement/Prospectus under "THE MERGER--Rights of Dissenting MicroSim Shareholders."

                                          Sincerely,

                                          Wolfram H. Blume
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                           MICROSIM CORPORATION
                           16275 LAGUNA CANYON ROAD
                           IRVINE, CALIFORNIA 92618

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON DECEMBER 22, 1997

TO THE SHAREHOLDERS:

  A Special Meeting of Shareholders of MicroSim Corporation, a California corporation ("MicroSim") (the "MicroSim Special Meeting") will be held on Monday, December 22, 1997, at 10:00 a.m., local time, at MicroSim's offices at 16275 Laguna Canyon Road, Irvine, California.

  At the MicroSim Special Meeting, MicroSim's shareholders will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of October 13, 1997 by and among OrCAD, Inc., a Delaware corporation ("OrCAD"), OCA Merger Corporation, an Oregon corporation and wholly owned subsidiary of OrCAD ("Merger Sub") and MicroSim (the "Merger Agreement"). The Merger Agreement provides for the merger of Merger Sub into MicroSim, with MicroSim becoming a wholly owned subsidiary of OrCAD (the "Merger"). All outstanding shares of MicroSim's common stock, no par value (the "MicroSim Stock"), other than dissenters' shares, will be converted into and exchanged for shares of common stock, $0.01 par value, of OrCAD (the "OrCAD Common Stock"), and all outstanding options to acquire shares of MicroSim Stock (the "MicroSim Options") will be converted into and exchanged for shares of OrCAD Common Stock in the Merger. Each holder of MicroSim Stock (other than dissenting shareholders) will receive shares of OrCAD Common Stock in exchange for shares of MicroSim Stock owned by such shareholder based upon an exchange ratio which will be determined according to the Merger Agreement. Each holder of MicroSim Options will receive shares of OrCAD Common Stock in exchange for the MicroSim Options owned by such holder based upon an exchange ratio which will be determined according to the Merger Agreement. The exchange ratio is described in more detail in the accompanying Joint Proxy Statement/Prospectus under "Terms of the Merger--Conversion of MicroSim Stock and Options to Acquire Shares of MicroSim Stock in the Merger." The Merger is more fully described in, and the Merger Agreement is attached in its entirety to, the accompanying Joint Proxy Statement/Prospectus.

  Only shareholders of record at the close of business on November 3, 1997, are entitled to notice of and to vote at the MicroSim Special Meeting, or at any continuance(s) or adjournment(s) thereof. APPROVAL AND ADOPTION OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF SHARES REPRESENTING A MAJORITY OF THE NUMBER OF SHARES OF MICROSIM STOCK OUTSTANDING.

  AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT, SHAREHOLDERS OF MICROSIM WILL BE ENTITLED TO PAYMENT OF THE FAIR MARKET VALUE OF THOSE SHARES WHICH ARE NOT VOTED IN FAVOR OF THE MERGER AGREEMENT, IF WRITTEN NOTICE OF THE SHAREHOLDERS' INTENT TO DEMAND PAYMENT IF THE MERGER AGREEMENT AND MERGER ARE APPROVED IS DELIVERED TO MICROSIM WITHIN 30 DAYS AFTER THE DATE ON WHICH MICROSIM MAILED TO THE SHAREHOLDERS THE NOTICE OF APPROVAL OF THE MERGER BY MICROSIM'S OUTSTANDING SHARES AND THE REQUIREMENTS OF SECTIONS 1300 THROUGH 1312 OF THE GENERAL CORPORATION LAW OF THE STATE OF CALIFORNIA ARE MET. FOR INFORMATION REGARDING THE PROCEDURES NECESSARY TO EXERCISE DISSENTERS' RIGHTS, PLEASE REFER TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS UNDER "THE MERGER--RIGHTS OF DISSENTING MICROSIM SHAREHOLDERS."

  Shareholders of MicroSim, regardless of whether they plan to attend the MicroSim Special Meeting, are requested to execute and return promptly the accompanying Proxy, which is solicited by the Board of Directors of MicroSim. A shareholder who attends the MicroSim Special Meeting will be able to vote his or her shares whether or not he or she has granted a Proxy and will be able to revoke such Proxy at any time before the shares covered thereby are voted at the MicroSim Special Meeting by filing with the Secretary of MicroSim an instrument revoking it or a duly executed proxy bearing a later date or by attendance at the MicroSim Special Meeting and voting in person. If you are represented at the MicroSim Special Meeting, either in person or by proxy, and you abstain from voting on a particular matter or matters, you will still be considered to be present at the MicroSim Special Meeting for purposes of determining whether a quorum is present. A prompt response is helpful and your cooperation will be appreciated.

                                       By Order of the Board of Directors,

                                       Wolfram H. Blume
                                       Chairman of the Board, President
                                       and Chief Executive Officer

Irvine, California

December  , 1997

                             JOINT PROXY STATEMENT
                                      OF
                                  ORCAD, INC.
                                      AND
                             MICROSIM CORPORATION

                               ----------------

                                  PROSPECTUS
                                      OF
                                  ORCAD, INC.

                               ----------------

  This Joint Proxy Statement/Prospectus is being furnished to stockholders of OrCAD, Inc., a Delaware corporation ("OrCAD"), in connection with the solicitation of proxies by OrCAD's Board of Directors (the "OrCAD Board") for use at the Special Meeting of Stockholders to be held on December 30, 1997, at the Crowne Plaza, 4811 Kruse Oaks Blvd., Lake Oswego, Oregon 97035, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "OrCAD Special Meeting").

  This Joint Proxy Statement/Prospectus is also being furnished to shareholders of MicroSim Corporation, a California corporation ("MicroSim"), in connection with the solicitation of proxies by the Board of Directors of MicroSim (the "MicroSim Board") for use at the Special Meeting of Shareholders to be held on December 22, 1997, at MicroSim's offices at 16275 Laguna Canyon Road, Irvine, California 92618, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "MicroSim Special Meeting").

  This Joint Proxy Statement/Prospectus relates to the proposed merger of OCA Merger Corporation, a newly formed Oregon corporation and wholly owned subsidiary of OrCAD, with and into MicroSim, with MicroSim becoming a wholly owned subsidiary of OrCAD (the "Merger"). OrCAD has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 2,428,057 shares of common stock, par value $.01 per share of OrCAD ("OrCAD Common Stock"), issuable in connection with the Merger for an aggregate value of approximately $20,347,118. (The total number and the aggregate value of shares of OrCAD Common Stock to be issued in the merger, and to be registered in the Registration Statement, is subject to adjustment for fractional shares and for variations in the in-the-money value of MicroSim options as the price of OrCAD Common Stock fluctuates, as described below; this number and value assume an OrCAD fair market value of $8.38). This Joint Proxy Statement/Prospectus constitutes the Prospectus of OrCAD with respect to the shares of OrCAD Common Stock to be issued in the Merger. All information contained in this Joint Proxy Statement/Prospectus relating to OrCAD has been supplied by OrCAD, and all information contained herein relating to MicroSim has been supplied by MicroSim.

  This Joint Proxy Statement/Prospectus is first being mailed to stockholders of OrCAD and shareholders of MicroSim on or about December , 1997.

  THE SHARES OF ORCAD COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  FOR A DESCRIPTION OF CERTAIN IMPORTANT ISSUES MICROSIM SHAREHOLDERS SHOULD CONSIDER IN EVALUATING THE MERGER AND THE ACQUISITION OF THE ORCAD COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS" AT PAGE 12.

                               ----------------

  THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS DECEMBER  , 1997.

                             AVAILABLE INFORMATION

  OrCAD is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. Shares of OrCAD Common Stock are traded on the Nasdaq Stock Market. Material filed by OrCAD can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington D.C. 20006. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4 (the "Registration Statement") filed by OrCAD with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits as a part thereof, are available for inspection and copying as set forth above.

  MicroSim is not subject to the information and reporting requirements of the Exchange Act.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ORCAD OR MICROSIM. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ORCAD OR MICROSIM SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

  Certain statements contained in this Joint Proxy Statement/Prospectus that are not related to historical results are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and involve risks and uncertainties. Although each of OrCAD and MicroSim believes that the assumptions on which their respective forward-looking statements are based are reasonable, there can be no assurance that such assumptions will prove to be accurate and actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed herein under "Risk Factors," "OrCAD Management's Discussion and Analysis of Financial Condition and Results of Operations," "MicroSim Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as those discussed elsewhere in this Joint Proxy Statement/Prospectus. All forward-looking statements contained in this Joint Proxy Statement/Prospectus or incorporated by reference are qualified in their entirety by this cautionary statement. Neither OrCAD nor MicroSim intend to update or otherwise revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

  OrCAD, OrCAD CAPTURE, OrCAD DESIGN DESKTOP, OrCAD EXPRESS, OrCAD LAYOUT, OrCAD SIMULATE, ENTERPRISE BRIDGE, OrCAD/SDT, OrCAD/VST, OrCAD/PCB and OrCAD/PLD are trademarks of OrCAD, Inc.

  MICROSIM, PSPICE, PLOGIC, POLARIS, PLSYN, DESIGNLAB, DESIGN JOURNAL and SETTING THE STANDARD FOR DESKTOP EDA are trademarks of MicroSim Corporation.

                               TABLE OF CONTENTS

SUMMARY...................................................................   1
  General.................................................................   1
  The Companies...........................................................   1
  Meetings of Stockholders................................................   2
  The Merger..............................................................   2
  Risk Factors............................................................   7

SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
 DATA.....................................................................   8

COMPARATIVE PER SHARE DATA................................................  10

COMPARATIVE PER SHARE MARKET INFORMATION..................................  11
  OrCAD...................................................................  11
  MicroSim................................................................  11

RISK FACTORS..............................................................  12
  Risks Relating to the Merger............................................  12
  Risks Relating to Both OrCAD and MicroSim...............................  16

SPECIAL MEETING OF OrCAD STOCKHOLDERS.....................................  18
  General.................................................................  18
  Matters to be Considered at the Meeting.................................  18
  Record Date; Shares Entitled to Vote; Vote Required.....................  18
  Proxies; Proxy Solicitation.............................................  18

SPECIAL MEETING OF MICROSIM SHAREHOLDERS..................................  20
  General.................................................................  20
  Matters to be Considered at the Meeting.................................  20
  Record Date; Shares Entitled to Vote; Vote Required.....................  20
  Proxies; Proxy Solicitation.............................................  21

BACKGROUND OF AND REASONS FOR THE MERGER..................................  22
  Background..............................................................  22
  Joint Reasons for the Merger............................................  23
  OrCAD's Reasons for the Merger..........................................  24
  MicroSim's Reasons for the Merger.......................................  25
  Recommendation of OrCAD Board...........................................  25
  Opinion of OrCAD Financial Advisor......................................  26
  Recommendation of MicroSim Board........................................  28

THE MERGER................................................................  29
  Terms of the Merger.....................................................  29
  Effective Time of the Merger............................................  30
  Exchange of MicroSim Stock and Options to Acquire Shares of MicroSim
   Stock..................................................................  30
  Escrow of OrCAD Common Stock............................................  30
  Quotation of OrCAD Common Stock on Nasdaq National Market...............  30
  Representations and Warranties..........................................  31
  Business of MicroSim Pending the Merger.................................  32
  Business of OrCAD Pending the Merger....................................  33
  Irrevocable Proxy.......................................................  34
  No Solicitation.........................................................  34
  Conditions; Waivers.....................................................  34
  Termination; Amendment..................................................  36
  Indemnification.........................................................  36

  Certain Federal Income Tax Considerations...............................  37
  Resale of OrCAD Common Stock Issued in the Merger; Affiliates...........  39
  Accounting Treatment....................................................  40
  Management and Operations of MicroSim After the Merger..................  40
  Expenses and Fees.......................................................  40
  Rights of Dissenting MicroSim Shareholders..............................  40

CONFLICTS OF INTEREST.....................................................  41

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...............  43

BUSINESS OF OrCAD.........................................................  48
  Overview................................................................  48
  Industry Background.....................................................  48
  Products................................................................  48
  Marketing and Sales.....................................................  49
  Service and Support.....................................................  50
  Product Development.....................................................  51
  Competition.............................................................  51
  Proprietary Rights......................................................  52
  Employees...............................................................  52
  Properties..............................................................  52
  Legal Proceedings.......................................................  52
  Selected OrCAD Consolidated Financial Data..............................  53

OrCAD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS....................................................  54

BUSINESS OF MICROSIM......................................................  64
  Overview................................................................  64
  Products................................................................  64
  Marketing and Sales.....................................................  65
  Research and Development................................................  65
  Competition.............................................................  66
  Proprietary Rights......................................................  66
  Revenue Mix.............................................................  66
  Employees...............................................................  66
  Properties..............................................................  66
  Legal Proceedings.......................................................  67
  Selected MicroSim Consolidated Financial Data...........................  68

MICROSIM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS....................................................  69

OrCAD DIRECTORS AND EXECUTIVE OFFICERS....................................  76

OrCAD EXECUTIVE COMPENSATION..............................................  78
  Summary of Cash and Certain Other Compensation..........................  78
  Stock Options...........................................................  78
  Option Exercises and Holdings...........................................  78
  Director Compensation...................................................  79
  Section 16 Reports......................................................  79

STOCK OWNED BY OrCAD MANAGEMENT AND PRINCIPAL STOCKHOLDERS................  80

CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH OrCAD.........................  81

MICROSIM DIRECTORS AND EXECUTIVE OFFICERS.................................  82

MICROSIM EXECUTIVE COMPENSATION...........................................  83
  Summary of Cash and Certain Other Compensation..........................  83

  Stock Options............................................................  83
  Option Exercises and Holdings............................................  84
  Director Compensation....................................................  84

STOCK OWNED BY MICROSIM MANAGEMENT AND PRINCIPAL SHAREHOLDERS..............  84

DESCRIPTION OF OrCAD CAPITAL STOCK.........................................  85
  Common Stock.............................................................  85
  Preferred Stock..........................................................  85
  Delaware Business Combination Statute; Certain Provisions of Restated
   Certificate of Incorporation and Restated Bylaws........................  85
  Transfer Agent...........................................................  86

COMPARATIVE RIGHTS OF MICROSIM SHAREHOLDERS AND OrCAD STOCKHOLDERS.........  86
  Classes of Stock.........................................................  87
  Amendments To Articles of Incorporation and Bylaws.......................  87
  Shareholder Power To Call Special Shareholders' Meeting..................  88
  Approval of Certain Corporate Transactions...............................  88
  Dissenters' Rights.......................................................  89
  Anti-Takeover Provisions.................................................  89
  "Blank Check" Preferred Stock............................................  90
  Removal of Directors.....................................................  90
  Classified Board of Directors............................................  90
  Size of Board of Directors...............................................  90
  Dividends and Repurchase of Shares.......................................  91
  Class Voting.............................................................  91

LEGAL OPINION..............................................................  91

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS...............................  91

EXPERTS....................................................................  92

FINANCIAL STATEMENTS....................................................... F-1

Appendix A--Agreement and Plan of Merger................................... A-1
Appendix B--Fairness Opinion of Redwood Partners LLC....................... B-1
Appendix C--California Dissenters' Rights Provisions....................... C-1

                                    SUMMARY

  Certain significant matters discussed in this Joint Proxy Statement/Prospectus are summarized below. This summary is not intended to be complete and is qualified in all respects by reference to the more detailed information and financial statements and notes thereto appearing elsewhere in this Joint Proxy Statement/Prospectus (including the Appendices hereto). Stockholders of OrCAD and shareholders of MicroSim are urged to review the entire Joint Proxy Statement/Prospectus and to carefully review the matters set forth under "Risk Factors" before voting upon the matters to be considered.

                                    GENERAL

  This Joint Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of OCA Merger Corporation ("Merger Sub"), a newly formed, wholly owned subsidiary of OrCAD, Inc., a Delaware corporation ("OrCAD"), with and into MicroSim Corporation, a California corporation ("MicroSim"). As a result of the Merger, MicroSim will become a wholly owned subsidiary of OrCAD. Subject to the approval of the Merger by the shareholders of MicroSim at the Special Meeting of MicroSim shareholders scheduled to be held on December 22, 1997 (the "MicroSim Special Meeting"), the approval of the issuance of shares of OrCAD Common Stock to MicroSim shareholders and option holders in the Merger by the stockholders of OrCAD at the Special Meeting of OrCAD stockholders scheduled to be held on December 30, 1997 (the "OrCAD Special Meeting") and the satisfaction of certain other conditions, the Merger will be effected pursuant to the terms of an Agreement and Plan of Merger dated as of October 13, 1997 (the "Merger Agreement") by and among OrCAD, Merger Sub and MicroSim, a copy of which is attached hereto as Appendix A. For a description of the conditions to OrCAD's and MicroSim's obligations to effect the Merger, see "THE MERGER--Conditions; Waivers."

                                 THE COMPANIES

  OrCAD, Inc. OrCAD develops, markets and supports Microsoft Windows-based electronic design automation ("EDA") software products that assist electronics designers in designing printed circuit boards ("PCBs"), field-programmable gate arrays ("FPGAs") and complex programmable logic devices ("CPLDs"). PCBs, FPGAs and CPLDs are found in a majority of today's electronic products, and are often referred to as "mainstream" components. OrCAD's products enable electronics designers working on personal computers (PCs) to reduce time to market, improve product capability, and reduce design costs. OrCAD's Windows-based EDA solutions support the design process for mainstream components, from schematic capture to programmable logic design and verification to printed circuit board layout. Over 200,000 products bearing the OrCAD name have been sold worldwide since 1986. The mailing address of OrCAD's principal executive office is 9300 S.W. Nimbus Avenue, Beaverton, Oregon 97008 and its telephone number is (503) 671-9500. See "BUSINESS OF OrCAD."

  OCA Merger Corporation. Merger Sub, a wholly owned subsidiary of OrCAD, was formed by OrCAD solely for the purpose of effecting the Merger. The mailing address of Merger Sub's principal executive offices is c/o OrCAD, Inc., 9300 S.W. Nimbus Avenue, Beaverton, Oregon 97008 and its telephone number is
(503) 671-9500.

  MicroSim Corporation. MicroSim, founded in 1984, develops, markets and supports Microsoft Windows-based and Unix-based EDA software products that assist electronics designers in designing integrated circuits ("ICs") and PCBs, including circuits that contain both analog and digital components ("mixed-signal" circuits). MicroSim is one of the desktop EDA industry's leading brand names and suppliers for analog and mixed-signal simulation products. These product areas have accounted for over 90% of MicroSim's revenue since its inception. MicroSim products enable electronic circuit designers to reduce time to market, improve product capability and reduce design costs. MicroSim's EDA solutions support the design process for mainstream components, from schematic capture to verification to programmable logic design to printed circuit board layout.

Over 30,000 products bearing the MicroSim name have been sold worldwide since 1984. The mailing address of MicroSim is 16275 Laguna Canyon Road, Irvine, California 92618 and its telephone number is (714) 788-6080. See "BUSINESS OF MICROSIM."

                            MEETINGS OF STOCKHOLDERS

  OrCAD Special Meeting. The OrCAD Special Meeting is scheduled to be held on Tuesday, December 30, 1997 at 10:00 a.m., local time, at the Crowne Plaza, 14811 Kruse Oaks Blvd., Lake Oswego, Oregon 97035. At the OrCAD Special Meeting, stockholders of OrCAD will consider and vote upon (i) the issuance of OrCAD Common Stock in exchange for all of the issued and outstanding shares of capital stock of MicroSim and all of the outstanding options to acquire shares of MicroSim common stock in connection with the Merger Agreement (the "Issuance"); and (ii) such other business as may be properly brought before the OrCAD Special Meeting.

  Only holders of record of OrCAD Common Stock at the close of business on November 3, 1997, are entitled to notice of and to vote at the OrCAD Special Meeting. At the close of business on that date, 6,771,147 shares of OrCAD Common Stock were outstanding and entitled to vote, of which, 214,990 shares (approximately three percent (3%)) were held by members of the OrCAD Board, OrCAD's executive officers and their affiliates. The affirmative vote of the holders of a majority of the votes cast on the proposal is required for approval of the Issuance. See "SPECIAL MEETING OF OrCAD STOCKHOLDERS--Record Date; Shares Entitled to Vote; Vote Required."

  MicroSim Special Meeting. The MicroSim Special Meeting is scheduled to be held on Monday, December 22, 1997, at 10:00 a.m., local time, at MicroSim's offices at 16275 Laguna Canyon Road, Irvine, California 92618. At the MicroSim Special Meeting, shareholders of MicroSim will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the Merger; and (ii) such other business as may be properly brought before the MicroSim Special Meeting.

  Only holders of record of MicroSim common stock, no par value per share ("MicroSim Stock") at the close of business on November 3, 1997, are entitled to notice of and to vote at the MicroSim Special Meeting. At the close of business on that date, 2,804,615 shares of MicroSim Stock were outstanding and entitled to vote, of which, 2,352,725 shares (eighty-four percent (84%)) were held by members of the MicroSim Board, MicroSim's executive officers and their affiliates. The affirmative vote of the holders of shares representing a majority of the number of shares of MicroSim Stock outstanding is necessary to approve and adopt the Merger Agreement and Merger. It is a condition to consummation of the Merger that holders of not more than six percent (6%) of the total number of shares of MicroSim Stock outstanding on the closing date of the Merger (the "Closing Date") exercise dissenters' rights. See "SPECIAL MEETING OF MICROSIM SHAREHOLDERS--Record Date; Shares Entitled to Vote; Vote Required."

                                   THE MERGER

  General. Upon consummation of the Merger, Merger Sub will merge with and into MicroSim, MicroSim will become a wholly owned subsidiary of OrCAD, and the shares of MicroSim Stock then outstanding (other than shares as to which dissenters' rights have been exercised) and the options to acquire shares of MicroSim Stock which are then outstanding will be converted as described below.

  Effective Time of the Merger. Following receipt of all required approvals and satisfaction or waiver of the other conditions to the Merger, the Merger will be consummated and become effective at the time (the "Effective Time") at which the articles of merger to be filed pursuant to the California Corporations Code (the "Corporations Code") and the articles of merger to be filed pursuant to the Oregon Business Corporation Act (the "Business Corporation Act") are accepted for filing by the Secretary of State of California and the Secretary of State of Oregon, respectively, or such later date and time as may be specified in such articles of merger. See "THE MERGER--Effective Time of the Merger" and "Conditions; Waivers."

  Conversion of MicroSim Stock and Options to Acquire Shares of MicroSim Stock in the Merger. At the Effective Time, all shares of MicroSim Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights of appraisal have been duly sought, perfected and are not subsequently withdrawn), and all options to acquire shares of MicroSim Stock outstanding immediately prior to the Effective Time, will be exchanged for OrCAD Common Stock. The 2,697,795 issued and outstanding fully vested shares of MicroSim Stock (including vested shares held under stock purchase agreements) will each be exchanged for .825 shares of OrCAD Common Stock, for an aggregate total of 2,225,680 shares of OrCAD Common Stock (subject to adjustment for fractional shares). The 106,820 shares of unvested MicroSim Stock held under stock purchase agreements will each be valued at .91 shares of fully vested MicroSim Stock, and then the discounted shares exchanged for .825 shares of OrCAD Common Stock, for an aggregate total of 80,195 shares of OrCAD Common Stock (subject to adjustment for fractional shares). The options to acquire 95,640 shares of MicroSim Stock underlying fully vested stock options will be valued by subtracting the exercise price of each option from the "MicroSim Fair Market Value." That value will be determined as .825 times the "OrCAD Fair Market Value." The "OrCAD Fair Market Value" is agreed to be the ten-day closing average of OrCAD's prices on the Nasdaq National Market for the ten consecutive trading days next preceding the third trading day before the Closing Date. The resulting dollar value shall be divided by the OrCAD Fair Market Value, and the underlying fully vested stock option shall then be exchanged for that number of shares of OrCAD Common Stock (subject to adjustment for fractional shares). The options to acquire 228,760 shares of MicroSim Stock underlying unvested stock options will be valued as the fully vested options are valued, except the total value shall be multiplied by .90, to reflect the discounted value of unvested options (subject to adjustment for fractional shares). The foregoing numbers for shares and options may fluctuate based upon option exercises and other events prior to the Effective Time.

  Fractional Shares. No fractional shares of OrCAD Common Stock will be issued in the Merger. OrCAD will pay to each holder of MicroSim Stock or options to acquire shares of MicroSim Stock an amount in cash (rounded to the nearest whole cent) determined by multiplying (i) the fair market value of a share of OrCAD Common Stock by (ii) the fraction of a share of OrCAD Common Stock which such holder would otherwise be entitled to receive in connection with the Merger.

  Recommendation of OrCAD Board of Directors. The OrCAD Board has determined the Issuance and the Merger to be fair to and in the best interests of OrCAD and its stockholders and has unanimously approved the Issuance and the Merger Agreement. The OrCAD Board recommends that OrCAD stockholders vote "FOR" the Issuance. The OrCAD Board's recommendations are based upon a number of factors discussed in this Joint Proxy Statement/Prospectus. See "BACKGROUND OF AND REASONS FOR THE MERGER."

  Opinion of OrCAD Financial Advisor. Redwood Partners LLC ("Redwood Partners") has been retained by OrCAD to act as its financial advisor in connection with the Merger. John C. Savage is a Principal of Redwood Partners and a member of the OrCAD Board. See "CONFLICTS OF INTEREST." Redwood Partners delivered its oral opinion to the OrCAD Board on September 24, 1997 (as confirmed in writing on October 13, 1997, the "Redwood Partners Opinion"), to the effect that, as of such dates and based upon the procedures followed, matters considered and assumptions made by Redwood Partners as set forth therein, the consideration to be paid for MicroSim pursuant to the Merger Agreement is fair to the holders of OrCAD Common Stock from a financial point of view. The full text of the Redwood Partners Opinion, which sets forth assumptions made, procedures followed, matters considered, limitations on and scope of the review undertaken, is attached hereto as Appendix B. OrCAD stockholders are urged to read the opinion carefully and in its entirety. The Redwood Partners Opinion is directed only to the fairness to the holders of OrCAD Common Stock of the consideration to be paid for MicroSim pursuant to the Merger Agreement from a financial point of view and should not be deemed to constitute a recommendation by Redwood Partners to OrCAD stockholders to vote in favor of any matter presented in this Joint Proxy Statement/Prospectus. The summary of the Redwood Partners Opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. See "BACKGROUND OF AND REASONS FOR THE MERGER--Opinion of OrCAD Financial Advisor."

  Recommendation of MicroSim Board of Directors. The MicroSim Board has determined the Merger to be fair to and in the best interests of MicroSim and its shareholders and has unanimously approved the Merger Agreement and the Merger. The MicroSim Board recommends that MicroSim shareholders vote "FOR" the Merger Agreement and the Merger. The MicroSim Board's recommendations are based upon a number of factors discussed in this Joint Proxy Statement/Prospectus. See "BACKGROUND OF AND REASONS FOR THE MERGER" and "CONFLICTS OF INTEREST."

  Irrevocable Proxy. The principal shareholder of MicroSim, owning an aggregate of 2,165,725 shares of MicroSim Stock and representing approximately 77% of the outstanding shares of MicroSim Stock as of October 16, 1997, has given an irrevocable proxy to OrCAD to vote all of his shares of MicroSim Stock "FOR" approval of the Merger Agreement and the Merger.

  Exchange of MicroSim Stock and Options to Acquire Shares of MicroSim Stock in the Merger. As soon as practicable after the Effective Time, the Exchange Agent for the Merger (the "Exchange Agent") will deliver to each holder of certificates representing shares of MicroSim Stock (other than dissenting shares) and each holder of options to acquire shares of MicroSim Stock, a form of letter of transmittal and instructions for use in effecting the surrender of such certificates and options for conversion into shares of OrCAD Common Stock. Upon surrender of such certificates and options to the Exchange Agent, together with the letter of transmittal and other required documents, each such holder will receive for each share of MicroSim Stock represented by such certificate or option the number of shares of OrCAD Common Stock into which such shares of MicroSim Stock or options to acquire shares of MicroSim Stock were converted in the Merger, less the number of shares delivered pursuant to the Escrow Agreement. See "THE MERGER--Terms of the Merger" and "Exchange of MicroSim Stock and Options to Acquire Shares of MicroSim Stock."

  Escrow of OrCAD Common Stock. The Merger Agreement provides that OrCAD will withhold, on a pro-rata basis, ten percent (10%) of the shares of OrCAD Common Stock to be received by holders of MicroSim Stock and options to acquire shares of MicroSim Stock upon consummation of the Merger (the "Escrow Shares"). The Escrow Shares will be delivered to First Trust National Association as escrow agent (the "Escrow Agent"). The Escrow Shares will be held by the Escrow Agent for a period, that, absent unresolved claims, will end on the first anniversary of the Closing Date. Subject to certain limitations set forth in the Merger Agreement, the Escrow Shares will be subject to claims by OrCAD to satisfy MicroSim's obligations under the Merger Agreement to reimburse OrCAD for any and all claims, damages, losses, liabilities, judgments, settlements, costs and expenses incurred by OrCAD by reason of, arising out of, or in connection with any breach or inaccuracy of any representation or warranty of MicroSim contained in the Merger Agreement or the failure of MicroSim to perform any agreement or covenant required to be performed by MicroSim under the Merger Agreement. See "THE MERGER--Escrow of OrCAD Common Stock," and "RISK FACTORS-- Escrowed Shares."

  Quotation of the OrCAD Common Stock on the Nasdaq National Market. OrCAD has agreed to use all reasonable efforts to cause the OrCAD Common Stock to be issued pursuant to the Merger Agreement to be quoted for trading on the Nasdaq National Market. See "THE MERGER--Quotation of OrCAD Common Stock on Nasdaq National Market."

  Business of OrCAD Pending the Merger. OrCAD has agreed that, prior to the later of the Closing Date and the Effective Time, except as contemplated by the Merger Agreement, it will operate its business in the usual, regular and ordinary manner. In addition, unless MicroSim agrees in writing or except as otherwise permitted pursuant to the Merger Agreement, prior to the later of the Closing Date and the Effective Time OrCAD will not engage in certain actions specified in the Merger Agreement. See "THE MERGER--Business of OrCAD Pending the Merger."

  Business of MicroSim Pending the Merger. MicroSim has agreed that, prior to the later of the Closing Date and the Effective Time, except as contemplated by the Merger Agreement, it will operate its business only in the usual, regular and ordinary manner. In addition, unless OrCAD agrees in writing or except as otherwise permitted pursuant to the Merger Agreement, prior to the later of the Closing Date and the Effective Time MicroSim will not engage in certain actions specified in the Merger Agreement. See "THE MERGER-- Business of MicroSim Pending the Merger."

  No Solicitation. MicroSim has agreed that, prior to the later of the Closing Date and the Effective Time, neither it nor any of its affiliates will, directly or indirectly, initiate, contract with, solicit or encourage any inquiries or proposals by, or enter into any discussions or negotiations with, or disclose any information concerning its business and properties, or afford any access to its properties, books and records to, any third party concerning any merger, consolidation, share exchange or similar transaction involving MicroSim or any purchase of all or a significant portion of the assets of or equity interest in MicroSim, or any other transaction that would involve the transfer or potential transfer of control of MicroSim. If, however, the MicroSim Board receives a written proposal regarding any of the foregoing transactions, and in the opinion of the MicroSim Board (after consultation with legal counsel), the failure to consider such proposal would cause the MicroSim Board to violate its fiduciary duties under the Corporations Code, then the MicroSim Board may consider such proposal. See "THE MERGER--No Solicitation."

  Management and Operations of MicroSim After the Merger. After the Merger, MicroSim will be a wholly owned subsidiary of OrCAD. MicroSim will operate as one of OrCAD's business units and OrCAD currently intends to maintain MicroSim's corporate headquarters in Irvine, California. After the Merger, MicroSim will have access to resources generally available to OrCAD's other business units, will participate in appropriate activities with other OrCAD business units and will operate under the direction and guidance of OrCAD's senior management and the OrCAD and MicroSim Boards. See "THE MERGER-- Management and Operations of MicroSim After the Merger."

  Conditions of the Merger; Termination. The consummation of the Merger is conditioned upon the fulfillment or waiver of certain conditions set forth in the Merger Agreement. See "THE MERGER--Conditions; Waivers." The Merger Agreement may be terminated (i) by mutual consent of OrCAD and MicroSim, (ii) by either OrCAD or MicroSim if the Merger has not been consummated by January 31, 1998, and (iii) under certain other circumstances. See "THE MERGER-- Termination; Amendment."

  Certain Federal Income Tax Consequences. It is expected that the Merger will constitute a reorganization for federal income tax purposes and, accordingly, that no gain or loss will be recognized by holders of MicroSim Stock upon the conversion of MicroSim Stock into OrCAD Common Stock in the Merger. It is further expected that no gain or loss will be recognized by MicroSim or OrCAD as a result of the Merger. The Merger will, however, result in a taxable event as to holders of options to acquire MicroSim Stock. See "THE MERGER--Certain Federal Income Tax Consequences." MicroSim shareholders and holders of options to acquire shares of MicroSim Stock are urged to consult their own tax advisor as to the specific tax consequences to them of the Merger.

  Regulatory Approvals. The parties to the Merger are not required to file notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and are not aware of any other regulatory approvals required to consummate the Merger other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states.

  Accounting Treatment. It is expected that the Merger will be accounted for as a pooling of interests. See "THE MERGER--Accounting Treatment."

  Conflicts of Interest. As of the MicroSim Record Date, non-employee directors of the MicroSim Board beneficially owned an aggregate of 125,000 shares of MicroSim Stock and held options to acquire an aggregate of 60,000 shares of MicroSim Stock, exercisable at prices ranging from $3.40 to $3.60 per share. See "STOCK OWNED BY MICROSIM MANAGEMENT AND PRINCIPAL SHAREHOLDERS." Assuming an OrCAD market value of $8.38, the aggregate dollar value of OrCAD Common Stock to be received by these non-employee directors in respect of outstanding shares of MicroSim Stock would be approximately $863,672, representing approximately 4.5% of the aggregate consideration to be received by all holders of MicroSim Stock. Assuming an OrCAD market value of $8.38, the aggregate dollar value of OrCAD Common Stock to be received by these non-employee directors in respect of outstanding options to acquire shares of MicroSim Stock would be approximately $183,949, representing approximately 18.0% of the aggregate consideration to be received by all holders of options to acquire shares of MicroSim Stock.

  As of the MicroSim Record Date, the executive officers of MicroSim beneficially owned an aggregate of 2,227,725 shares of MicroSim Stock and held options to acquire an aggregate of 105,000 shares of MicroSim Stock, exercisable at prices ranging from $3.40 to $3.60 per share. See "STOCK OWNED BY MICROSIM MANAGEMENT AND PRINCIPAL SHAREHOLDERS." Assuming an OrCAD market value of $8.38, the aggregate dollar value of OrCAD Common Stock to be received by these executive officers in respect of outstanding shares of MicroSim Stock would be approximately $15,387,524, representing approximately 79.7% of the aggregate consideration to be received by all holders of MicroSim Stock. Pursuant to the Merger Agreement, all outstanding options to acquire shares of MicroSim Stock, including those held by the executive officers of MicroSim, will be converted into shares of OrCAD Common Stock. Assuming an OrCAD market value of $8.38, the aggregate dollar value of OrCAD Common Stock to be received by these executive officers in respect of outstanding options to acquire shares of MicroSim Stock would be approximately $346,591, representing approximately 33.9% of the aggregate consideration to be received by all holders of options to acquire shares of MicroSim Stock.

  At the first OrCAD Board Meeting following consummation of the Merger, Wolfram H. Blume, Chairman of the MicroSim Board, President and Chief Executive Officer of MicroSim, and the largest holder of MicroSim Stock, will become a member of the OrCAD Board. At the Effective Time, he will become the Chief Technical Officer and Senior Vice President of Research and Development of OrCAD. Mr. Blume will also enter into a two (2) year employment agreement with OrCAD. Michael U. Wimbrow, a member of the MicroSim Board, Vice President of Planning and Product Support of MicroSim and the beneficial owner of shares of MicroSim Stock and options to acquire shares of MicroSim Stock, will become Vice President of Product Strategy and Architecture of OrCAD at the Effective Time. Mr. Wimbrow will enter into a one (1) year employment agreement with OrCAD. Additionally, L.A. Delmonico Consulting, Inc. ("Consultant"), an affiliate of Louis A. Delmonico who is a member of the MicroSim Board, is a party to a Consulting Agreement dated August 5, 1996 (the "Consulting Agreement") with MicroSim. Pursuant to the terms of the Consulting Agreement, upon consummation of the Merger Consultant will be entitled to (i) terminate the Consulting Agreement upon no more than 90 days written notice, and (ii) be paid all amounts due under the Consulting Agreement through the termination date plus an additional sum of $144,000 payable in twelve equal monthly installments.

  On the Closing Date, OrCAD intends to loan approximately $100,000 to Mr. Wimbrow, approximately $100,000 to Bruce A. Warren, Vice President Finance and Administration, Chief Financial Officer and Secretary of MicroSim, and approximately $120,000 to Mr. Delmonico. The purpose of these loans is to assist the foregoing individuals with the payment of their respective income tax liability incurred as a result of the exchange of nonqualified options to acquire shares of MicroSim Stock for shares of OrCAD Common Stock. Each of these loans will (i) be full recourse, (ii) bear interest at the rate of six percent (6%) per annum, (iii) be secured by a pledge of all of the shares of OrCAD Common Stock acquired by each debtor as a result of his exchange of nonqualified options, and (iv) be due upon the earlier to occur of (a) December 31, 1998, or (b) any private sale by each debtor of any shares of OrCAD Common Stock which secure his loan.

  Redwood Partners has been retained by OrCAD to act as its financial advisor and to deliver a fairness opinion in connection with the Merger. Pursuant to an engagement letter with OrCAD, Redwood Partners will receive a fee of $200,000 for its opinion and certain services rendered in conjunction with the Merger, of which $50,000 is not contingent upon consummation of the Merger. OrCAD will also reimburse Redwood Partners for its out-of-pocket expenses, including reasonable fees and disbursements of counsel. OrCAD has also agreed to indemnify Redwood Partners and its affiliates, directors, officers, partners, agents and employees, and each person, if any, controlling Redwood Partners or any of its affiliates against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out of its engagement. John C. Savage, a Principal of Redwood Partners, serves as a member of the OrCAD Board and will continue to so serve after consummation of the Merger. As of November 3, 1997, Mr. Savage owned options to acquire 10,000 shares of OrCAD Common Stock and Principals of Redwood Partners, including Mr. Savage, owned an aggregate of 31,724 shares of OrCAD Common Stock. A predecessor of Redwood Partners was the largest stockholder of OrCAD until September 1996.

  Dissenters' Rights. Holders of MicroSim Stock have the right to dissent from the proposed Merger and, subject to certain conditions, to receive payment of the "fair value" of their shares of MicroSim Stock, as provided in Sections 1300 through 1312 of the Corporations Code. See "THE MERGER--Rights of Dissenting MicroSim Shareholders." Under the Delaware General Corporation Law (the "General Corporation Law"), OrCAD's stockholders are not entitled to dissenters' rights or appraisal rights with respect to the Merger.

                                  RISK FACTORS

  The stockholders of OrCAD and the shareholders of MicroSim should consider carefully the information set forth herein under the heading "Risk Factors" which discusses, among other things, the risks associated with: the integration of the businesses of OrCAD and MicroSim following the Merger; expenses related to the Merger; the effect of future sales of the shares issued in the Merger on the market for OrCAD Common Stock; termination of relationships with OrCAD by OrCAD's customers or distributors as a result of the Merger; changes in the marketing of MicroSim's products; fluctuation of operating results of OrCAD; competition and changes in technology; dependence on key personnel; certain failures to comply with securities laws in conjunction with previous issuances of MicroSim Stock; protection of intellectual property; and certain anti-takeover protective measures adopted by OrCAD.

                  SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                       COMBINED CONDENSED FINANCIAL DATA

  The following selected historical financial data of OrCAD and MicroSim has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such financial statements and the notes thereto, which are included elsewhere in this Joint Proxy Statement/Prospectus. The selected historical financial data of OrCAD includes the financial results and accounts of Massteck, Ltd., Intelligent Systems Japan, K.K., Team Corporation and Q Point Technology from June 1, 1995, December 2, 1995, April 1, 1997 and June 10, 1997, respectively (the dates of each respective acquisition or purchase). The selected unaudited pro forma combined condensed financial data, which gives effect to the Merger on a pooling of interests basis as if it had been consummated at the beginning of the periods presented, is derived from the unaudited pro forma combined condensed financial statements included elsewhere in this Joint Proxy Statement/Prospectus and should be read in conjunction with such statements and the notes thereto, and in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of each of OrCAD and MicroSim.

  The unaudited pro forma combined financial data is not necessarily indicative of the actual results or financial position that would have been achieved had the Merger been consummated at the beginning of the years presented, and should not be construed as representative of future operations. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."

                        ORCAD HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       AT OR FOR
                                                                   NINE MONTHS ENDED
                           AT OR FOR YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                         ----------------------------------------  ------------------
                          1996    1995    1994    1993     1992      1997      1996
                         ------- ------- ------  -------  -------  --------  --------
                                                                      (UNAUDITED)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA:
 Total revenue.......... $20,907 $13,659 $9,812  $ 8,536  $ 8,902  $ 18,745  $ 15,557
 Income (loss) from
  operations............   3,981     214   (127)  (2,063)  (2,336)      (14)    2,920
 Net income (loss)...... $ 4,202 $   315 $   29  $(1,941) $(2,091) $    713  $  3,008
 Net income (loss) per
  share................. $  0.63 $  0.07 $ 0.01  $ (0.99) $ (1.05) $   0.10  $   0.47
 Shares used in
  computing net income
  (loss) per share......   6,618   4,775  4,211    1,960    1,986     6,995     6,407
CONSOLIDATED BALANCE
 SHEET DATA:
 Cash, cash equivalents,
  and short-term
  investments........... $29,272 $ 2,080 $  582  $   298  $   242  $ 26,467
 Working capital
  (deficit).............  29,645   1,611    152       (8)     676    27,439
 Total assets...........  38,250  10,665  4,412    3,199    4,313    39,556
 Other long-term
  obligations...........     --      --     479      137      --        --
 Total stockholders'
  equity................  33,934   6,114    784      728    2,690    34,742

                       MICROSIM HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     AT OR FOR
                                                                 NINE MONTHS ENDED
                            AT OR FOR YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                         --------------------------------------- -----------------
                          1996    1995    1994    1993    1992     1997     1996
                         ------- ------- ------- ------- ------- -------- --------
                                                                    (UNAUDITED)
CONSOLIDATED STATEMENT
 OF INCOME DATA:
 Total revenue.......... $16,127 $14,658 $12,109 $10,493 $10,869 $ 12,286 $ 11,799
 Income from
  operations............   1,388   1,762   1,293     658   2,023    1,067    1,187
 Net income............. $ 1,071 $ 1,323 $ 1,063 $   617 $ 1,371 $    826 $    919
 Net income per share... $  0.38 $  0.46 $  0.37 $  0.21 $  0.46 $   0.29 $   0.32
 Shares used in
  computing net income
  per share.............   2,840   2,877   2,879   2,957   2,965    2,831    2,836
CONSOLIDATED BALANCE
 SHEET DATA:
 Cash, cash equivalents
  and short-term
  investments........... $ 7,769 $ 6,862 $ 3,880 $ 2,405 $ 2,259 $  6,950
 Working capital........   7,209   6,162   4,055   3,271   2,987    7,118
 Total assets...........  11,642  10,578   8,466   6,606   5,227   12,502
 Other long-term
  obligations...........     205     325     559     757     143      205
 Total shareholders'
  equity................   7,749   6,656   5,449   4,597   4,140    8,452

   UNAUDITED ORCAD AND MICROSIM PRO FORMA COMBINED CONDENSED FINANCIAL DATA:
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  AT OR FOR
                                          AT OR FOR YEAR      NINE MONTHS ENDED
                                        ENDED DECEMBER 31,      SEPTEMBER 30,
                                      ----------------------- ------------------
                                       1996    1995    1994     1997      1996
                                      ------- ------- ------- --------- --------
CONSOLIDATED STATEMENT OF OPERATIONS
 DATA:
 Total revenue......................  $37,034 $28,317 $21,921 $  31,031 $ 27,356
 Income from operations.............    5,369   1,976   1,166     1,053    4,107
 Net income ........................  $ 5,266 $ 1,633 $ 1,092 $   1,537 $  3,922
 Net income per share...............  $  0.58 $  0.23 $  0.16 $    0.16 $   0.44
 Shares used in computing net income
  per share.........................    9,046   7,203   6,639     9,423    8,835
CONSOLIDATED BALANCE SHEET DATA:
 Cash, cash equivalents and short-
  term investments..................  $37,041 $ 8,942 $ 4,462 $  33,417
 Working capital....................   36,836   7,770   4,207    32,203
 Total assets.......................   49,712  20,796  12,878    52,058
 Other long-term obligations........      205     145   1,038       205
 Total stockholders' equity.........   41,665  12,778   6,233    40,840

--------

                           COMPARATIVE PER SHARE DATA

  The following table presents comparative per share data for OrCAD and MicroSim on an historical basis and combined per share data on an unaudited pro forma basis. The combined data gives effect to the Merger on a pooling of interests basis assuming 2,428,057 shares of OrCAD Common Stock (subject to adjustment for fractional shares and for variations in the OrCAD Fair Market Value) are issued in exchange for all outstanding shares of MicroSim Stock and all outstanding options to acquire shares of MicroSim Stock in the Merger. See "THE MERGER--Terms of the Merger--Conversion of MicroSim Stock and Options to Acquire Shares of MicroSim Stock in the Merger." This data should be read in conjunction with the selected historical financial information, the pro forma combined condensed financial statements and the separate historical financial statements of OrCAD and MicroSim and the notes thereto included elsewhere in this Joint Proxy Statement/Prospectus. The unaudited pro forma combined financial data is not necessarily indicative of the actual results or financial position that would have been achieved had the Merger been consummated at the beginning of the years presented, and should not be construed as representative of future operations.

                                                                   AT OR FOR
                                                                  NINE MONTHS
                                                AT OR FOR            ENDED
                                         YEAR ENDED DECEMBER 31, SEPTEMBER 30,
                                         ----------------------- -------------
                                          1996    1995    1994    1997   1996
                                         ------- ------- ------- ------ ------
                                                                  (UNAUDITED)
HISTORICAL--ORCAD:
  Net income per share.................. $  0.63 $  0.07 $  0.01 $ 0.10 $ 0.47
  Book value per share(1)...............    4.77    1.23    0.24   4.94
HISTORICAL--MICROSIM:
  Net income per share.................. $  0.38 $  0.46 $  0.37 $ 0.29 $ 0.32
  Book value per share(1)...............    2.72    2.36    1.88   3.01
PRO FORMA--COMBINED NET INCOME
 (UNAUDITED)
  Net income per OrCAD share............ $  0.58 $  0.23 $  0.16 $ 0.16 $ 0.44
  Net income per MicroSim share(4)......    0.48    0.19    0.13   0.13   0.36
PRO FORMA--COMBINED BOOK VALUE
 (UNAUDITED)
  Book value per OrCAD share(2)(3)...... $  4.36 $  1.72 $  1.09 $ 4.32
  Book value per MicroSim share(4)......    3.60    1.42    0.90   3.56

--------
(1) The historical book value per share is computed by dividing total stockholders' equity by the total number of common shares and share equivalents outstanding at the end of the period.

(2) OrCAD and MicroSim estimate that they will incur direct and indirect costs of approximately $3.7 million in connection with the Merger. This estimate includes fees and charges of financial advisors, attorneys and accountants for both parties, personnel severance costs, the cancellation and continuation of contractual obligations and other integration costs. These nonrecurring costs will be charged to operations in the fiscal quarter in which the Merger is consummated. The pro forma combined book value per share data reflect these estimated transaction costs and their tax effects as if such costs were incurred as of September 30, 1997, but the effects of these costs are not reflected in the pro forma combined net income per share data.
(3) The pro forma combined book value per share of OrCAD Common Stock is computed by dividing pro forma stockholders' equity by the pro forma number of common shares and share equivalents outstanding at the end of the period.
(4) The MicroSim equivalent pro forma amounts of net income and book value are computed by multiplying the pro forma combined amount per OrCAD share by the exchange ratio of .825 shares of OrCAD Common Stock for each share of MicroSim Stock.

                    COMPARATIVE PER SHARE MARKET INFORMATION

ORCAD

  The OrCAD Common Stock is quoted on the Nasdaq National Market. The table below sets forth for the fiscal periods indicated the high and low sales prices per share of OrCAD Common Stock on the Nasdaq National Market as reported in published financial sources.

                                                              PRICE PER SHARE
                                                                 OF  ORCAD
                                                                COMMON STOCK
                                                              -----------------
                                                                HIGH     LOW
                                                              -------- --------
Calendar 1996
  First Quarter.............................................. $  13.00 $  10.75
  Second Quarter.............................................    16.25    11.00
  Third Quarter..............................................    15.00     8.38
  Fourth Quarter.............................................    11.50     8.38
Calendar 1997
  First Quarter.............................................. $  11.00 $   6.38
  Second Quarter.............................................    11.38     6.13
  Third Quarter..............................................    14.56    10.25
  Fourth Quarter (through December 3)........................    14.75     8.00

  On October 13, 1997 the last full trading day prior to announcement of the execution of the Merger Agreement, the reported Nasdaq National Market closing price per share of OrCAD Common Stock was $8.81. On December 3, 1997 the most recent available date prior to printing this Joint Proxy Statement/Prospectus, the reported Nasdaq National Market closing price per share of OrCAD Common Stock was $8.00. On that date, there were approximately 2,300 beneficial holders of OrCAD Common Stock. OrCAD stockholders and MicroSim shareholders are urged to obtain current market quotations.

  OrCAD has never declared or paid cash dividends on shares of OrCAD Common Stock. It is not anticipated that any cash dividends will be paid on OrCAD Common Stock in the foreseeable future.

MICROSIM

  There is no public market for shares of MicroSim Stock. There were 88 holders of record of MicroSim Stock as of November 3, 1997.

  MicroSim has never declared or paid cash dividends on shares of MicroSim Stock. It is not anticipated that any cash dividends will be paid on MicroSim Stock in the foreseeable future.

                                 RISK FACTORS

  The following factors should be considered carefully by the stockholders of OrCAD, Inc. and the shareholders of MicroSim Corporation in connection with voting on the Issuance and the Merger, respectively. These factors should be considered in conjunction with the other information included elsewhere in this Joint Proxy Statement/Prospectus.

RISKS RELATING TO THE MERGER

  Integration of the Businesses. The management of OrCAD and MicroSim have entered into the Merger Agreement with the expectation that the Merger will result in beneficial synergistic effects for the combined company. See "BACKGROUND OF AND REASONS FOR THE MERGER." Achieving the anticipated benefits of the Merger will depend in part upon whether the integration of the two companies' businesses is achieved in a timely, efficient and effective manner, and there can be no assurance that this will occur. The combination of the two companies will require, among other matters, integration of the companies' respective product offerings and coordination of their research and development efforts. There can be no assurance that such integration and coordination will be accomplished smoothly or successfully. The integration of the two organizations will require the dedication of management resources which will divert those resources from attention to the day-to-day business of the combined company. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations and integrating personnel with disparate business backgrounds. The process of combining the companies may cause an interruption of, or a loss of momentum in, the activities of either or both of the companies' businesses and may adversely affect the revenue and results of operations of the combined company, at least in the near term. Furthermore, the process of combining the companies could have a material adverse effect on employee morale and on the ability of the combined company to retain the key technical and managerial personnel who are critical to the combined company's future operations. Approximately 35 positions, consisting primarily of MicroSim employees in administration, finance, management information systems, operations and sales, will be terminated as a result of the Merger. Severance costs expected to be incurred in connection with such terminations are anticipated to comprise approximately $1.5 million of the estimated $3.7 million of expenses related to the Merger. In addition, the announcement and consummation of the Merger could cause customers or potential customers to delay or cancel orders for products as a result of uncertainty over the integration and support of MicroSim's products and product lines by the combined company.

  Expenses related to the Merger. The negotiation and implementation of the Merger will result in aggregate pre-tax expense to OrCAD estimated at approximately $3.7 million. This estimate includes estimated costs of consummating the Merger, including fees and charges of financial advisors, attorneys and accountants for both parties, personnel severance costs, the cancellation and continuation of contractual obligations and other integration costs. These amounts are preliminary estimates only and are therefore subject to change. These costs will negatively affect OrCAD's results of operations in the quarter in which the Merger is consummated. In addition, there can be no assurance that the combined entity will not incur additional charges in subsequent quarters to reflect costs associated with the Merger.

  Shares Eligible for Future Sale. If the Issuance and the Merger are approved by the stockholders of OrCAD and the shareholders of MicroSim, respectively, OrCAD will issue to the shareholders and option holders of MicroSim approximately 2,428,057 shares of OrCAD Common Stock (assuming $8.38 as the OrCAD market value). Subject to the next sentence, in general, these shares will be freely tradeable immediately following the Merger. Following publication of financial results covering 30 days of post-Merger combined operations, shares issued in the Merger to persons who may be deemed affiliates of MicroSim could also be publicly sold pursuant to Rule 145 under the Securities Act, subject to certain volume and other resale limitations. Future sales of a substantial number of the foregoing shares could adversely affect or cause substantial fluctuations in the market price of OrCAD Common Stock. See "THE MERGER--Resale of OrCAD Common Stock Issued in the Merger; Affiliates."

  Customer Termination. The announcement and consummation of the Merger could cause customers and potential customers of OrCAD and MicroSim to seek an alternative vendor for electronic design automation software due to concern about the integration and continued support of overlapping product offerings of the two companies. Customer terminations or the failure to attract new customers could have a material adverse effect on the business, financial condition and results of operations of the combined company.

  Distributor Termination. OrCAD intends to transfer most of the responsibility for selling MicroSim's products to OrCAD's telesales and direct sales organizations in North America. As a result of this transition, MicroSim's North American distributors could return unsold software products, which could have a material adverse effect on the business, financial condition and results of operations of the combined company. With regard to international distribution, the two companies use the same independent distributors in certain countries and competing distributors in other countries. OrCAD may make changes to its international distribution following the consummation of the Merger. As a result of this transition, sales of MicroSim's and OrCAD's products could decrease and distributors could return unsold software products, both of which events could have a material adverse effect on the business, financial condition and results of operations of the combined company.

  Marketing Risks. OrCAD intends to transfer all responsibility for marketing MicroSim's products to OrCAD's marketing department. This will result in different product positioning and different marketing campaigns which may cause some current and potential customers to choose another provider of products which are similar to MicroSim's. In addition, OrCAD may change the publications in which MicroSim products are advertised, as well as the manner in which MicroSim's products are advertised and promoted. These changes could have a material adverse effect on the business, financial condition and results of operations of the combined company.

  Changes in Customer Support Model. OrCAD may choose to change the model by which MicroSim products have been supported under previous product support agreements. These product support agreements provided lifetime telephone technical support at no additional cost to the customer. If OrCAD makes any changes to this model, customers and potential customers may delay or make different purchasing decisions which could have a material adverse effect on the business, financial condition and results of operations of the combined company.

  Product Overlap or Discontinuance Revenue Risks. MicroSim offers certain products that overlap with OrCAD's current product offerings. The overlap may cause sales of some existing products of OrCAD or MicroSim to be discontinued, and will cause violation of exclusivity commitments made to two software vendors for whom OrCAD acts as a reseller. No assurance can be given that OrCAD will successfully negotiate a resolution of these violations, or that, if OrCAD is unsuccessful in such negotiations, resulting damages will not have a material adverse effect upon the combined company's financial condition and results of operations. MicroSim also offers products that, due to OrCAD's business model, may be discontinued. Changes to product offerings, or perceived changes, and their effects on customers could have a material adverse effect on the business, financial condition and results of operations of the combined company.

  Fluctuation of Operating Results. A variety of factors may cause period-to-period fluctuations in the operating results of the combined company following the Merger. Such factors include, but are not limited to, the integration of the businesses as noted above, competitive pricing pressures, revenue and expenses related to new products or revisions to existing products, changes in distribution channels or product mix, and timing of closing of significant sales. Singularly or in combination, these factors could adversely affect the combined company's operating results and financial condition.

  Dependence Upon Key Personnel. The success of the combined company will depend in significant part upon the continued service of its key technical, professional and senior management personnel. Currently, none of OrCAD's key technical, professional or senior management personnel are bound by employment agreements, but OrCAD will enter into an employment agreement with each of Wolfram H. Blume and Michael U. Wimbrow in connection with the Merger. The future success of the combined company will also depend upon its continuing ability to attract and retain highly qualified technical, professional and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the combined company can retain its key technical, professional and managerial employees or that it can attract, assimilate or retain other highly qualified personnel in the future. Failure to attract and retain key technical, professional and managerial personnel could have a material adverse effect on the combined company's operating results. See "BUSINESS OF OrCAD--Employees."

  Conflicts of Interest. Certain directors and executive officers of OrCAD and MicroSim have interests in connection with the Merger that are in addition to those of the stockholders of OrCAD and the shareholders of MicroSim generally. At the Effective Time, each of Wolfram H. Blume, Chairman of the MicroSim Board, President and Chief Executive Officer of MicroSim, and the largest holder of MicroSim Stock, and Michael U. Wimbrow, a member of the MicroSim Board and Vice President of Planning and Product Support of MicroSim, will become executive officers of OrCAD and will, respectively, enter into a two
(2) year employment agreement and a one (1) year employment agreement with OrCAD. At the first OrCAD Board meeting following consummation of the Merger, Mr. Blume will become a member of the OrCAD Board. In addition, an affiliate of Louis A. Delmonico, a member of the MicroSim Board, is a party to a consulting agreement with MicroSim, the terms of which permit such affiliate to terminate such agreement upon consummation of the Merger and to be paid all amounts due thereunder through such termination, plus an additional sum of $144,000 payable in twelve equal monthly installments. John C. Savage, a member of the OrCAD Board, is a Principal of OrCAD's financial advisor, Redwood Partners. Pursuant to its engagement letter with OrCAD, Redwood Partners will receive a fee of $200,000 for its delivery of a fairness opinion and certain other services rendered in conjunction with the Merger, of which $50,000 is not contingent upon consummation of the Merger. See "CONFLICTS OF INTEREST" and "BACKGROUND OF AND REASONS FOR THE MERGER--Opinion of OrCAD Financial Advisor."

  Certain Failures to Comply with Securities Laws in Conjunction with Previous Issuances by MicroSim. MicroSim has offered and sold shares of its common stock, options or other securities to its employees pursuant to its Employee Stock Purchase Program, Employee Profit Sharing Program and Stock Option Plan and has issued a total of 813,000 shares of its common stock to employees, other than directors or officers of MicroSim, pursuant to such programs and plan. The offers and sales pursuant to such programs and plan were not registered or qualified under federal or state securities laws and an exemption from registration or qualification may not have been available with respect to some issuances of such stock. If an exemption was not available and the offers and sales were made in violation of federal securities laws, the Commission may enter an order requiring MicroSim to cease and desist from committing a future violation of the Securities Act or any rules and regulations promulgated thereunder and requiring MicroSim to comply, or take steps to effect compliance, with the Securities Act and any rules and regulations promulgated thereunder upon such terms and conditions and within such time as the Commission may specify. Such order of the Commission may also require future compliance or steps to effect future compliance, either permanently or for such period of time as the Commission may specify, with respect to the Securities Act or any rule or regulation promulgated thereunder with respect to any security, any issuer or any other person. In addition, if an exemption from registration or qualification was not available and offers and sales were made in violation of federal securities laws, the persons purchasing the securities from MicroSim may sue to recover the consideration paid for such securities and the interest thereon, less the amount of any income received thereon, upon any tender of such securities, or for damages if such persons no longer own the securities. Similar remedies exist under state law as well.

  Dilution of OrCAD Stockholders. Upon consummation of the Merger, approximately 9,180,800 shares of OrCAD Common Stock will be outstanding. The holders of OrCAD Common Stock prior to the Merger will collectively own approximately 6,752,743 shares of OrCAD Common Stock after consummation of the Merger, which will constitute 73.6% of the OrCAD Common Stock then outstanding. Prior to the Merger, shares of OrCAD Common Stock had a book value per share (including common stock equivalents) of $4.77 and $4.94 at December 31, 1996 and September 30, 1997, respectively; after giving effect to the Merger on a pro forma basis, shares of OrCAD Common Stock will have a book value per share (including common stock equivalents) of $4.36 and $4.32 at December 31, 1996 and September 30, 1997, respectively. As a result of the Merger, holders of OrCAD Common Stock will experience an immediate, substantial dilution in their aggregate percentage ownership of OrCAD, as well as in the book value of their investment. See "COMPARATIVE PER SHARE DATA."

  Changes in Shareholder Rights of MicroSim Shareholders. Upon consummation of the Merger, the shareholders of MicroSim, a California corporation, will become stockholders of OrCAD, a Delaware corporation. There are material differences between the rights of shareholders of California corporations and the rights of stockholders of Delaware corporations. These differences include, without limitation, the inability of Delaware corporation stockholders to cumulate votes for directors; differing dissenters' rights; the availability under Delaware law of greater anti-takeover protections for the corporation; differing actions required to change the size of the corporation's board of directors; the ability under Delaware law for a corporation to establish a classified board of directors with staggered terms; the inability of Delaware corporation stockholders to call a special meeting; differing indemnification protections and limitations on liability of the corporation's officers, directors, employees and other agents; limitations on the rights of Delaware corporation stockholders to inspect stockholders' lists; differing standards governing the declaration and payment of dividends and the repurchase of shares; and differing shareholder voting rights. See "COMPARATIVE RIGHTS OF MICROSIM SHAREHOLDERS AND OrCAD STOCKHOLDERS."

  Escrowed Shares. The Merger Agreement provides for an escrow of ten percent (10%) of the shares of OrCAD Common Stock that would otherwise be issued to holders of MicroSim Stock and options to acquire shares of MicroSim Stock. These shares will be held by the Escrow Agent for a period that, absent unresolved claims, will end on the first anniversary of the Closing Date. The Escrow Shares will be subject to claims by OrCAD to satisfy MicroSim's obligation under the Merger Agreement to reimburse OrCAD for any and all claims, damages, losses, liabilities, judgments, settlements, costs and expenses incurred by OrCAD by reason of, arising out of, or in connection with any breach or inaccuracy of any representation or warranty of MicroSim contained in the Merger Agreement or the failure of MicroSim to perform any agreement or covenant required to be performed by MicroSim under the Merger Agreement. For this purpose, the Escrow Shares will be valued at the OrCAD Fair Market Value as defined in the Merger Agreement. There can be no assurance to MicroSim shareholders that there will be no such claims, or that if there are such claims the MicroSim shareholders will receive all or any portion of the Escrow Shares; consequently, the consideration to be received by the MicroSim shareholders may be less than the full exchange ratio would suggest. In addition, there can be no assurances that there will not be a decline in the trading price of OrCAD Common Stock between the Closing Date and the date on which the Escrow Shares are released from escrow and the MicroSim shareholders are able to sell the same. See "RISK FACTORS--Volatility of Stock Price." There can be no assurance to OrCAD stockholders that the value represented by the Escrow Shares will be sufficient to cover any shortfall in value represented by breaches of representations or warranties that may occur, and there is little likelihood of other recourse for recovery of such value after consummation of the Merger. Consequently, to the extent such claims exist and exceed the value of the Escrow Shares, the value anticipated to be received by OrCAD in the Merger may not be realized.

  Potential Changes in the Merger Consideration to be Paid to MicroSim Shareholders. OrCAD's Common Stock has experienced significant fluctuations in value over its trading history, including significant fluctuations in value over the last six months. The Merger consideration to be received in this transaction as stated in this Joint Proxy Statement/Prospectus is based on trading prices as of the time of the printing of this document, and is subject to fluctuation with the market value of OrCAD Common Stock. There can be no assurances as to the market value of OrCAD Common Stock to be received by the MicroSim shareholders at Closing, and there can be no assurances that the OrCAD Common Stock to be received at Closing will not thereafter decline in price. The volatility of the trading price for OrCAD Common Stock means MicroSim shareholders cannot be assured that at Closing or thereafter, the OrCAD Common Stock given in exchange for the MicroSim Stock and the options to acquire shares of MicroSim Stock will have a market value that fairly reflects the value of MicroSim. It also means OrCAD stockholders cannot be assured that at Closing or thereafter, OrCAD will not have paid a premium for MicroSim. See "RISK FACTORS--Volatility of Stock Price."

  Adverse Effects Since the Announcement of the Merger. Since the announcement of the Merger, OrCAD has experienced a decline in orders for, and consequently revenue from, the analog and mixed-signal simulation products of Deutsch Technology Research and Intusoft that OrCAD has marketed since March 1997 and December 1995, respectively. These products, combined, represented approximately $200,000 in revenue in each of the three-month periods ended June 30, 1997 and September 30, 1997. OrCAD intends to replace these products with MicroSim's analog and mixed-signal simulation products after consummation of the Merger. There can be no assurance, however, that sales of and revenue from MicroSim's products will compensate for the loss of sales of and revenue from the Deutsch Technology Research and Intusoft products.

  Conditions Required to Consummate the Merger. The Merger Agreement contains a number of conditions which, if not satisfied, would result in the Merger not being consummated, including without limitation, that holders of not more than six percent (6%) of the total number of shares of MicroSim Stock shall have exercised dissenters' rights, and that OrCAD shall have received an opinion of KPMG Peat Marwick LLP and MicroSim shall have received an opinion of Ernst & Young LLP that the Merger will qualify to be accounted for as a "pooling of interests". See "THE MERGER--Conditions; Waivers" for a detailed recitation of these conditions. Consequently, there is a risk that the Merger will not occur even if approved by OrCAD's stockholders and MicroSim's shareholders. There can be no guarantee that all of the closing conditions will be satisfied, that any unsatisfied conditions will be waived, or that the Merger will in fact close. If the Merger is not consummated, substantial expenses associated with the Merger will nonetheless have been incurred, and will have a material adverse affect on each of OrCAD's and MicroSim's independent financial status and results of operations, with no corresponding benefit from the Merger.

RISKS RELATING TO BOTH ORCAD AND MICROSIM

  Competition and Changes in Technology. The EDA industry is characterized by rapidly evolving technology and strong competition. OrCAD currently competes in the desktop EDA market most directly with Viewlogic Systems, Inc., which offers Windows and UNIX-based products. MicroSim competes with small, privately held companies, including Intusoft and Deutsch Technology Research. Each of OrCAD and MicroSim also faces competition from larger vendors of traditional UNIX-based EDA products. Some of these companies, such as Cadence Design Systems, Inc., Synopsis, Inc., Viewlogic Systems, Inc., Mentor Graphics Corp. and others, have either announced or shipped Windows-based products. OrCAD also competes with smaller, privately held companies. A number of OrCAD's and MicroSim's competitors have significantly greater financial, technical and marketing resources than OrCAD or MicroSim, and strong name recognition. There can be no assurance that these competitors will not use their superior resources and visibility, and installed customer bases, to successfully develop better products and/or market their products more effectively than those of OrCAD or MicroSim. In particular, as a result of the wide acceptance of UNIX-based EDA tools, vendors of such tools have established long-term relationships with many of OrCAD's and MicroSim's current and potential customers, and may have the ability to offer these customers a broad suite of Windows- and UNIX-based products to satisfy the entire range of their design needs. Finally, in addition to competition from EDA software vendors, OrCAD and MicroSim face competition from the internal design groups of many of their customers, who design and develop customized electronic design automation tools for their own particular needs and therefore may be reluctant to purchase products offered by OrCAD, MicroSim or other independent EDA vendors. There can be no assurance that OrCAD or MicroSim will be able to convert such internal design groups into users of their products. More generally, there can be no assurance that OrCAD or MicroSim will be able to compete successfully against current and future competitors, both direct and indirect, or that competitive pressures faced by OrCAD or MicroSim will not materially adversely affect their business, financial condition and results of operations. See "BUSINESS OF OrCAD-- Competition," and "BUSINESS OF MICROSIM--Competition."

  Protection of Intellectual Property. Each of OrCAD's and MicroSim's success is heavily dependent upon its proprietary software technology. OrCAD and MicroSim currently rely upon a combination of trade secret, copyright and trademark laws, and contractual provisions to protect their proprietary rights in their software products. OrCAD ships its software with a security device to all customers outside the U.S. and Canada.

MicroSim ships its software with a security device to all customers. Both OrCAD and MicroSim generally enter into proprietary information and confidentiality agreements with their employees and distributors, and limit access to and distribution of their software, documentation and other proprietary information. OrCAD does not license or release the source code for its proprietary software to its customers, except in connection with OEM development agreements. MicroSim does not license or release the source code for its proprietary software to its customers. Despite these precautions, there can be no assurance that a third party will not copy or otherwise obtain and use OrCAD's or MicroSim's products or technology without authorization, or develop similar or superior technology independently. In particular, both OrCAD and MicroSim distribute their products pursuant to "shrink-wrap" licenses. There can be no assurance that such licenses are enforceable.

  In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries. Although each of OrCAD and MicroSim believes that its products do not infringe on the proprietary rights of third parties, and although neither OrCAD nor MicroSim has received any communications from third parties alleging the infringement of the proprietary rights of such parties, there can be no assurance that infringement claims will not be asserted against OrCAD or MicroSim in the future and that any such claims will not require OrCAD or MicroSim to enter into costly litigation. Irrespective of the validity or the successful assertion of such claims, any such litigation could result in significant diversions of effort by OrCAD's or MicroSim's respective technical and management personnel, as well as OrCAD's or MicroSim's incurrence of significant costs with respect to the defense thereof, and could have a material adverse effect on their business, financial condition and results of operations. In addition, if any claims or actions are asserted against OrCAD or MicroSim, it may choose to or be required to obtain a license under a third party's intellectual property rights. There can be no assurance that under such circumstances a license would be available upon reasonable terms or at all. See "BUSINESS OF OrCAD--Proprietary Rights," "BUSINESS OF MICROSIM--Proprietary Rights."

  Anti-Takeover Provisions. OrCAD's Restated Certificate of Incorporation and Restated Bylaws contain provisions which (i) if the number of members of the OrCAD Board is fixed at six or more, classify the OrCAD Board into three classes, each of which, after a transitional period, will serve for three years with one class being elected each year, (ii) provide that members of the OrCAD Board may be removed by stockholders only for cause and only upon the vote of 67% of the votes entitled to be cast for election of directors, (iii) permit the OrCAD Board to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the number of shares, and the voting powers and all other rights and preferences of any such series, without any further vote or action by OrCAD's stockholders, and (iv) provide that special meetings of OrCAD's stockholders may only be called by the OrCAD Board. The General Corporation Law contains provisions which generally prohibit a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date such person became an "interested stockholder." The foregoing provisions of OrCAD's Restated Certificate of Incorporation, Restated Bylaws, and the General Corporation Law may have the effect of making it more difficult for a third party to acquire control of OrCAD through either a tender offer or a proxy contest for the election of directors. This could limit the price that certain investors might be willing to pay in the future for shares of OrCAD Common Stock and could make the removal of incumbent directors more difficult. See "DESCRIPTION OF OrCAD CAPITAL STOCK."

  Volatility of Stock Price. The prices for OrCAD Common Stock have fluctuated widely in the past. The management of OrCAD believes that such fluctuations may have been caused by quarterly variations in operating results, announcements of technological innovations, the introduction of new products or pricing changes by OrCAD or its competitors, changes in earnings estimates by analysts and other events or factors, including changes in the EDA industry in general. In addition, the stock market has from time to time experienced extreme price and volume fluctuations that have particularly affected the market prices of securities of high technology companies, which fluctuations have often been unrelated to the operating performance of particular companies. OrCAD anticipates that prices for OrCAD Common Stock may continue to be volatile following the Merger. The trading price of OrCAD Common Stock at the Effective Time may vary from the prices as of the date hereof, or the date on which the stockholders of OrCAD vote on the Issuance and the shareholders of MicroSim vote on the Merger, as a result of changes in the business, operating results, financial condition and prospects of OrCAD, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions and other factors.

                     SPECIAL MEETING OF ORCAD STOCKHOLDERS

GENERAL

  This Joint Proxy Statement/Prospectus is being furnished to the stockholders of OrCAD, as part of the solicitation of proxies by the OrCAD Board from holders of the outstanding shares of OrCAD Common Stock, for use at the OrCAD Special Meeting to be held on Tuesday, December 30, 1997, at the Crowne Plaza, 14811 Kruse Oaks Blvd., Lake Oswego, Oregon 97035, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof. This Joint Proxy Statement/Prospectus, together with the enclosed proxy card, is first being mailed to stockholders of OrCAD and shareholders of MicroSim on or about December , 1997.

MATTERS TO BE CONSIDERED AT THE MEETING

  At the OrCAD Special Meeting, stockholders of record of OrCAD as of the close of business on November 3, 1997, will consider and vote upon (i) the issuance of up to 2,428,057 shares of OrCAD Common Stock, with an aggregate value of approximately $20,347,118 (assuming a fair market value of $8.38 per share of OrCAD Common Stock), and (ii) such other business as may properly be brought before the OrCAD Special Meeting.

  Holders of OrCAD Common Stock will not be entitled to dissenters' rights as a result of the Issuance. See "THE MERGER--Terms of the Merger."

  THE ORCAD BOARD HAS UNANIMOUSLY APPROVED THE ISSUANCE AND THE MERGER AGREEMENT AND RECOMMENDS THAT ORCAD STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE. SEE "BACKGROUND OF AND REASONS FOR THE MERGER."

  As of the date of this Joint Proxy Statement/Prospectus, the OrCAD Board does not know of any other matters to be presented for action by the stockholders at the OrCAD Special Meeting. OrCAD's Restated Bylaws require that notice of stockholder proposals and nominations for director be delivered to the Secretary of OrCAD not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, stockholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. If any other matters are properly brought before the OrCAD Special Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the OrCAD Board.

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED

  The OrCAD Board of Directors has fixed the close of business on November 3, 1997 (the "OrCAD Record Date") as the record date for the determination of the holders of OrCAD Common Stock entitled to notice of and to vote at the OrCAD Special Meeting. Accordingly, only holders of record of OrCAD Common Stock at the close of business on the OrCAD Record Date will be entitled to vote at the OrCAD Special Meeting, with each such share entitling its owner to one vote on all matters properly presented at the OrCAD Special Meeting. On the OrCAD Record Date, there were approximately 2,340 beneficial holders of the 6,771,147 shares of OrCAD Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of OrCAD Common Stock entitled to vote at the OrCAD Special Meeting is necessary to constitute a quorum for the transaction of business at the OrCAD Special Meeting. Under Section 6(i) of Part III of Schedule D to the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD"), the affirmative vote of a majority of the total votes cast on the proposal is required for approval of the Issuance.

  Abstention from voting and broker nonvotes will have the practical effect of voting against the Issuance since they represent one less vote for such approval.

PROXIES; PROXY SOLICITATION

  Shares of OrCAD Common Stock represented by properly executed proxies received at or prior to the OrCAD Special Meeting that have not been revoked will be voted at the OrCAD Special Meeting in accordance with the instructions contained therein. Shares of OrCAD Common Stock represented by properly executed proxies for which no instruction is given will be voted "FOR" approval of the Issuance. OrCAD stockholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A stockholder may revoke a proxy at any time prior to its exercise by filing written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, OrCAD, Inc., 9300 S.W. Nimbus Avenue, Beaverton, Oregon 97008 or by attending the OrCAD Special Meeting and voting in person. Mere attendance at the OrCAD Special Meeting will not in and of itself revoke a proxy.

  If the OrCAD Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the OrCAD Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the OrCAD Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

  Proxy Solicitation. OrCAD will bear the cost of soliciting proxies from its stockholders. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of OrCAD, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. OrCAD will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. OrCAD will reimburse such persons for their reasonable expenses incurred in that connection.

                   SPECIAL MEETING OF MICROSIM SHAREHOLDERS

GENERAL

  This Joint Proxy Statement/Prospectus is being furnished to holders of MicroSim Common Stock, in connection with the solicitation of proxies by the MicroSim Board of Directors for use at the Special Meeting of MicroSim shareholders to be held on Monday, December 22, 1997, at MicroSim's offices at 16275 Laguna Canyon Road, Irvine, California, 92618, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof. This Joint Proxy Statement/Prospectus and the accompanying form of proxy is first being mailed
to shareholders of MicroSim on or about December   , 1997.

MATTERS TO BE CONSIDERED AT THE MEETING

  At the MicroSim Special Meeting, shareholders of record of MicroSim as of the close of business on November 3, 1997 will consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger. The Merger Agreement provides that, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into MicroSim, MicroSim will become a wholly owned subsidiary of OrCAD, and all shares of MicroSim Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights of appraisal have been duly sought, perfected and are not subsequently withdrawn), and all options to acquire shares of MicroSim Stock outstanding immediately prior to the Effective Time, will be exchanged for OrCAD Common Stock. The 2,697,795 issued and outstanding fully vested shares of MicroSim Stock (including vested shares held under stock purchase agreements) will each be exchanged for .825 shares of OrCAD Common Stock, for an aggregate total of 2,225,680 shares of OrCAD Common stock (subject to adjustment for fractional shares). The 106,820 shares of unvested MicroSim Stock held under stock purchase agreements will each be valued at .91 shares of fully vested MicroSim Stock, and then the discounted shares exchanged for
 .825 shares of OrCAD Common Stock, for an aggregate total of 80,195 shares of OrCAD Common Stock (subject to adjustment for fractional shares). The options to acquire 95,640 shares of MicroSim Stock underlying fully vested stock options will be valued by subtracting the exercise price of each option from the "MicroSim Fair Market Value." That value will be determined as .825 times the "OrCAD Fair Market Value." The resulting dollar value shall be divided by the OrCAD Fair Market Value, and the underlying fully vested stock option shall then be exchanged for that number of shares of OrCAD Common Stock (subject to adjustment for fractional shares). The options to acquire 228,760 shares of MicroSim Stock underlying unvested stock options will be valued as the fully vested options are valued, except the total value shall be multiplied by .90, to reflect the discounted value of unvested options (subject to adjustment for fractional shares). The foregoing numbers for shares and options may fluctuate based upon option exercises and other events prior to the Effective Time. See "THE MERGER--Terms of the Merger." No fractional shares of OrCAD Common Stock will be issued in the Merger. The fair market value of any fractional share resulting from the Merger will be paid in cash. See "THE MERGER--Terms of the Merger--Fractional Shares."

  Holders of MicroSim Stock will be entitled to dissenters' rights as a result of the Merger. See "THE MERGER--Rights of Dissenting MicroSim Shareholders."

  THE MICROSIM BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT MICROSIM SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. SEE "BACKGROUND OF AND REASONS FOR THE MERGER" AND "CONFLICTS OF INTEREST."

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED

  The close of business on November 3, 1997 (the "MicroSim Record Date") has been fixed as the record date for determining the holders of MicroSim Stock, who are entitled to notice of and to vote at the MicroSim Special Meeting. As of the MicroSim Record Date, there were 2,804,615 shares of MicroSim Stock outstanding and entitled to vote. The presence, in person or by proxy, of the holders of shares representing a majority of the voting power of the MicroSim Stock entitled to vote, is necessary to constitute a quorum for the transaction of business at the MicroSim Special Meeting. The affirmative vote of holders of shares representing a majority of the number of shares of MicroSim Stock outstanding is necessary to approve and adopt the Merger Agreement and the Merger.

  Abstentions from voting will have the practical effect of voting against the approval and adoption of the Merger Agreement and the Merger since they represent one less vote for adoption of such proposals. It is a condition of the Merger that holders of not more than six percent (6%) of the total number of shares of MicroSim Stock outstanding exercise dissenter's rights. See "THE MERGER--Conditions; Waivers."

  The principal shareholder of MicroSim, owning an aggregate of 2,165,725 shares of MicroSim Stock and representing approximately 77% of the outstanding shares of MicroSim Stock as of October 16, 1997, has given an irrevocable proxy to OrCAD to vote all of his shares of MicroSim Stock for approval of the Merger Agreement and the Merger. Accordingly, approval of the Merger Agreement and the Merger at the MicroSim Special Meeting is assured.

PROXIES; PROXY SOLICITATION

  Shares of MicroSim Stock represented by properly executed proxies received at or prior to the MicroSim Special Meeting that have not been revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Shares of MicroSim Stock represented by properly executed proxies for which no instruction is given will be voted "FOR" approval and adoption of the Merger Agreement and the Merger. MicroSim shareholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy by submitting at any time prior to the vote on the Merger Agreement and the Merger a written notice of revocation to the Secretary of MicroSim or by attending the MicroSim Special Meeting and voting in person. Mere attendance at the MicroSim Special Meeting will not in and of itself revoke a proxy.

  If the MicroSim Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the MicroSim Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the MicroSim Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

  MicroSim will bear the cost of soliciting proxies from its shareholders. In addition to solicitation by mail, directors, officers and employees of MicroSim may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of MicroSim will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

                   BACKGROUND OF AND REASONS FOR THE MERGER

BACKGROUND

  The acquisition of complementary businesses has been an important component of OrCAD's business strategy. OrCAD continually evaluates potential acquisition or merger opportunities and possible alliances, technology purchases and strategic transactions with other companies in the EDA industry. Combinations offering access to new markets or complementary product lines are of strategic importance to OrCAD.

  In June 1995, OrCAD issued 510,031 shares of OrCAD Common Stock and reserved 50,717 shares of OrCAD Common Stock for issuance upon exercise of assumed vested stock options in exchange for all of the issued and outstanding capital stock and vested stock options of Massteck, Ltd., a developer of Windows-based PCB layout technology. This acquisition was accounted for as a purchase and the total purchase price was $2.0 million. This acquisition enabled OrCAD to introduce the OrCAD Layout for Windows product family in June 1995, simultaneously with the release of OrCAD Capture for Windows. In December 1995, OrCAD issued 426,468 shares of OrCAD Common Stock in exchange for all of the issued and outstanding capital stock of Intelligent Systems Japan, OrCAD's distributor in Japan since 1991, and as a result operates OrCAD Japan, K.K. as a wholly owned subsidiary. This acquisition was accounted for as a purchase and the total purchase price was $3.0 million.

  In April 1997, OrCAD purchased certain technology and hired certain sales and development personnel from TEAM Corporation for approximately $1.9 million. In addition, there are certain contingent amounts payable over the next three years based on the achievement of specific revenue milestones. In June 1997, OrCAD purchased certain technology and hired certain development personnel from Q Point Technology for approximately $720,000.

  OrCAD has had business relationships with MicroSim since 1986. From 1992 through early 1994, pursuant to the terms of a reseller agreement OrCAD marketed and sold PC-based analog and mixed-signal simulation products developed by MicroSim. These products were complementary to OrCAD's digital design products.

  In 1994, members of the OrCAD Board and the MicroSim Board held preliminary discussions concerning a possible merger of the companies. These discussions were terminated before a definitive agreement was reached. Shortly thereafter, the reseller arrangement was discontinued by mutual agreement.

  Since March 1997, OrCAD has offered alternative analog and mixed-signal simulation software products under the terms of a reseller agreement with Deutsch Technology Research ("DTR"). OrCAD has marketed and sold various versions of DTR's "DR. SPICE" and "Dr. SPICE 2000 A/D" software products since that time. However, market acceptance of these product offerings has been modest. Since December 1995, OrCAD Japan has offered alternative analog and mixed-signal simulation software products under the terms of a reseller agreement with Intusoft.

  In June 1997, while attending The Design Automation Conference in Anaheim, California, Mr. Michael F. Bosworth, Chairman of the Board, President and Chief Executive Officer of OrCAD, met with Mr. Wolfram H. Blume, Chairman of the Board, President and Chief Executive Officer of MicroSim. Preliminary discussions were held regarding the possibility of a merger of the two companies.

  On June 10, 1997, OrCAD and MicroSim executed and delivered a Mutual Confidentiality Agreement and OrCAD retained Redwood Partners to act as its financial advisor for the transaction. Shortly thereafter, Mr. Bosworth engaged in discussions with certain key MicroSim management personnel to learn more about MicroSim's business and the changes that had occurred in various aspects of its business during the three years since OrCAD's initial discussions with MicroSim. Mr. Blume and his staff provided Mr. Bosworth with certain operational and financial information to further explore a potential combination.

  On July 28, 1997, in a meeting held in Mr. John C. Savage's offices, the principals of both companies reached a conceptual working framework outlining the basic terms and conditions under which a prospective merger of the companies could be pursued. On July 30, 1997, as a part of a regularly scheduled meeting of the MicroSim Board, Mr. Blume presented alternative strategies, the risks and benefits of continued operations as an independent company, and the strategic alternatives of a business combination, including a combination with

OrCAD. The MicroSim Board authorized Mr. Blume to continue due diligence and negotiations regarding a merger with OrCAD. On August 5, 1997, as a part of a regularly scheduled meeting of the OrCAD Board, Mr. Bosworth made a presentation to the OrCAD Board concerning the strategic and market potential of a combination with MicroSim. Based on the information provided by MicroSim, a review by OrCAD senior management of the strategic considerations of a combination, and other information, the OrCAD Board authorized Mr. Bosworth to continue due diligence and negotiations regarding a merger with MicroSim.

  On August 11, 1997 and August 12, 1997, certain representatives of OrCAD's finance department traveled to Irvine, California and met off-site with Mr. Bruce A. Warren, MicroSim's Chief Financial Officer; meetings were also held with representatives of Ernst & Young LLP, MicroSim's independent auditors. MicroSim provided OrCAD with financial, employment and general operational information. Subsequently, other members of OrCAD's management team met with their MicroSim counter-parts to perform due diligence work in their respective areas of responsibility.

  On August 14, 1997 and August 15, 1997, Mr. Blume and Mr. Michael U. Wimbrow, Vice President of Planning and Product Support of MicroSim, visited OrCAD's offices in Beaverton, Oregon for a presentation by Mr. Bosworth of an overview of OrCAD, its products and strategic direction. The parties discussed and identified the potential for operational synergies in the combined company and identified items requiring clarification and further due diligence.

  On August 21, 1997 and August 22, 1997, Mr. Warren visited OrCAD and its independent auditors KPMG Peat Marwick LLP to conduct an operational and financial review of OrCAD. Subsequently, other members of MicroSim's management team met with their OrCAD counter-parts to perform due diligence work in their respective areas of responsibility.

  Between July 28, 1997 and October 10, 1997, several meetings and telephone calls between Mr. Bosworth and Mr. Blume and their respective advisors resulted in agreement on the terms of a tax-free reorganization as described elsewhere in this Joint Proxy Statement/Prospectus. A definitive Agreement and Plan of Merger to merge the two companies was drafted by OrCAD and presented to MicroSim on August 18, 1997 for review.

  On September 24, 1997 the OrCAD Board met with senior executives of OrCAD and OrCAD's outside legal advisors to consider approval of the Merger Agreement. OrCAD's financial advisor, Redwood Partners, presented its financial analysis of the terms and conditions of the Merger, and at the conclusion of its presentation, Redwood Partners delivered to the OrCAD Board its opinion as to the fairness, from a financial point of view, to OrCAD's stockholders of the consideration to be paid pursuant to the Merger. See "Opinion of OrCAD Financial Advisor". Final board of directors approval was obtained from the OrCAD Board on October 10, 1997 and from the MicroSim Board on October 13, 1997. On October 13, 1997, OrCAD and MicroSim signed the Merger Agreement, and issued press releases providing the essential details of the Merger Agreement.

JOINT REASONS FOR THE MERGER

  OrCAD and MicroSim have identified several mutual benefits of the Merger that they believe will contribute to the success of both companies, including:

  Complementary Products and Distribution. The primary revenue producing products of the two companies complement each other with little duplication or overlap. The Merger, if properly implemented, has the potential to position the combined company as a leader in the emerging mainstream Windows NT enterprise EDA market for system-level design.

  In North America, OrCAD has built a strong presence in the marketplace with a telesales organization; similarly, MicroSim has built a strong presence in the marketplace with a telesales organization and several value added resellers. The OrCAD sales organization was recently complemented by a direct sales force as a result of OrCAD's acquisition of Team Corporation in April 1997. With the additional product breadth from MicroSim, OrCAD believes that the telesales and field sales organizations of the combined company have the potential to be more efficient and effective than the current separate organizations.

  Internationally, OrCAD and MicroSim share distributors in several countries and believe the Merger has the potential to provide the critical mass and increased market presence necessary to accelerate the combined company's market development in those countries. The Merger is expected to leverage OrCAD's value added reseller partner network by the addition of some MicroSim distributors. OrCAD's Japan distribution will be augmented through the Merger with the addition of MicroSim personnel who are currently working in Japan. After the Merger, MicroSim's wholly owned Japanese subsidiary will merge into OrCAD Japan, K.K. Existing distributor relationships will be evaluated on a "case by case" basis.

  Initially, OrCAD does not expect to significantly change product offerings and support in North America. Later, as the combined company prioritizes its development plans, certain products may be withdrawn from sale and further development. The installed customer base will be protected by continued support for a reasonable period of time, and as appropriate, attractive upgrade terms and paths to alternative OrCAD products will be offered where pre-Merger products of either company are discontinued.

  Complementary Technologies. MicroSim's core technology and expertise is in analog and mixed-signal simulation technology. OrCAD's core technology lies in integrated digital design automation. While each company's core expertise is complementary to the other, there is some technology overlap and duplication of expertise between the two companies. This is expected to facilitate joint development project staffing and allow better coverage in key design and functional specialties.

ORCAD'S REASONS FOR THE MERGER

  In addition to the mutual reasons for the Merger stated above, the OrCAD Board believes the following strategic factors will also contribute to the success of the combined company:

  Core Technology. OrCAD's strategic intent is to own the core technologies embodied in its products. OrCAD believes technology ownership is essential in order to provide customers innovative and cost-effective products in today's highly competitive EDA industry.

  Full Line EDA Supplier. Both OrCAD and MicroSim have developed world leadership positions in their respective sectors of the desktop EDA market. However, both companies envision their strategic opportunity to be leadership of the emerging market for enterprise standardization on Windows NT-based EDA solutions for system-level design. The resulting solution breadth of this combination strengthens the combined company's ability to serve the needs of the enterprise customer. As this part of the EDA market matures, vendors with the most complete solutions and broadest product offerings are expected to be better positioned to succeed.

  Functional Area Leadership. The functional areas for system-level EDA tools include the following:

    1. Schematic Capture and Hardware Description Language (HDL) design entry;
    2. PCB Layout;
    3. Digital Simulation;
    4. Analog/Mixed-Signal Simulation; and
    5. Component Information Systems.

  OrCAD's strategy is to be the industry leader and de facto EDA standard for Windows NT-based EDA tools in each of these mainstream design areas. The combined company's strategy will be to improve its market position by utilizing its combined engineering capabilities to focus more intently on specific design and development objectives.

  Growth and Vertical Integration. MicroSim has established itself as a leading supplier of analog and mixed-signal simulation technology for the desktop EDA market. OrCAD's strategy is to expand the analog and mixed-signal simulation business and to develop or acquire other EDA technologies for those markets. By acquiring the leading supplier of Windows NT-based analog tools, OrCAD will obtain resources that can assist it to reach new markets and maintain a leadership position in an increasingly competitive desktop EDA market.

  In the course of its deliberations in arriving at its unanimous decision to approve the Merger, the OrCAD Board reviewed and considered with OrCAD's management a number of other factors relevant to the Merger. The factors the OrCAD Board considered included, but were not limited to, (a) information concerning OrCAD's and MicroSim's respective businesses, historical financial performance, operations, products and technologies; (b) OrCAD's and MicroSim's strategic direction and future product offerings and opportunities; (c) an analysis of OrCAD's and MicroSim's respective future contributions to revenue, operating profits and net profits of the combined company; (d) compatibility of the management and corporate cultures of OrCAD and MicroSim; (e) premiums to market and multiples paid in other comparable merger and acquisition transactions; (f) the structure and content of the proposed Merger Agreement, including the ability to account for the transaction as a pooling of interests; (g) a financial presentation by Redwood Partners, including the opinion of Redwood Partners that the consideration to be paid for MicroSim pursuant to the Merger Agreement was fair from a financial point of view to OrCAD's stockholders; and (h) reports from management, and financial and legal advisors as to the results of their due diligence investigation of MicroSim. For a discussion of many of the foregoing matters, see "Opinion of OrCAD Financial Advisor" below.

MICROSIM'S REASONS FOR THE MERGER

  In addition to the mutual reasons for the Merger stated above, the MicroSim Board believes the following strategic factors support the merger:

  Consolidation in the EDA industry. The EDA industry has been undergoing a period of consolidation. MicroSim believes that larger companies with significant brand-name recognition will be better able to compete in this market. As a result of the Merger, MicroSim expects to strengthen its ability to bring a competitive level of resources to bear, compared to other companies.

  Expanded Market Reach. OrCAD has the largest customer base in the EDA industry, with over 200,000 products sold under the OrCAD name since 1986. MicroSim believes that access to OrCAD's large customer base significantly increases the revenue opportunity compared to MicroSim's current customer base.

  Ownership in the Combined Company. The Merger will enable MicroSim shareholders and option holders to convert all of their shares, and options to acquire shares, of MicroSim Stock into publicly tradable shares of OrCAD Common Stock.

  In reaching its unanimous decision to enter into and approve the Merger Agreement, the MicroSim Board reviewed and considered a number of relevant factors. The factors the MicroSim Board considered included, but were not limited to, (a) information concerning OrCAD's and MicroSim's respective businesses, historical financial performance, operations, products and technologies; (b) current financial market conditions and historical market prices, volatility and trading information with respect to OrCAD Common Stock;
(c) the consideration to be received by MicroSim shareholders and option holders in the Merger and its relation to MicroSim's expected contribution to the earnings of the combined company; (d) the terms and conditions of the Merger, including the parties' representations, warranties and obligations thereunder and the fact that the Merger will enable its shareholders to exchange their shares on a tax-free basis; (e) the effects of the Merger on MicroSim's customers and business; (f) the prospects of MicroSim as an independent company; and (g) the reports of management, legal and other financial advisors regarding their due diligence investigations of OrCAD.

RECOMMENDATION OF ORCAD BOARD

  The OrCAD Board has determined the Issuance and the Merger to be fair to and in the best interests of OrCAD and its stockholders and has unanimously approved the Issuance and the Merger Agreement. The OrCAD Board recommends that OrCAD stockholders vote "FOR" the Issuance. The OrCAD Board's recommendation is based upon a number of factors discussed in this Joint Proxy Statement/Prospectus. See "CONFLICTS OF INTEREST."

OPINION OF ORCAD FINANCIAL ADVISOR

  Redwood Partners was retained by OrCAD to evaluate the fairness, from a financial point of view, of the consideration to be offered and paid for MicroSim pursuant to the Merger. On October 13, 1997, in connection with the evaluation of the proposed Merger Agreement, Redwood Partners delivered a written opinion to the OrCAD Board to the effect that, as of the date and based upon and subject to certain matters stated in the Redwood Partners Opinion, the consideration to be paid by OrCAD in the Merger is fair to OrCAD and its stockholders from a financial point of view. No limitations were imposed by the OrCAD Board with respect to the investigations made or the procedures followed by Redwood Partners in rendering the Redwood Partners Opinion. The Redwood Partners Opinion was delivered for the information of the OrCAD Board and is not a recommendation to any OrCAD stockholder as to how such stockholder should vote at any meeting of OrCAD stockholders called to consider matters relating to the Merger and does not address OrCAD's business decision to effect the Merger.

  In arriving at its opinion, Redwood Partners reviewed certain publicly available business and financial information relating to OrCAD, certain non-public business and financial information relating to OrCAD and MicroSim, and the Merger Agreement. Redwood Partners also reviewed certain other information, including financial forecasts provided to it by OrCAD and MicroSim, and met with management of both OrCAD and MicroSim to discuss the business and prospects of the respective companies.

  In addition, Redwood Partners considered the value of certain other publicly traded companies, the financial terms of certain other business combinations and other transactions which have recently been effected and also considered the financial effects of the Merger on OrCAD. Furthermore, Redwood Partners considered such other information, financial studies, analyses and investigations, and financial, economic and market data which it deemed relevant.

  In arriving at its opinion, Redwood Partners assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information. Redwood Partners further relied upon the assurances of the managers of both OrCAD and MicroSim that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts (including, without limitation, projected operational benefits and cost savings arising from the Merger), Redwood Partners assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of OrCAD and MicroSim as to the financial performance of OrCAD and MicroSim. Redwood Partners expressed no view as to such forecasts or the assumptions on which they were based and there cannot be any assurance that actual results of OrCAD or MicroSim will not differ materially from those reflected in the forecasts.

  In arriving at its opinion, Redwood Partners did not conduct a physical inspection of the properties and facilities of OrCAD or MicroSim, and Redwood Partners did not make nor obtain any evaluations or appraisals of the assets or liabilities of OrCAD or MicroSim. In arriving at its own opinion, upon advice of OrCAD and its legal and accounting advisors, Redwood Partners assumed that the Merger would qualify: (i) for pooling of interests accounting treatment and (ii) as a reorganization within the meaning of the Code, and therefore as a tax-free transaction to the stockholders of OrCAD. Redwood Partners' opinion necessarily was based upon market, economic, and other conditions as they existed on, and could be evaluated as of, the date of the Redwood Partners Opinion.

  In connection with preparing its presentations to the OrCAD Board on September 24, 1997, and its written opinion dated October 13, 1997, Redwood Partners performed a variety of financial and comparative analyses as summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Redwood Partners did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor so that the range of valuation resulting from any particular analysis described above should not be taken to be Redwood Partners' view of the actual value of MicroSim.

  Accordingly, Redwood Partners believes that its analyses must be considered as a whole and that considering any portions of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Redwood Partners Opinion. In its analyses, Redwood Partners made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of OrCAD and MicroSim. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

  The generally accepted financial analyses Redwood Partners used in reaching its opinion which it discussed with the OrCAD Board included (i) a relative contribution analysis, which included a comparison of respective financial positions and certain operating results of OrCAD and MicroSim, (ii) a stock trading history, which consisted of reviewing the trading prices for OrCAD Common Stock and a group of comparable companies, (iii) a comparable company analysis, which consisted of reviewing the financial performance of OrCAD, MicroSim and a group of comparable publicly traded companies, (iv) a comparable acquisition analysis, which consisted of reviewing the financial terms of certain other similar transactions recently effected which were considered to be comparable to the Merger, and (v) a discounted cash flow analysis, which consisted of discounting to present value the incremental project cash flows and terminal values anticipated following the Merger. The material portions of these analyses are summarized below.

  Relative Contribution Analysis. Redwood Partners analyzed the relative contribution of OrCAD and MicroSim across a broad range of financial and operating measures. Utilizing publicly available information for OrCAD and non-public information for MicroSim, Redwood Partners determined the percentage contribution provided by OrCAD and MicroSim of several key financial measures including total revenue, revenue in certain product categories, gross profit, operating profit, net profit, total assets, stockholders' equity, cash, market capitalization and firm value, among others. In addition, Redwood Partners applied a similar analysis to certain key operating measures including installed base of seats and size and age of software library, among others. The analysis indicated a reference range of post-Merger ownership percentage for the MicroSim shareholders of approximately 15% to 35% on a primary basis.

  Stock Trading History. Redwood Partners considered various historical data concerning the history of trading prices and volumes for OrCAD Common Stock for the period from February 29, 1996 (the date of the initial public offering of OrCAD) to October 10, 1997 (the last trading day prior to delivery of the Redwood Partners Opinion) and the relative stock prices during this same period of OrCAD and of selected companies in the EDA industry considered by Redwood Partners to be comparable to OrCAD and MicroSim. Specifically, Redwood Partners included in its review Analogy, Inc. , Avant!, Cadence Design Systems, Inc., Mentor Graphics Corp., Synopsys, Inc., Technology Modeling Associates, and Viewlogic Systems, Inc. (the "EDA Group"). During this period, the closing stock price of OrCAD ranged from $6.13 to $16.25 per share.

  Comparable Company Analysis. Using publicly available information, Redwood Partners compared selected financial data of OrCAD and MicroSim with similar data in the EDA Group. For each of OrCAD, MicroSim and the EDA Group, Redwood Partners calculated the multiple of valuation to (i) the 1996 revenue (the "1996 Revenue Multiple") and (ii) the 1996 earnings per share (the "1996 P/E Multiple"), based on data from Zaks Investment Research, a service company widely used by the investment community to gather earnings estimates from various research analysts. Redwood Partners noted that, as of October 9, 1997,
(i) the 1996 Revenue Multiple for MicroSim (based on the exchange ratio) was 1.4x versus 2.9x for OrCAD and 4.8x for the mean of the EDA Group, excluding the high and low multiples, and (ii) the 1996 P/E Multiple for MicroSim was 20.6x (based on the exchange ratio) versus 18.2x for OrCAD and 42.7x for the mean of the EDA Group, excluding the high and low multiples.

  Comparable Acquisition Analysis. Redwood Partners reviewed selected acquisitions completed during the last two years with total consideration between $10 million and $450 million across the EDA industry. Only a few transactions completed during this time period were directly comparable to the Merger. As such, a broader sample of precedent transactions was selected for comparative purposes. Redwood Partners analyzed the ratios of consideration paid to revenue. Reference range and average for the ratio were 5x to 20x (average of 10.6x).

  Discounted Cash Flow Analysis. Redwood Partners analyzed the incremental cash flows projected for the combined operations of OrCAD post-Merger relative to cash flows projected for the operations of OrCAD on a stand-alone basis. These analyses were based on the financial projections for stand-alone operations provided by management of OrCAD and MicroSim and a combined company cash forecast jointly prepared by management of OrCAD and MicroSim for each of the four (4) years ended December 31, 1997 to 2000. Redwood Partners derived the incremental free cash flow and discounted this cash flow to present values, applying discount rates ranging from 15% to 30%. To approximate the perpetual value of the incremental cash flow stream in 2000, Redwood Partners applied terminal multiples of 15x to 30x free cash flow in 2000. Based on the foregoing analysis, Redwood Partners derived a reference range of value for the incremental cash flows projected for the combined company relative to the cash flows projected for OrCAD on a stand-alone basis, from $28 million to $48 million.

  The summary set forth in this section does not purport to be a complete description of Redwood Partners' analyses. The full text of the Redwood Partners Opinion, dated October 13, 1997, which sets forth the assumptions made, procedures followed, matters considered, limitations on and the scope of the review of Redwood Partners in rendering its opinion, is attached as Appendix B to this Joint Proxy Statement/Prospectus. OrCAD stockholders are urged to read the Redwood Partners Opinion in its entirety. This summary of the Redwood Partners Opinion is qualified in its entirety by reference to the full text of such opinion.

  Pursuant to an engagement letter with OrCAD, Redwood Partners will receive a fee of $200,000 for the Redwood Partners Opinion and certain services rendered in conjunction with the Merger, of which $50,000 is not contingent upon consummation of the Merger. OrCAD will also reimburse Redwood Partners for its out-of-pocket expenses, including reasonable fees and disbursements of counsel. OrCAD has also agreed to indemnify Redwood Partners and its affiliates, directors, officers, partners, agents, and employees, and each person, if any, controlling Redwood Partners or any of its affiliates against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out of its engagement. John C. Savage, a Principal of Redwood Partners, is a member of the OrCAD Board and will continue to so serve after consummation of the Merger. As of October 16, 1997, Mr. Savage owned options to acquire 10,000 shares of OrCAD Common Stock and Principals of Redwood Partners, including Mr. Savage, owned an aggregate of 31,724 shares of OrCAD Common Stock. A predecessor of Redwood Partners was the largest stockholder of OrCAD until September 1996.

  Redwood Partners is a venture capital and investment banking firm, specializing in the information technology industry. As such, it provides advice on transactions, such as the Merger, and engages in valuations of businesses and their securities in connection with investments for its own account and with mergers and acquisitions. The OrCAD Board selected Redwood Partners to act as its financial advisor on the basis of Redwood Partners' reputation, its prior merger and acquisition experience, and its prior involvement with and familiarity with OrCAD and the EDA industry.

RECOMMENDATION OF MICROSIM BOARD

  The MicroSim Board has determined the Merger to be fair to and in the best interests of MicroSim and its shareholders and has approved the Merger Agreement and the Merger. The MicroSim Board recommends that MicroSim shareholders vote "FOR" the Merger Agreement and the Merger. The MicroSim Board's recommendation is based upon a number of factors discussed in this Joint Proxy Statement/Prospectus. See "CONFLICTS OF INTEREST."

                                  THE MERGER

  The description of the Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement a copy of which is attached as Appendix A to this Joint Proxy Statement/Prospectus and incorporated by reference herein.

TERMS OF THE MERGER

  The Merger. Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into MicroSim at the Effective Time. The separate corporate existence of Merger Sub will then cease, and MicroSim will be the surviving corporation in the Merger (the "Surviving Corporation") and will become a wholly owned subsidiary of OrCAD.

  Articles of Incorporation and Bylaws. The Merger Agreement provides that the Articles of Incorporation of MicroSim as in effect immediately prior to the Effective Time will become the Articles of Incorporation of the Surviving Corporation. The Bylaws of MicroSim as in effect immediately prior to the Effective Time will become the Bylaws of the Surviving Corporation.

  Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time will become the directors of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. OrCAD has agreed to expand its Board by two members. The first such expansion will be effective as of the first Board meeting following the Effective Time, and OrCAD has agreed to cause its Board to elect Wolfram H. Blume, currently Chairman of the Board, President and Chief Executive Officer of MicroSim, to fill that position, effective with that meeting. Each new director of OrCAD will serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal. The officers of Merger Sub immediately prior to the Effective Time will become the officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. The OrCAD Board will elect Mr. Blume and Michael U. Wimbrow, effective as of the Effective Time, as Chief Technical Officer and Senior Vice President of Research and Development, and as Vice President of Product Strategy and Architecture, respectively, of OrCAD. See "THE MERGER--Management and Operations of MicroSim After the Merger."

  Conversion of MicroSim Stock and Options to Acquire Shares of MicroSim Stock in the Merger. At the Effective Time, all shares of MicroSim Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights of appraisal have been duly sought, perfected and are not subsequently withdrawn), and all options to acquire shares of MicroSim Stock outstanding immediately prior to the Effective Time, will be exchanged for OrCAD Common Stock. The 2,697,795 issued and outstanding fully vested shares of MicroSim Stock (including vested shares held under stock purchase agreements) will each be exchanged for .825 shares of OrCAD Common Stock, for an aggregate total of 2,225,680 shares of OrCAD Common Stock (subject to adjustment for fractional shares). The 106,820 shares of unvested MicroSim Stock held under stock purchase agreements will each be valued at .91 shares of fully vested MicroSim Stock, and then the discounted shares exchanged for
 .825 shares of OrCAD Common Stock, for an aggregate total of 80,195 shares of OrCAD Common Stock (subject to adjustment for fractional shares). The options to acquire 95,640 shares of MicroSim Stock underlying fully vested stock options will be valued by subtracting the exercise price of each option from the "MicroSim Fair Market Value." That value will be determined as .825 times the "OrCAD Fair Market Value." The resulting dollar value shall be divided by the OrCAD Fair Market Value, and the underlying fully vested stock option shall then be exchanged for that number of shares of OrCAD Common Stock (subject to adjustments for fractional shares). The options to acquire 228,760 shares of MicroSim Stock underlying unvested stock options will be valued as the fully vested options are valued, except the total value shall be multiplied by .90, to reflect the discounted value of unvested options (subject to adjustment for fractional shares). The foregoing numbers for shares and options may fluctuate based upon option exercises and other events prior to the Effective Time.

  Adjustments. If, prior to the Effective Time, OrCAD should split or combine the OrCAD Common Stock, or pay a stock dividend or other stock distribution in OrCAD Common Stock, or otherwise change the OrCAD Common Stock into any other securities, or make any other dividend on or distribution of the OrCAD Common

Stock, then the exchange ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

  Fractional Shares. No fractional shares of OrCAD Common Stock will be issued in the Merger. OrCAD will pay to each holder of MicroSim Stock or options to acquire shares of MicroSim Stock an amount in cash (rounded to the nearest whole cent) determined by multiplying (i) the fair market value of a share of OrCAD Common Stock by (ii) the fraction of a share of OrCAD Common Stock which such holder would otherwise be entitled to receive in connection with the Merger.

EFFECTIVE TIME OF THE MERGER

  Promptly following receipt of all required governmental approvals and satisfaction or waiver of the other conditions to the Merger, the Merger will be consummated and become effective at the time at which the articles of merger to be filed pursuant to the Corporations Code and the articles of merger to be filed pursuant to the Business Corporation Act are accepted for filing by the Secretary of State of California and the Secretary of State of Oregon or such later date and time as may be specified in such articles of merger. See "THE MERGER--Conditions; Waivers."

EXCHANGE OF MICROSIM STOCK AND OPTIONS TO ACQUIRE SHARES OF MICROSIM STOCK

  Prior to the Effective Time, OrCAD will select ChaseMellon Shareholder Services, LLC or such other person or persons reasonably satisfactory to MicroSim to act as exchange agent for the Merger (the "Exchange Agent"). As soon as practicable after the Effective Time, (i) the Exchange Agent will deliver to each holder of certificates representing shares of MicroSim Stock (other than dissenting shares) and each holder of options to acquire shares of MicroSim Stock, a form letter of transmittal and instruction for use in effecting the surrender of such certificates and options for conversion into shares of OrCAD Common Stock and (ii) OrCAD will make available, and the holders of MicroSim Stock (other than dissenting shares) and the holders of options to acquire shares of MicroSim Stock will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing shares of MicroSim Stock or options to acquire shares of MicroSim Stock for cancellation and such other documents reasonably requested by the Exchange Agent, certificates representing the number of shares of OrCAD Common Stock into which such holder's MicroSim Stock or options to acquire shares of MicroSim Stock is converted in the Merger, less shares to be delivered to the Escrow Agent pursuant to the Escrow Agreement. After the Effective Time, certificates representing MicroSim Stock (other than dissenting shares) and options to acquire shares of MicroSim Stock will represent solely the right to receive OrCAD Common Stock.

ESCROW OF ORCAD COMMON STOCK

  The Merger Agreement provides that OrCAD will withhold on a pro rata basis ten percent (10%) of the shares of OrCAD Common Stock to be received by each holder of MicroSim Stock or options to acquire shares of MicroSim Stock upon consummation of the Merger (the "Escrow Shares"). The Escrow Shares will be delivered to First Trust National Association as escrow agent (the "Escrow Agent"). The Escrow Shares will be held by the Escrow Agent for a period, that, absent unresolved claims, will end on the first anniversary of the Closing Date. The Escrow Shares will be subject to claims by OrCAD to satisfy MicroSim's obligations under the Merger Agreement to reimburse OrCAD for any and all losses, damages, liabilities, costs and expenses incurred by OrCAD by reason of, arising out of or in connection with any breach or inaccuracy of any representation or warranty of MicroSim contained in the Merger Agreement or the failure by MicroSim to perform any agreement or covenant required of MicroSim under the Merger Agreement. For this purpose, the Escrow Shares will be valued at the OrCAD Fair Market Value. Wolfram H. Blume, Bruce A. Warren and Louis A. Delmonico (the "Shareholders' Representatives") will act as the representatives of the MicroSim shareholders and option holders in connection with the Escrow Shares.

QUOTATION OF ORCAD COMMON STOCK ON NASDAQ NATIONAL MARKET

  In the Merger Agreement, OrCAD has agreed to use all reasonable efforts to
(i) register under the Securities Act the shares of OrCAD Common Stock that are to be issued pursuant to the Merger Agreement and (ii) cause such shares of OrCAD Common Stock to be quoted for trading on the Nasdaq National Market.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties of the parties thereto. The Merger Agreement includes representations and warranties by MicroSim as to (a) the corporate organization and qualification of MicroSim and its subsidiaries, (b) the capitalization of MicroSim and its subsidiaries,
(c) subsidiaries of MicroSim, (d) options, warrants and other rights to acquire or vote the capital stock of MicroSim, (e) the Merger Agreement's noncontravention of any agreement, law or charter or bylaw provision, (f) the authority of MicroSim to enter into the Merger Agreement and the absence of the need for governmental or third-party consents to the Merger, (g) the compliance by MicroSim with federal and state securities laws with respect to the proxy statement and other written materials sent to its shareholders in connection with the Merger, (h) the accuracy of MicroSim's financial statements, (i) the absence of changes in MicroSim's relationship with certain customers, (j) the absence of changes in MicroSim's relationship with certain distributors and resellers, (k) the absence of certain changes and events, (l) payment of taxes, (m) pending and threatened litigation, (n) certain labor matters, (o) ownership and rights to use intellectual property and noninfringement on the intellectual property rights of others, (p) the accuracy of MicroSim's books and records, (q) licenses, permits and authorizations used by MicroSim in the conduct of its business, (r) compliance with applicable laws, (s) the terms, existence, operations, liabilities and compliance with applicable laws of MicroSim's employee benefit plans and certain other matters relating to the Employee Retirement Income Security Act of 1974, as amended, (t) MicroSim's compliance with environmental laws and the absence of any notices with respect to environmental matters, (u) MicroSim's insurance policies, (v) title to MicroSim's real and personal property and the absence of liens and encumbrances on such property, (w) the enforceability and absence of default on agreements, (x) MicroSim's loans, notes, accounts receivable and accounts payable, (y) transactions between MicroSim and certain related parties, (z) product liability, (aa) the accuracy of information furnished by MicroSim to OrCAD, (ab) MicroSim's bank accounts, (ac) the absence of certain commercial practices, (ad) the absence of brokers, finders and investment bankers retained by MicroSim in connection with the Merger,
(ae) the absence of any reason the Merger will not qualify as a "pooling of interests and a tax-free reorganization," (af) the inapplicability of the Investment Company Act of 1940, as amended, to MicroSim and its subsidiaries, and (ag) the absence of a present intention by MicroSim shareholders to dispose of the shares of OrCAD Common Stock to be issued pursuant to the Merger Agreement.

  The Merger Agreement also includes representations and warranties by OrCAD as to (a) the corporate organization and qualification of OrCAD and its subsidiaries, (b) the capitalization of OrCAD and its subsidiaries, (c) subsidiaries of OrCAD, (d) options, warrants and other rights to acquire or vote the capital stock of OrCAD, (e) the Merger Agreement's noncontravention of any agreement, law or charter or bylaw provision, (f) the authority of OrCAD to enter into the Merger Agreement and the absence of the need for governmental or third-party consents to the Merger, (g) the compliance by OrCAD with federal and state securities laws with respect to the proxy statement and other written materials sent to its shareholders in connection with the Merger, (h) the accuracy of OrCAD's financial statements, (i) the absence of changes in OrCAD's relationship with certain customers, (j) the absence of changes in OrCAD's relationship with certain distributors and resellers, (k) the absence of certain changes and events, (l) payment of taxes, (m) pending and threatened litigation, (n) certain labor matters, (o) ownership and rights to use intellectual property and noninfringement on the intellectual property rights of others, (p) the accuracy of OrCAD's books and records, (q) licenses, permits and authorizations used by OrCAD in the conduct of its business, (r) compliance with applicable laws, (s) the terms, existence, operations, liabilities and compliance with applicable laws of OrCAD's employee benefit plans and certain other matters relating to the Employee Retirement Income Security Act of 1974, as amended, (t) OrCAD's compliance with environmental laws and the absence of any notices with respect to environmental matters, (u) OrCAD's insurance policies, (v) title to OrCAD's real and personal property and the absence of liens and encumbrances on such property, (w) the enforceability and absence of default on agreements, (x) OrCAD's loans, notes, accounts receivable and accounts payable, (y) transactions between OrCAD and certain related parties, (z) product liability,
(aa) the accuracy of information furnished by OrCAD to MicroSim, (ab) the absence of certain commercial practices, (ac) the brokers, finders and investment bankers retained by OrCAD in connection with the Merger, (ad) the absence of any reason the Merger will not qualify as a "pooling of interests and a tax-free reorganization," (ae) the inapplicability of the Investment Company Act of 1940, as amended, to OrCAD and its subsidiaries, (af) the due authorization and valid issuance of the OrCAD Common Stock to be issued in connection with the Merger, (ag) the receipt by OrCAD of a fairness opinion from Redwood Partners, (ah) the accuracy of certain information contained in OrCAD's filings with the Commission, (ai) the absence of material change in OrCAD's financial condition, results of operations, business or prospects since a specified date, (aj) the filing with the Commission of all reports required to be filed under the Exchange Act, and
(ak) the absence of a present intention to dispose of any material assets acquired in the Merger or to take any action that would cause OrCAD to no longer control MicroSim.

BUSINESS OF MICROSIM PENDING THE MERGER

  MicroSim has agreed that, prior to the later of the Effective Time and the Closing Date, except as contemplated by the Merger Agreement, each of MicroSim and its subsidiaries shall conduct its business and affairs as follows:

    (a) operate its business only in the usual, regular and ordinary manner so as to maintain the goodwill it currently enjoys, will make no material changes in its operations, and, to the extent consistent with such operation, will use all reasonable commercial efforts to (i) preserve intact its present business organization, (ii) preserve its present relationships with its customers, suppliers, distributors, value added resellers, consultants, joint venturers, strategic partners and others with which it has business dealings, and (iii) keep in its employ substantially all of its key personnel;

    (b) maintain all of its properties in good repair, order and condition, reasonable wear and use excepted, and will maintain insurance upon all of its properties and with respect to the conduct of its business in such amounts and of such kinds as are in effect on the date of the Merger Agreement or as the same may be added to by mutual agreement of MicroSim and OrCAD;

    (c) other than the grant of compensation increases and bonuses in the ordinary course and in amounts and quantities consistent with past practice and not exceeding four percent (4%) in any single instance, not pay any bonuses or increase the salary, wages, fringe benefits or perquisites of any employee, officer, director or agent, or hire any managerial or executive personnel;

    (d) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years;

    (e) not encumber or mortgage any of its property or assets, or dispose of, sell, or convey or acquire any assets or property, except in the usual and ordinary course of business or enter into any contract or commitment which by reason of its size or otherwise is not in the usual and ordinary course of business;

    (f) not enter into any transaction which if effected before the date of the Merger Agreement would constitute a breach of the representations, warranties or agreements contained therein;

    (g) comply with the provisions of all laws, regulations, ordinances, and judicial decrees applicable to it or the conduct of its business the failure to comply with which might materially adversely affect its operations, earnings, assets, properties or business;

    (h) afford OrCAD and its officers, employees, counsel, accountants and other authorized representatives access to all of the properties, books, contracts, commitments and records of MicroSim, MicroSim Japan and MicroSim Overseas, respectively, and will furnish promptly to OrCAD all other information concerning its business, properties and personnel as OrCAD may reasonably request; and

    (i) give prompt notice to OrCAD of: (i) the occurrence of, or any communication relating to, a default or event which, with notice or lapse of time or both would become a default under any agreement, indenture or instrument material to the financial condition, properties, business or results of operations of MicroSim, MicroSim Japan or MicroSim Overseas, or to which MicroSim, MicroSim Japan or MicroSim Overseas is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by the Merger Agreement;
  (iii) any material adverse change in the financial condition, properties, business or results of operations of MicroSim, MicroSim Japan or MicroSim Overseas or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, would result in any such change; and (iv) the occurrence of, or any communication relating to, the institution or commencement of any suit, action, proceeding or investigation by or against MicroSim, MicroSim Japan or MicroSim Overseas.

  MicroSim has also agreed that prior to the later of the Effective Time and the Closing Date, it will not without the prior written approval of OrCAD: (i) amend or otherwise change its Articles of Incorporation, Bylaws, or other charter documents, as each such document was in effect on the date of the Merger Agreement; (ii) issue or sell, or authorize for issuance or sale, additional shares of any class of its capital stock or options, warrants or other securities exercisable for or convertible into such capital stock (except for issuance of MicroSim Stock issuable upon exercise of options outstanding on the date of the Merger Agreement); (iii) declare, set aside, make or pay any dividend or other distribution with respect to its capital stock or options, warrants or other securities exercisable for or convertible into such capital stock; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (v) take any action to change the number of directors of its Board of Directors or to change the members of its Board of Directors; or (vi) take any action to accelerate the vesting of any option to purchase its capital stock.

BUSINESS OF ORCAD PENDING THE MERGER

  OrCAD has agreed that prior to the later of the Effective Time and the Closing Date, each of OrCAD, OrCAD Japan and OrCAD Overseas shall conduct its business and affairs as follows:

    (a) operate its business only in the usual, regular and ordinary manner so as to maintain the goodwill it currently enjoys, will make no material changes in its operations, and, to the extent consistent with such operation and with reasonable and prudent plans for post-Closing-Date operation, will use all reasonable commercial efforts to (i) preserve intact its present business organization, (ii) preserve its present relationships with its customers, suppliers, distributors, value added resellers, consultants, joint venturers, strategic partners and others with which it has business dealings, and (iii) keep in its employ substantially all of its key personnel;

    (b) not encumber or mortgage any of its property or assets, or dispose of, sell, or convey or acquire any assets or property, except in the usual and ordinary course of business or enter into any contract or commitment which by reason of its size or otherwise is not in the usual and ordinary course of business;

    (c) not enter into any transaction which if effected before the date of the Merger Agreement would constitute a breach of the representations, warranties or agreements contained therein;

    (d) comply with the provisions of all laws, regulations, ordinances, and judicial decrees applicable to it or the conduct of its business the failure to comply with which might materially adversely affect its operations, prospects, earnings, assets, properties or business;

    (e) afford MicroSim and its officers, employees, counsel, accountants and other authorized representatives access to all of the properties, books, contracts, commitments and records of OrCAD, OrCAD Japan and OrCAD Overseas, respectively, and will furnish promptly to MicroSim all other information concerning its business, properties and personnel as MicroSim may reasonably request; and

    (f) give prompt notice to MicroSim of: (i) the occurrence of, or any communication relating to, a default or event which, with notice or lapse of time or both would become a default under any agreement, indenture or instrument material to the financial condition, properties, business or results of operations of OrCAD, OrCAD Japan or OrCAD Overseas, or to which OrCAD, OrCAD Japan or OrCAD Overseas is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by the Merger Agreement; (iii) any material adverse change in the financial condition, properties, business, results of operations or prospects of OrCAD, OrCAD Japan or OrCAD Overseas or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, would result in any such change; (iv) the occurrence of, or any communication relating to, the institution or commencement of any suit, action, proceeding or investigation by or against OrCAD, OrCAD Japan or OrCAD Overseas; or (v) any discussions, negotiations or proposals relating to any potential sale of OrCAD's capital stock, or any merger, consolidation, or sale of all or a substantial portion of OrCAD's assets, or the entrance by OrCAD into any encumbrance or mortgage of any of its property or assets outside the ordinary course of business or any other agreement outside of the usual and ordinary course of business.

  OrCAD has also agreed that prior to the later of the Effective Time and the Closing Date, it will not without the prior written approval of MicroSim: (i) amend or otherwise change its Restated Certificate of Incorporation, Restated Bylaws, or other charter documents, as each such document was in effect on the date of the Merger Agreement; (ii) issue or sell, or authorize for issuance or sale, additional shares of any class of its capital stock or options, warrants or other securities exercisable for or convertible into such capital stock (excepting only options for common stock granted to employees in the ordinary course and not in excess of numbers of shares of stock authorized by OrCAD's stockholders for such options as of the date of the Merger Agreement);
(iii) declare, set aside, make or pay any dividend or other distribution with respect to its capital stock or options, warrants or other securities exercisable for or convertible into such capital stock; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (v) except as contemplated by the Merger Agreement, take any action to change the number of directors of its Board of Directors or to change the members of its Board of Directors; (vi) take any action to accelerate the vesting of any option to purchase its capital stock; or (vii) split, combine or reclassify any of its capital stock or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

IRREVOCABLE PROXY

  The principal shareholder of MicroSim, owning an aggregate of 2,165,725 shares of MicroSim Stock and representing approximately 77% of all outstanding shares of MicroSim Stock as of October 16, 1997, has given an irrevocable proxy to OrCAD to vote all of his shares of MicroSim Stock for approval of the Merger Agreement and the Merger.

NO SOLICITATION

  Under the Merger Agreement, MicroSim has agreed that it will not, nor will it permit any of its officers, directors, employees, agents, or representatives (including, without limitation, investment bankers, attorneys and accountants), directly or indirectly to, (i) initiate, contract with, solicit or encourage any inquiries or proposals by, or (ii) enter into any discussions or negotiations with, or disclose directly or indirectly any information concerning its business and properties to, or afford any access to its properties, books, and records to, any corporation, partnership, person, or other entity or group in connection with any possible proposal (an "Acquisition Proposal") regarding a sale of MicroSim's capital stock or a merger, consolidation, or sale of all or a substantial portion of its assets, or any similar transaction; provided, however, that notwithstanding the foregoing, if the MicroSim Board receives a written Acquisition Proposal, and in the MicroSim Board's opinion (after consultation with MicroSim's legal counsel), the failure to consider such Acquisition Proposal would cause the MicroSim Board to violate its fiduciary duties under the Corporations Code, then the MicroSim Board may consider and act with respect to such Acquisition Proposal to the extent required to fulfill its fiduciary duties. MicroSim will provide written notice to OrCAD immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming.

CONDITIONS; WAIVERS

  Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of MicroSim, OrCAD and Merger Sub to effect the Merger are subject to the satisfaction or waiver of certain conditions, including the following:
(i) the Merger Agreement and the transactions contemplated thereby shall have been approved and adopted by the requisite vote of the holders of MicroSim Stock, (ii) the Issuance shall have been approved by the requisite vote of the holders of OrCAD Common Stock, (iii) no preliminary or permanent injunction or other order or decree by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect, (iv) holders of not more than six percent (6%) of the total number of shares of MicroSim Stock shall have exercised dissenters' rights under applicable law, (v) this Registration Statement shall have been declared effective and shall be effective at the Effective Time, no stop order suspending effectiveness of the Registration Statement shall have been issued, and no proceeding by the Commission to suspend the effectiveness of the Registration Statement shall have been initiated and continuing and all necessary authorizations from Nasdaq/NMS or under state securities laws, the Securities Act and the Exchange Act shall have been received, (vi) OrCAD shall have received an opinion of KPMG Peat Marwick LLP, and MicroSim shall have received an opinion from Ernst & Young LLP, to the effect that, subject to customary qualifications, the Merger will qualify to be accounted for as a "pooling of interests," (vii) those persons identified by MicroSim as "affiliates" shall have executed and delivered to OrCAD an affiliates agreement, and (viii) OrCAD, the Shareholder Representatives, and the Escrow Agent shall have entered into an escrow agreement reasonably satisfactory to OrCAD and MicroSim with respect to ten percent (10%) of the shares of OrCAD Common Stock to be received by the MicroSim shareholders and option holders in the Merger.

  Conditions to the Obligations of OrCAD and Merger Sub. The respective obligations of OrCAD and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following additional conditions: (i) MicroSim shall have performed all obligations required to be performed by it under the Merger Agreement on or prior to the Effective Time and the representations and warranties of MicroSim contained in the Merger Agreement shall be true and correct when made and on and as of the Closing Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date), and OrCAD shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of MicroSim to that effect,
(ii) all licenses, certifications, consents, approvals and authorizations required to be obtained shall have been obtained and, to the extent required to be submitted prior to the Effective Time, all filings and notices required to be submitted shall have been submitted by MicroSim, (iii) OrCAD shall have received an opinion of Gibson, Dunn & Crutcher LLP, dated the Closing Date, in a form reasonably satisfactory to OrCAD, (iv) OrCAD shall have received a letter from Redwood Partners confirming its opinion that the Merger is fair to the stockholders of OrCAD, (v) OrCAD shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of MicroSim to the effect that there has been no materially adverse change in the operations, earnings, assets, properties, business or condition (financial or otherwise) of MicroSim since December 31, 1996, (vi) no action or proceeding shall be threatened, instituted or pending which seeks to restrain, prohibit or recover damages in respect of the consummation of the Merger, or seeks to compel OrCAD to separate a portion of MicroSim's business or assets as a result of the Merger, or in OrCADs' reasonable judgment would have a material adverse effect on the business or financial condition of MicroSim or OrCAD, (vii) Wolfram H. Blume and Michael U. Wimbrow shall have executed and delivered to OrCAD employment agreements, (viii) each member of the MicroSim Board shall have executed a written resignation from such board position, and (ix) each officer of MicroSim shall have executed a written resignation from such position.

  Conditions to the Obligations of MicroSim. The obligations of MicroSim to effect the Merger are subject to the satisfaction or waiver of the following additional conditions: (i) OrCAD shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date and the representations and warranties of OrCAD contained in the Merger Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date) and MicroSim shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of OrCAD to that effect, (ii) all licenses, certifications, consents, approvals and authorizations required to be obtained shall have been obtained and, to the extent required to be submitted prior to the Effective Time, all filings and notices required to be submitted shall have been submitted by OrCAD, (iii) MicroSim shall have received an opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP, dated the Closing Date, in a form reasonably satisfactory to MicroSim, (iv) MicroSim shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of OrCAD to the effect that there has been no materially adverse change in the operations, earnings, assets, properties, business or condition (financial or otherwise) of OrCAD since June 30, 1997, (v) no action or proceeding shall be threatened, instituted or pending which seeks to restrain, prohibit or recover damages in respect of the consummation of the

Merger, or seeks to revoke or suspend any license, permit, order or approval by reason of the consummation of the Merger, or in MicroSim's reasonable judgment would have a material adverse effect on the business or financial condition of OrCAD, (vi) Wolfram H. Blume and Michael U. Wimbrow shall have executed and delivered to OrCAD employment agreements, and (vii) MicroSim shall have received a tax opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP, dated the Closing Date, in a form reasonably satisfactory to MicroSim.

TERMINATION; AMENDMENT.

  The Merger Agreement may be terminated at any time prior to the Effective Time, before or after approval of the MicroSim shareholders and OrCAD stockholders by mutual consent of the Board of Directors of OrCAD and the Board of Directors of MicroSim. The Merger Agreement also may be terminated:
(i) by either OrCAD or MicroSim upon written notice to the other party if (a) the Merger has not been consummated on or before January 31, 1998, (b) any governmental authority of competent jurisdiction has issued a final and nonappealable order enjoining or otherwise prohibiting the consummation of the Merger or the transactions contemplated by the Merger Agreement, or (c) any statute, rule or regulation shall have been enacted or promulgated by any governmental authority which makes consummation of the Merger illegal; (ii) by MicroSim upon written notice to OrCAD if (a) any of the representations and warranties made by OrCAD in the Merger Agreement are not correct or accurate in all material respects at and as of the Closing Date, (b) OrCAD has failed to perform in any material respect any of the covenants, conditions or agreements required to be performed by it under the Merger Agreement, (c) the transactions contemplated by the Merger Agreement, including without limitation the Merger, do not qualify to be accounted for as a "pooling of interests," or (d) MicroSim's Board accepts a third party's written offer to acquire the capital stock or assets of MicroSim and pays a specified fee to OrCAD; and (iii) by OrCAD upon written notice to MicroSim if (a) any of the representations or warranties made by MicroSim in the Merger Agreement are not correct or accurate in all material respects at and as of the Closing Date,
(b) MicroSim has failed to perform in any material respect any of the covenants, conditions or agreements required to be performed by it under the Merger Agreement, or (c) the transactions contemplated by the Merger Agreement, including without limitation the Merger, do not qualify to be accounted for as a "pooling of interests." In the event of termination of the Merger Agreement by either OrCAD or MicroSim as provided in the preceding sentence, the Merger Agreement shall become void and there shall be no liability on the part of either MicroSim or OrCAD, except with respect to certain specified matters or any knowing or willful breach of the Merger Agreement.

  The Merger Agreement may be amended at any time, but only by written instrument signed on behalf of each of the parties to the Merger Agreement.

  At any time prior to the Effective Time, the parties to the Merger Agreement, by or pursuant to action taken by their respective Boards of Directors may: (i) extend the time for performance of any of the obligations of the parties; (ii) waive any inaccuracies in the representations and warranties of any other party contained in the Merger Agreement or in any document delivered pursuant thereto by any other party; and (iii) waive performance of any obligations or compliance with any of the covenants, agreements or conditions contained in the Merger Agreement. Any agreement on the part of any party to the Merger Agreement of any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

INDEMNIFICATION

  MicroSim has agreed to indemnify and hold harmless OrCAD and Merger Sub from and against and will reimburse OrCAD and Merger Sub with respect to all claims, losses, damages, liabilities, judgments, settlements, costs and expenses (including reasonable attorneys' fees) ("Indemnifiable Damages") incurred by OrCAD and/or Merger Sub by reason of or arising out of or in connection with the breach or inaccuracy of any representation or warranty of MicroSim contained in the Merger Agreement or the failure of MicroSim to perform any agreement or covenant required by the Merger Agreement to be performed by it. The Merger Agreement provides that MicroSim will not be liable for or with respect to the first $300,000 of the aggregate of Indemnifiable Damages, nor any individual claim that is for less than $5,000, and the total liability shall not exceed the total value of the Escrow Shares.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

 General

  The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of MicroSim Stock and options to acquire shares of MicroSim Stock (solely for purposes of this section, "Certain Federal Income Tax Consequences" the "MicroSim Options") and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of approval and adoption of the Merger. This section reflects the tax opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP, which will be delivered to MicroSim in connection with the Merger and will be filed as an exhibit to a supplement to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part (the "Tax Opinion").

  The Tax Opinion includes an opinion to the effect that the Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that each of OrCAD, Merger Sub and MicroSim will be a party to the reorganization within the meaning of Section 368(a) of the Code, and that no gain or loss will be recognized by the MicroSim shareholders as a result of the Merger with respect to the outstanding MicroSim Stock converted into shares of OrCAD Common Stock or as a result of the return of the Escrow Shares to OrCAD. The Tax Opinion is based on certain assumptions, including the assumption that the Merger will take place as described in the Merger Agreement, and is subject to certain limitations and qualifications. The Tax Opinion is also based on the assumption that certain factual matters represented by OrCAD, Merger Sub, MicroSim and others will be true and correct at the Effective Time, which representations tax counsel will neither investigate nor verify.

  Of particular importance will be factual representations made by certain holders of MicroSim Stock relevant to satisfaction of the "continuity of interest" requirement. To satisfy the continuity of interest requirement, MicroSim shareholders must not, pursuant to a plan or intent existing at or prior to the Effective Time of the Merger, dispose of or transfer so much of either (i) their capital stock of MicroSim in anticipation of the Merger, or
(ii) the OrCAD Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that the MicroSim shareholders, as a group, would no longer have a significant equity interest in the MicroSim business being conducted by OrCAD after the Merger. Planned Dispositions include, among other things, shares disposed of pursuant to dissenters' rights. While case law may support a lesser percentage, the continuity of interest requirement will be met as long as MicroSim shareholders do not have a plan or intention to sell, exchange or otherwise dispose of a number of shares of OrCAD Common Stock received in the Merger (taking all Planned Dispositions into account) that would reduce the number of shares of OrCAD Common Stock owned by such shareholders after the Merger to a number of shares having a value as of the Effective Time less than 50% of the value of all the formerly outstanding shares of MicroSim Stock held by such shareholders as of that date. If the continuity of interest requirement is not satisfied, the Merger would not be treated as a "reorganization."

  MICROSIM SHAREHOLDERS AND OPTION HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

  Subject to the limitations and qualifications described herein and in the Tax Opinion, the Merger qualifies as a reorganization within the meaning of
Section 368 of the Code, and the following tax consequences will result:

    (a) No gain or loss will be recognized by holders of the MicroSim Stock upon their receipt in the Merger of OrCAD Common Stock in exchange therefor (except to the extent of cash received in lieu of fractional shares or as a result of exercising dissenters' rights) or as a result of the return of the Escrow Shares to OrCAD;

    (b) The aggregate tax basis of the OrCAD Common Stock received by MicroSim shareholders in the Merger will be the same as the aggregate tax basis of MicroSim Stock surrendered in exchange therefor; and

    (c) The holding period of the OrCAD Common Stock received by each MicroSim shareholder in the Merger will include the period for which the MicroSim Stock surrendered in exchange therefor was considered to be held, provided that the MicroSim Stock so surrendered is held as a capital asset at the time of the Merger.

  Neither OrCAD nor MicroSim has requested or will request a ruling from the Internal Revenue Service ("IRS") with regard to any of the U.S. federal income tax consequences of the Merger. A successful IRS challenge to the "reorganization" status of the Merger would result in a MicroSim shareholder recognizing gain or loss with respect to each share of MicroSim Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, at the Effective Time, of the OrCAD Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the OrCAD Common Stock so received would equal its fair market value, and the holding period for such stock would begin the day after the Merger.

 Treatment of MicroSim Options

  GENERAL. The following discussion summarizes the tax treatment of holders of MicroSim Options in the Merger. The tax treatment of the holders of MicroSim Options is highly complex and depends, in part, on an individual holder's personal situation. The discussion set forth below is quite general and does not address all of the federal income tax issues that might apply to every holder of a MicroSim Option. Holders of MicroSim Options are strongly urged to consult their own tax advisors regarding the federal income tax consequences of the Merger on the MicroSim Options.

  TREATMENT OF HOLDERS OF MICROSIM OPTIONS WHO RECEIVE ORCAD COMMON STOCK IN EXCHANGE FOR THEIR OPTIONS. Holders of incentive stock options ("ISOs") and non-qualified stock options ("NQOs") who receive OrCAD Common Stock in the Merger in exchange for their ISOs or NQOs will recognize ordinary income in the exchange in an amount equal to the fair market value of the OrCAD Common Stock received, unless the OrCAD Common Stock is subject to a substantial risk of forfeiture and the shareholder makes no election under Section 83(b) of the Code, in which case income recognition will be deferred until the substantial risk of forfeiture expires.

  TREATMENT OF HOLDERS OF MICROSIM ISOS WHO EXERCISE SUCH OPTIONS PRIOR TO THE MERGER. In general, the exercise of an ISO is not a taxable event for federal income tax purposes, and a holder of MicroSim Stock received upon the exercise of an ISO will be able to defer taxation until disposition of such stock. If the ISO holding period requirements are satisfied, i.e., if the MicroSim Stock received upon exercise is not disposed of until the later of one year after exercise or two years after grant of the ISO (the "Holding Period Requirements"), any gain realized on such disposition is treated as mid-term or long-term capital gain. If the requisite ISO holding period is not satisfied, a disposition may be treated as a "disqualifying disposition," which is a taxable event that may give rise to ordinary income.

  However, because the Merger will qualify as a tax-free reorganization under the Code, the receipt of the OrCAD Common Stock in the Merger in exchange for MicroSim Stock by those MicroSim shareholders who obtain such MicroSim Stock through the exercise of their MicroSim ISOs prior to the Effective Time will not be a disqualifying disposition of the MicroSim Stock, and thus, will not be a taxable event. Rather, such OrCAD Common Stock will be treated as if it were issued to the shareholder as a result of the exercise of the ISO, and the holding period of the MicroSim Stock will be added to the holding period of the OrCAD Common Stock for purposes of satisfying the Holding Period Requirements.

  As indicated above, the exercise of an ISO is not generally a taxable event. However, on the exercise of an ISO, the difference between the fair market value of the MicroSim Stock and the option price is generally considered a preference for federal alternative minimum tax ("AMT") purposes and may result in an exercising

MicroSim shareholder having an AMT liability. For AMT purposes, AMT income that was included by the option holder upon the exercise of an ISO is added to the basis of the stock received. This has the effect of reducing alternative minimum taxable income in the year in which the stock is sold. In addition, upon the sale of the MicroSim Stock acquired as a result of the exercise of the ISO, or the OrCAD Common Stock received in exchange for such MicroSim Stock in the Merger, any AMT that was paid with respect to the year in which the ISO was exercised is, subject to certain limitations, generally available to offset any regular federal income tax due on that sale.

  If for any reason, including the failure to satisfy the $100,000 limit, an option is not an ISO, i.e., is an NQO, then the holder will have the tax consequences discussed below regarding the NQOs.

  TREATMENT OF HOLDERS OF MICROSIM NQOS WHO EXERCISE SUCH OPTIONS PRIOR TO THE MERGER. The exercise of a NQO prior to the Effective Time will give rise to ordinary income in the year of exercise equal to the excess of the fair market value of the stock over the exercise price, unless the MicroSim Stock received is subject to a substantial risk of forfeiture and the shareholder does not make a Section 83(b) election, in which case income recognition will be deferred until the substantial risk of forfeiture expires.

  THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR MICROSIM SHAREHOLDER SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, NON-UNITED STATES PERSONS, AND CERTAIN SHAREHOLDERS SUBJECT TO THE ALTERNATIVE MINIMUM TAX PROVISIONS OF THE CODE, NOR DOES IT ADDRESS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION OR THE TAX CONSEQUENCES OF TRANSACTIONS EFFECTUATED PRIOR TO OR AFTER THE MERGER (WHETHER OR NOT SUCH TRANSACTIONS ARE IN CONNECTION WITH THE MERGER), INCLUDING WITHOUT LIMITATION TRANSACTIONS IN WHICH SHARES OF MICROSIM STOCK ARE ACQUIRED OR IN WHICH SHARES OF ORCAD COMMON STOCK ARE DISPOSED. MOREOVER, THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE (WHICH CHANGE COULD BE RETROACTIVE), AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. MICROSIM SHAREHOLDERS SHOULD BE AWARE THAT OPINIONS OF COUNSEL ARE NOT BINDING ON THE IRS OR ANY COURT; IF THE MERGER FAILS TO QUALIFY AS A TAX-FREE REORGANIZATION, IT WOULD BE TREATED FOR FEDERAL INCOME TAX PURPOSES AS A TAXABLE SALE BY THE MICROSIM SHAREHOLDERS OF THEIR MICROSIM STOCK. MICROSIM SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

RESALE OF ORCAD COMMON SHARES ISSUED IN THE MERGER; AFFILIATES

  The OrCAD Common Stock to be issued to MicroSim shareholders and option holders in connection with the Merger will be freely transferable under the Securities Act, except for OrCAD Common Stock issued to any person deemed to be an affiliate of MicroSim for purposes of Rule 145 under the Securities Act at the Effective Time ("Affiliates"). Affiliates may not sell their OrCAD Common Stock acquired in connection with the Merger except in compliance with Rule 145 promulgated under the Securities Act. MicroSim has delivered a disclosure statement to OrCAD identifying all persons who may be deemed to be Affiliates. Each Affiliate listed in that disclosure statement has agreed not to sell, transfer or otherwise dispose of any OrCAD Common Stock received in the Merger in violation of the Securities Act, and that such Affiliate will not, after the earlier of (i) the mailing of this Joint Proxy Statement/Prospectus and (ii) the thirtieth day prior to the Effective Time, sell any OrCAD Common Stock or any shares of MicroSim Stock or otherwise reduce such Affiliate's risk relative to any OrCAD Common Stock until after such time as consolidated financial statements which reflect at least 30 days of post-Merger operations have been published by OrCAD, except as permitted by Staff Accounting Bulletin No. 76 issued by the Commission. See "THE MERGER--Accounting Treatment."

ACCOUNTING TREATMENT

  It is expected that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes. See "THE MERGER--Conditions; Waivers."

MANAGEMENT AND OPERATIONS OF MICROSIM AFTER THE MERGER

  After the Merger, the articles of incorporation and bylaws of MicroSim will be the Articles of Incorporation and Bylaws of MicroSim as the Surviving Corporation and MicroSim will be a wholly owned subsidiary of OrCAD. MicroSim will operate as one of OrCAD's business units, and OrCAD currently intends to maintain MicroSim's corporate headquarters in Irvine, California. After the Merger, MicroSim will have access to resources generally available to OrCAD's other business units, will participate in appropriate activities with other OrCAD business units and will operate under the direction and guidance of OrCAD's senior management and the OrCAD and MicroSim Boards.

EXPENSES AND FEES

  OrCAD and MicroSim will each pay their own expenses in connection with the Merger.

RIGHTS OF DISSENTING MICROSIM SHAREHOLDERS

  The rights of MicroSim shareholders who dissent in connection with the Merger are governed by specific legal provisions contained in Chapter 13 ((S)1300--1312) of the Corporations Code. The following is a brief summary of the rights of shareholders of MicroSim who dissent from the Merger. It is qualified in its entirety by reference to the applicable statutory provisions of the Corporations Code attached hereto as Appendix C.

  If the Merger is consummated, holders of record of MicroSim Stock who (a) deliver to MicroSim written demand for the purchase of their shares within 30 days after the date on which MicroSim mailed to the shareholder the notice of approval of the Merger by MicroSim's outstanding shares, (b) refrain from voting in favor of the Merger, and (c) comply with the provisions of Sections 1300 through 1312 of the Corporations Code, will then be entitled to have the "fair market value" of their shares, determined as of the day before the first announcement of the terms of the proposed Merger, paid to them in cash. The written demand must contain a statement of the number and class of the shares held of record by the shareholder which the shareholder demands that MicroSim purchase, and a statement of what the shareholder claims is the fair market value of those shares as of the day before the announcement of the Merger, excluding any appreciation or depreciation due to the proposed Merger. MicroSim deems the announcement of the Merger for these purposes to have occurred on October 13, 1997.

  The following is a brief summary of Sections 1300 through 1312 of the Corporations Code, which sets forth the procedures for demanding statutory dissenters' rights. This summary is qualified in its entirety by reference to Sections 1300 through 1312 of the Corporations Code, the text of which is attached hereto in Appendix C.

  If the Merger is approved and consummated, those shareholders of MicroSim who elect to exercise their dissenters' rights and who properly and timely perfect such rights will be entitled to receive the "fair market value" in cash for their shares of MicroSim Stock. Pursuant to Section 1300 of the Corporations Code, such "fair market value" means the value of the MicroSim shares as of the day before the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation in consequence of the proposed Merger, and adjusted for any stock split, reverse stock split or share dividend which becomes effective after the Merger.

  If any shareholder has the right to exercise dissenters' rights, MicroSim must, within ten (10) days after approval of the Merger by the outstanding shares, deliver to all such shareholders: notice of the approval of the Merger accompanied by a copy of Sections 1300, 1301, 1302, 1303 and 1304 of the Corporations Code; a statement of the price determined by MicroSim to represent the "fair market value" of the dissenting shares; and, a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's dissenters' right under the Corporations Code (the "Dissenters' Notice").

  A shareholder who elects to exercise his or her dissenters' rights must (i) be the record holder of the dissenting shares as of the MicroSim Record Date,
(ii) deliver to MicroSim within 30 days after the date on which the Dissenters' Notice was mailed to the shareholder written demand for the purchase of the shares and payment in cash of their fair market value, which written demand must contain a statement of the number and class of shares held of record by the shareholder which the shareholder demands that MicroSim purchase, and a statement of what the shareholder claims is the fair market value of those shares as of the day before the announcement of the Merger, excluding any appreciation or depreciation because of the proposed Merger,
(iii) deliver to MicroSim the share certificate or certificates, and (iv) must not have voted his or her shares in favor of the Merger.

  If a shareholder fails to deliver the written demand for payment to MicroSim within 30 days after the date on which the Dissenters' Notice was mailed to the shareholder, or if the shareholder votes his or her shares in favor of the Merger, such shareholder will lose his or her dissenters' rights with respect to his or her shares.

  Within 30 days after the later of consummation of the Merger or an agreement between MicroSim and the dissenting shareholder as to the "fair market value" of the shares to be purchased, MicroSim shall pay each shareholder cash in the amount of the "fair market value" of the shares to be repurchased plus statutory interest accrued from the date of the agreement as to the "fair market value" of the shares.

  If the shareholder and MicroSim cannot agree on the "fair market value" of the shares to be repurchased, then within six (6) months after the date on which the Dissenters' Notice was mailed to the shareholder (but not thereafter), the shareholder may file a complaint in the superior court of the proper county asking the court to determine the "fair market value" of the dissenting shares. The dissenter will be entitled to judgment for the amount that the court or an appraiser appointed by the court finds to be the "fair market value" of his or her shares.

  The Merger Agreement provides that it may be terminated by OrCAD or MicroSim in the event that more than six percent (6%) of the outstanding shares of MicroSim Stock are dissenting shares.

                             CONFLICTS OF INTEREST

  MicroSim Board of Directors and Management. As of the MicroSim Record Date, non-employee directors of the MicroSim Board beneficially owned an aggregate of 125,000 shares of MicroSim Stock and held options to acquire an aggregate of 60,000 shares of MicroSim Stock, exercisable at prices ranging from $3.40 to $3.60 per share. See "STOCK OWNED BY MICROSIM MANAGEMENT AND PRINCIPAL SHAREHOLDERS." Assuming an OrCAD market value of $8.38, the aggregate dollar value of OrCAD Common Stock to be received by these non-employee directors in respect of outstanding shares of MicroSim Stock would be approximately $863,672, representing approximately 4.5% of the aggregate consideration to be received by all holders of MicroSim Stock. Assuming an OrCAD market value of $8.38, the aggregate dollar value of OrCAD Common Stock to be received by these non-employee directors in respect of outstanding options to acquire MicroSim Stock would be approximately $183,949, representing approximately 18.0% of the aggregate consideration to be received by all holders of options to acquire shares of MicroSim Stock.

  As of the MicroSim Record Date, the executive officers of MicroSim beneficially owned an aggregate of 2,227,725 shares of MicroSim Stock and held options to acquire an aggregate of 105,000 shares of MicroSim Stock, exercisable at prices ranging from $3.40 to $3.60 per share. See "STOCK OWNED BY MICROSIM MANAGEMENT AND PRINCIPAL SHAREHOLDERS." Assuming an OrCAD market value of $8.38, the aggregate dollar value of OrCAD Common Stock to be received by these executive officers in respect of outstanding shares of MicroSim Stock would be approximately $15,387,524, representing approximately 79.7% of the aggregate consideration to be received by all holders of MicroSim Stock. Pursuant to the Merger Agreement, all outstanding options to acquire shares of MicroSim Stock, including those held by the executive officers of MicroSim, will be converted into shares of OrCAD Common Stock. Assuming an OrCAD market value of $8.38, the aggregate dollar value of OrCAD Common Stock to be received by these executive officers in respect of outstanding options to acquire shares of MicroSim Stock would be approximately $346,591, representing approximately 33.9% of the aggregate consideration to be received by all holders of options to acquire shares of MicroSim Stock.

  At the first OrCAD Board meeting following consummation of the Merger, Wolfram H. Blume, Chairman of the MicroSim Board, President and Chief Executive Officer of MicroSim, and the largest holder of MicroSim Stock, will become a member of the OrCAD Board. At the Effective Time, he will become the Chief Technical Officer and Senior Vice President of Research and Development of OrCAD. Mr. Blume will also enter into a two (2) year employment agreement with OrCAD. Michael U. Wimbrow, a member of the MicroSim Board, Vice President of Planning and Product Support of MicroSim, and the beneficial owner of shares of MicroSim Stock and options to acquire shares of MicroSim Stock, will become Vice President of Product Strategy and Architecture of OrCAD at the Effective Time. Mr. Wimbrow will enter into a one (1) year employment agreement with OrCAD. Additionally, L.A. Delmonico Consulting, Inc. ("Consultant"), an affiliate of Louis A. Delmonico who is a member of the MicroSim Board, is a party to a Consulting Agreement dated August 5, 1996 (the "Consulting Agreement") with MicroSim. Pursuant to the terms of the Consulting Agreement, upon consummation of the Merger Consultant will be entitled to (i) terminate the Consulting Agreement upon no more than 90 days written notice, and (ii) be paid all amounts due under the Consulting Agreement through the termination date plus an additional sum of $144,000 payable in twelve equal monthly installments.

  On the Closing Date, OrCAD intends to loan approximately $100,000 to Mr. Wimbrow, approximately $100,000 to Bruce A. Warren, Vice President Finance and Administration, Chief Financial Officer and Secretary of MicroSim, and approximately $120,000 to Mr Delmonico. The purpose of these loans is to assist the foregoing individuals with the payment of their respective income tax liability incurred as a result of the exchange of nonqualified options to acquire shares of MicroSim Stock for shares of OrCAD Common Stock. Each of these loans will (i) be full recourse, (ii) bear interest at the rate of six percent (6%) per annum, (iii) be secured by a pledge of all of the shares of OrCAD Common Stock acquired by each debtor as a result of his exchange of nonqualified options, and (iv) be due upon the earlier to occur of (a) December 31, 1998, or (b) any private sale by each debtor of any shares of OrCAD Common Stock which secure his loan.

  OrCAD Board of Directors and Management. Redwood Partners has been retained by OrCAD to act as its financial advisor and to deliver a fairness opinion in connection with the Merger. Pursuant to an engagement letter with OrCAD, Redwood Partners will receive a fee of $200,000 for its opinion and certain services rendered in conjunction with the Merger, of which $50,000 is not contingent upon consummation of the Merger. OrCAD will also reimburse Redwood Partners for its out-of-pocket expenses, including reasonable fees and disbursements of counsel. OrCAD has also agreed to indemnify Redwood Partners and its affiliates, directors, officers, partners, agents and employees, and each person, if any, controlling Redwood Partners or any of its affiliates against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out of its engagement. John C. Savage, a Principal of Redwood Partners, serves as a member of the OrCAD Board and will continue to so serve after consummation of the Merger. As of November 3, 1997 Mr. Savage owned options to acquire 10,000 shares of OrCAD Common Stock and Principals of Redwood Partners, including Mr. Savage, owned an aggregate of 31,724 shares of OrCAD Common Stock. A predecessor to Redwood Partners was the largest stockholder of OrCAD until September 1996.

                    UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL STATEMENTS

  The following Unaudited Pro Forma Combined Condensed Statements of Operations and Balance Sheet give effect to the Merger on a pooling of interests basis of accounting. These Unaudited Pro Forma Combined Condensed Financial Statements have been prepared from the historical consolidated financial statements of OrCAD and MicroSim and should be read in conjunction therewith, and in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of OrCAD and MicroSim. The historical financial statements of OrCAD and of MicroSim are contained elsewhere in this Joint Proxy Statement/Prospectus. See "FINANCIAL STATEMENTS."

  This unaudited pro forma combined condensed information is not necessarily indicative of actual or future operating results or financial position that would have occurred or will occur upon consummation of the Merger.

  The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the Merger as if it had occurred on September 30, 1997, combining the balance sheets of OrCAD and MicroSim as of that date. The Unaudited Pro Forma Combined Condensed Statements of Operations give effect to the Merger as if it had occurred on January 1, 1994, combining the results of OrCAD and MicroSim for each of the three years in the period ended December 31, 1996, and for each of the nine month periods ended September 30, 1997 and 1996.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                         AS OF SEPTEMBER 30, 1997

                                            HISTORICAL           PRO FORMA
                                         -----------------  --------------------
                                          ORCAD   MICROSIM  ADJUSTMENTS COMBINED
                                         -------  --------  ----------- --------
                                           (IN THOUSANDS, EXCEPT SHARE DATA)
                 ASSETS
Current assets:
  Cash and cash equivalents............. $24,463  $ 3,951     $   --    $28,414
  Short-term investments................   2,004    2,999         --      5,003
  Trade accounts receivable, net........   4,278    2,421         --      6,699
  Inventory, net........................     411      355         --        766
  Other assets..........................   1,097    1,237         --      2,334
                                         -------  -------     -------   -------
    Total current assets................  32,253   10,963         --     43,216
Investments, long term..................   2,373      --          --      2,373
Fixed assets, net.......................   1,772    1,526         --      3,298
Purchased software technology, net......     528        3         --        531
Goodwill and intangible assets, net.....   2,505       10         --      2,515
Other assets............................     125      --          --        125
                                         -------  -------     -------   -------
    Total assets........................ $39,556  $12,502     $   --    $52,058
                                         =======  =======     =======   =======
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................... $   311  $   503     $   --    $   814
  Accrued payroll and related
   liabilities..........................   1,198      549         --      1,747
  Accrued liabilities...................   1,077      403         --      1,480
  Accrued income taxes..................     235      --       (1,346)   (1,111)
  Deferred revenue......................   1,993    2,027         --      4,020
  Other current liabilities.............     --       363       3,700     4,063
                                         -------  -------     -------   -------
    Total current liabilities...........   4,814    3,845       2,354    11,013
  Long-term obligations.................     --       205         --        205
                                         -------  -------     -------   -------
    Total liabilities...................   4,814    4,050       2,354    11,218
Stockholders' equity:
  Common stock (Shares outstanding--
   OrCAD-6,752,743: MicroSim--2,804,615:
   Adjustments--(376,558): Pro forma
   combined--9,180,800..................      67      894        (869)       92
  Additional paid-in capital............  36,107      --          869    36,976
  Retained earnings (accumulated
   deficit).............................  (1,378)   7,613      (2,354)    3,881
  Unrealized gain on investments, net...       3      --          --          3
  Notes receivable--employee stock
   purchases............................     --       (55)        --        (55)
  Foreign currency translation
   adjustment...........................     (57)     --          --        (57)
                                         -------  -------     -------   -------
    Total stockholders' equity..........  34,742    8,452      (2,354)   40,840
                                         -------  -------     -------   -------
Total liabilities and stockholders'
 equity................................. $39,556  $12,502     $   --    $52,058
                                         =======  =======     =======   =======

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                          FOR YEAR ENDED DECEMBER 31,

                        HISTORICAL--ORCAD      HISTORICAL--MICROSIM    PRO FORMA ADJUSTMENTS       PRO FORMA COMBINED
                      ----------------------  ----------------------- -------------------------  -----------------------
                       1996    1995    1994    1996    1995    1994    1996     1995     1994     1996    1995    1994
                      ------- ------- ------  ------- ------- ------- -------  -------  -------  ------- ------- -------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Products..........  $17,822 $10,627 $8,020  $13,347 $12,515 $10,325 $   --   $   --   $   --   $31,169 $23,142 $18,345
  Service...........    3,085   3,032  1,792    2,780   2,143   1,784     --       --       --     5,865   5,175   3,576
                      ------- ------- ------  ------- ------- ------- -------  -------  -------  ------- ------- -------
    Total revenue...   20,907  13,659  9,812   16,127  14,658  12,109     --       --       --    37,034  28,317  21,921
                      ------- ------- ------  ------- ------- ------- -------  -------  -------  ------- ------- -------
Cost and expenses:
  Cost of revenue--
   products.........    1,771   1,587  1,713    2,371   2,088   1,900     --       --       --     4,142   3,675   3,613
  Cost of revenue--
   service..........      727     488    387      776     621     586     --       --       --     1,503   1,109     973
  Research and
   development......    4,286   3,561  2,907    5,064   3,688   3,692     --       --       --     9,350   7,249   6,599
  Marketing and
   sales............    7,079   4,934  3,569    4,798   3,859   3,266     --       --       --    11,877   8,793   6,835
  General and
   administrative...    3,063   1,904  1,363    1,730   1,603   1,372     --       --       --     4,793   3,507   2,735
  Write-off of
   purchased
   software.........      --      --     --       --    1,037     --      --       --       --       --    1,037     --
  In-process
   research and
   development......      --      971    --       --      --      --      --       --       --       --      971     --
                      ------- ------- ------  ------- ------- ------- -------  -------  -------  ------- ------- -------
    Total cost and
     expenses.......   16,926  13,445  9,939   14,739  12,896  10,816     --       --       --    31,665  26,341  20,755
                      ------- ------- ------  ------- ------- ------- -------  -------  -------  ------- ------- -------
Income (loss) from
 operations.........    3,981     214   (127)   1,388   1,762   1,293     --       --       --     5,369   1,976   1,166
                      ------- ------- ------  ------- ------- ------- -------  -------  -------  ------- ------- -------
Other income:
  Interest income
   (expense), net...    1,207      53    (62)     335     252      33     (11)     (10)     --     1,531     295     (29)
  Other, net........       65      52    218      --      --      --      --       --       --        65      52     218
                      ------- ------- ------  ------- ------- ------- -------  -------  -------  ------- ------- -------
                        1,272     105    156      335     252      33     (11)     (10)     --     1,596     347     189
                      ------- ------- ------  ------- ------- ------- -------  -------  -------  ------- ------- -------
Income before income
 taxes..............    5,253     319     29    1,723   2,014   1,326     (11)     (10)     --     6,965   2,323   1,355
Income taxes........    1,051       4    --       652     691     263      (4)      (5)     --     1,699     690     263
                      ------- ------- ------  ------- ------- ------- -------  -------  -------  ------- ------- -------
Net income..........  $ 4,202 $   315 $   29  $ 1,071 $ 1,323 $ 1,063 $    (7) $    (5) $   --   $ 5,266 $ 1,633 $ 1,092
                      ======= ======= ======  ======= ======= ======= =======  =======  =======  ======= ======= =======
Net income per
 common and common
 equivalent share...  $  0.63 $  0.07 $ 0.01  $  0.38 $  0.46 $  0.37                            $  0.58 $  0.23 $  0.16
                      ======= ======= ======  ======= ======= =======                            ======= ======= =======
Weighted average
 common and common
 equivalent shares
 outstanding........    6,618   4,775  4,211    2,840   2,877   2,879    (412)    (449)    (451)   9,046   7,203   6,639
                      ======= ======= ======  ======= ======= ======= =======  =======  =======  ======= ======= =======

  See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                    FOR NINE MONTHS ENDED SEPTEMBER 30,

                           HISTORICAL-     HISTORICAL-    PRO FORMA        PRO FORMA
                              ORCAD         MICROSIM      ADJUSTMENTS      COMBINED
                         ---------------- --------------  ------------  ----------------
                          1997     1996    1997    1996   1997   1996    1997     1996
                         -------  ------- ------  ------  -----  -----  -------  -------
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Products.............. $15,290  $13,364 $9,599  $9,804  $ --   $ --   $24,889  $23,168
  Service...............   3,455    2,193  2,687   1,995    --     --     6,142    4,188
                         -------  ------- ------  ------  -----  -----  -------  -------
    Total revenue.......  18,745   15,557 12,286  11,799    --     --    31,031   27,356
                         -------  ------- ------  ------  -----  -----  -------  -------
Cost and expenses:
  Cost of revenue--
   products.............   1,986    1,310  1,614   1,675    --     --     3,600    2,985
  Cost of revenue--
   service..............     551      528    668     535    --     --     1,219    1,063
  Research and
   development..........   4,174    3,222  4,193   3,703    --     --     8,367    6,925
  Marketing and sales...   7,611    5,337  3,479   3,321    --     --    11,090    8,658
  General and
   administrative.......   2,234    2,240  1,265   1,378    --     --     3,499    3,618
  In-process research
   and development......   2,203      --     --      --     --     --     2,203      --
                         -------  ------- ------  ------  -----  -----  -------  -------
    Total cost and
     expenses...........  18,759   12,637 11,219  10,612    --     --    29,978   23,249
                         -------  ------- ------  ------  -----  -----  -------  -------
Income (loss) from
 operations.............     (14)   2,920  1,067   1,187    --     --     1,053    4,107
                         -------  ------- ------  ------  -----  -----  -------  -------
Other income:
  Interest income
   (expense), net.......   1,118      820    262     267     (2)    (8)   1,378    1,079
  Other, net............      (8)      68     (7)    (18)   --     --       (15)      50
                         -------  ------- ------  ------  -----  -----  -------  -------
                           1,110      888    255     249     (2)    (8)   1,363    1,129
                         -------  ------- ------  ------  -----  -----  -------  -------
Income before income
 taxes..................   1,096    3,808  1,322   1,436     (2)    (8)   2,416    5,236
Income taxes............     383      800    496     517    --      (3)     879    1,314
                         -------  ------- ------  ------  -----  -----  -------  -------
Net income (loss)....... $   713  $ 3,008 $  826  $  919  $  (2) $  (5) $ 1,537  $ 3,922
                         =======  ======= ======  ======  =====  =====  =======  =======
Net income per common
 and common equivalent
 share.................. $  0.10  $  0.47 $ 0.29  $ 0.32                $  0.16  $  0.44
                         =======  ======= ======  ======                =======  =======
Weighted average common
 and common equivalent
 shares outstanding.....   6,995    6,407  2,831   2,836   (403)  (408)   9,423    8,835
                         =======  ======= ======  ======  =====  =====  =======  =======


   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                        CONDENSED FINANCIAL STATEMENTS

NOTE 1.--BASIS OF PRESENTATION

  The Unaudited Pro Forma Combined Condensed Financial Statements reflects the exchange ratio of .825 shares of OrCAD Common Stock for one share of MicroSim Stock and an assumed OrCAD market value of $8.38 (the closing price on November 21, 1997). At that value, 2,428,057 shares of OrCAD Common Stock would be exchanged for 2,697,795 shares of MicroSim Stock; 106,820 shares of unvested MicroSim Stock held under stock purchase agreements; 95,640 shares of MicroSim Stock underlying fully vested stock options; and 228,760 shares of MicroSim Stock underlying unvested stock options. The actual number of shares of OrCAD Common Stock to be issued will be determined at the Closing Date of the Merger based on the average closing price of OrCAD Common Stock for the ten (10) consecutive trading days ending with the close of trading on the third business day preceding the Closing Date.

NOTE 2.--PRO FORMA EARNINGS PER SHARE

  Net income per common and common equivalent share amounts are based on the weighted average number of common shares outstanding and dilutive common equivalent shares assumed to be outstanding during the period using the treasury stock method, giving effect to the Merger as if it had been consummated at the beginning of the years presented given the assumptions described in Note 1.

NOTE 3.--TRANSACTION COSTS

  OrCAD and MicroSim estimate that they will incur direct and indirect costs of $3.7 million in connection with the Merger, relating mainly to financial advisory fees, legal and accounting services for both parties, personnel severance costs, the cancellation and continuation of contractual obligations and other integration costs. These nonrecurring costs will be charged to operations in the fiscal quarter in which the Merger is consummated. The Unaudited Pro Forma Combined Condensed Balance Sheet reflects these estimated transaction costs and their tax effects as if such costs were incurred as of September 30, 1997, but the effect of these costs are not reflected in the Unaudited Pro Forma Combined Condensed Statement of Operations.

NOTE 4.--CONFORMING ADJUSTMENTS AND INTERCOMPANY TRANSACTIONS

  There have been no adjustments required to conform the accounting policies of the combined company. Intercompany transactions, reflecting a licensing agreement between MicroSim and Massteck, a wholly-owned subsidiary of OrCAD, during the years presented and the resulting royalty receivable and other current liabilities, are eliminated under the column heading "Pro Forma-- Adjustments".

                               BUSINESS OF ORCAD

OVERVIEW

  OrCAD develops, markets and supports Microsoft Windows-based electronic design automation ("EDA") software products that assist electronics designers in designing printed circuit boards ("PCBs"), field-programmable gate arrays ("FPGAs") and complex programmable logic devices ("CPLDs"). PCBs, FPGAs and CPLDs are found in a majority of today's electronic products, and are often referred to as "mainstream" components. OrCAD's products enable electronics designers working on personal computers ("PCs") to reduce time to market, improve product capability, and reduce design costs. OrCAD's Windows-based EDA solutions support the design process for mainstream components, from schematic capture to programmable logic design and verification to printed circuit board layout. Over 200,000 products bearing the OrCAD name have been sold worldwide since 1986.

INDUSTRY BACKGROUND

  During the last two decades, there has been considerable growth in a wide variety of electronics markets, including those for telecommunications equipment, computers, and consumer electronics products. According to a 1995 report from market research firm Dataquest, the broad electronic equipment market is expected to reach $1 trillion by 1998. Advances in electronics technology have enabled the development of products with significantly greater functionality, lower cost, and smaller size. The electronic functionality of these products today is contained in multiple, diverse integrated circuits ("ICs") combined into electronic subsystems on one or more PCBs. While extremely complex components such as microprocessors, memory, and custom digital signal processors are central to a number of these subsystems, most subsystems are primarily composed of mainstream components. Competitive pressures and the proliferation of programmable logic devices and PCBs in product design have led to increasing demand for lower cost, easier-to-use solutions for design engineers creating mainstream components. The complexity of FPGAs and PCBs is continuously increasing as electronics manufacturers seek to increase functionality and reduce product cost and size. This increasing complexity is demonstrated by comparing today's mainstream designs to those of twenty years ago. Early programmable devices typically contained fewer than 100 gates, had speeds of less than 20 MHz, and required power at 5 volts. Today's mainstream FPGAs are full-scale systems on chips, typically ranging in size from a few thousand to 20,000 gates and operating at 50 to 100 MHz and
3.3 volts. Similarly, twenty years ago, PCBs were typically double-sided boards with a few hundred components, and ran at relatively low speeds. Today's mainstream PCBs may be multi-layer boards containing up to a thousand components and driven by high speed (> 50 MHz) microprocessors. OrCAD believes that the majority of manufacturers' electronic design-starts today involve these mainstream types of FPGAs, CPLDs, and PCBs. Today's Intel PCs running Windows are increasingly powerful and easy to use, and are ideal for most of today's electronics design activities.

PRODUCTS

  OrCAD's Design Desktop for Windows is a family of products designed as 32-bit applications, each of which operates in an integrated fashion with other applications for Microsoft Windows.

  OrCAD Capture for Windows is a 32-bit schematic capture tool that enables the acceleration of the engineer's overall design process for both FPGA and PCB design. Its integrated design management tools allow design engineers to browse their schematic database to find and edit objects, and to reuse portions of their designs. OrCAD Capture for Windows includes: (i) a schematic editor designed to speed the drawing of complex schematics; (ii) a part editor that allows designers to modify any of the more than 20,000 included parts, or to create new ones easily; (iii) an electrical rules checking program that detects and flags common design errors on the schematic page; and (iv) features to produce output such as netlists, bills of materials and design documentation.

  Capture Enterprise Edition adds to Capture a design data and library management tool. This tool links parts placed in an OrCAD Capture for Windows design with the information in the manufacturers' internal part databases, which increases the ease and efficiency of part selection for the designer and transfers all information necessary to create correct bills of material and netlists to capture schematics.

  OrCAD Simulate for Windows is a gate-level simulator developed specifically for FPGA design. It supports the architecture of leading FPGA and CPLD vendors, including among others Actel Corporation, Altera Corporation, Lattice Semiconductor Corporation, Lucent Technologies Inc., Vantis Corporation and Xilinx, Inc. OrCAD Simulate for Windows supports industry standards for data exchange including VHDL (VITAL/SDF), Open PLA and EDIF 2 0 0, and direct import of Xilinx XNF, which in turn provides for complete logic and timing simulation for popular FPGAs and ensures reusability of design data.

  The OrCAD Layout for Windows family of products allows rapid completion of most mainstream PCBs. OrCAD Layout for Windows' 16-layer autorouter applies proprietary "push and shove" technology to enable high density routing. OrCAD's interactive routing gives design engineers the power of "user-assisted" autorouting to precisely control critical routes. OrCAD Layout Plus for Windows adds shape-based autorouting, automatic cluster placement, component push-and-shove, auto-interactive placement, auto-path completion and single-layer autorouting. OrCAD Layout Engineers' Edition for Windows is suitable for use by engineers, PCB designers and technicians who do not require an autorouter.

  OrCAD Express for Windows is an integrated design environment for the design of FPGAs and CPLDs. It integrates VHDL, schematic, and mixed-mode design entry, simulation and synthesis into a single application. With OrCAD Express for Windows, engineers can design board-level systems with FPGAs and CPLDs from OrCAD Solution Partners Actel Corporation, Altera Corporation, Lattice Semiconductor Corporation, Lucent Technologies Inc., Vantis Corporation and Xilinx, Inc.

  OrCAD's integrated solutions address the entire process for designing PCBs and programmable logic devices. OrCAD's products are intended to be intuitive and relatively easy to use by a broad range of electronics designers. OrCAD's products include on-line help and tutorials to help design engineers become productive quickly, often within just a few days. In addition, OrCAD's products feature a familiar Windows user interface and can be used with other Windows applications, such as Microsoft Word and Microsoft Excel. This eliminates the need for separate platforms for design and office automation applications. In addition, OrCAD software can be linked to place-and-route software from the leading vendors of programmable logic.

  OrCAD believes that the EDA market is at the beginning of a trend toward greater use of the Microsoft Windows operating systems, and anticipates that the use of Windows-based products in such market will grow and expand. Accordingly, all of the new products introduced by OrCAD during its preceding and current fiscal year, and all of the products OrCAD is currently developing, are designed for use on Microsoft's Windows NT and Windows 95 operating systems. Any factor adversely affecting the demand for, or use of, the Microsoft Windows operating systems, for EDA applications or in general, could result in a material adverse effect on OrCAD's business, financial condition and results of operations.

  Software products as complex as those offered by OrCAD may contain defects or failures when introduced or when new versions are released. OrCAD has in the past discovered software defects in certain of its products and may experience delays or lost revenue to correct such defects in the future. There can be no assurance that, despite testing by OrCAD, errors will not be found in new products or versions after commencement of commercial shipments, resulting in loss of market share or failure to achieve market acceptance. Any such occurrence could have a material adverse effect upon OrCAD's business, financial condition or results of operations.

MARKETING AND SALES

  OrCAD markets and sells its products in North America directly through its marketing and telesales organizations, which are supplemented by a field sales force. OrCAD designs its marketing programs to reinforce the recognition of its brand through integrated advertising, direct mail, electronic marketing, and other promotional activities. OrCAD's sales effort is designed to capture, qualify and respond effectively to the leads generated by the marketing programs. OrCAD also generates leads through customer and consultant references. To effectively target and measure all of these efforts, OrCAD has invested in an information system that tracks contacts with customers and prospects. OrCAD's distribution strategy is intended to address the mainstream electronic design market in a productive, cost-effective manner. OrCAD believes that its direct field sales force will allow it to better meet the unique buying requirements of management in large organizations. OrCAD intends to use its penetration at the individual and group level in large organizations to help achieve enterprise-wide standardization on its products.

  OrCAD maintains an ongoing program of market research based on industry reports, customer input, surveys, and frequent communication with value-added resellers (VARs). This research helps OrCAD to set priorities for product development, technical support, and other functional areas. Trade shows and OrCAD's training classes provide additional means of soliciting customer feedback.

  Direct Sales. OrCAD's direct sales effort consists primarily of a telesales force supplemented with a targeted field sales presence. Telesales are typically generated by inbound inquiries stimulated by OrCAD's marketing programs, additional sales to existing customers, and references from customers. OrCAD believes telesales has been a cost-effective means of distributing its products and gaining customer acceptance. OrCAD believes that its direct field sales force will allow it to better meet the unique requirements of selling directly to management at large organizations.

  Indirect Sales. OrCAD's VARs are a key component of OrCAD's sales and marketing strategy in international markets, outside of Japan. VARs provide local technical support, and in some instances local language documentation, and run a variety of direct marketing programs that build on materials developed for the North American direct marketing efforts. OrCAD derived approximately $8.2 million, $4.1 million and $3.9 million, or approximately 39%, 30% and 39% of its total revenue, from international sales in 1996, 1995 and 1994, respectively. Substantially all of OrCAD's international revenue to date has been derived from indirect sales made by its VARS and Japanese distributor. For distribution in Japan, OrCAD purchased its Japanese distributor in 1995 to increase its direct presence in that country. Beyond North America and Japan, OrCAD distributes its products through leading EDA VARs.

  Because OrCAD's products are used by professional engineers and other technical personnel, effective VARs must possess sufficient technical, marketing and sales resources and must devote these resources to sales efforts, customer education, training, consulting and support. Only a limited number of potential VARs possess these criteria. There can be no assurance that OrCAD will be able to attract and retain a sufficient number of qualified VARs to successfully market OrCAD's products, and the failure to do so would have a material adverse effect on OrCAD's business, financial condition and results of operations. OrCAD's relationship with its VARs is usually established through a formal reseller agreement, which generally may be terminated by either party at any time without cause. There can be no assurance that any VAR will continue to represent OrCAD's products, and the inability to retain VARs could have a material adverse effect on OrCAD's business, financial condition and results of operations.

  Strategic Relationships. OrCAD has strategic relationships with and works closely with other companies to develop and market their products and to provide customers with application-specific solutions. In addition, OrCAD has developed relationships with a number of FPGA and CPLD vendors such as Actel Corporation, Altera Corporation, Lattice Semiconductor Corporation, Lucent Technologies Inc., Vantis Corporation, and Xilinx, Inc. for the purpose of marketing integrated solutions to joint prospects and customers.

SERVICE AND SUPPORT

  OrCAD believes that to compete in the desktop EDA marketplace, it must provide a unique variety of support services, including customer service, software implementation, technical support, training and consulting service referrals.

  OrCAD offers product support agreements that include product updates, access to electronic bulletin board services, newsletters and technical support available by telephone, fax, electronic mail and through its World Wide Web page. OrCAD has created programs for both in-house and on-site training for all products. In North America, OrCAD has developed a strong technical support capability comprised primarily of electrical engineers who understand the customers' design processes and OrCAD's products. Internationally, OrCAD Japan and VARs provide support to OrCAD customers. In addition, OrCAD's technical support resources are available to support OrCAD Japan and VARs.

PRODUCT DEVELOPMENT

  OrCAD's product development process is customer-centric, led by a product marketing group which researches customer requirements, and supported by research and development, test, and documentation teams which develop OrCAD's products. OrCAD's plans for future developments include productivity improvements for target applications; language-based design and synthesis; component-information systems development and support for advanced PCB routing technology. OrCAD has a MicroSoft Windows C++ development environment, in which it develops its products using Microsoft Foundation Class UI objects. As of December 31, 1996, there were 47 people in the above mentioned groups. In 1996, 1995 and 1994, OrCAD invested 21%, 26% and 30% of revenue, respectively, in research and development. All software development costs are expensed as incurred.

  The EDA industry is characterized by rapid technological change, frequent new product introductions, evolving industry standards, and changing customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and un-marketable. OrCAD believes that it must continue to commit substantial resources to product development and that its future success will depend on its continued ability to enhance its current products and to develop or acquire new products that keep pace with technological developments, emerging industry standards and changing customer requirements. There can be no assurance that OrCAD will be successful in developing and marketing any such new products or product enhancements, or that such new products and enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. In the past, OrCAD has experienced delays in its introduction of product enhancements and new products. If OrCAD is unable, for technological or other reasons, to develop and introduce products in a timely manner in response to changing market conditions or customer requirements, OrCAD's business, financial condition and results of operations will be materially and adversely affected.

COMPETITION

  The EDA industry is highly competitive. OrCAD currently competes in the desktop EDA market directly with Viewlogic, which offers Windows- and UNIX-based products. OrCAD also faces competition from large vendors of traditional UNIX-based EDA products. Some of these companies, such as Cadence Design Systems, Inc., Synopsis, Inc., Mentor Graphics Corp. and others, have announced or shipped Windows-based products. OrCAD also competes with smaller, privately held companies. A number of OrCAD's competitors have significantly greater financial, technical and marketing resources than OrCAD, and strong name recognition. There can be no assurance that these competitors will not use their superior resources and visibility, and installed customer bases, to successfully develop better products and/or market their products more effectively than those of OrCAD. In particular, as a result of the wide acceptance of UNIX-based EDA tools, vendors of such tools have established long-term relationships with many of OrCAD's current and potential customers, and may have the ability to offer these customers a broad suite of Windows- and UNIX-based products to satisfy the entire range of their design needs. Finally, in addition to competition from EDA software vendors, OrCAD faces competition from the internal design groups of many of its customers, who design and develop customized electronic design automation tools for their own particular needs and therefore may be reluctant to purchase products offered by OrCAD or other independent EDA vendors. There can be no assurance that OrCAD will be able to convert such internal design groups into users of OrCAD's products. More generally, there can be no assurance that OrCAD will be able to compete successfully against current and future competitors, both direct and indirect, or that competitive pressures faced by OrCAD will not materially adversely affect its business, financial condition and results of operations.

PROPRIETARY RIGHTS

  OrCAD's success is heavily dependent upon its proprietary software technology. OrCAD currently relies on a combination of trade secret, copyright and trademark laws, and contractual provisions to protect its proprietary rights in its software products. OrCAD also ships its software with a security device to all customers outside the U.S. and Canada. OrCAD generally enters into proprietary information and confidentiality agreements with its employees and distributors, and limits access to and distribution of its software, documentation and other proprietary information. OrCAD does not license or release the source code for its proprietary software to its customers, except in connection with OEM development agreements. Despite these precautions, there can be no assurance that a third party will not copy or otherwise obtain and use OrCAD's products or technology without authorization, or develop similar or superior technology independently. In particular, OrCAD distributes its products pursuant to "shrink-wrap" licenses. There can be no assurance that such licenses are enforceable.

  In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries. Although OrCAD believes that its products do not infringe on the proprietary rights of third parties, and although OrCAD has received no communications from third parties alleging the infringement of the proprietary rights of such parties, there can be no assurance that infringement claims will not be asserted against OrCAD in the future and that any such claims will not require OrCAD to enter into costly litigation. Irrespective of the validity or the successful assertion of such claims, any such litigation could result in significant diversions of effort by OrCAD's technical and management personnel, as well as OrCAD's incurring significant costs with respect to the defense thereof, and could have a material adverse effect on OrCAD's business, financial condition and results of operations. In addition, if any claims or actions are asserted against OrCAD, OrCAD may choose to or be required to obtain a license under a third party's intellectual property rights. There can be no assurance that under such circumstances a license would be available upon reasonable terms or at all.

EMPLOYEES

  As of September 30, 1997, OrCAD had 147 employees, including 68 in marketing and sales, 52 in research and development and 27 in general and administrative capacities. Of these, 134 were located at OrCAD's headquarters in Beaverton, Oregon, and 13 were located at OrCAD's subsidiary in Yokohama, Japan. None of OrCAD's employees is represented by a labor union or is subject to a collective bargaining agreement. OrCAD believes that its employee relations are good.

  OrCAD's future success depends in significant part upon the continued service of its key senior management, professional and technical personnel. OrCAD's future success also depends on its continuing ability to attract and retain highly qualified technical, professional and managerial personnel. Competition for such personnel is intense, and there can be no assurance that OrCAD can retain its key employees or that it can attract, assimilate or retain other highly qualified personnel in the future.

PROPERTIES

  OrCAD occupies approximately 39,000 square feet of space at its headquarters in Beaverton, Oregon under a lease expiring in 2001, subject to OrCAD's right to extend. OrCAD's subsidiary in Japan leases approximately 3,000 square feet of space at its Yokohama, Japan office. OrCAD believes that its existing facilities, including expansion options, are adequate for its current needs and that suitable additional space will be available as needed.

LEGAL PROCEEDINGS

  From time to time, OrCAD becomes involved in ordinary, routine or regulatory legal proceedings incidental to the business of OrCAD. OrCAD is not presently a party to any litigation, the outcome of which would have a material adverse effect on OrCAD's business, financial condition or results of operations.

SELECTED ORCAD CONSOLIDATED FINANCIAL DATA

  The following selected historical financial data of OrCAD have been derived from OrCAD's historical financial statements. The selected historical financial data of OrCAD includes the financial results and accounts of Massteck, Ltd., Intelligent Systems Japan, K.K., Team Corporation and Q Point Technology from June 1, 1995, December 2, 1995, April 1, 1997 and June 10, 1997, respectively (the dates of each respective acquisition or purchase). OrCAD's audited Consolidated Balance Sheets as of December 31, 1996 and 1995, its audited Consolidated Statements of Operations for the years ended December 31, 1996, 1995, and 1994, its unaudited Consolidated Balance Sheet as of September 30, 1997 and its unaudited Consolidated Statements of Operations for the nine month periods ended September 30, 1997 and 1996 are included elsewhere in this Joint Proxy Statement/Prospectus and should be read in conjunction with such financial statements and the notes thereto. OrCAD's other audited historical financial statements for 1994, 1993 and 1992 are not included herein.

                                                                     NINE MONTHS
                                                                        ENDED
                                 YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                          ----------------------------------------  ----------------
                           1996    1995    1994    1993     1992     1997     1996
                          ------- ------- ------  -------  -------  -------  -------
                                                                      (UNAUDITED)
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA:
Revenue:
 Products...............  $17,822 $10,627 $8,020  $ 7,874  $ 7,960  $15,290  $13,364
 Service................    3,085   3,032  1,792      662      942    3,455    2,193
                          ------- ------- ------  -------  -------  -------  -------
 Total revenue..........   20,907  13,659  9,812    8,536    8,902   18,745   15,557
                          ------- ------- ------  -------  -------  -------  -------
Cost and expenses:
 Cost of revenue--
  products..............    1,771   1,587  1,713    1,708    1,936    1,986    1,310
 Cost of revenue--
  service...............      727     488    387      347      375      551      528
 Research and
  development...........    4,286   3,561  2,907    4,140    4,468    4,174    3,222
 Marketing and sales....    7,079   4,934  3,569    3,442    2,514    7,611    5,337
 General and
  administrative........    3,063   1,904  1,363      962    1,945    2,234    2,240
 In-process research and
  development...........      --      971    --       --       --     2,203      --
                          ------- ------- ------  -------  -------  -------  -------
 Total cost and
  expenses..............   16,926  13,445  9,939   10,599   11,238   18,759   12,637
                          ------- ------- ------  -------  -------  -------  -------
Income (loss) from
 operations.............    3,981     214   (127)  (2,063)  (2,336)     (14)   2,920
                          ------- ------- ------  -------  -------  -------  -------
Other income:
 Interest income
  (expense), net........    1,207      53    (62)     (24)     --     1,118      820
 Other, net.............       65      52    218      146      245       (8)      68
                          ------- ------- ------  -------  -------  -------  -------
                            1,272     105    156      122      245    1,110      888
                          ------- ------- ------  -------  -------  -------  -------
Income (loss) before
 income taxes...........    5,253     319     29   (1,941)  (2,091)   1,096    3,808
Income taxes............    1,051       4    --       --       --       383      800
                          ------- ------- ------  -------  -------  -------  -------
Net income (loss).......  $ 4,202 $   315 $   29  $(1,941) $(2,091) $   713  $ 3,008
                          ======= ======= ======  =======  =======  =======  =======
Net income (loss) per
 common and common
 equivalent share.......  $   .63 $   .07 $  .01  $  (.99) $ (1.05) $  0.10  $  0.47
                          ======= ======= ======  =======  =======  =======  =======
Weighted average number
 of common and common
 equivalent shares
 outstanding............    6,618   4,775  4,211    1,960    1,986    6,995    6,407
                          ======= ======= ======  =======  =======  =======  =======

                                                  DECEMBER 31,
                                                 --------------- SEPTEMBER 30,
                                                  1996    1995       1997
                                                 ------- ------- -------------
                                                                  (UNAUDITED)
                                                        (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and short-term
 investments.................................... $29,272 $ 2,080    $26,467
Working capital.................................  29,645   1,611     27,439
Total assets....................................  38,250  10,665     39,556
Total stockholders' equity......................  33,934   6,114     34,742

            ORCAD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  This Management's Discussion and Analysis of Financial Condition and Results of Operations and other sections of this Joint Proxy Statement/Prospectus contain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. OrCAD's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Quarterly Results of Operations" as well as those discussed in this section and elsewhere in this Joint Proxy Statement/Prospectus, and other risks detailed from time to time in OrCAD's Securities and Exchange Commission reports. The industry in which OrCAD competes and the markets that it serves are highly cyclical. OrCAD is dependent upon the semiconductor and, more generally, the computer and electronics industries. Each of these industries is characterized by rapid technological change, short product life cycles, fluctuations in manufacturing capacity and pricing and gross margin pressures. Segments of these industries, in each of the United States, Europe and Japan, have from time to time experienced significant economic downturns characterized by decreased product demand, reductions in capital expenditures, production over-capacity, price erosion, work slowdowns and layoffs. In addition, portions of these industries have experienced downturns at different times. Over the past few years, these industries have experienced an extended period of significant economic growth in North America, although in Europe and Japan the growth of such industries has been slower. There can be no assurance that such economic growth in North America will continue, and if it does not, any downturn could be severe. OrCAD's operations may in the future reflect substantial fluctuations from period to period as a consequence of such industry patterns, general economic conditions affecting the timing of orders from major customers, and other factors affecting capital spending. There can be no assurance that such factors will not have a material adverse effect upon OrCAD's business, financial condition and results of operations.

OVERVIEW

  OrCAD was formed in September 1991 as the successor to prior entities engaged in developing electronic design automation tools. From its inception, OrCAD has been engaged in the development and marketing of a broad family of EDA products including schematic capture, digital simulation, programmable logic design and printed circuit board layout. From 1993 to 1994, OrCAD upgraded its entire DOS product family to the 386+ series, intended for optimal performance with PCs based on Intel 386 and 486 microprocessors. In 1995, OrCAD introduced OrCAD Design Desktop for Windows, a new product family designed for the 32-bit Windows operating system that included OrCAD Capture for Windows, OrCAD Simulate for Windows, OrCAD Layout for Windows, OrCAD Layout Ltd. for Windows and OrCAD Layout Plus for Windows. In 1997 OrCAD introduced OrCAD Express for Windows, OrCAD Express Enterprise Edition, OrCAD Capture Enterprise Edition, OrCAD Layout Engineers' Edition, and OrCAD Enterprise Bridge. From OrCAD's inception through the first six months of 1995, OrCAD earned substantially all of its revenue from its DOS-based EDA products. For the year ended December 31, 1996, and for the nine months ended September 30, 1997, Windows-based products accounted for more than 90% of OrCAD's total revenue.

  In June 1995, OrCAD acquired Massteck Ltd., a developer of Windows-based PCB layout technology. This acquisition enabled OrCAD to introduce the OrCAD Layout for Windows product family in June 1995, simultaneously with the release of OrCAD Capture for Windows. In December 1995, OrCAD acquired Intelligent Systems Japan (ISJ), OrCAD's distributor in Japan since 1991. The entity is now known as OrCAD Japan, K.K., and operates as a wholly owned subsidiary of OrCAD.

RESULTS OF OPERATIONS

  The following table sets forth for the periods indicated selected items of OrCAD's statements of operations as a percentage of its total revenue:

AS A PERCENTAGE OF TOTAL REVENUE

                                                                NINE MONTHS
                                               YEAR ENDED          ENDED
                                              DECEMBER 31,     SEPTEMBER 30,
                                             ----------------  ---------------
                                             1996  1995  1994    1997     1996
                                             ----  ----  ----    ----     ----
                                                                (UNAUDITED)
Revenue:
  Products..................................  85%   78%   82%      82%      86%
  Service...................................  15    22    18       18       14
                                             ---   ---   ---      ---      ---
    Total revenue........................... 100   100   100      100      100
                                             ---   ---   ---      ---      ---
Cost and expenses:
  Cost of revenue--products.................   8    11    17       11        8
  Cost of revenue--service..................   3     4     4        3        3
  Research and development..................  21    26    30       22       21
  Marketing and sales.......................  34    36    36       41       34
  General and administrative................  15    14    14       12       14
  In-process research and development....... --      7   --        12      --
                                             ---   ---   ---      ---      ---
    Total cost and expenses.................  81    98   101      101       80
                                             ---   ---   ---      ---      ---
Income (loss) from operations...............  19     2    (1)      (1)      20
                                             ---   ---   ---      ---      ---
Other income:
  Interest income (expense), net............   6   --     (1)       6        5
  Other, net................................ --    --      2      --       --
                                             ---   ---   ---      ---      ---
                                               6   --      1        6        5
                                             ---   ---   ---      ---      ---
Income before income taxes..................  25     2   --         5       25
Income taxes................................   5   --    --         2        5
                                             ---   ---   ---      ---      ---
Net income..................................  20%    2%  -- %       3%      20%
                                             ===   ===   ===      ===      ===

YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

 Revenue

  OrCAD derives revenue from the licensing of its software products and from the provision of maintenance and training services to customers. OrCAD recognizes revenue from software licenses after shipment of product and when no significant contractual obligations remain outstanding. Service revenue is derived primarily from product support agreements that provide customers access to product enhancements, technical support, bulletin board services and a subscription to the OrCAD Design Desktop Quarterly, a newsletter produced by OrCAD. Revenue from each product support agreement is deferred and recognized ratably over the term of the product support agreement. Revenue from customer training is recognized as services are performed.

  Total revenue increased 53% to $20.9 million in 1996 from $13.7 million in 1995. Total revenue increased 39% in 1995 from $9.8 million in 1994. These increases were due to growth in both product revenue and service revenue. As a percentage of total revenue, product revenue increased to 85% in 1996 from 78% in 1995 and 82% in 1994. Conversely, service revenue decreased as a percentage of total revenue to 15% in 1996 from 22% in 1995 and 18% in 1994.

  Product revenue increased 68% to $17.8 million in 1996 from $10.6 million in 1995. Product revenue increased 33% in 1995 from $8.0 million in 1994. The acquisition of OrCAD Japan accounted for approximately

$3.2 million of the $7.2 million increase in product revenue in 1996. The remaining increase in product revenue in 1996 was primarily attributable to growth in sales of OrCAD Design Desktop for Windows, particularly in the Layout and Simulate product lines. The increase in 1995 was primarily due to increased revenue from sales of the recently introduced OrCAD Design Desktop for Windows product family at generally higher average selling prices than for previous products, and the recognition of revenue previously deferred until the release of OrCAD Capture for Windows, partially offset by decreased revenue from sales of DOS-based products. In 1994, OrCAD began selling its "Capture upgrade," consisting of a product support agreement for SDT 386+ and the right to upgrade to OrCAD Capture for Windows at no further charge. No product revenue from the Capture upgrade was recognized in 1994, although a portion of the revenue was deferred until the release of OrCAD Capture for Windows. In addition, to the extent OrCAD sold upgrades to its Windows-based products rather than the new products themselves, product revenue in 1995 was less than it otherwise might have been because upgrades have significantly lower average selling prices than new products and a higher proportionate service revenue content.

  Service revenue increased 2% to $3.1 million in 1996 from $3.0 million in 1995. Service revenue increased 69% in 1995 from $1.8 million in 1994. The higher increase in product revenue in 1996 as compared to service revenue was primarily attributable to an increase in sales of Windows-based products, a higher proportion of which is recognized as product revenue. The increase in service revenue in 1995 as a percentage of total revenue was primarily attributable to a shift in product mix from new product sales to upgrade sales. This shift resulted in increased service revenue because a higher proportion of revenue from sales of upgrade products is generally allocated to and deferred as service revenue than for new product sales.

  Total North American revenue increased 34% to $12.7 million in 1996 from $9.5 million in 1995. Total revenue generated outside North America increased 98% to $8.2 million in 1996 from $4.1 million in 1995. Total North American revenue increased 60% to $9.5 million in 1995 from $6.0 million in 1994. Total revenue generated outside North America remained relatively constant from 1994 to 1995, at $3.9 million and $4.1 million, respectively. As a percentage of OrCAD's total revenue, revenue generated outside North America increased to 39% in 1996 from 30% in 1995 and decreased to 30% in 1995 from 39% in 1994. The increase in the proportion of revenue generated outside of North America was principally attributable to the acquisition of OrCAD Japan. In 1995 OrCAD's sales to OrCAD Japan, which was OrCAD's distributor until December 2, 1995, amounted to approximately 8% of total revenue. In 1996, sales by OrCAD Japan amounted to approximately 21% of total revenue. This increase in revenue attributable to OrCAD Japan as a percentage of total revenue was primarily the result of OrCAD recognizing the full selling price of products sold by OrCAD Japan, whereas in 1995, prior to the acquisition, OrCAD's products were sold to OrCAD Japan at prices reflecting a substantial discount from OrCAD Japan's selling prices. The greater proportion of North American revenue to total revenue in 1995 was attributable to the earlier releases of OrCAD's new Windows-based products in the North American market. In addition, OrCAD's North American customer base traditionally has adopted new products earlier than its international customer base.

 Cost of Revenue

  The cost of product revenue represents the costs associated with the licensing of OrCAD's products, such as expenses of reproducing product documentation, disks and packaging, hardware locks, shipping costs and royalties paid to external developers. The cost of product revenue increased 12% to $1.8 million in 1996 from $1.6 million in 1995. The cost of product revenue decreased 7% to $1.6 million in 1995 from $1.7 million in 1994. The increase in cost of product revenue in 1996 is primarily due to an increased level of product sales partially offset by lower royalty costs resulting from OrCAD's purchase of source code previously licensed from outside developers, and OrCAD's decision to develop Windows-based products internally rather than through outside developers, as well as to reduced expenditures for software documentation and packaging. As a percentage of product revenue, cost of product revenue decreased to 10% in 1996 from 15% in 1995 and from 21% in 1994. This decrease was primarily the result of higher average selling prices resulting from the sale of OrCAD Design Desktop for Windows, primarily in the PCB Layout and Simulate product lines.

  The cost of service revenue includes the costs of providing software maintenance, such as technical support, software revision releases and updated user documentation, and the costs of providing training. The cost of service revenue increased 49% to $727,000 in 1996 from $488,000 in 1995. The cost of service revenue increased 26% to $488,000 in 1995 from $387,000 in 1994. Both increases reflected increased service obligations as a result of increased training, product, upgrade and product support agreement sales. As a percentage of service revenue, cost of service revenue increased to 24% in 1996 from 16% in 1995 and from 22% in 1994. This increase reflected the absorption of relatively fixed costs and costs of increased technical support personnel in 1995 and 1996 over a relatively constant service revenue base.

 Research and Development

  Research and development expenses include the costs of developing new products and enhancements to existing products. Software development costs are expensed as incurred, in that technological feasibility is generally not established until shortly before the release of a new product and no material development costs are incurred after establishment of technological feasibility. Research and development expenses increased 20% to $4.3 million in 1996 from $3.6 million in 1995. Research and development expenses increased 22% to $3.6 million in 1995 from $2.9 million in 1994. The increase in research and development expenses in 1996 was primarily attributable to increased headcount largely resulting from the acquisitions of OrCAD Japan and Massteck, partially offset by a reduction in costs for engineering consultants. The increase in research and development expenses in 1995 over the same period a year earlier was attributable to increased personnel costs, including costs associated with increased headcount and the engagement of engineering consultants. As a percentage of total revenue, research and development expenses decreased to 21% in 1996 from 26% in 1995 and from 30% in 1994. OrCAD expects research and development expenses to continue to increase in absolute terms.

 Marketing and Sales

  Marketing and sales expenses include salaries, commissions and related personnel costs, and other sales and promotional expenses. Marketing and sales expenses increased 43% to $7.1 million in 1996 from $4.9 million in 1995. Marketing and sales expenses increased 38% to $4.9 million in 1995 from $3.6 million in 1994. The growth in marketing and sales expenses in 1996 was primarily attributable to increased compensation expense related to the growth in the direct telesales organization and increased headcount for marketing personnel, the acquisitions of OrCAD Japan and Massteck, and greater marketing related activities. OrCAD incurred approximately $338,000 in additional expenses in 1996 related to the amortization of intangible assets acquired in connection with the acquisition of OrCAD Japan. In addition, OrCAD increased its sales and marketing headcount by four employees as a result of the acquisition of Massteck. The increase in sales and marketing expenses in 1995 was principally attributable to increased personnel costs, including costs associated with increased headcount and compensation expenses related to growth in the direct telesales organization and the establishment of a direct field sales force. As a percentage of total revenue, marketing and sales expenses decreased to 34% in 1996 from 36% in 1995 and 1994. OrCAD expects marketing and sales expenses to continue to increase in absolute terms.

 General and Administrative

  General and administrative expenses include the costs associated with OrCAD's executive office, human resources, finance, information systems and operations functions. General and administrative expenses increased 61% to $3.1 million in 1996 from $1.9 million in 1995. General and administrative expenses increased 40% to $1.9 million in 1995 from $1.4 million in 1994. The increase in general and administrative expenses in 1996 was attributable to the acquisition of OrCAD Japan, increased personnel costs, including costs associated with increased headcount to support the growth in operations and the additional costs associated with being a public company. The acquisition of OrCAD Japan resulted in approximately $493,000 of general and administrative expenses in 1996. The increase in general and administrative expenses in 1995 was attributable to expenses incurred as OrCAD built a more sophisticated information systems infrastructure. As a percentage of total revenues, general and administrative expenses increased to 15% in 1996 from 14% in 1995 and 1994. OrCAD expects general and administrative expenses to continue to increase in absolute terms to support the growth in operations and the additional costs associated with being a public company.

 In-Process Research and Development

  In connection with OrCAD's acquisition of Massteck in 1995, OrCAD expensed approximately $971,000 of in-process research and development costs associated with certain Windows-based PCB layout technology which had not yet reached technological feasibility.

 Other Income, Net

  Other income, net consists of interest income, gains and losses on the disposal of property and equipment, sublease income, royalty income and foreign currency gains and losses. Interest income consists primarily of the earnings on available cash balances and marketable securities, which have generally been invested in short-term money market investments, treasury bills and corporate debt securities. Other income, net increased to $1.3 million in 1996 from $105,000 in 1995 and from $156,000 in 1994. The increase in other income, net in 1996 was almost entirely from higher interest income earned on increased cash and marketable securities balances generated from the initial public offering completed in March 1996. The decrease in other income, net from 1994 to 1995 was due primarily to the completion in 1994 of the payments associated with the VHDL modeling division divestiture.

 Income Taxes

  OrCAD's effective tax rate for 1996 was 20.0%, which differs from the combined federal and state statutory rate of approximately 38.5% primarily due to the use of net operating loss carryforwards, and the foreign tax rate differential applicable to earnings of OrCAD Japan. OrCAD incurred net losses through 1994 for tax purposes and consequently paid no income taxes through that year. Due to these losses, OrCAD had federal and state net operating loss carryforwards for tax purposes of approximately $1.5 million and $1.2 million as of December 31, 1996, respectively. These carryforwards expire from 2006 through 2009. Net operating loss carryforwards were used to offset taxes payable on 1995 net income.

NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

 Revenue

  Total revenue increased 20% from $15.6 million in the first nine months of 1996 to $18.7 million in the first nine months of 1997. The increased revenue was due to the introduction of successful new products and a new distribution channel. In the first nine months of 1997, the Company introduced OrCAD Capture Enterprise Edition, OrCAD Express, OrCAD Express Enterprise Edition, OrCAD Layout Engineer's Edition and OrCAD Enterprise Bridge and acquired certain assets of TEAM Corporation and hired TEAM's field sales staff and support organization. The remaining increase in total revenue was due to overall growth in product and service revenue. As a percentage of total revenue, product revenue decreased from 86% in the first nine months of 1996 to 82% in the first nine months of 1997. Conversely, service revenue increased as a percentage of total revenue from 14% in the first nine months of 1996 to 18% in the first nine months of 1997.

  Product revenue increased 14% from $13.4 million in the first nine months of 1996 to $15.3 million in the first nine months of 1997. The increase in product revenue was primarily attributable to the introduction of OrCAD Capture Enterprise Edition, OrCAD Express, OrCAD Express Enterprise Edition, OrCAD Layout Engineer's Edition and OrCAD Enterprise Bridge.

  Service revenue increased 58% from $2.2 million in the first nine months of 1996 to $3.5 million in the first nine months of 1997. The increase in service revenue from the first nine months of 1996 to the first nine months of 1997 was primarily attributable to increased sales of extended support agreements and training revenue.

  Total North American revenue increased 39% from $9.2 million in the first nine months of 1996 to $12.9 million in the first nine months of 1997. Total revenue generated outside of North America decreased 7% from $6.3 million in the first nine months of 1996 to $5.9 million in the first nine months of 1997. As a percentage of the Company's total revenue, North American revenue increased from 59% in the first nine months of 1996 to 69% in the first nine months of 1997. The increase in the proportion of revenue generated in North America was principally attributable to the formation and integration of a field sales group into the North American sales territory and the introduction of five new products: OrCAD Capture Enterprise Edition, OrCAD Express, OrCAD Express Enterprise Edition, OrCAD Layout Engineer's Edition and OrCAD Enterprise Bridge. The decrease in the proportion of revenue generated outside of North America was due in part to the typically lower initial adoption rate for new products in Europe and Asia.

 Cost of Revenue

  The cost of product revenue increased 52% from $1.3 million in the first nine months of 1996 to $2.0 million in the first nine months of 1997. The increase was primarily attributable to an increased level of product sales, higher royalty costs associated with OrCAD Capture Enterprise Edition and OrCAD Express Enterprise Edition relative to other product lines and certain commissions paid to North American value-added resellers. As a percentage of product revenue, cost of product revenue increased from 10% in the first nine months of 1996 to 13% in the first nine months of 1997. This increase was primarily the result of the royalty costs associated with OrCAD Capture Enterprise Edition and OrCAD Express Enterprise Edition and commissions paid to North American resellers.

  The cost of service revenue increased 4% from $528,000 in the first nine months of 1996 to $551,000 in the first nine months of 1997. As a percentage of service revenue, the cost of service revenue decreased from 24% in the first nine months of 1996 to 16% in the first nine months of 1997. This decrease reflected the absorption of relatively fixed costs over the increased service revenue base.

Research and Development

  Research and development expenses increased 30% from $3.2 million in the first nine months of 1996 to $4.2 million in the first nine months of 1997. The increase in research and development expenses was attributable to increased personnel costs, including costs associated with increased headcount, recruiting, third party engineering and the engagement of contract testers. As a percentage of total revenue, research and development expenses increased from 21% in the first nine months of 1996 to 22% in the first nine months of 1997. OrCAD expects research and development expenses to continue to increase in absolute terms.

Marketing and Sales

  Marketing and sales expenses increased 43% from $5.3 million in the first nine months of 1996 to $7.6 million in the first nine months of 1997. The increase in marketing and sales expenses was due to increased head count, the formation of a field sales group and promotional expenses associated with the introduction of OrCAD Capture Enterprise Edition, OrCAD Express, OrCAD Express Enterprise Edition, OrCAD Layout Engineer's Edition and OrCAD Enterprise Bridge products in the first nine months of 1997. As a percentage of total revenue, marketing and sales expenses increased from 34% in the first nine months of 1996 to 41% in the first nine months of 1997.

General and Administrative

  General and administrative expenses remained level at $2.2 million for the first nine months of 1996 and the first nine months of 1997. As a percentage of total revenue, general and administrative expenses decreased from 14% in the first nine months of 1996 to 12% in the first nine months of 1997. This decrease reflects the absorption of essentially unchanged general and administrative costs in the first nine months of 1997 as compared to the first nine months of 1996 over a higher revenue base.

In-Process Research and Development

  In connection with OrCAD's acquisition of certain software technology of TEAM Corporation and Q Point Technology in the second quarter of 1997, OrCAD expensed approximately $2.2 million of in-process research and development costs associated with certain technology which had not yet reached technological feasibility. There were no in-process research and development costs incurred in the first nine months of 1996.

 Other Income, Net

  Other income, net increased from $888,000 in the first nine months of 1996 to $1.1 million in the first nine months of 1997. This improvement resulted primarily from higher interest income earned on increased cash and cash equivalents and investment balances resulting from the proceeds of OrCAD's initial public offering completed in March 1996.

 Income Tax Expense

  The effective tax rate for the first nine months of 1997 was 35.0%, which differs from the combined federal and state statutory rate of approximately 38.5% because of the utilization of net operating loss carryforwards, the utilization of research and experimentation tax credits, and the benefit of OrCAD's foreign sales corporation. Income tax expense for the first half of 1997 was $383,000 as compared to $800,000 for the first nine months of 1996. The decrease in income tax expense is primarily attributable to in-process research and development charges related to the acquisition of certain assets of TEAM Corporation and Q Point Technology. The increase in the estimated effective tax rate in the first nine months of 1997 as compared to the first nine months of 1996 is primarily due to the utilization of net operating loss carryforwards in 1996.

QUARTERLY RESULTS OF OPERATIONS

  OrCAD's quarterly operating results have in the past varied and may in the future vary significantly depending on factors such as increased competition, timing of new product announcements, releases and pricing changes by OrCAD or its competitors, length of sales cycles, market acceptance or delays in the introduction of new or enhanced versions of OrCAD's products, timing of significant orders, seasonal factors, mix of direct and indirect sales, product mix, and economic conditions generally and in the EDA industry specifically. In particular, OrCAD's quarterly operating results have in the past fluctuated as a result of the timing of the introduction of new products to the market, with customers waiting to place orders until new products became available. OrCAD's quarterly operating results have also fluctuated as a result of seasonality of customer buying patterns. A substantial portion of OrCAD's revenue in each quarter results from orders booked in that quarter. Revenue from quarter to quarter is difficult to forecast, as minimal backlog exists at the end of any quarter because OrCAD's products typically are shipped and revenue recognized promptly after receipt of customers' orders. OrCAD's expense levels are based, in part, on its expectations as to future revenue. If revenue levels are below expectations, operating results are likely to be adversely affected. In particular, net income may be disproportionately affected by a reduction in revenue because only a small portion of OrCAD's expenses varies with its revenue. OrCAD has recently experienced rapid growth and expansion. There can be no assurance that OrCAD will be able to grow in future periods, that it will be able to sustain its historical rate of revenue growth, or that its operations will remain profitable. Due to the foregoing factors, OrCAD believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance.

                  SELECTED UNAUDITED QUARTERLY FINANCIAL DATA

                                               THREE-MONTH PERIOD ENDED
                          -----------------------------------------------------------------------
                                        1996                                1995
                          ----------------------------------  -----------------------------------
                          MARCH 31 JUNE 30  SEPT. 30 DEC. 31  MARCH 31 JUNE 30   SEPT. 30 DEC. 31
                          -------- -------  -------- -------  -------- -------   -------- -------
                                                    (IN THOUSANDS)
Revenue:
 Products...............   $4,248  $4,579    $4,537  $4,458    $2,076  $2,671     $2,714  $3,166
 Service................      677     730       786     892       641     728        780     883
                           ------  ------    ------  ------    ------  ------     ------  ------
 Total revenue..........    4,925   5,309     5,323   5,350     2,717   3,399      3,494   4,049
                           ------  ------    ------  ------    ------  ------     ------  ------
Cost and expenses:
 Cost of revenue--
  products..............      447     395       468     461       449     330        397     411
 Cost of revenue--
  service...............      165     192       171     199        89     111        135     153
 Research and
  development...........    1,005   1,150     1,067   1,064       773     934        915     939
 Marketing and sales....    1,695   1,813     1,829   1,742       937   1,232      1,171   1,594
 General and
  administrative........      756     741       743     823       395     430        447     632
 In-process research and
  development...........      --      --        --      --        --      971        --      --
                           ------  ------    ------  ------    ------  ------     ------  ------
 Total cost and
  expenses..............    4,068   4,291     4,278   4,289     2,643   4,008      3,065   3,729
                           ------  ------    ------  ------    ------  ------     ------  ------
Income (loss) from
 operations.............      857   1,018     1,045   1,061        74    (609)       429     320
Other income (expense),
 net....................      110     367       411     384        (2)     10         44      53
                           ------  ------    ------  ------    ------  ------     ------  ------
Income (loss) before
 taxes..................      967   1,385     1,456   1,445        72    (599)       473     373
Income tax expense......      184     310       306     251       --      --           1       3
                           ------  ------    ------  ------    ------  ------     ------  ------
Net income (loss).......   $  783  $1,075    $1,150  $1,194    $   72  $ (599)    $  472  $  370
                           ======  ======    ======  ======    ======  ======     ======  ======
                                               THREE-MONTH PERIOD ENDED
                          -----------------------------------------------------------------------
                                        1996                                1995
                          ----------------------------------  -----------------------------------
                          MARCH 31 JUNE 30  SEPT. 30 DEC. 31  MARCH 31 JUNE 30   SEPT. 30 DEC. 31
                          -------- -------  -------- -------  -------- -------   -------- -------
                                                    (IN THOUSANDS)
As a Percentage of Total
 Revenue:
Revenue:
 Products...............       86%     86%       85%     83%       76%     79%        78%     78%
 Service................       14      14        15      17        24      21         22      22
                           ------  ------    ------  ------    ------  ------     ------  ------
 Total revenue..........      100     100       100     100       100     100        100     100
                           ------  ------    ------  ------    ------  ------     ------  ------
Cost and expenses:
 Cost of revenue--
  products..............        9       7         9       9        17      10         11      10
 Cost of revenue--
  service...............        3       4         3       4         3       3          4       4
 Research and
  development...........       20      22        20      20        28      27         26      23
 Marketing and sales....       34      34        34      33        34      36         34      39
 General and
  administrative........       15      14        14      15        15      13         13      16
 In-process research and
  development...........      --      --        --      --        --       29        --      --
                           ------  ------    ------  ------    ------  ------     ------  ------
 Total cost and
  expenses..............       81      81        80      81        97     118         88      92
                           ------  ------    ------  ------    ------  ------     ------  ------
Income (loss) from
 operations.............       19      19        20      19         3     (18)        12       8
Other income (expense),
 net....................        2       7         8       7       --      --           1       1
                           ------  ------    ------  ------    ------  ------     ------  ------
Income (loss) before
 taxes..................       21      26        28      26         3     (18)        13       9
Income tax expense......        4       6         6       5       --      --         --      --
                           ------  ------    ------  ------    ------  ------     ------  ------
Net income (loss).......       17%     20%       22%     21%        3%    (18%)       13%      9%
                           ======  ======    ======  ======    ======  ======     ======  ======

  OrCAD's total revenue increased each quarter in 1996. The decline in product revenue in the third and fourth quarters of 1996 was primarily due to a higher proportion of product support agreement sales, reflecting renewals of product support agreements and a general increase in OrCAD's installed base. Total revenue and product revenue increased each quarter in 1995. Total revenue and product revenue increased substantially in the second quarter of 1995, reflecting the release in June 1995 of the first two OrCAD Design Desktop for Windows products--OrCAD Capture for Windows and the OrCAD Layout for Windows product family. Revenue from these products resulted both from new sales during the quarter and from revenue previously deferred on sales of the Capture Upgrade. Revenue also increased significantly in the first quarter of 1996 primarily due to the acquisition of OrCAD Japan in December 1995. Service revenue increased in each quarter in 1996 and 1995, with the exception of the decline in the first quarter of 1996. The decline in service revenue in the first quarter of 1996 was primarily due to an increase in sales of Windows-based products, a higher proportion of which are recognized as product revenue.

  The cost of revenue has varied on a quarterly basis as a result of a number of factors, including differing margins and royalties payable to third parties, costs associated with providing product updates under both product support agreements and initial product warranties, discounts allowed on sales to OrCAD's distributor in Japan in 1995 and commissions paid to VARs. The cost of revenue as a percentage of total revenue reflects a general downward trend in the cost of revenue through the second quarter of 1996. The cost of revenue as a percentage of total revenue in the first quarter of 1995 reflects the relatively higher sales of lower margin products and royalty payments to third parties. The subsequent decrease in the second quarter of 1995 reflects the elimination of royalties formerly paid to Massteck as a result of the Massteck acquisition and the discontinuation of a low margin OEM product family.

  Operating expenses have generally increased in absolute terms as OrCAD has increased expenditures and staffing in its research and development, sales and marketing, and general and administrative functions. In particular, personnel were added to research and development to accelerate the completion of the OrCAD Design Desktop for Windows product family, supplemented by consultants in various quarters. OrCAD also added personnel to marketing and sales to create and expand its direct telesales organization and more recently its direct field sales force for strategic accounts. In addition, the occurrence of major tradeshows and associated product release publicity expenditures caused marketing and sales expenses to increase substantially in the second quarter of 1996 and 1995. OrCAD incurred an increase in sales and marketing expenses due to certain promotional costs associated with the release of certain of OrCAD's Windows-based products in the fourth quarter of 1995. OrCAD's general and administrative expenses increased substantially in the fourth quarter of 1996 due to the incurrence of a bad debt charge related to a distributor in Japan. General and administrative expenses increased substantially in the fourth quarter of 1995 as a result of the consolidation of OrCAD Japan's operations with those of OrCAD.

LIQUIDITY AND CAPITAL RESOURCES

  Total cash and cash equivalents were $24.5 million at September 30, 1997, as compared to $20.3 million at December 31, 1996. Cash provided by operations was $3.4 million for the first nine months of 1997 as compared to $3.5 million for the first nine months of 1996. The decrease in cash provided by operations for the first nine months of 1997 as compared to the first nine months of 1996 was primarily due to increases in trade accounts receivable and a reduction in accrued taxes. Cash provided by investing activities was $684,000 for the first nine months of 1997 as compared to $9.5 million used in the first nine months of 1996. Purchases of investment securities with the proceeds of the initial public offering in March 1996 accounted for a substantial portion of cash used in investing activities in the first nine months of 1996. Cash provided by investing activities during the first nine months of 1997 was generated primarily from the sale of short-term securities.

  The completion of the initial public offering of common stock in March 1996 and the exercise of OrCAD's underwriters over-allotment option in April 1996 resulted in net proceeds of $23.3 million which improved OrCAD's current ratio to 7.9:1 at December 31, 1996 from 1.4:1 at December 31, 1995. Working capital improved to $29.6 million at December 31, 1996 from $1.6 million at December 31, 1995.

  OrCAD has available borrowing capacity consisting of a $3.0 million line of credit from a commercial bank. As of December 31, 1996, there was no indebtedness outstanding under this facility. OrCAD believes that current cash and investment balances, cash flows from operations and the unused line of credit are sufficient to meet current and anticipated future capital requirements for at least the next twelve months. OrCAD currently has no significant capital commitments other than commitments under facility operating leases. OrCAD has from time to time evaluated and continues to evaluate opportunities for acquisitions and expansion and, consistent with this practice, is currently engaged in preliminary discussions with other parties regarding possible acquisitions. Any such transactions, if consummated, may use a portion of OrCAD's working capital or necessitate additional bank borrowings. No assurance can be given that additional borrowing capacity will be available or that, if available, such financing will be obtainable on terms favorable to OrCAD or its stockholders.

  Cash and cash equivalents increased $18.2 million from December 31, 1995 to December 31, 1996 and $1.5 million from December 31, 1994 to December 31, 1995. Net cash of $4.9 million, $1.6 million, and $1.3 million was provided by operations in 1996, 1995 and 1994, respectively. Net income accounted for a substantial portion of the change in cash from operations from 1995 to 1996, and net income, after consideration of the non-cash in-process research and development charge, accounted for a substantial portion of cash from operations in 1995. Purchases of investment securities with the proceeds of the initial public offering and acquisitions of fixed assets accounted for a substantial portion of the cash used in investing activities of $9.9 million in 1996. In 1995, cash provided by investing activities of $21,000 reflected cash acquired in the acquisitions of OrCAD Japan and Massteck, partially offset by the acquisition of fixed assets and intangibles. Acquisitions of fixed assets accounted for a substantial amount of the cash used in investing activities of $180,000 in 1994. Proceeds from the initial public offering accounted for nearly all of the $23.3 million of cash generated from financing activities in 1996. Cash used in financing activities in 1995 of $87,000 reflected payments on capital lease obligations, partially offset by the proceeds from the issuance of common stock. Borrowings and repayments under OrCAD's line of credit accounted for a substantial portion of the $825,000 used in financing activities in 1994.

  The functional currency of OrCAD's Japanese subsidiary, OrCAD Japan, is the Japanese yen which must be translated to U.S. dollars for consolidation. Generally, Japanese sales are denominated in the Japanese yen. From December 31, 1995 to December 31, 1996, the U.S. dollar strengthened by approximately 12% against the Japanese yen. This strengthening of the U.S. dollar resulted in lower reported revenues and operating expenses due to translation of the Japanese yen to U.S. dollars for consolidated financial reporting. As such, OrCAD's business and operating results will be impacted by the effects of future U.S. dollar and Japanese yen currency fluctuations.

NEW ACCOUNTING PRONOUNCEMENTS

  In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 128, "Earnings per Share." This Statement establishes a different method of computing net income per share than is currently required under the provisions of Accounting Principles Board Opinion No. 15. Under SFAS No. 128, OrCad will be required to present both basic net income per share and diluted net income per share. Basic net income per share is expected to be comparable or slightly higher than the currently presented net income per share as the effect of dilutive stock options will not be considered in computing basic net income per share. Diluted net income per share is expected to be comparable or slightly lower than the currently presented net income per share.

  OrCAD plans to adopt SFAS No. 128 in the fourth quarter of 1997 and at that time all historical net income per share data presented will be restated to conform to the provisions of this Statement.

  In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This Statement establishes standards for the reporting and display of comprehensive income and its components. OrCAD plans to adopt SFAS No. 130 on January 1, 1998. The impact on OrCAD's Financial Statements is not expected to be material.

  In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement establishes standards for reporting operating segments in annual Financial Statements and requires selected information about operating segments in interim Financial Statements. OrCAD plans to adopt SFAS No. 131 on January 1, 1998. The impact on OrCAD's Financial Statements is not expected to be material.

                             BUSINESS OF MICROSIM

OVERVIEW

  MicroSim develops, markets and supports Microsoft Windows-based and Unix-based electronic design automation ("EDA") software products that assist electronics designers in designing integrated circuits ("ICs") and printed circuit boards ("PCBs"), including circuits that include both analog and digital components ("mixed-signal" circuits). MicroSim is one of the desktop EDA industry's leading brand names and suppliers for analog and mixed-signal simulation products. These products have accounted for over 90% of MicroSim's revenue since its inception. MicroSim products enable electronic circuit designers to reduce time to market, improve product capability and reduce design costs. MicroSim's EDA solutions support the design process for mainstream components, from schematic capture to verification to programmable logic design to printed circuit board layout. Over 30,000 products bearing the MicroSim name have been sold worldwide since 1984.

PRODUCTS

  MicroSim's products address the process of designing analog and mixed-signal circuits from schematic capture to PCB layout. With MicroSim products, engineers can move back and forth, from the schematic to simulation to programmable logic synthesis to PCB layout, continuously improving circuit performance. Engineers can also browse the circuit and identify opportunities to optimize various facets of the design. MicroSim's principal products are designed for Windows.

  MicroSim Schematics is a graphical EDA front-end that speeds the process of designing an electronic system. Engineers using MicroSim Schematics can create a schematic, simulate it, and prepare it for printed circuit board layout, all with the same 32-bit Windows-standard user interface. Its "Design Journal" capability allows engineers to explore alternative solutions simultaneously, enabling them to create better designs faster. MicroSim Schematics includes
(i) a schematic editor that is integrated with MicroSim's other products; (ii) a design manager that allows design engineers to browse their design workspace; (iii) a parts library, containing more than 40,000 parts, together with a part editor and wizard that allows designers to quickly modify existing parts or create new ones; and (iv) features to create reports and send design data to other tools, such as AutoCAD.

  MicroSim PSpice A/D is an analog/digital simulator that offers the design engineer close integration between analog and digital designs, and integrates both simulation and waveform analysis for mixed analog and digital systems. Many of today's electronic circuits combine both analog and digital components. MicroSim PSpice A/D accelerates the design of these circuits by providing simulation and analysis of the system before it is built. MicroSim PSpice A/D includes (i) MicroSim Schematics; (ii) a graphical waveform display and analysis program that allows engineers to view and calculate circuit performance; (iii) a library of over 10,000 models for analog and digital parts; and (iv) a graphical simulation model editor that allows engineers to modify models and create new ones.

  MicroSim PSpice is an analog only simulator that MicroSim first introduced in 1984, and has enhanced in numerous releases since. MicroSim PSpice's integration with MicroSim Schematics allows engineers to analyze and refine their designs in a single Windows-based graphical environment. The analysis capabilities (such as parametric analysis and Monte Carlo analysis) of MicroSim PSpice give engineers an understanding of circuit performance that enables them to create better designs. MicroSim PSpice includes (i) MicroSim Schematics; (ii) a graphical waveform display and analysis program that allows engineers to view and calculate circuit performance; (iii) a library containing more than 8,500 analog part models; and (iv) a graphical simulation model editor that allows engineers to modify models and create new ones.

  MicroSim PSpice A/D Basics+ and MicroSim PSpice Basics are entry-level versions of MicroSim PSpice A/D and MicroSim PSpice.

  MicroSim PCBoards assists in the layout of printed circuit boards. It is integrated with MicroSim Schematics and MicroSim PSpice A/D, allowing engineers to do both circuit design and layout to improve overall circuit performance and time-to-market. MicroSim PCBoards includes the industry leading Cadence (formerly Cooper & Chyan Technology) SPECCTRA ShapeBased autorouter to provide fast routes and high completion rates. MicroSim PCBoards also includes a library of more than 1,400 footprints and an interactive footprint editor that enables designers to modify existing footprints or create new ones.

  MicroSim DesignLab enables engineers to design in an integrated manner. Within this integrated design environment engineers can move back and forth between creating the schematic diagram, simulating both analog and digital circuits, synthesizing both PLDs and CPLDs, designing and simulating systems containing Xilinx FPGAs, and laying out printed circuit boards. MicroSim DesignLab includes MicroSim Schematics, MicroSim PSpice A/D, and MicroSim PCBoards. It also includes additional features for PLD, CPLD and FPGA design.

MARKETING AND SALES

  MicroSim markets and sells its products worldwide through marketing communications activities and a sales organization that is composed of a telesales force in the United States, and independent distributors in various countries. MicroSim's distribution strategy is intended to reach and support EDA engineers and designers using MicroSim's desktop software in a productive, efficient and cost-effective manner.

  Marketing. MicroSim develops and implements a number of marketing and marketing communications programs to create awareness and reinforce recognition of its brand and company name. MicroSim uses a mix of advertising, direct mail, electronic marketing, trade show participation and other activities to reach its customers. The various marketing programs and customer references generate leads that are gathered, documented and organized. In the United States, the telesales organization qualifies and responds to those leads. Leads relating to offshore customers are communicated to distributors in the respective geographic locations. In addition, MicroSim maintains regular contact with the industry's editorial community, and has provided contributing editorial articles in electronics industry publications. MicroSim maintains a program of market research based on surveys, industry reports and distributor communications, and actively seeks customer feedback. This information contributes to MicroSim's product development and customer support requirements.

  Domestic Sales. MicroSim products are sold domestically primarily through its telesales organization. Telesales are typically generated by inbound inquiries resulting from MicroSim's marketing programs, customer referrals and repeat inquiries from existing customers. Two independent distributors in the United States complement MicroSim's domestic telesales efforts.

  Foreign Sales. Outside the United States, MicroSim has over thirty independent distributors that sell MicroSim products within specified geographical areas. These distributors provide local technical support and often local language documentation. The distributors also develop and conduct marketing programs specific to their local markets. These local marketing programs are supported by MicroSim, built on the marketing communications materials developed by MicroSim for the domestic market, and tailored to local international use. In Japan, MicroSim is represented by both its wholly owned subsidiary, MicroSim Japan, K.K., and independent distributors.

RESEARCH AND DEVELOPMENT

  MicroSim's product development process is customer-centric, led by a product management group that researches customer requirements, and supported by software development, quality assurance and documentation groups that develop MicroSim's products. MicroSim's plans for future development include productivity improvements for large designs, language-based design, design management, and integration of the overall design process. MicroSim has a Microsoft Windows C++ development environment, in which it develops its products using Microsoft Foundation Class UI objects. In fiscal 1996, 1995 and 1994, MicroSim invested 31%,

25%, and 30% of revenue, respectively, in research and development. All software development costs are expensed as incurred.

COMPETITION

  The EDA industry is highly competitive. MicroSim competes primarily with small, privately held companies, including Intusoft and Deutsch Technology Research. MicroSim also faces competition from larger vendors of traditional UNIX-based EDA products. Some of these companies, such as Cadence Design Systems, Inc., Synopsis, Inc., Viewlogic Systems, Inc., Mentor Graphics Corp. and others, have either announced or shipped Windows-based products. A number of MicroSim's competitors have significantly greater financial, technical and marketing resources than MicroSim, and strong name recognition. There can be no assurance that these competitors will not use their superior resources and visibility, and installed customer bases, to successfully develop better products and/or market their products more effectively than those of MicroSim. In particular, as a result of the wide acceptance of UNIX-based EDA tools, vendors of such tools have established long-term relationships with many of MicroSim's current and potential customers, and may have the ability to offer these customers a broad suite of Windows- and UNIX-based products to satisfy the entire range of their design needs. Finally, in addition to competition from EDA software vendors, MicroSim faces competition from the internal design groups of many of its customers, who design and develop customized electronic design automation tools for their own particular needs and therefore may be reluctant to purchase products offered by MicroSim or other independent EDA vendors. There can be no assurance that MicroSim will be able to convert such internal design groups into users of their products. More generally, there can be no assurance that MicroSim will be able to compete successfully against current and future competitors, both direct and indirect, or that competitive pressures faced by MicroSim will not materially adversely affect its business, financial condition and results of operations.

PROPRIETARY RIGHTS

  MicroSim's success is heavily dependent upon its proprietary software technology. MicroSim currently relies on a combination of trade secret, copyright and trademark laws, and contractual provisions to protect its proprietary rights in its software products. MicroSim also ships its software with a security device. MicroSim generally enters into proprietary information and confidentiality agreements with its employees and distributors, and limits access to and distribution of its software, documentation and other proprietary information. MicroSim does not license or release the source code for its proprietary software to its customers, except for a fraction of the PSpice simulator software, which is sold as a model development product.

REVENUE MIX

  MicroSim derived approximately $8.1 million, $7.0 million, and $5.3 million, or approximately 50%, 48%, and 44%, of its total revenue from international sales in 1996, 1995 and 1994, respectively. Substantially all of MicroSim's international revenue to date has been derived from independent distributor sales and from its Japanese subsidiary.

EMPLOYEES

  As of September 30, 1997, MicroSim had 95 employees, including 15 in marketing and sales, 54 in research and development, and 26 in general and administrative capacities. Of these, 91 were located at MicroSim's headquarters in Irvine, California, and 4 were located at MicroSim's subsidiary in Tokyo, Japan. None of MicroSim's employees is represented by a labor union or is subject to a collective bargaining agreement. MicroSim believes that its employee relations are good, and has not experienced any work stoppage from any labor dispute.

PROPERTIES

  MicroSim occupies approximately 42,756 square feet of space at its headquarters in Irvine, California under a lease expiring in 2004, subject to MicroSim's right to extend. MicroSim's subsidiary in Japan leases approximately 1,000 square feet at its Tokyo, Japan office. MicroSim believes that its existing facilities, including expansion options, are adequate for its current needs and that suitable additional space will be available as needed.

LEGAL PROCEEDINGS

  In the ordinary course of business, MicroSim and/or one or more of its subsidiaries may become involved in legal proceedings from time to time. As of the date of mailing of this Joint Proxy Statement/Prospectus, neither MicroSim nor either of its subsidiaries is a party, and none of their property is subject, to any pending legal proceedings.

SELECTED MICROSIM FINANCIAL DATA

  The following selected historical financial data of MicroSim have been derived from MicroSim's historical financial statements. MicroSim's audited Balance Sheets as of December 31, 1996 and 1995, its audited Statements of Income for the years 1996, 1995 and 1994, its unaudited Balance Sheet as of September 30, 1997 and its unaudited Statements of Income for the nine-month periods ended September 30, 1997 and 1996 are included elsewhere in this Joint Proxy Statement/Prospectus and should be read in conjunction with such financial statements and the notes thereto. MicroSim's other audited historical financial statements for 1994, 1993 and 1992 are not included herein.

                                                                    NINE  MONTHS
                                                                        ENDED
                                 YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                          ----------------------------------------- --------------
                           1996     1995     1994     1993    1992   1997    1996
                          -------  -------  -------  ------  ------ ------  ------
                                                                     (UNAUDITED)
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT
 OF INCOME DATA:
Revenue:
 Products...............  $13,347  $12,515  $10,325  $9,423  $9,940 $9,599  $9,804
 Service................    2,780    2,143    1,784   1,070     929  2,687   1,995
                          -------  -------  -------  ------  ------ ------  ------
 Total revenue..........   16,127   14,658   12,109  10,493  10,869 12,286  11,799
                          -------  -------  -------  ------  ------ ------  ------
Costs and expenses:
 Cost of revenue--
  products..............    2,371    2,088    1,900   1,512   1,683  1,614   1,675
 Cost of revenue--
  service...............      776      621      586     325     289    668     535
 Research and
  development...........    5,064    3,688    3,692   3,683   3,110  4,193   3,703
 Marketing and sales....    4,798    3,859    3,266   3,091   2,390  3,479   3,321
 General and
  administrative........    1,730    1,603    1,372   1,224   1,374  1,265   1,378
 Write-off of purchased
  software..............      --     1,037      --      --      --     --      --
                          -------  -------  -------  ------  ------ ------  ------
 Total costs and
  expenses..............   14,739   12,896   10,816   9,835   8,846 11,219  10,612
                          -------  -------  -------  ------  ------ ------  ------
Income from operations..    1,388    1,762    1,293     658   2,023  1,067   1,187
                          -------  -------  -------  ------  ------ ------  ------
Other income:
 Interest income........      356      291       87      50      57    262     267
 Interest expense.......      (21)     (39)     (54)     (8)    --      (7)    (18)
                          -------  -------  -------  ------  ------ ------  ------
                              335      252       33      42      57    255     249
                          -------  -------  -------  ------  ------ ------  ------
Income before income
 taxes..................    1,723    2,014    1,326     700   2,080  1,322   1,436
Income taxes............      652      691      263      83     709    496     517
                          -------  -------  -------  ------  ------ ------  ------
Net income..............  $ 1,071  $ 1,323  $ 1,063  $  617  $1,371 $  826  $  919
                          =======  =======  =======  ======  ====== ======  ======
Net income per common
 and common equivalent
 share..................  $  0.38  $  0.46  $  0.37  $ 0.21  $ 0.46 $ 0.29  $ 0.32
                          =======  =======  =======  ======  ====== ======  ======
Weighted average common
 and common equivalent
 shares outstanding.....    2,840    2,877    2,879   2,957   2,965  2,831   2,836
                          =======  =======  =======  ======  ====== ======  ======

                                                    DECEMBER 31,
                                                   -------------- SEPTEMBER 30,
                                                    1996   1995       1997
                                                   ------ ------- -------------
                                                                   (UNAUDITED)
                                                          (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
 Cash, cash equivalents and short-term
  investments..................................... $7,769 $ 6,862    $6,950
 Working capital..................................  7,209   6,162     7,118
 Total assets..................................... 11,642  10,578    12,502
 Total shareholders' equity.......................  7,749   6,656     8,452

                 MICROSIM MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  This Management's Discussion and Analysis of Financial Condition and Results of Operations and other sections of this Joint Proxy Statement/Prospectus contain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. MicroSim's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this section and elsewhere in this Joint Proxy Statement/Prospectus. The industry in which MicroSim competes and the markets that it serves are highly cyclical. MicroSim is dependent upon the semiconductor and, more generally, the computer and electronics industries. Each of these industries is characterized by rapid technological change, short product life cycles, fluctuations in manufacturing capacity and pricing and gross margin pressures. Segments of these industries, in each of the United States, Europe and the Pacific Rim, have from time to time experienced significant economic downturns characterized by decreased product demand, reductions in capital expenditures, production over-capacity, price erosion, work slowdowns and layoffs. In addition, portions of these industries have experienced downturns at different times. There can be no assurance that economic growth in applicable markets worldwide will continue, and if it does not, any downturn could be severe. MicroSim's operations may in the future reflect substantial fluctuations from period to period as a consequence of such industry patterns, general economic conditions affecting the timing of orders from major customers, and other factors affecting capital spending. There can be no assurance that such factors will not have a material adverse effect upon MicroSim's business, financial condition and results of operations.

OVERVIEW

  MicroSim was founded in 1984 with the introduction of MicroSim PSpice, an analog circuit simulator developed for use on the PC. In 1987, MicroSim introduced mixed analog/digital simulation with MicroSim PSpice A/D. In 1991, MicroSim introduced versions of its products running under the MicroSoft Windows standard user interface. Currently, over 90% of MicroSim's revenues are derived from sales and support of its Windows-based products. MicroSim PCBoards was introduced in 1995 followed by MicroSim DesignLab in 1996. SEE "BUSINESS OF MICROSIM--Products".

RESULTS OF OPERATIONS

  The following table sets forth for the periods indicated selected items of MicroSim's statements of income as a percentage of its total revenue:

AS A PERCENTAGE OF TOTAL REVENUE

                                                                 NINE MONTHS
                               YEAR ENDED DECEMBER 31,       ENDED SEPTEMBER 30,
                               ---------------------------   ---------------------
                                1996      1995      1994       1997        1996
                               -------   -------   -------   ---------   ---------
                                                                 (UNAUDITED)
Revenue:
  Products....................      83%       85%       85%         78%         83%
  Service.....................      17        15        15          22          17
                               -------   -------   -------   ---------   ---------
    Total revenue.............     100       100       100         100         100
                               -------   -------   -------   ---------   ---------
Costs and expenses:
  Cost of revenue--products...      15        14        16          13          14
  Cost of revenue--service....       5         4         5           5           5
  Research and development....      31        25        30          34          31
  Marketing and sales.........      29        27        27          29          28
  General and administrative..      11        11        11          10          12
  Write-off of purchased
   software...................     --          7       --          --          --
                               -------   -------   -------   ---------   ---------
    Total costs and expenses..      91        88        89          91          90
                               -------   -------   -------   ---------   ---------
Income from operations........       9        12        11           9          10
                               -------   -------   -------   ---------   ---------
Other income:
  Interest income.............       2         2         1           2           2
  Interest expense............     --        --         (1)        --          --
                               -------   -------   -------   ---------   ---------
                                     2         2       --            2           2
                               -------   -------   -------   ---------   ---------
Income before income taxes....      11        14        11          11          12
Income taxes..................       4         5         2           4           4
                               -------   -------   -------   ---------   ---------
Net income....................       7%        9%        9%          7%          8%
                               =======   =======   =======   =========   =========

YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

 Revenue

  MicroSim derives revenue from the licensing of its software products and from the provision of maintenance. MicroSim recognizes revenue from sales of software licenses upon shipment of software to the customer. Service revenue is derived primarily from product support agreements that provide customers access to product enhancements, and secondarily from an allocation of a portion of each product's sale price to service revenue to cover technical support MicroSim provides to its customers. Revenue from each product support agreement is deferred and recognized ratably over the term of the product support agreement, typically twelve months.

  Total revenue increased 10% to $16.1 million in 1996 from $14.7 million in 1995. Total revenue increased 21% in 1995 from $12.1 million in 1994. These increases were due to growth in both product and service revenue. As a percentage of total revenue, service revenue increased to 17% in 1996 from 15% in 1995 and 1994, reflecting renewals of product support agreements from a larger installed base and sales of new product support agreements.

  Product revenue increased 7% to $13.3 million in 1996 from $12.5 million in 1995. Product revenue increased 21% in 1995 from $10.3 million in 1994. The increase in product revenue in 1996 and 1995 was primarily attributable to increased sales of MicroSim's analog and mixed analog/digital simulation products (the

PSpice Products). Product mix was reasonably consistent across all three years, with revenues from the PSpice Products accounting for 93% to 95% of total product revenue during that time. Slower growth in 1996 than 1995 reflects slower markets both domestically and internationally in 1996.

  Service revenue increased 30% to $2.8 million in 1996 from $2.1 million in 1995. Service revenue increased 20% in 1995 from $1.8 million in 1994. The increases in service revenue are attributable to the continued renewals of product support agreements from a growing installed user base and the sale of product support agreements with new product licenses.

  MicroSim serves three principal markets geographically: the United States; Pacific Rim; and Europe. Sales to these three markets accounted for 50%, 25% and 21%, respectively, in 1996; 52%, 20% and 24%, respectively, in 1995 and 56%, 17%, and 23%, respectively, in 1994 of MicroSim's total revenue. The most significant revenue growth over the period came from the Pacific Rim, where MicroSim established a branch sales office in Japan in 1994. This branch office was incorporated as MicroSim Japan, K.K. in 1996. Revenues from the Pacific Rim increased 43% to $4.1 million in 1996 from $2.9 million in 1995. Revenues from the Pacific Rim increased 36% in 1995 from $2.1 million in 1994.

 Cost of Revenue

  Cost of revenue--products represents the costs associated with the sale of licenses to MicroSim's products, including the costs of developing and reproducing product documentation, production of CDs and packaging, security devices, shipping costs and royalties paid to others for third party technology incorporated in MicroSim's products. Cost of revenue--products increased 14% to $2.4 million in 1996 from $2.1 million in 1995, and increased 10% in 1995 from $1.9 million in 1994. The increases in cost of revenue-- products in 1996 and 1995 primarily resulted from increased expenses in the development and production of product documentation. In the third quarter of 1995 MicroSim added to its Technical Publications staff to improve the quality and usability of its product documentation. The cost of revenue--products also increased as a function of increased revenues. Cost of revenue--products remained consistent as a percentage of product revenue at 18%, 17% and 18% for 1996, 1995 and 1994, respectively.

  Cost of revenue--service represents the costs of providing software maintenance, including technical support and software updates. MicroSim typically updates its products twice each year. Cost of revenue--service increased 25% to $776,000 in 1996 from $621,000 in 1995, and 6% in 1995 from
$586,000 in 1994. The increases reflect the increased costs associated with greater service obligations, and additions to the number of service personnel at the end of 1995 and early in 1996. MicroSim increased its technical support staff in the fourth quarter of 1995 due to the introduction of MicroSim PCBoards during that quarter. As a percentage of service revenue, cost of revenue--service decreased to 28% in 1996 from 29% in 1995 and 33% in 1994. These improvements result from the relatively fixed nature of costs associated with product service agreement revenue.

 Research and Development

  Research and development expenses include the costs of developing new products and enhancing existing products. Software development costs are expensed as incurred, in that technological feasibility is generally not established until shortly before the release of a new product and no material development costs are incurred after the establishment of technological feasibility. Research and development expenses increased 37% to $5.1 million in 1996 from $3.7 million in each of 1995 and 1994. The increase in 1996 was primarily due to a 50% growth in the number of research and development personnel from 1995 to the end of 1996. MicroSim added staff to support an expanding product offering as well as to institute a new product development process that placed a greater emphasis on testing throughout the development cycle. The number of employees in research and development remained relatively constant from 1994 to 1995.

 Marketing and Sales

  Marketing and sales expenses increased 24% to $4.8 million in 1996 from $3.9 million in 1995 and 18% in 1995 from $3.3 million in 1994. As a percentage of total revenue, marketing and sales expenses were 29%, 27% and 27% in 1996, 1995 and 1994, respectively. The increase in 1996 in both absolute and percentage terms was primarily attributable to increased marketing expenses associated with two new product introductions. These expenses included the cost of developing and placing advertisements and the cost of developing and printing collateral material related to MicroSim DesignLab, introduced in October 1996, and MicroSim PCBoards, introduced in December 1995.

 General and Administrative

  General and administrative expenses increased 8% to $1.7 million in 1996 from $1.6 million in 1995. General and administrative expenses increased 17% in 1995 from $1.4 million in 1994. The increases in 1996 and 1995 were due to increased personnel costs and higher general and administrative expenses associated with MicroSim Japan's growth.

 Write-off of Purchased Software

  In 1995, MicroSim wrote off its investment in purchased printed circuit board autorouting software when it ceased using it, following licensing and adoption of an alternate supplier's product.

 Interest Income

  Interest income increased in 1996 and 1995 primarily due to increased cash, cash equivalents and short-term investments. The increased interest earning balances resulted from cash generated from operations.

 Income Taxes

  MicroSim's effective tax rates for 1996, 1995 and 1994 were 38%, 34% and 20%, respectively. The increase in the effective tax rate in 1996 was due to losses from MicroSim Japan that did not yield any corresponding tax benefit. The 20% effective tax rate in 1994 resulted from the research and experimentation tax credit being effective for the entire year (as opposed to half years in 1995 and 1996) and lower pretax earnings compared to 1996 and 1995.

NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

 Revenue

  Total revenue increased 4% to $12.3 million in the first nine months of 1997 from $11.8 million in the first nine months of 1996. Product revenue decreased 2% to $9.6 million in the first nine months of 1997 from $9.8 million in the corresponding period in 1996. Product revenue from MicroSim's Windows-based products, which comprised over 94% of total product revenues in the first nine months of 1997, remained relatively constant during the two periods. The decrease in MicroSim's product revenue was due primarily to decreased revenue from its UNIX- and DOS-based products. MicroSim discontinued selling its DOS-based products in 1996. Service revenue increased 35% to $2.7 million in the first nine months of 1997 from $2.0 million in the first nine months of 1996. The increase in service revenue is attributable to renewals of product support agreements from a larger installed base, as well as the sale of product support agreements with new product licenses.

  As a percentage of total revenue, revenue from the United States, Pacific Rim and Europe accounted for 52%, 24% and 20%, respectively, in the first nine months of 1997 compared to 50%, 27% and 19%, respectively, in the first nine months of 1996. The changes in the geographic mix resulted primarily from a decline in revenue of approximately 10% from the Pacific Rim in the first nine months of 1997 compared to the first nine months of 1996.

 Cost of Revenue

  Cost of revenue--products decreased 4% to $1.6 million in the first nine months of 1997 from $1.7 million in the first nine months of 1996. The decrease was primarily attributable to the decrease in product revenue between the periods, and reduced shipping costs. Cost of revenue--service increased 25% to $668,000 in the first nine months of 1997 from the corresponding period in 1996. The increase reflects the increased costs associated with greater service commitments. As a percentage of service revenue, cost of revenue--service decreased to 25% in the first nine months of 1997 from 27% in the corresponding period of 1996.

 Research and Development

  Research and development expenses increased 13% to $4.2 million in the first nine months of 1997 from $3.7 million in the first nine months of 1996. The increased expenses were primarily due to staffing growth to support an expanding product offering as well as to institute a new product development process that placed a greater emphasis on testing throughout the development cycle. Much of the increase in staffing occurred in the second half of 1996 and the first quarter of 1997.

 Marketing and Sales

  Marketing and sales expenses increased 5% to $3.5 million in the first nine months of 1997 from $3.3 million in the first nine months of 1996. The increase was consistent with the growth in total revenues and reflects the variable nature of these expenses.

 General and Administrative

  General and administrative expenses decreased 8% to $1.3 million in the first nine months of 1997 from $1.4 million in the corresponding period of 1996. As a percentage of total revenue, general and administrative expenses decreased to 10% in the first nine months of 1997 from 12% in the corresponding period in 1996. The decrease in general and administrative expenses was primarily due to reduced personnel costs resulting from a reduction in staffing levels.

 Interest Income

  Interest income decreased slightly in the first nine months of 1997 compared to the first nine months of 1996 due to slightly lower interest rates during 1997.

 Income Taxes

  MicroSim's effective tax rates for the first nine months of 1997 and 1996 were 38% and 36%, respectively. The increase in the effective tax rate in 1997 was due to losses from MicroSim Japan without any corresponding tax benefit.

QUARTERLY RESULTS OF OPERATIONS

  MicroSim's quarterly operating results have in the past varied and may in the future vary significantly depending on factors such as increased competition, timing of new product announcements, releases and pricing changes by MicroSim or its competitors, length of sales cycles, market acceptance or delays in the introduction of new or enhanced versions of MicroSim's products, timing of significant orders, seasonal factors, mix of direct and indirect sales, product mix, and economic conditions generally and in the EDA industry specifically. In particular, MicroSim's quarterly operating results have in the past fluctuated as a result of the timing of the introduction of new products to the market, with customers waiting to place orders until new products became available. MicroSim's quarterly operating results have also fluctuated as a result of seasonality of customer buying patterns. Revenue from quarter to quarter is difficult to forecast, as minimal backlog exists at the end of any quarter because MicroSim's products typically are shipped, and revenue therefore recognized, promptly after receipt of customers' orders. MicroSim's expense levels are based, in part, on its expectations as to future revenue. If revenue levels are below expectations, operating results are likely to be adversely affected. In particular, net income may be disproportionately affected by a reduction in revenue because only a small portion of MicroSim's expenses varies with its revenue. MicroSim has experienced both flat periods and periods of rapid growth and expansion. There can be no assurance that MicroSim will be able to grow in future periods, that it will be able to sustain its historical rate of revenue growth, or that its operations will remain profitable. Due to the foregoing factors, MicroSim believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance.

                  SELECTED UNAUDITED QUARTERLY FINANCIAL DATA

                                               THREE-MONTH PERIOD ENDED
                          -----------------------------------------------------------------------
                                        1996                                1995
                          ----------------------------------  -----------------------------------
                          MARCH 31 JUNE 30  SEPT. 30 DEC. 31  MARCH 31 JUNE 30   SEPT. 30 DEC. 31
                          -------- -------  -------- -------  -------- -------   -------- -------
                                                    (IN THOUSANDS)
Revenue:
 Products...............   $3,318  $3,150    $3,336  $3,543    $3,182  $2,826     $3,015  $3,492
 Service................      607     661       727     785       492     530        539     582
                           ------  ------    ------  ------    ------  ------     ------  ------
Total revenue...........    3,925   3,811     4,063   4,328     3,674   3,356      3,554   4,074
                           ------  ------    ------  ------    ------  ------     ------  ------
Costs and expenses:
 Cost of revenue--
  products..............      525     565       585     696       489     410        584     605
 Cost of revenue--
  service...............      161     186       188     241       142     141        162     176
 Research and
  development...........    1,172   1,249     1,282   1,361       896     797        920   1,075
 Marketing and sales....      979   1,107     1,235   1,477       977   1,028        889     965
 General and
  administrative........      471     448       459     352       378     350        428     447
 Write-off of purchased
  software..............      --      --        --      --        --    1,037        --      --
                           ------  ------    ------  ------    ------  ------     ------  ------
 Total costs and
  expenses..............    3,308   3,555     3,749   4,127     2,882   3,763      2,983   3,268
                           ------  ------    ------  ------    ------  ------     ------  ------
Income (loss) from
 operations.............      617     256       314     201       792    (407)       571     806
Interest income.........       96      86        85      89        63      69         73      86
Interest expense........       (7)     (6)       (5)     (3)      (11)    (10)        (9)     (9)
                           ------  ------    ------  ------    ------  ------     ------  ------
Income (loss) before
 income taxes...........      706     336       394     287       844    (348)       635     883
Income taxes............      254     121       142     135       287    (118)       216     306
                           ------  ------    ------  ------    ------  ------     ------  ------
Net income (loss).......   $  452  $  215    $  252  $  152    $  557  $ (230)    $  419  $  577
                           ======  ======    ======  ======    ======  ======     ======  ======
                                               THREE-MONTH PERIOD ENDED
                          -----------------------------------------------------------------------
                                        1996                                1995
                          ----------------------------------  -----------------------------------
                          MARCH 31 JUNE 30  SEPT. 30 DEC. 31  MARCH 31 JUNE 30   SEPT. 30 DEC. 31
                          -------- -------  -------- -------  -------- -------   -------- -------
AS A PERCENTAGE OF TOTAL
 REVENUE:
Revenue:
 Products...............       85%     83%       82%     82%       87%     84%        85%     86%
 Service................       15      17        18      18        13      16         15      14
                           ------  ------    ------  ------    ------  ------     ------  ------
Total revenue...........      100     100       100     100       100     100        100     100
                           ------  ------    ------  ------    ------  ------     ------  ------
Costs and expenses:
 Cost of revenue--
  products..............       13      15        14      16        13      12         16      15
 Cost of revenue--
  service...............        4       5         5       6         4       4          5       4
 Research and
  development...........       30      32        32      31        24      24         26      26
 Marketing and sales....       25      29        30      34        27      31         25      24
 General and
  administrative........       12      12        11       8        10      10         12      11
 Write-off of purchased
  software..............      --      --        --      --        --       31        --      --
                           ------  ------    ------  ------    ------  ------     ------  ------
 Total costs and
  expenses..............       84      93        92      95        78     112         84      80
                           ------  ------    ------  ------    ------  ------     ------  ------
Income (loss) from
 operations.............       16       7         8       5        22     (12)        16      20
Interest income.........        2       2         2       2         1       2          2       2
Interest expense........      --      --        --      --        --      --         --      --
                           ------  ------    ------  ------    ------  ------     ------  ------
Income (loss) before
 income taxes...........       18       9        10       7        23     (10)        18      22
Income taxes............        6       3         4       3         8      (3)         6       8
                           ------  ------    ------  ------    ------  ------     ------  ------
Net income (loss).......       12%      6%        6%      4%       15%     (6%)       12%     14%
                           ======  ======    ======  ======    ======  ======     ======  ======

LIQUIDITY AND CAPITAL RESOURCES

  Cash and cash equivalents were $4.0 million at September 30, 1997 compared to $7.8 million at December 31, 1996, and $5.2 million at December 31, 1995. The fluctuations in cash and cash equivalents primarily resulted from net changes in short-term investments. Net cash of $1.5 million, $3.7 million and $2.1 million was provided by operations in 1996, 1995, and 1994, respectively. Investing activities have primarily consisted of net changes in short-term investments. Financing activities have not been material. As of September 30, 1997, MicroSim had no commitments or plans for capital expenditures in excess of historical levels.

  MicroSim has been able to fund its working capital requirements principally with internally generated funds. MicroSim believes this source of funds and its cash and cash equivalents balance at September 30, 1997 will be sufficient to fund its requirements for working capital for the foreseeable future.

NEW ACCOUNTING PRONOUNCEMENTS

  In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 128, "Earnings per Share." This Statement establishes a different method of computing net income per share than is currently required under the provisions of Accounting Principles Board Opinion No. 15. Under SFAS No. 128, MicroSim will be required to present both basic net income per share and diluted net income per share. Basic net income per share is expected to be comparable or slightly higher than the currently presented net income per share as the effect of dilutive stock options will not be considered in computing basic net income per share. Diluted net income per share is expected to be comparable or slightly lower than the currently presented net income per share.

  MicroSim plans to adopt SFAS No. 128 in the fourth quarter of 1997 and at that time all historical net income per share data presented will be restated to conform to the provisions of this Statement.

  In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This Statement establishes standards for the reporting and display of comprehensive income and its components. MicroSim plans to adopt SFAS No. 130 on January 1, 1998. The impact on MicroSim's Financial Statements is not expected to be material.

  In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement establishes standards for reporting operating segments in annual Financial Statements and requires selected information about operating segments in interim Financial Statements. MicroSim plans to adopt SFAS No. 131 on January 1, 1998. The impact on MicroSim's Financial Statements is not expected to be material.

                    ORCAD DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the directors and executive officers of OrCAD.

          NAME           AGE                             POSITION
          ----           ---                             --------
Greg Applegate..........  36 Vice President of World Wide Sales
Michael F. Bosworth.....  50 Chairman of the Board, President and Chief Executive Officer
Wolfram H. Blume........  44 *
P. David Bundy..........  42 Vice President of Finance, Secretary and Chief Financial Officer
Stephen W. Director.....  54 Director
Gerald Fahrenkopf.......  45 Vice President of Research and Development
Stuart A. Harrington....  36 Vice President
Richard P. Magnuson.....  41 Director
James B. Moon...........  50 Director
James Plymale...........  31 Vice President of Marketing
John C. Savage..........  49 Director
Donald G. Tannenbaum....  49 Vice President of Integration and Development
Michael U. Wimbrow......  44 **

--------
 * It is expected that, in conjunction with the Merger, Mr. Blume will become a director of OrCAD and Chief Technical Officer and Senior Vice President of Research and Development of OrCAD. Mr. Blume has served as MicroSim's Chairman of the Board, President, and Chief Executive Officer since July 1984. Prior to founding MicroSim in 1984, he spent six years as a member of the technical staff in the Advanced Development Group of Silicon Systems, Inc.
** It is expected that, in conjunction with the Merger, Mr. Wimbrow will become Vice President of Product Strategy and Architecture of OrCAD. Mr. Wimbrow has served on MicroSim's Board of Directors since April 1993, and has served as MicroSim's Vice President of Planning and Product Support since June 1994. From 1987 to 1994, Mr. Wimbrow served as a software developer with MicroSim.

  Greg Applegate. Mr. Applegate has served as OrCAD's Vice President of World Wide Sales since November 1996. Prior to that, he was OrCAD's Director of Sales. Mr. Applegate joined OrCAD in October 1993. Prior to joining OrCAD he spent four years with INTERSOLV, Inc.

  Michael F. Bosworth. Mr. Bosworth was named Chairman of the Board of Directors in February 1997 and has served as President, Chief Executive Officer and a member of the Board of Directors since October 1991. From April 1986 through September 1991, he served as President and Chief Executive Officer of Context Corporation, initially a subsidiary of Mentor Graphics Corporation and later a division of Mentor Graphics Corporation.

  P. David Bundy. Mr. Bundy has served as OrCAD's Vice President of Finance, Secretary and Chief Financial Officer since November 1991. Mr. Bundy served as Controller upon joining OrCAD in October 1989. Mr. Bundy also earlier served as Controller of Cadic, Inc., and in various financial capacities with Burroughs Corporation.

  Stephen W. Director. Dr. Director has served as a member of the Board of Directors of OrCAD since January 1991. Dr. Director has served as the Dean of Engineering at the University of Michigan since July 1996. Dr. Director served as the Dean of the College of Engineering and U.A., and Helen Whitaker University Professor of Electrical and Computer Engineering at Carnegie Mellon University from July 1991 through June 1996. In 1982 he founded the SRC-CMU Research Center for Computer-Aided Design and served as its Director from 1982 to 1989. Dr. Director also serves on the Technical Advisory Boards of a number of EDA companies.

  Gerald Fahrenkopf. Mr. Fahrenkopf has served as OrCAD's Vice President of Research and Development since June 1994. During 1994, he served as OrCAD's Vice President of Marketing, and as Vice President of Engineering Services from 1993 to 1994. Mr. Fahrenkopf joined OrCAD in 1988.

  Stuart A. Harrington. Mr. Harrington has served as Vice President of OrCAD since December 1995, and has served as President of OrCAD Japan, K.K. since December 1995. Mr. Harrington was a founder of Intelligent Systems, Japan and served as its President from 1990 through November 1995.

  Richard P. Magnuson. Mr. Magnuson has served as a member of the Board of Directors of OrCAD since September 1991. He is a private venture capitalist. He served as General Partner of Menlo Ventures, a private venture capital firm, from 1984 to 1996. Mr. Magnuson serves as a director of two public companies: Rogue Wave Software and California Water Service Company. He also serves as a director of several privately-held companies.

  James B. Moon. Mr. Moon has served as a member of the Board of Directors of OrCAD since December 1995. Mr. Moon has served as the President and Chief Executive Officer of Protocol Systems, Inc. since 1987. Mr. Moon also serves as the Chairman of the Board of Directors of Protocol Systems, Inc.

  James Plymale. Mr. Plymale has served as OrCAD's Vice President of Marketing since October 1995. From 1993 through 1995, he served as OrCAD's Director of Product Marketing, and from 1992 through 1993, he served as OrCAD's Product Marketing Manager. From 1990 to 1992, Mr. Plymale served in various capacities at Phase III Logic.

  John C. Savage. Mr. Savage has served as served as a member of the Board of Directors of OrCAD since September 1991. Since June 1990, Mr. Savage has been Managing General Partner of Glenwood Capital Partners, L.P., and since 1995 has been a Principal of Redwood Partners, LLC; both are affiliated venture capital and investment banking firms. Mr. Savage also serves as a director of FileNet Corporation and Mattson Technology, Inc.

  Donald G. Tannenbaum. Mr. Tannenbaum has served as OrCAD's Vice President of Integration and Development since September 1997. Prior to joining OrCAD, he served as senior consultant and one of three Principals of LionHeart Consulting, Inc. from 1987 to 1997. In this capacity, Mr. Tannenbaum specialized in partnering and assisting emerging businesses to develop through transitions and growth.

                         ORCAD EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table provides certain summary information concerning the compensation of OrCAD's Chief Executive Officer and each of the four other most highly compensated executive officers of OrCAD (the "named executive officers") for the fiscal years ending December 31, 1995 and 1996.

                                                        LONG-TERM
                                                      COMPENSATION
                                                       SECURITIES
                              ANNUAL COMPENSATION      UNDERLYING
                             ------------------------ STOCK OPTIONS    ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY      BONUS     GRANTED    COMPENSATION(1)
---------------------------  ---- --------    ------- ------------- ---------------
Michael F. Bosworth......    1996 $149,972    $46,667       --          $5,806(1)
 Chairman of the Board,      1995  139,130     22,639    62,854          1,488(1)
 President
 and Chief Executive
 Officer
P. David Bundy...........    1996   94,972     12,537       --           3,167(1)
 Vice President of           1995   88,402      4,528    11,428            850(1)
 Finance,
 Secretary and Chief
 Financial Officer
Gerald Fahrenkopf........    1996  114,972     21,593       --           4,086(1)
 Vice President of           1995  114,540     13,584     8,571          1,119(1)
 Research and Development
Stuart A. Harrington.....    1996  195,430        --        --          21,721(2)
 Vice President              1995   16,286(3)     --        --             --
James Plymale............    1996  104,972     17,065       --           3,356(1)
 Vice President of           1995   94,580      9,056    14,285            801(1)
 Marketing

--------
(1) Represents matching contribution to 401(k) Plan on behalf of named executive officer.
(2) Represents rent allowance paid on behalf of named executive officer.
(3) Mr. Harrington became a Vice President of OrCAD in December 1995.

STOCK OPTIONS

  No options were granted to the named executive officers during the year ended December 31, 1996.

OPTION EXERCISES AND HOLDINGS

  The following table provides information, with respect to the named executive officers, concerning the exercise of options during the year ended December 31, 1996, and unexercised options held as of December 31, 1996.

                                                   NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                        OPTIONS AT                OPTIONS AT
                           SHARES                    DECEMBER 31, 1996       DECEMBER 31, 1996(2)
                         ACQUIRED ON    VALUE    ------------------------- -------------------------
          NAME            EXERCISE   REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Michael F. Bosworth.....   50,000     $532,000     62,084       76,478      $574,082     $634,319
P. David Bundy..........    5,000       52,000     26,550       11,306       258,989       89,239
Gerald Fahrenkopf.......    5,000       50,750     27,810       10,046       274,550       82,678
Stuart A. Harrington....      --           --         --           --            --           --
James Plymale...........   17,000      192,550      5,701       20,155        44,738      172,700

--------
(1) The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.
(2) Represents the total gain which would be realized if all in-the-money options held at December 31, 1996 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of $10.50 per share at December 31, 1996. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

DIRECTOR COMPENSATION

  The members of OrCAD's Board of Directors were not compensated for their service on the Board in 1996, but were reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. Beginning in 1997, the nonemployee members of the Board of Directors will receive an annual stipend of $5,000, and, commencing in 1998, an additional $1,000 for each Board meeting and $500 for each Board Committee meeting attended. In addition, under OrCAD's 1995 Stock Option Plan for Nonemployee Directors, each person who becomes a nonemployee director automatically receives an initial option to purchase 20,000 shares of OrCAD Common Stock at the time such person is first elected to the Board of Directors. Each nonemployee director automatically receives additional annual grants of options to purchase 5,000 shares after each annual meeting of shareholders, provided the nonemployee director continues to serve in that capacity. Options vest and become exercisable on the date of grant.

SECTION 16 REPORTS

  Section 16(a) of the Exchange Act requires OrCAD's directors and officers, and persons who own more than ten percent (10%) of a registered class of OrCAD's equity securities, to file initial reports of ownership and reports of changes in ownership with the Commission. Such persons also are required to furnish OrCAD with copies of all Section 16(a) reports they file.

  Based solely on its review of the copies of such reports received by it with respect to fiscal 1996, or written representations from certain reporting persons, OrCAD believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent (10%) of a registered class of OrCAD's equity securities have been complied with for fiscal 1996.

                        STOCK OWNED BY ORCAD MANAGEMENT
                          AND PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the ownership of OrCAD Common Stock as of November 3, 1997, with respect to: (i) each person known by OrCAD to beneficially own more than five percent (5%) of the outstanding shares of OrCAD Common Stock, (ii) each of OrCAD's directors,
(iii) each of OrCAD's named executive officers and (iv) all directors and executive officers as a group.

                                                                 SHARES OF      PERCENT OF
                                                                COMMON STOCK      COMMON
                            SHARES OF COMMON  PERCENT OF COMMON BENEFICIALLY       STOCK
                           STOCK BENEFICIALLY STOCK OUTSTANDING OWNED AFTER     OUTSTANDING
                           OWNED PRIOR TO THE   PRIOR TO THE        THE          AFTER THE
 NAME AND BUSINESS ADDRESS     MERGER (1)          MERGER        MERGER(1)        MERGER
 ------------------------- ------------------ ----------------- ------------    -----------
Wall Street Associates
 (2)...................         686,000             10.1%          686,000          7.5%
 1200 Prospect Street
 Suite 100
 P.O. Box 8589
 La Jolla, CA 92038
FMR Corp. (3)..........         532,200              7.9           532,200          5.8
 82 Devonshire Street
 Boston, MA 02109
Granahan Investment
 Management, Inc. (4)..         393,000              5.8           393,000          4.3
 275 Wyman Street,
 Suite 270
 Waltham, MA 02154
Scudder, Stevens &              393,000              5.8           393,000          4.3
 Clark, Inc. (5).......
 45 Park Avenue
 New York, NY 10154
President and Fellows           359,200              5.3           359,200          3.9
 of Harvard College
 (6)...................
 c/o Harvard Management
 Company, Inc.
 600 Atlantic Avenue
 Boston, MA 02210
Michael F. Bosworth....         163,389              2.4           163,389          1.8
Wolfram H. Blume (7)...             -0-              -0-         1,786,723         19.4
 c/o MicroSim
 Corporation
 16275 Laguna Canyon
 Road
 Irvine, CA 92618
P. David Bundy.........          34,648                *            34,648            *
Stephen W. Director....          25,631                *            25,631            *
Gerald Fahrenkopf......          35,592                *            35,592            *
Stuart A. Harrington...         106,617              1.6           106,617          1.2
Richard P. Magnuson....          29,460                *            29,460            *
James B. Moon..........          20,008                *            20,008            *
James Plymale..........          15,798                *            15,798            *
John C. Savage (8).....          41,724                *            41,724            *
Executive Officers and
 Directors
 as a group (13
 persons) (9)..........         485,411              6.9         2,336,351(10)     24.7

--------
 * Less than one percent

(1) Beneficial ownership is determined in accordance with rules and regulations promulgated under the Securities Act, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from November 3, 1997 are considered outstanding for the purpose of calculating the percentage of OrCAD

    Common Stock owned by such person, but not for the purpose of calculating the percentage of OrCAD Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of November 3, 1997, is as follows: Dr. Director--25,631, Mr. Savage--10,000; Mr. Magnuson--18,900; Mr. Moon--20,008; Mr. Bosworth--98,229; Mr. Bundy--34,314; Mr. Plymale--
    15,370; Mr. Fahrenkopf--35,592; Mr. Harrington--0, and all directors and officers as a group--270,421.
(2) This information as to beneficial ownership is based on a Schedule 13G filed by Wall Street Associates with the Commission on or about February
    3, 1997. The Schedule 13G states that, as of December 31, 1996, Wall
    Street Associates had sole voting power with respect to 605,100 shares of OrCAD Common Stock and sole dispositive power with respect to 686,000 shares of OrCAD Common Stock.
(3) This information as to beneficial ownership is based on a Schedule 13G filed by FMR Corp., Edward C. Johnson 3d, Chairman of FMR Corp. and
    Abigail P. Johnson, a director of FMR Corp., with the Commission on February 12, 1997. The Schedule 13G states that, as of December 31, 1996, Fidelity Management & Research Company, Boston, Massachusetts, a wholly owned subsidiary of FMR Corp., was the beneficial owner of 532,200 shares of OrCAD Common Stock owned by the Fidelity Low-Priced Stock Fund (the "Fund") an investment company, as to which it serves as investment adviser. According to the Schedule 13G, Mr. Johnson, Ms. Johnson and FMR Corp. have sole dispositive power and no voting power with respect to the 532,200 shares of OrCAD Common Stock owned by the Fund.
(4) This information as to beneficial ownership is based on a Schedule 13G filed by Granahan Investment Management, Inc. with the Commission on February 13, 1997. The Schedule 13G states that, as of December 31, 1996, Granahan Investment Management, Inc. had sole voting power with respect to 14,000 shares of OrCAD Common Stock and sole dispositive power with respect to 393,000 shares of OrCAD Common Stock.
(5) This information as to beneficial ownership is based on a Schedule 13G filed by Scudder, Stevens & Clark, Inc. with the Commission on February
    10, 1997. The Schedule 13G states that, as of December 31, 1996, Scudder, Stevens & Clark, Inc. had sole voting power with respect to 154,700 shares of OrCAD Common Stock, shared voting power with respect to 100,000 shares of OrCAD Common Stock and sole dispositive power with respect to 393,000 shares of OrCAD Common Stock.
(6) This information as to beneficial ownership is based on a Schedule 13G filed by the President and Fellows of Harvard College with the Commission on February 14, 1997. The Schedule 13G states that, as of December 31, 1996, the President and Fellows of Harvard College had sole voting and dispositive power with respect to 359,200 shares of OrCAD Common Stock.
(7) Upon consummation of the Merger, in exchange for 2,165,725 shares of MicroSim Stock, Mr. Blume will receive 1,786,723 shares of OrCAD Common Stock. At the first OrCAD Board Meeting following consummation of the Merger, Mr. Blume will become a member of the OrCAD Board.
(8) Includes 31,724 shares beneficially owned by Principals of Redwood Partners, including Mr. Savage. Mr. Savage may be deemed to share voting and investment powers with respect to affiliates of Redwood Partners but disclaims beneficial ownership of such shares held by affiliates of Redwood Partners except to the extent Mr. Savage has a pecuniary interest.

(9) Upon consummation of the Merger, Mr. Blume and Michael U. Wimbrow will become executive officers of OrCAD.

(10) Upon consummation of the Merger, in exchange for (i) 53,000 shares of MicroSim Stock, and (ii) options to acquire 52,500 shares of MicroSim Stock, Mr. Wimbrow will receive 64,217 shares of OrCAD Common Stock, assuming a fair market value of $8.38 per share of OrCAD Common Stock.

               CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH ORCAD

  Redwood Partners has acted as OrCAD's financial advisor with respect to the Merger and the Merger Agreement and provided OrCAD with a written opinion to the effect that the terms of the Merger are fair to the stockholders of OrCAD from a financial point of view. Pursuant to an engagement letter with OrCAD, Redwood Partners will receive a fee of $200,000 for its opinion and certain services rendered in conjunction with the Merger, of which $50,000 is not contingent upon consummation of the Merger. OrCAD also will provide Redwood Partners with reimbursement for Redwood Partners's out-of-pocket expenses, including reasonable fees and disbursements of counsel. OrCAD has also agreed to indemnify Redwood Partners and its affiliates, directors, officers, partners, agents, and employees, and each person, if any, controlling Redwood Partners or any of its affiliates against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out of its engagement. John C. Savage, a Principal of Redwood Partners, serves as a member of the OrCAD Board and will continue to so serve after consummation of the Merger. As of November 3, 1997, Mr.

Savage owned options to acquire 10,000 shares of OrCAD Common Stock, and Principals of Redwood Partners, including Mr. Savage, owned an aggregate of 31,724 shares of OrCAD Common Stock. A predecessor of Redwood Partners was the largest stockholder of OrCAD until September 1996.

                   MICROSIM DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the directors and executive officers of MicroSim.

     NAME                AGE                           POSITION
     ----                ---                           --------
Wolfram H. Blume........  44 Chairman of the Board, President and Chief Executive Officer
Louis A. Delmonico......  56 Director
William E. Drobish......  59 Director
Bruce A. Warren.........  39 Vice President Finance and Administration, Chief
                             Financial Officer and Secretary
Michael U. Wimbrow......  44 Vice President Planning and Product Support,
                             and Director

  Information concerning Mr. Blume and Mr. Wimbrow is set forth above under the heading "ORCAD DIRECTORS AND EXECUTIVE OFFICERS."

  Louis A. Delmonico, Ph.D. Dr. Delmonico has served as a director of MicroSim since April 1995 and, through an affiliated entity, has been a consultant to MicroSim since January 1996. Since 1994, he has been President of his own management consulting firm, L.A. Delmonico Consulting, Inc. From 1994 to 1995, Dr. Delmonico served as Vice Chairman of the MacNeal-Schwendler Corporation, and from 1987 to 1994 was Chairman and Chief Executive Officer of PDA Engineering. Dr. Delmonico is also a director of Technology Modeling Associates, Inc. and a director and advisor to several private companies.

  William E. Drobish, Ph.D. Dr. Drobish has served as a director of MicroSim since June 1984. He was a founder of Silicon Systems, Inc. and served as Corporate Secretary and Vice President of the Advanced Development Group. Dr. Drobish is also a director of Technology Modeling Associates, Inc. and a director and advisor to several private companies. Since 1984, Dr. Drobish has been a part-time instructor at the University of California, Irvine.

  Bruce A. Warren. Mr. Warren has served as MicroSim's Vice President of Finance and Administration, Chief Financial Officer and Corporate Secretary since joining MicroSim in August 1994. Prior to joining MicroSim, Mr. Warren served as Vice President, Chief Financial Officer, Secretary and Treasurer of Acme Holdings, Inc. from 1991 through April 1994.

                        MICROSIM EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table provides certain summary information concerning the compensation of MicroSim's Chief Executive Officer and each of the other executive officers of MicroSim (the "named executive officers") for the fiscal year ended December 31, 1996.

                                                                     LONG-TERM
                                                                   COMPENSATION
                                                                    SECURITIES
                                              ANNUAL COMPENSATION   UNDERLYING
                                              -------------------- STOCK OPTIONS
NAME AND PRINCIPAL POSITION                   YEAR  SALARY  BONUS     GRANTED
---------------------------                   ---- -------- ------ -------------
Wolfram H. Blume............................. 1996 $144,498 $5,442       --
 Chairman of the Board, President
 and Chief Executive Officer
Bruce A. Warren.............................. 1996  132,650  7,696     5,000
 Vice President Finance and
 Administration, Chief Financial
 Officer and Secretary
Michael U. Wimbrow........................... 1996  144,929  5,458     5,000
 Vice President Planning
 and Product Support

STOCK OPTIONS

  The following table sets forth information concerning options granted to the MicroSim named executive officers during the year ended December 31, 1996 under the MicroSim Corporation 1995 Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                    POTENTIAL REALIZABLE
                                     PERCENT OF                       VALUE AT ASSUMED
                          NUMBER OF    TOTAL                        ANNUAL RATES OF STOCK
                         SECURITIES   OPTIONS   EXERCISE             PRICE APPRECIATION
                         UNDERLYING  GRANTED TO  PRICE               FOR OPTION TERM (2)
                           OPTIONS   EMPLOYEES    PER    EXPIRATION ----------------------
  NAME                   GRANTED (1)  IN 1996    SHARE      DATE        5%        10%
  ----                   ----------- ---------- -------- ---------- ---------- -----------
Wolfram H. Blume........      --         -- %    $ --          --   $      --  $      --
Bruce A. Warren.........    5,000       14.7      3.60    02/02/02      11,350     28,620
Michael U. Wimbrow......    5,000       14.7      3.60    02/02/02      11,350     28,620

--------
(1) Options granted in 1996 vest ratably over five years.
(2) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the MicroSim Stock compounded annually for a ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the MicroSim Stock. There can be no assurance that the MicroSim Stock will appreciate at any particular rate or at all in future years.

OPTION EXERCISES AND HOLDINGS

  The following table provides information, with respect to the MicroSim named executive officers, concerning the exercise of options during the year ended December 31, 1996, and unexercised options held as of December 31, 1996.

                                                NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                     OPTIONS AT                OPTIONS AT
                           SHARES                 DECEMBER 31, 1996       DECEMBER 31, 1996(1)
                         ACQUIRED ON  VALUE   ------------------------- -------------------------
  NAME                    EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
  ----                   ----------- -------- ----------- ------------- ----------- -------------
Wolfram H. Blume........     --        --          --           --        $  --        $  --
Bruce A. Warren.........     --        --       17,000       30,500        3,400        6,100
Michael U. Wimbrow......     --        --       17,000       30,500        3,400        6,100

--------
(1) Represents the total gain which would be realized if all in-the-money options held at December 31, 1996 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of $3.60 per share at December 31, 1996. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

DIRECTOR COMPENSATION

  Nonemployee members of the MicroSim Board receive $1,500 for each regular meeting of the MicroSim Board in which they participate. In addition, each nonemployee director receives $500 per committee meeting for serving on the Audit and Compensation Committees.


                      STOCK OWNED BY MICROSIM MANAGEMENT
                          AND PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding the ownership of MicroSim Stock as of November 3, 1997 with respect to: (i) each person known by MicroSim to beneficially own more than five percent (5%) of the outstanding shares of MicroSim Stock, (ii) each of MicroSim's directors, (iii) each of MicroSim's named executive officers, and (iv) all MicroSim directors and officers as a group.

                                            SHARES OF COMMON
                                           STOCK BENEFICIALLY PERCENT OF COMMON
NAME AND BUSINESS ADDRESS                       OWNED(1)      STOCK OUTSTANDING
-------------------------                  ------------------ -----------------
Wolfram H. Blume..........................     2,165,725            77.2%
Louis A. Delmonico........................        13,000               *
William E. Drobish........................       125,000             4.5
Michael U. Wimbrow........................        79,500             2.8
Bruce A. Warren...........................        35,500             1.3
Executive Officers and Directors as a
 group (5 persons)........................     2,418,725            84.3

--------
 *  Less than one percent.

(1) Beneficial ownership is determined in accordance with rules and regulations promulgated under the Securities Act, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from November 3, 1997 are considered outstanding for the purpose of calculating the percentage of MicroSim Stock owned by such person, but not for the purpose of calculating the percentage of MicroSim Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of November 3 , 1997, is as follows: Mr. Blume--0; Dr. Delmonico--13,000; Mr. Drobish--0; Mr. Wimbrow--26,500; Mr. Warren--26,500; and all directors and officers as a group--66,000.

                      DESCRIPTION OF ORCAD CAPITAL STOCK

  The authorized capital stock of OrCAD consists of 16,000,000 shares of Common Stock, par value $0.01 per share, and 2,000,000 shares of Preferred Stock, par value $0.01 per share. The following summary description of OrCAD's capital stock does not purport to be complete and is qualified in its entirety by the provisions of OrCAD's Restated Certificate of Incorporation and Restated Bylaws, which have been filed as exhibits to the Registration Statement, of which this Joint Proxy Statement/Prospectus is a part.

COMMON STOCK

  As of November 3, 1997, 6,771,147 shares of OrCAD Common Stock were outstanding and held of record by approximately 2,300 stockholders. Holders of OrCAD Common Stock are entitled to receive such dividends as may from time to time be declared by OrCAD's Board of Directors out of funds legally available therefor. Holders of OrCAD's Common Stock are entitled to one vote per share on all matters on which stockholders are entitled to vote and do not have any cumulative voting rights. Holders of OrCAD Common Stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding up of OrCAD, holders of OrCAD Common Stock are entitled to share equally and ratably in the assets of OrCAD, if any, remaining after the payment of all of OrCAD's debts and liabilities and the liquidation preference of any outstanding class or series of Preferred Stock. The outstanding shares of OrCAD Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of OrCAD Common Stock are subject to any series of Preferred Stock which OrCAD may issue in the future as described below.

PREFERRED STOCK

  OrCAD's Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders of OrCAD. The issuance of Preferred Stock by the OrCAD Board could adversely affect the rights of holders of OrCAD Common Stock. For example, issuance of Preferred Stock could result in a series of securities outstanding that would have preference over the OrCAD Common Stock with respect to dividends and in liquidation and that could (upon conversion or otherwise) enjoy all of the rights appurtenant to the OrCAD Common Stock.

  The authority possessed by OrCAD's Board of Directors to issue Preferred Stock could potentially be used to discourage attempts by others to obtain control of OrCAD through merger, tender offer, proxy or consent solicitation or otherwise by making such attempts more difficult to achieve or more costly. The OrCAD Board may issue Preferred Stock without stockholder approval and with voting rights that could adversely affect the voting power of holders of OrCAD Common Stock. There are no agreements or understandings for the issuance of Preferred Stock, and the OrCAD Board has no present intention of issuing any shares of Preferred Stock.

DELAWARE BUSINESS COMBINATION STATUTE; CERTAIN PROVISIONS OF RESTATED CERTIFICATE OF INCORPORATION AND RESTATED BYLAWS.

  OrCAD is subject to Delaware's Business Combination Act (Delaware GCL
Section 203) (the "Business Combination Act"). The Business Combination Act generally prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder," for a period of three years following the date such person became an "interested stockholder." With certain exceptions, an "interested stockholder" is a person or entity who or which owns 15% or more of the corporation's outstanding voting stock, including any rights to acquire such stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

Business combination transactions for this purpose include (a) a merger or plan of share exchange with or caused by the "interested stockholder," (b) any sale, lease, mortgage or other disposition of the assets of the corporation or any subsidiary to or with the "interested stockholder" (except proportionately with the corporation's other stockholders) where the assets have an aggregate market value equal to 10% or more of the aggregate market value of the corporation's assets or outstanding capital stock, (c) certain transactions which result in the issuance of capital stock of the corporation or any subsidiary to the "interested stockholder," (d) certain transactions which result in an increase in the "interested stockholder's" proportionate ownership of any class or series of the corporation's or any subsidiary's stock, and (e) any receipt by the "interested stockholder" of any loan, advance, or other financial benefit provided by or through the corporation or any subsidiary. The three year moratorium on business combinations does not apply if (i) the "interested stockholder," as a result of the transaction in which such person became an "interested stockholder," owns at least 85% of the outstanding voting stock of the corporation (disregarding shares owned by directors who are also officers, and certain employee benefit plans), (ii) prior to the date on which a stockholder became an "interested stockholder," the OrCAD Board approved either the business combination or the transaction which resulted in the stockholder becoming an "interested stockholder," or
(iii) the OrCAD Board and the holders of at least two-thirds of the outstanding voting stock of the corporation (disregarding shares owned by the "interested stockholder") approve the transaction, at an annual or special meeting of stockholders, after the "interested stockholder" acquires 15% or more of the corporation's voting stock.

  The Business Combination Act will have the effect of encouraging any potential acquiror to negotiate with OrCAD's Board of Directors and will also discourage certain potential acquirors unwilling to comply with its provisions.

  OrCAD's Restated Certificate of Incorporation and Restated Bylaws contain provisions which (i) if the number of directors is fixed at six or more, classify the OrCAD Board into three classes as nearly equal in numbers as possible, each of which, after a transitional period, will serve for three years with one class being elected each year, (ii) provide that directors may be removed by stockholders only for cause and only upon the vote of 67% of the votes then entitled to be cast for the election of directors, (iii) permit the OrCAD Board to issue up to 2,000,000 shares of Preferred Stock in one or more series and to fix the number of shares, and the voting powers and all other rights and preferences of any such series, without any further vote or action by OrCAD's stockholders, and (iv) provide that special meetings of OrCAD's stockholders may only be called by the OrCAD Board. The Preferred Stock could be issued with voting, liquidation, dividend and other rights superior to the rights of the Common Stock. All of the above described provisions may have the effect of lengthening the time required for a person to acquire control of OrCAD through a proxy contest or the election of a majority of the OrCAD Board and may deter any potential unfriendly offers or other efforts to obtain control of OrCAD. This could deprive OrCAD's stockholders of opportunities to realize a premium for their OrCAD Common Stock and could make removal of incumbent directors more difficult. At the same time, these provisions may have the effect of inducing any persons seeking control of OrCAD to negotiate terms acceptable to the OrCAD Board. Since these provisions make the removal of directors more difficult, they increase the likelihood that incumbent directors will retain their positions and, since the OrCAD Board has the power to retain and discharge management, could perpetuate incumbent management.

TRANSFER AGENT

  The transfer agent and registrar for OrCAD Common Stock is ChaseMellon Shareholder Services, LLC.

                  COMPARATIVE RIGHTS OF MICROSIM SHAREHOLDERS
                            AND ORCAD STOCKHOLDERS

  If the Merger is consummated, holders of MicroSim Stock and holders of options to acquire shares of MicroSim Stock will become holders of OrCAD Common Stock and the rights of the former MicroSim shareholders and option holders will be governed by the General Corporation Law and by the Restated Certificate of Incorporation of OrCAD (the "OrCAD Certificate") and the Restated Bylaws of OrCAD (the "OrCAD Bylaws"). The rights of OrCAD stockholders under the General Corporation Law and the OrCAD Certificate and the OrCAD Bylaws differ in certain respects from the rights of MicroSim shareholders under the Corporations Code and the Articles of Incorporation of MicroSim and the Bylaws of MicroSim. Certain differences between the rights of OrCAD stockholders and MicroSim shareholders are summarized below. This summary is qualified in its entirety by reference to the full text of such documents. For information as to how such documents may be obtained, see "AVAILABLE INFORMATION."

CLASSES OF STOCK

  The General Corporation Law authorizes a corporation to have one or more classes of stock. The OrCAD Certificate authorizes common stock and preferred stock. See "DESCRIPTION OF OrCAD CAPITAL STOCK."

  The Corporations Code also authorizes a corporation to have one or more classes of stock. All rights of shares of a class must have voting, conversion and redemption rights, and other rights, preferences, privileges and restrictions identical to those of other shares of the same class, unless the class is divided into series. MicroSim's Articles of Incorporation provide for one class: MicroSim Common Stock.

  The following is a description of the preferences, limitations and relative rights of the OrCAD Common Stock and the MicroSim Common Stock.

  Dividends. Dividends on MicroSim Common Stock may be declared as, if and when declared by the Board. Dividends on OrCAD Common Stock may be declared as, if and when declared by the Board.

  Voting Rights. Each share of MicroSim Common Stock is entitled to one vote per share, except that votes may be cumulated in the election of the MicroSim Board. Each share of OrCAD Common Stock is entitled to one vote per share, and no cumulative voting rights exist.

  Redemption Provisions. MicroSim Common Stock is not subject to any redemption provisions. OrCAD Common Stock is not subject to any redemption provisions.

AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

  The Corporations Code authorizes a corporation's Board of Directors to adopt certain amendments to the corporation's Articles of Incorporation without shareholder action, including, without limitation, deleting the names and addresses of the initial directors or the initial agent, and effecting a stock split (unless the corporation has more than one class of shares outstanding). The Board of Directors may propose other amendments to the shareholders. Unless the Corporations Code or the corporation's Articles of Incorporation require a greater proportion, the amendment must generally be approved by the holders of a majority of the outstanding shares. Amendments that would make shares assessable, however, or authorize a remedy by judicial action for collecting an assessment on fully paid shares, must be approved by all outstanding shares. Furthermore, certain amendments to the Articles of Incorporation that particularly affect one class of shares, such as amendments that change the rights, preferences, privileges or restrictions of that class, must be approved by the holders of a majority of the outstanding shares of that class. Notwithstanding the foregoing, provisions in the Articles of Incorporation that require approval of a larger proportion or all of the shares may be amended or repealed only by such greater vote, unless the Articles of Incorporation provide otherwise.

  The Corporations Code generally authorizes either a corporation's Board of Directors or its shareholders (by majority vote) to amend, repeal or adopt new Bylaws. The Bylaws, Articles of Incorporation or the

Corporations Code may require shareholder approval, however, and all amendments that: (i) change a fixed number of directors; (ii) change the maximum or minimum number of directors; or (iii) change a fixed number of directors to a variable number of directors, or vice versa, must be approved by a majority of the outstanding shares. Furthermore, an amendment reducing the fixed number of the minimum number of directors to a number less than five cannot be adopted if more than 16 2/3% of the outstanding voting shares are voted against such amendment.

  The General Corporation Law authorizes a corporation's Board of Directors to adopt amendments to the corporation's Certificate of Incorporation and requires that all such amendments be submitted for stockholder action. Unless the General Corporation Law or the corporation's Certificate of Incorporation requires a greater proportion, the amendment must be approved by holders of a majority of the shares entitled to vote thereon, as well as by holders of a majority of the shares of any class entitled to vote thereon as a class. The OrCAD Certificate requires a vote of the holders of not less than 67% of the votes entitled to be cast for the election of directors in order to amend any provision of Article VIII of the OrCAD Certificate. Article VIII sets the number of directors, provides for the classification of directors, and prescribes a means for the removal of directors.

  The General Corporation Law authorizes a corporation's Certificate of Incorporation to confer on the corporation's Board of Directors the power to amend, repeal or adopt new Bylaws, and, unless such power is conferred on the Board of Directors in the Certificate of Incorporation, it also remains in the corporation's stockholders. The OrCAD Bylaws grant the Board of Directors the power to adopt, amend or repeal Bylaws, but do not limit OrCAD's stockholders' right to adopt, amend or repeal Bylaws.

SHAREHOLDER POWER TO CALL SPECIAL SHAREHOLDERS' MEETING

  The Corporations Code provides that a special meeting of shareholders may be called by a corporation's Board of Directors, the Chairman of the Board, the President, the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, or such other persons as are authorized under the corporation's Articles of Incorporation or Bylaws. The Bylaws of MicroSim authorize the President, the Board of Directors or the Chairman of the Board of Directors (if the Board designates one) to call a special meeting of shareholders.

  The General Corporation Law provides that a special meeting of stockholders may be called by a corporation's Board of Directors, or such other persons as are authorized under the corporation's Certificate of Incorporation or Bylaws. The OrCAD Bylaws authorize the Board of Directors to call a special meeting of stockholders.

APPROVAL OF CERTAIN CORPORATE TRANSACTIONS

  Under the Corporations Code, a merger agreement must generally be approved by the corporation's Board of Directors and the principal terms must be approved by the holders of both a majority of outstanding shares entitled to vote thereon and by the holders of a majority of the shares of each class of the corporation, unless the Corporations Code otherwise requires a greater proportion or the corporation's Articles of Incorporation require a greater proportion. MicroSim has only one class of stock outstanding.

  The Corporations Code provides that, in general, a corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property or assets outside of its ordinary course of business, if the Board of Directors and holders of a majority of the outstanding voting shares approve the principal terms of the transaction, unless a greater proportion is otherwise specified in the Corporations Code or the corporation's Articles of Incorporation.

  Under the General Corporation Law, an agreement of merger must be approved by the Board of Directors and by a majority of the outstanding shares entitled to vote thereon, unless the General Corporation Law, the corporation's Certificate of Incorporation or the Board of Directors requires a greater proportion. The OrCAD Certificate specifies that if OrCAD's stockholders are required by law to approve a merger, then at least 67% of

OrCAD's outstanding shares must approve the merger for it to be approved by the stockholders. The General Corporation Law also provides that a merger need not be authorized by the stockholders of the surviving corporation if (i) the agreement of merger does not amend the Certificate of Incorporation, (ii) each share of stock of the surviving corporation before the merger is to be an identical outstanding share of stock of the surviving corporation after the merger, and (iii) generally, the number of voting shares outstanding immediately after the merger, plus the voting shares issuable as a result of the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately prior to the merger.

  The General Corporation Law provides that, in general, a corporation may at any meeting of its Board of Directors sell, lease or exchange all, or substantially all, of its property and assets, when and as authorized by a resolution adopted by the holders of a majority of the outstanding shares entitled to vote thereon. The OrCAD Certificate states that OrCAD may not sell, lease or exchange all, or substantially all of its property or assets unless the holders of at least 67% of OrCAD's outstanding shares entitled to vote thereon, vote for such a transaction.

DISSENTERS' RIGHTS

  Under the Corporations Code, a shareholder is entitled to dissent from certain corporate actions and obtain payment of the fair market value of his or her shares, provided the shareholder complies with certain procedures. The actions which trigger a shareholder's dissenter rights include reorganizations where shareholder approval is required, such as certain mergers, share exchanges, sales of all or substantially all of the corporation's assets in exchange for the acquiror's securities, and share exchange tender offers.

  Under the General Corporation Law, a stockholder is entitled to an appraisal of his or her shares by the court of chancery and to obtain payment of the fair market value of his shares in the event of certain corporate actions. The actions which trigger a stockholder's appraisal rights include certain mergers and consolidations and, if required by a corporation's Certificate of Incorporation, exchanges, sales of all or substantially all of the corporation's assets, and amendments to the corporation's Certificate of Incorporation.

  Under the General Corporation Law, appraisal rights are not available to stockholders of a corporation if the shares of such corporation are listed on a national securities exchange or are designated as a national market system security. Because OrCAD's shares are quoted on the Nasdaq National Market, OrCAD stockholders are not entitled to appraisal rights.

ANTI-TAKEOVER PROVISIONS

  The Corporations Code does not contain any "anti-takeover" provisions. The Corporations Code does, however, permit corporations to adopt certain provisions in their Articles of Incorporation that might discourage unfriendly takeover bids--for example, requiring the approval of a supermajority of the Board of Directors and/or the shareholders for certain transactions.

  The General Corporation Law contains a statute commonly known as the "Business Combination Act," which provides that in the event a person or entity acquires 15% or more of the voting shares of a Delaware corporation (an "Interested Stockholder"), the corporation and the Interested Stockholder, or any affiliated entity, may not engage in certain business combination transactions for a period of three (3) years following the date the person became an Interested Stockholder. Business combination transactions include, among other things, (i) merger or consolidation with, disposition of assets to or with, or issuance or redemption of stock to or from, the acquiring person, or (ii) the acquiring person's receipt of any disproportionate benefit as a stockholder. These restrictions do not apply if (i) the Interested Stockholder, as a result of the transaction in which such person became an Interested Stockholder, owns at least 85% of the outstanding voting shares of the corporation (disregarding shares owned by directors who are also officers, and certain employee benefit plans), (ii) the Board of Directors approves the share acquisition or business combination before the Interested Stockholder acquired 15% or more of the corporation's voting shares, or (iii) the Board of Directors and the holders of a least two-thirds of the outstanding voting shares of the corporation (disregarding shares owned by the Interested

Stockholder) approve the transaction after the Interested Stockholder acquires 15% or more of the corporation's voting shares.

  Both OrCAD and MicroSim believe that the Business Combination Act will have the effect of encouraging any potential acquiror to negotiate with OrCAD's Board of Directors and will also discourage certain potential acquirors unwilling to comply with its requirements.

"BLANK CHECK" PREFERRED STOCK

  MicroSim's Articles of Incorporation do not contain "Blank Check" Preferred Stock authority. The OrCAD Certificate permits the Board of Directors to fix and determine the rights and preferences of Preferred Stock or special stock, commonly referred to as "Blank Check" Preferred Stock. The issuance of preferred stock with extraordinary rights may be used to deter hostile takeover attempts.

REMOVAL OF DIRECTORS

  Under the Corporations Code, shareholders may remove one or more directors of a corporation without cause subject to certain restrictions and requirements in the Corporations Code. In addition, the superior court of the proper county may, at the suit of shareholders holding at least ten percent (10%) of the number of outstanding shares of any class, remove from office any director for fraud, dishonesty or gross abuse of authority or discretion with respect to the corporation and may bar such removed director from re-election for a prescribed period.

  Generally, under the General Corporation Law, stockholders may remove one or more directors of a corporation with or without cause. Unless the corporation's Certificate of Incorporation provides otherwise, a board member on a "classified board" may be removed only for cause. In cases where a corporation has cumulative voting or classes of directors, if less than the entire Board of Directors is removed, no director may be removed without cause unless the votes for removal would be insufficient to elect the director to the Board of Directors. The OrCAD Certificate provides that directors may be removed only for cause by the holders of at least 67% of the votes then entitled to be cast for the election of directors and only at a meeting of the stockholders called expressly for that purpose.

CLASSIFIED BOARD OF DIRECTORS

  The Corporations Code permits a listed corporation (that is, a corporation whose shares are listed on the New York Stock Exchange or American Stock Exchange, or on NASDAQ if the corporation has at least 800 shareholders) to establish in the corporation's Articles of Incorporation or Bylaws, a Board of Directors under which directors can be divided into as many as three (3) classes to serve for terms of as many as three (3) years. A listed corporation may also amend its Articles of Incorporation or Bylaws to eliminate cumulative voting. An unlisted corporation may amend its Articles of Incorporation or Bylaws to provide for a classified Board of Directors and/or to eliminate cumulative voting when it becomes a listed corporation. The MicroSim Articles of Incorporation do not provide for classes of directors.

  The General Corporation Law permits a corporation to establish in the corporation's Certificate of Incorporation or Bylaws a classified board under which directors can be divided into as many as three (3) classes having staggered terms of office, with one (1) class of directors elected each year. The OrCAD Certificate and the OrCAD Bylaws provide that if the Board of Directors is composed of six (6) or more directors, it is to be a classified Board of Directors with three (3) classes of directors and staggered terms.

SIZE OF BOARD OF DIRECTORS

  Both the Corporations Code and the General Corporation Law provide that the size of a corporation's Board of Directors may be specified in, or fixed in accordance with, the corporation's Bylaws. The General Corporation Law also states that the number of directors may also be specified in the corporation's Certificate of Incorporation, and if so specified, the number may only be changed by an amendment to the Certificate of

Incorporation. The Bylaws of MicroSim provide that the number of directors shall be five (5). The OrCAD Certificate and the OrCAD Bylaws provide that the number of directors shall be between three (3) and nine (9) and may be set by the vote of the Board of Directors. The size of the OrCAD Board is currently set at five (5).

DIVIDENDS AND REPURCHASE OF SHARES

  The Corporations Code prohibits a corporation from making a distribution to its shareholders, unless the amount of the proposed distribution is less than or equal to the corporation's retained earnings immediately prior thereto or unless, after giving effect to such distribution, (i) the current assets of the corporation would be at least equal to its current liabilities, and (ii) the sum of the corporation's assets would be equal to at least one and one-quarter times its liabilities. In addition, a corporation may not make any distribution (including a repurchase of its own shares) if the corporation is, or after the distribution would be, likely to be unable to pay its debts as they mature.

  The General Corporation Law permits a corporation, unless otherwise restricted by the corporation's Certificate of Incorporation, to make a distribution to its stockholders either (i) out of its surplus (total assets minus total liabilities minus capital) or (ii) in case there is no surplus, out of its net profits for the fiscal year during which the distribution is paid or the preceding fiscal year. In addition, the General Corporation Law permits a corporation to acquire its own shares.

CLASS VOTING

  The Corporations Code provides that the holders of outstanding shares of a class are entitled to vote as a separate voting group with respect to amendments to the corporation's Articles of Incorporation that would affect such class in certain ways, including, without limitation: changing the aggregate number of authorized shares of such class, except for certain specified increases; effecting an exchange, reclassification or cancellation of all or part of the shares of such class, other than a stock split; effecting an exchange or creating a right of exchange of all or part of the shares of another class into the shares of such class; changing the rights, preferences, privileges or restrictions of the shares of such class; or creating a new class of shares having rights, preferences or privileges prior to the shares of such class.

  The General Corporation Law provides that the holders of outstanding shares of a class are entitled to vote as a separate voting group with respect to amendments to the corporation's Certificate of Incorporation that would affect such class in certain ways, including without limitation: changing the aggregate number of authorized shares of such class; changing the par value of the shares of such class; or, adversely altering the powers, preferences, or special rights of the shares of such class.

                                 LEGAL OPINION

  The legality of the OrCAD Common Stock to be issued in connection with the Merger is being passed upon for OrCAD by Ater Wynne Hewitt Dodson & Skerritt, LLP, Portland, Oregon.

                 DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Any stockholder proposal intended for inclusion in the proxy statement and form of proxy relating to OrCAD's 1998 annual meeting of stockholders must be received by OrCAD not later than December 30, 1997, pursuant to the proxy soliciting regulations of the Commission. In addition, OrCAD's Bylaws require that notice of stockholder proposals and nominations for director be delivered to the Secretary of OrCAD not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, stockholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require OrCAD to include in its proxy statement and form of proxy for such meeting any stockholder proposal which does not meet the requirements of the Commission in effect at the time.

                                    EXPERTS

  The consolidated financial statements and consolidated financial statement schedule of OrCAD and its subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, included in this Joint Proxy Statement/Prospectus have been so included in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and given on the authority of said firm as experts in auditing and accounting.

  The consolidated financial statements of MicroSim at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in the Joint Proxy Statement of OrCAD and MicroSim, which is referred to and made a part of this Prospectus and Registration Statement of OrCAD, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

ORCAD, INC.:

                                                                           PAGE
                                                                           ----
  Report of KPMG Peat Marwick LLP.........................................  F-2
  Consolidated Balance Sheets at December 31, 1996, 1995 and September 30,
   1997 (unaudited).......................................................  F-3
  Consolidated Statements of Operations for the Years Ended December 31,
   1996, 1995 and 1994 and for the Nine Months Ended September 30, 1997
   (unaudited) and 1996 (unaudited).......................................  F-4
  Consolidated Statements of Stockholders' Equity for the Years Ended
   December 31, 1996, 1995 and 1994 and for the Nine Months Ended
   September 30, 1997 (unaudited).........................................  F-5
  Consolidated Statements of Cash Flows for the Years Ended December 31,
   1996, 1995 and 1994 and for the Nine Months Ended September 30, 1997
   (unaudited) and 1996 (unaudited).......................................  F-6
  Notes to Consolidated Financial Statements..............................  F-7

MICROSIM CORPORATION:

  Report of Ernst & Young LLP............................................. F-19
  Consolidated Balance Sheets as of December 31, 1996, 1995 and September
   30, 1997 (unaudited)................................................... F-20
  Consolidated Statements of Income for the Years Ended December 31, 1996,
   1995 and 1994 and for the Nine Months Ended September 30, 1997
   (unaudited) and 1996 (unaudited)....................................... F-21
  Consolidated Statements of Shareholders' Equity for the Years Ended
   December 31, 1996, 1995 and 1994 and for the Nine Months Ended
   September 30, 1997 (unaudited)......................................... F-22
  Consolidated Statements of Cash Flows for the Years Ended December 31,
   1996, 1995 and 1994 and for the Nine Months Ended September 30, 1997
   (unaudited) and 1996 (unaudited)....................................... F-23
  Notes to Consolidated Financial Statements.............................. F-24

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
OrCAD, Inc.:

  We have audited the accompanying consolidated balance sheets of OrCAD, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OrCAD, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations, and their cash flows for each of the years in the three year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Portland, Oregon
January 27, 1997

                                  ORCAD, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               DECEMBER 31,
                                                SEPTEMBER 30, ----------------
                                                    1997       1996     1995
                                                ------------- -------  -------
                                                 (UNAUDITED)
                    ASSETS
Current assets:
  Cash and cash equivalents....................    $24,463    $20,308  $ 2,080
  Short-term investments.......................      2,004      8,964      --
  Trade accounts receivable, net of valuation
   allowances
   of $732, $637 and $422, respectively........      4,278      3,081    2,641
  Inventory, net...............................        411        504      440
  Royalty receivable...........................        --         193      406
  Deferred taxes...............................         74         79      144
  Other........................................      1,023        832      451
                                                   -------    -------  -------
    Total current assets.......................     32,253     33,961    6,162
                                                   -------    -------  -------
Investments, long-term.........................      2,373
Fixed assets, net..............................      1,772      1,018      967
Purchased software technology, net.............        528        429       12
Royalty receivable.............................        --         --       242
Goodwill and intangible assets, net............      2,505      2,704    3,156
Other assets...................................        125        138      126
                                                   -------    -------  -------
    Total assets...............................    $39,556    $38,250  $10,665
                                                   =======    =======  =======
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.............................    $   311    $   484  $   942
  Accrued payroll and related liabilities......      1,198        936      816
  Accrued liabilities..........................      1,077        857    1,411
  Accrued income taxes.........................        235        607      104
  Deferred revenue.............................      1,993      1,432    1,159
  Capital lease obligations, current...........        --         --       119
                                                   -------    -------  -------
    Total current liabilities..................      4,814      4,316    4,551
                                                   -------    -------  -------
Stockholders' equity:
  Series A preferred stock, par value $.01;
   9,000,000 shares authorized; -0-, -0- and
   8,076,270 issued and outstanding............        --         --        81
  Common stock, par value $.01;
   16,000,000 shares authorized;
   6,752,743, 6,681,902 and 1,782,546 issued
   and outstanding.............................         67         67       18
  Additional paid-in capital...................     36,107     35,992   12,312
  Accumulated deficit..........................     (1,378)    (2,091)  (6,293)
  Unrealized gain on investments, net..........          3          9      --
  Foreign currency translation adjustment......        (57)       (43)      (4)
                                                   -------    -------  -------
    Total stockholders' equity.................     34,742     33,934    6,114
                                                   -------    -------  -------
Total liabilities and stockholders' equity.....    $39,556    $38,250  $10,665
                                                   =======    =======  =======

          See accompanying notes to consolidated financial statements.

                                  ORCAD, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              NINE MONTHS
                                YEAR ENDED DECEMBER 31,   ENDED SEPTEMBER 30,
                               -------------------------  ---------------------
                                 1996     1995    1994      1997        1996
                               -------- -------- -------  ---------  ----------
                                                              (UNAUDITED)
Revenue:
  Products.................... $ 17,822 $ 10,627 $ 8,020  $  15,290  $   13,364
  Service.....................    3,085    3,032   1,792      3,455       2,193
                               -------- -------- -------  ---------  ----------
Total revenue.................   20,907   13,659   9,812     18,745      15,557
                               -------- -------- -------  ---------  ----------
Cost and expenses:
  Cost of revenue--products...    1,771    1,587   1,713      1,986       1,310
  Cost of revenue--service....      727      488     387        551         528
  Research and development....    4,286    3,561   2,907      4,174       3,222
  Marketing and sales.........    7,079    4,934   3,569      7,611       5,337
  General and administrative..    3,063    1,904   1,363      2,234       2,240
  In-process research and
   development................      --       971     --       2,203         --
                               -------- -------- -------  ---------  ----------
Total cost and expenses.......   16,926   13,445   9,939     18,759      12,637
                               -------- -------- -------  ---------  ----------
Income (loss) from
 operations...................    3,981      214    (127)       (14)      2,920
                               -------- -------- -------  ---------  ----------
Other income (expense):
  Interest income (expense),
   net........................    1,207       53     (62)     1,118         820
  Other, net..................       65       52     218         (8)         68
                               -------- -------- -------  ---------  ----------
                                  1,272      105     156      1,110         888
                               -------- -------- -------  ---------  ----------
Income before income taxes....    5,253      319      29      1,096       3,808
Income taxes..................    1,051        4     --         383         800
                               -------- -------- -------  ---------  ----------
Net income.................... $  4,202 $    315 $    29  $     713  $    3,008
                               ======== ======== =======  =========  ==========
Net income per share.......... $    .63 $    .07 $   .01  $    0.10  $     0.47
                               ======== ======== =======  =========  ==========
Weighted average number of
 common and common equivalent
 shares outstanding...........    6,618    4,775   4,211      6,995       6,407
                               ======== ======== =======  =========  ==========

          See accompanying notes to consolidated financial statements.

                                  ORCAD, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                             SERIES A                                                NET       FOREIGN    TOTAL
                          PREFERRED STOCK     COMMON STOCK  ADDITIONAL ACCUMU-   UNREALIZED   CURRENCY    STOCK-
                          -----------------   -------------  PAID-IN    LATED      GAIN ON   TRANSLATION HOLDERS'
                          SHARES    AMOUNT    SHARES AMOUNT  CAPITAL   DEFICIT   INVESTMENTS ADJUSTMENT   EQUITY
                          --------  -------   ------ ------ ---------- --------  ----------- ----------- --------
Balance, December 31,
 1993...................     8,076  $    81     574   $  5   $ 7,281   $ (6,637)    $ --        $  (2)   $   728
Issuance of common stock
 upon option exercises..       --       --       73      1        24        --       --           --          25
Foreign currency
 translation
 adjustment.............       --       --      --     --        --         --       --             2          2
Net income..............       --       --      --     --        --          29      --           --          29
                          --------  -------   -----   ----   -------   --------     ----        -----    -------
Balance, December 31,
 1994...................     8,076       81     647      6     7,305     (6,608)     --           --         784
Issuance of common stock
 upon option exercises..       --       --      199      2        68        --       --           --          70
Issuance of common stock
 in Massteck merger.....       --       --      510      5     1,958        --       --           --       1,963
Issuance of common stock
 in ISJ merger..........       --       --      427      5     2,981        --       --           --       2,986
Foreign currency
 translation
 adjustment.............       --       --      --     --        --         --       --            (4)        (4)
Net income..............       --       --      --     --        --         315      --           --         315
                          --------  -------   -----   ----   -------   --------     ----        -----    -------
Balance, December 31,
 1995...................     8,076       81   1,783     18    12,312     (6,293)     --            (4)     6,114
Issuance of common stock
 upon option exercises..       --       --      195      2        81        --       --           --          83
Issuance of common stock
 under employee stock
 purchase plan..........       --       --       11    --         88        --       --           --          88
Issuance of common stock
 net of offering costs
 of $2,951..............       --       --    2,382     24    23,230        --       --           --      23,254
Issuance of common stock
 upon the exercise of
 stock warrants.........       --       --        4    --        --         --       --           --         --
Issuance of common stock
 upon the conversion of
 preferred stock to
 common stock...........    (8,076)     (81)  2,307     23        58        --       --           --         --
Net unrealized gain on
 investments............       --       --      --     --        --         --         9          --           9
Tax benefit of OrCAD
 stock option
 transactions by OrCAD
 employees..............       --       --      --     --        223        --       --           --         223
Foreign currency
 translation
 adjustment.............       --       --      --     --        --         --       --           (39)       (39)
Net income..............       --       --      --     --        --       4,202      --           --       4,202
                          --------  -------   -----   ----   -------   --------     ----        -----    -------
Balance, December 31,
 1996...................       --       --    6,682     67    35,992     (2,091)       9          (43)    33,934
Issuance of common stock
 upon option exercises
 (unaudited)............       --       --       59    --         35        --       --           --          35
Issuance of common stock
 related to the ESPP
 (unaudited)............       --       --       12    --         80        --       --           --          80
Unrealized loss on
 investments
 (unaudited)............       --       --      --     --        --         --        (6)         --          (6)
Foreign currency
 translation adjustment
 (unaudited)............       --       --      --     --        --         --       --           (14)       (14)
Net income (unaudited)..       --       --      --     --        --         713      --           --         713
                          --------  -------   -----   ----   -------   --------     ----        -----    -------
Balance, September 30,
 1997 (unaudited).......       --     $ --    6,753   $ 67   $36,107   $ (1,378)    $  3        $ (57)   $34,742
                          ========  =======   =====   ====   =======   ========     ====        =====    =======

          See accompanying notes to consolidated financial statements.

                                  ORCAD, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                      YEAR ENDED               NINE MONTHS
                                     DECEMBER 31,          ENDED SEPTEMBER 30,
                                -------------------------  --------------------
                                 1996     1995     1994      1997       1996
                                -------  -------  -------  ---------  ---------
                                                               (UNAUDITED)
Cash flows from operating
 activities:
 Net income...................  $ 4,202  $   315  $    29  $     713  $   3,008
 Adjustments to reconcile net
  income to net cash provided
  by operating activities:
 Depreciation and
  amortization................    1,103      591      442      1,027        805
 Provision for losses on
  trade accounts receivable
  and sales returns...........      220      (47)     183        173        129
 Provision for inventory
  reserves....................        9      (20)     --         (20)        (5)
 Deferred income taxes........       64      --       --           2        139
 Write-off research and
  development costs
  acquired....................      --       971      --       2,203        --
 Unrealized gain (loss) on
  investments.................      --       --       (70)       --         --
 (Gain) loss on disposal of
  fixed assets................       23       (2)      15         22        --
 Changes in assets and
  liabilities:
 Trade accounts receivable,
  net.........................     (703)    (338)    (482)    (1,294)      (723)
 Inventory, net...............      (84)     (25)      17        109        (79)
 Royalty receivable...........      245      133      --         193        176
 Lease receivable.............      --       --       --           5        --
 Other, net...................     (421)    (137)    (110)      (199)      (375)
 Accounts payable.............     (437)     141      207       (286)      (257)
 Accrued payroll and related
  liabilities.................      123      359       79        262        114
 Accrued liabilities..........     (500)      70      221        261       (144)
 Accrued income taxes.........      740      --       756       (368)       504
 Deferred revenue.............      276     (438)     --         563        232
                                -------  -------  -------  ---------  ---------
   Total adjustments..........      658    1,258    1,258      2,653        516
                                -------  -------  -------  ---------  ---------
 Net cash provided by
  operating activities........    4,860    1,573    1,287      3,366      3,524
                                -------  -------  -------  ---------  ---------
Cash flows from investing
 activities:
 Acquisition of fixed
  assets......................     (658)    (409)    (248)    (1,281)      (514)
 Acquisition of software
  technology..................     (300)     (73)      (2)    (2,450)       (18)
 Proceeds from sale of fixed
  assets......................       24      --       --        (165)       --
 Cash acquired in merger......      --       503      --         --         --
 Purchase of short-term
  investments and marketable
  securities..................   (8,964)     --        70      4,580     (9,014)
                                -------  -------  -------  ---------  ---------
   Net cash provided (used) by
    investing activities......   (9,898)      21     (180)       684     (9,546)
Cash flows from financing
 activities:
 Payments on capital leases...     (119)    (157)     (97)       --         (99)
 Borrowings on line of
  credit......................      --       --     6,047        --         --
 Payments on lines of
  credit......................      --       --    (6,800)       --         --
 Proceeds from issuance of
  common stock, net...........   23,425       70       25        116     23,300
                                -------  -------  -------  ---------  ---------
   Net cash provided (used) by
    financing activities......   23,306      (87)    (825)       116     23,201
                                -------  -------  -------  ---------  ---------
Effects of exchange rate on
 cash.........................      (40)      (9)       2        (11)       (32)
                                -------  -------  -------  ---------  ---------
 Net increase in cash and
  cash equivalents............   18,228    1,498      284      4,155     17,147
Cash and cash equivalents at
 the beginning of period......    2,080      582      298     20,308      2,080
                                -------  -------  -------  ---------  ---------
Cash and cash equivalents at
 the end of period............  $20,308  $ 2,080  $   582  $  24,463  $  19,227
                                =======  =======  =======  =========  =========
Supplemental Disclosures of
 Cash Flow Information:
 Interest paid................  $    10  $    26  $    68  $       5  $      10
 Income taxes paid............  $   377  $   --   $   --   $     644  $     241
Non-cash investing activities:
 Net assets acquired in
  merger......................  $   --   $ 4,949  $   --   $     --   $     --

          See accompanying notes to consolidated financial statements.

                                  ORCAD, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (INFORMATION RELATING TO THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND
                            1997 IS UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Business

  OrCAD, Inc. ("OrCAD," or the "Company") develops, markets and supports software products that assist electronics designers in developing field-programmable gate arrays, including complex programmable logic devices, and printed circuit boards. The Company operates primarily in one business segment, comprising the electronic design automation industry.

 Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, OrCAD Europe S.A.R.L. (OrCAD Europe), Massteck Ltd. (Massteck) and Intelligent Systems Japan, K.K. (ISJ) from the date of inception or acquisition. All intercompany balances have been eliminated in consolidation. In December 1995, the Company acquired ISJ in a transaction accounted for as a purchase. In June 1995, the Company acquired Massteck in a transaction accounted for as a purchase. In June 1994, the Company discontinued all operations of its wholly-owned subsidiary, OrCAD Europe.

 Interim Financial Statements

  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

 Cash and Cash Equivalents

  For purposes of the accompanying consolidated statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost and consist primarily of money market funds, commercial paper, municipal bonds and municipal auction preferred stock. The carrying amount of cash and cash equivalents approximates fair value.

 Investments

  Investments, which consist of debt securities and U.S. Treasury Notes, are reported at fair value, and are classified as available-for-sale securities. The cost of securities sold is determined using the specific identification method when computing realized gains and losses. Fair value is determined using available market information.

 Inventory

  Inventory consists primarily of packaging materials, diskettes, compact disks, hardware locks, and printed documentation. Inventory is carried at the lower of cost or market determined on a first-in, first-out basis.

 Fixed Assets

  Fixed asset acquisitions are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, generally three to seven years. Amortization of leasehold improvements and assets under capital leases is calculated using the straight-line method over the shorter of the related lease term or economic life of the leased asset.

 Concentration of Credit Risk

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents, short-term investments and accounts receivable. Management believes the

                                  ORCAD, INC.

 (INFORMATION RELATING TO THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND
                            1997 IS UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

credit risk associated with cash, cash equivalents and short-term investments is minimal. The Company sells its products to customers who are primarily designers and manufacturers of electronic components. The Company's accounts receivable are derived primarily from customers located in North America, Europe and Japan. Management believes that the risk of credit loss is reduced due to the diversity of its customers and their dispersion across many geographic areas and electronic industries.

 Revenue Recognition

  Revenue primarily includes revenue from software product shipments and revenue from product support agreements. The Company recognizes revenue from software licenses after shipment of product and when no significant contractual obligations remain outstanding. When the Company receives payment prior to shipment or fulfillment of a significant obligation to the customer, such payments are recorded as deferred revenue and recognized as revenue upon shipment or fulfillment of such obligation. A portion of revenue from product sales is deferred and recognized ratably over the maintenance period, generally three months. Deferred revenue on product support agreements that are sold separately from product sales is recognized ratably over the contract period, generally one year. Revenue from customer training, support and other services is recognized as the services are performed.

 Software Development Costs

  Under Statement of Financial Accounting Standards No. 86, software development costs are to be capitalized beginning when a product's technological feasibility has been established and ending when a product is made available for general release to customers. To date, the establishment of technological feasibility of the Company's products has occurred shortly before general release, and accordingly no costs have been capitalized.

 Purchased Software Technology

  The Company has acquired technologies in connection with certain business combinations and licensing agreements. The cost of such purchased technology is generally amortized using the straight-line method over its estimated useful life. Amortization expense for the years ended December 31, 1996, 1995 and 1994 was $92, $77 and $98 respectively.

 Foreign Currency

  The local currencies of the Company's foreign subsidiaries are the functional currencies. Assets and liabilities of the Company's foreign operation are translated into U.S. dollars using exchange rates in effect at the translation date, and revenue and expenses are translated into U.S. dollars using average exchange rates. The effects of foreign currency translation adjustments are included as a component of stockholders' equity. Gains or losses occurring on transactions, which have been insignificant, are included in the consolidated statements of operations as other income (expense). Foreign currency gains (losses) for the years ended December 31, 1996, 1995 and 1994 were $(18), $11, and $(17), respectively.

 Intangible Assets and Goodwill

  Intangible assets and goodwill of $2,685 and $300, respectively, resulting from the acquisition of ISJ, are being amortized on a straight line basis over a ten year life and three year life, respectively, commencing in December 1995. Goodwill of $250, resulting from the acquisition of Massteck, is being amortized on a straight-line basis over a three year life commencing in June 1995. Goodwill and intangible asset amortization was $452, $79, and $0 for the years ended December 31, 1996, 1995 and 1994, respectively.

                                  ORCAD, INC.

 (INFORMATION RELATING TO THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND
                            1997 IS UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


 Income Taxes

  Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 Net Income Per Share

  Net income per share is computed using the weighted average number of common and common equivalent shares outstanding. Common equivalent shares from stock options, warrants, and preferred stock are excluded from the calculation where their effect is antidilutive, except that, pursuant to Securities and Exchange Commission Staff Accounting Bulletins, common and common equivalent shares issued at prices below the public offering price during the twelve months immediately preceding the initial filing date have been included in the calculation as if they were outstanding for all periods presented (using the treasury stock method).

 Fair Value of Financial Instruments

  The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to the short-term nature of these instruments. The fair value of short-term investments is based on current market values. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument when available. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

 New Accounting Pronouncements

  On January 1, 1996, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 123 "Accounting for Stock-Based Compensation". This statement permits a company to choose either a new fair value based method of accounting for its stock-based compensation arrangements or to comply with the current APB Opinion 25 intrinsic value based method adding pro forma disclosures of net income and earnings per share computed as if the fair value based method had been applied in the financial statements. The Company has adopted SFAS No. 123 by retaining the APB Opinion 25 method of accounting for stock-based compensation with annual pro forma disclosures of net income and earnings per share.

 Use of Estimates

  Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets, liabilities and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(2) ACQUISITIONS

  In December 1995, the Company issued 426,468 shares of common stock in exchange for all of the outstanding common stock of ISJ. The acquisition has been accounted for as a purchase, and the financial results of ISJ have been included in the accompanying consolidated financial statements since the date of acquisition.

                                  ORCAD, INC.

 (INFORMATION RELATING TO THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND
                            1997 IS UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

The cost of the acquisition has been allocated on the basis of the estimated fair value of the assets acquired and the liabilities assumed. Intangible assets of $2,685 and $300 represent the estimated fair value of the customer list and goodwill acquired from ISJ.

  The fair values of assets and liabilities acquired are presented below:

            Cash.................................. $  422
            Accounts receivable, net..............    474
            Inventory, net........................    174
            Deferred tax asset....................    146
            Prepaid and other.....................      6
            Fixed assets..........................    166
            Other assets..........................     52
            Intangible assets.....................  2,985
            Accounts payable......................   (366)
            Accrued payroll.......................    (60)
            Other accrued liabilities.............   (868)
            Accrued income taxes..................   (102)
            Deferred revenue......................    (43)
                                                   ------
              Net assets acquired................. $2,986
                                                   ======

  In June 1995, the Company issued 510,031 shares of common stock and reserved 50,717 common shares for issuance upon exercise of vested common stock options in exchange for all of the outstanding common and preferred stock and vested stock options of Massteck. The acquisition has been accounted for as a purchase, and the financial results of Massteck have been included in the accompanying consolidated financial statements since the date of acquisition. The cost of the acquisition has been allocated on the basis of the estimated fair value of the assets acquired and liabilities assumed. This allocation resulted in an in-process research and development charge of $971, because certain acquired technology had not reached technological feasibility. The excess of the aggregate purchase price over the fair value of net assets acquired of approximately $250 was recognized as goodwill and is being amortized on a straight-line basis over three years.

  The fair values of assets and liabilities acquired are presented below:

            Cash.................................. $   81
            Accounts receivable, net..............    170
            Royalties receivable..................    780
            Inventory, net........................     14
            Prepaids and other....................     12
            Property and equipment................    103
            Goodwill..............................    250
            In-process research and development...    971
            Accounts payable......................    (92)
            Accrued payroll and related
             liabilities..........................    (84)
            Other accrued liabilities.............    (65)
            Deferred revenue......................   (127)
            Capital lease obligations.............    (50)
                                                   ------
              Net assets acquired................. $1,963
                                                   ======

                                  ORCAD, INC.

 (INFORMATION RELATING TO THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND
                            1997 IS UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  In April 1997, the Company acquired certain technology and sales personnel from TEAM Corporation for approximately $1,900. The cost of the acquisition was allocated on the basis of the fair value of the assets acquired. This allocation resulted in a charge for in-process research and development of $1,800, and goodwill of $126 at the purchase date. The charge for in-process research and development resulted from allocating a portion of the acquisition cost to TEAM's in-process product development that had not reached technological feasibility. In addition, there are certain contingent amounts payable over the next three years based on the achievement of specific revenue milestones.

  In June 1997, the Company acquired certain technology and development personnel from Q Point Technology for approximately $720. The cost of the acquisition was allocated on the basis of the fair value of the assets acquired. This allocation resulted in a charge for in-process research and development of $433, purchased technology capitalization of $248, and goodwill of $39 at the purchase date. The charge for in-process research and development resulted from allocating a portion of the purchase price to Q Point's in-process product development that had not reached technological feasibility. The Company is amortizing the goodwill and purchased technology over a period of three years and five years, respectively.

(3) BALANCE SHEET COMPONENTS

 Other Current Assets

  The Company's other current assets include the following:

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1996   1995
                                                                  ------ ------
   Deferred income taxes.........................................   $ 80   $144
   Income tax receivable.........................................     94    --
   Deferred initial public offering costs........................    --     309
   Prepaid expenses and other....................................    737    142
                                                                    ----   ----
                                                                    $911   $595
                                                                    ====   ====

 Fixed Assets

  The Company's fixed assets include the following:

                                                                DECEMBER 31,
                                                               ----------------
                                                                1996     1995
                                                               -------  -------
   Vehicles................................................... $    48  $    53
   Furniture and fixtures.....................................     386      347
   Computer equipment.........................................   1,576    1,263
   Leasehold improvements.....................................      49       23
   Software...................................................     688      517
                                                               -------  -------
                                                                 2,747    2,203
   Less accumulated depreciation and amortization.............  (1,729)  (1,236)
                                                               -------  -------
                                                               $ 1,018  $   967
                                                               =======  =======

                                  ORCAD, INC.

 (INFORMATION RELATING TO THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND
                            1997 IS UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


  Depreciation and amortization expense was approximately $542, $428 and $344 for the years ended December 31, 1996, 1995 and 1994, respectively.

 Accrued Liabilities

  The Company's accrued liabilities include the following:

                                                                  DECEMBER 31,
                                                                  -------------
                                                                  1996   1995
                                                                  -------------
   Accrued initial public offering costs.........................  $--   $  365
   Deferred rent.................................................   198     212
   Obligations related to acquisition of ISJ.....................    86     515
   Accrued director and officer insurance........................   227     --
   Other.........................................................   346     319
                                                                   ----  ------
                                                                   $857  $1,411
                                                                   ====  ======

(4) SHORT-TERM INVESTMENTS

  Certain additional information with respect to the Companys short-term investments at December 31, 1996 is presented below. For the year ended December 31, 1995, the Company did not hold any short-term investments.

                                                  UNREALIZED UNREALIZED
                                        AMORTIZED  HOLDING    HOLDING    FAIR
                                          COST       GAIN      (LOSS)   VALUE
                                        --------- ---------- ---------- ------
   Short-term investments
     Corporate notes & bonds...........  $7,963      $ 6        $(2)    $7,967
     US Government and related
      agencies.........................     992        5        --         997
                                         ------      ---        ---     ------
       Total...........................  $8,955      $11        $(2)    $8,964
                                         ======      ===        ===     ======

  At December 31, 1996, the contractual maturities of available-for-sale short-term investments range from ninety days to less than one year. The Company received proceeds from the maturity or sale of short term investments of $2,000, $0, and $90 for the years ended December 31, 1996, 1995 and 1994, respectively.

(5) NOTE PAYABLE AND LINE OF CREDIT

  From January 1, 1995, through August 1996, the Company had a Business Loan Agreement with a commercial bank for a $1,500 line of credit to be used for operating needs. On September 5, 1996, the Company entered into a Business Loan Agreement with a commercial bank for a $3,000 line of credit to be used for operating needs. The line of credit bears interest at the bank's prime rate plus .50%. The Agreement is secured by all assets of the Company. There were no outstanding borrowings under these agreements at either December 31, 1996 or December 31, 1995.

                                  ORCAD, INC.

  (INFORMATION RELATING TO THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND
                            1997 IS UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


(6) TAXES

  Domestic and foreign pre-tax income (loss) is as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                       -------------------------
                                                         1996    1995     1994
                                                       -------- -------  -------
   Domestic...........................................   $5,007    $346     $57
   Foreign............................................      246     (27)    (28)
                                                         ------    ----     ---
     Total............................................   $5,253    $319     $29
                                                         ======    ====     ===

  The provision for income taxes is as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                          1996    1995    1994
                                                        -------- ------- -------
   Current:
     Federal...........................................   $  306   $--      $--
     State.............................................        4    --       --
     Foreign...........................................      677      5      --
                                                          ------   ----     ---
                                                             987      5      --
                                                          ------   ----     ---
   Deferred:
     Federal...........................................      --     --       --
     State.............................................      --     --       --
     Foreign...........................................       64     (1)     --
                                                          ------   ----     ---
                                                              64     (1)     --
                                                          ------   ----     ---
       Total...........................................   $1,051   $  4     $--
                                                          ======   ====     ===

  The actual income tax expense for the years ended December 31, 1996, 1995 and 1994 differs from the expected tax expense computed by applying the U.S. federal corporate income tax rate of 34% to net income before income taxes as follows:

                                                    YEAR ENDED DECEMBER 31,
                                                    --------------------------
                                                      1996     1995     1994
                                                    --------  -------  -------
   Expected income tax expense....................    $1,786    $ 108     $ 10
   State income tax expense.......................       234       61        5
   Increase (decrease) in the valuation allowance
    for deferred
    tax assets....................................      (749)    (321)     138
   Unrealized benefit of research and
    experimentation tax credit....................      (128)     (59)     (99)
   Realized loss on foreign operations............       --       --       (62)
   Goodwill amortization and in-process costs
    attributable to the Massteck acquisition......       154      347      --
   Net operating losses acquired in the Massteck
    acquisition...................................       --       (68)     --
   Differences between financial and tax reporting
    for common stock option exercises.............      (646)     (71)     --
   Foreign tax rate differential..................       546      --       --
   Foreign sales corporation benefit..............       (67)     --       --
   Other..........................................       (79)       7        8
                                                      ------    -----     ----
   Actual expense.................................    $1,051    $   4     $--
                                                      ======    =====     ====

                                  ORCAD, INC.

 (INFORMATION RELATING TO THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND
                            1997 IS UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


  The income tax effects of temporary differences and carryforwards which give rise to significant portions of deferred tax assets and liabilities are as follows:

                                                              DECEMBER 31,
                                                             ----------------
                                                              1996     1995
                                                             -------  -------
   Deferred tax assets:
     Accounts receivable, due to allowance for doubtful
      accounts.............................................. $   174  $    83
     Inventory, due to reserve for obsolescence.............      93       51
     Accrued vacation pay...................................     135      113
     Purchased technology, due to differences in
      amortization..........................................      24      277
     In-process research and development, due to
      amortization differences..............................     --        84
     Research and experimentation credit carryforwards......     601      336
     Net operating loss carryforwards.......................     549    1,425
     Other..................................................     253      276
                                                             -------  -------
       Total gross deferred tax assets......................   1,829    2,645
   Less valuation allowance.................................  (1,735)  (2,484)
                                                             -------  -------
       Net deferred tax assets..............................      94      161
   Deferred tax liabilities:
     Other..................................................      14       17
                                                             -------  -------
       Total gross deferred tax liabilities.................      14       17
                                                             -------  -------
       Net deferred tax assets.............................. $    80  $   144
                                                             =======  =======

  The valuation allowance for deferred tax assets as of January 1, 1994 was $2,667. The net change in the valuation allowance for the years ended December 31, 1996, 1995 and 1994 was an increase (decrease) of $(749), $(321), and
$138, respectively. At the time that tax benefits of the federal net operating loss carryforwards acquired in the Massteck acquisition are recognized, up to $68 of the valuation allowance for deferred tax assets will be applied to reduce goodwill recognized as a result of the acquisition. In addition, the portion of the valuation allowance for deferred tax assets for which subsequently recognized tax benefits was applied directly to contributed capital was $223 at December 31, 1996. This amount was attributable to differences between financial and tax reporting for employee stock option exercises.

  As of December 31, 1996, the Company has federal and state net operating loss carryforwards for tax purposes of approximately $1,461 and $1,187, respectively, which expire in 2006 through 2009. In addition, the Company has unused research and experimentation credits of $397, which expire in 2006 through 2011. Such credits can be offset against future federal income taxes after use of the loss carryforwards.

                                  ORCAD, INC.

 (INFORMATION RELATING TO THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND
                            1997 IS UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


(7) LEASE COMMITMENTS

  The Company leases office space under various noncancelable operating lease agreements. Lease expense was $370, $382 and $352 for the years ended December 31, 1996, 1995 and 1994, respectively.

  Future minimum lease payments under noncancelable operating leases are as follows:

            YEAR ENDED DECEMBER 31,
            -----------------------
            1997.................................... $  381
            1998....................................    390
            1999....................................    409
            2000....................................    368
            2001....................................    118
            Thereafter..............................    --
                                                     ------
              Total................................. $1,666
                                                     ======

(8) FOREIGN OPERATIONS AND GEOGRAPHIC INFORMATION

  The Company's subsidiary in Japan accounted for $4,332 and $361 of total revenue and had net losses of $51 and $27 for the years ended December 31, 1996 and 1995, respectively. Identifiable assets of this subsidiary were $922 and $1,277 at December 31, 1996 and 1995, respectively. The Company's European subsidiary accounted for $141 of total revenue and had $28 of operating losses for the year ended December 31, 1994. Identifiable assets of this subsidiary were insignificant.

  Revenue by geographical area is provided below:

                                                        YEAR ENDED DECEMBER 31,
                                                       -------------------------
                                                         1996     1995    1994
                                                       -------- -------- -------
   United States......................................  $11,638  $ 9,045  $5,853
   Canada.............................................    1,081      484      98
                                                        -------  -------  ------
     Total North America..............................   12,719    9,529   5,951
                                                        -------  -------  ------
   Europe.............................................    3,048    2,121   2,574
   Japan..............................................    4,332    1,102     782
   Other international................................      808      907     505
                                                        -------  -------  ------
                                                        $20,907  $13,659  $9,812
                                                        =======  =======  ======

(9) STOCKHOLDERS' EQUITY

 Common Stock

  Effective December 15, 1995, the Company's stockholders authorized a .2857 for 1 reverse common stock split. All share and per share data have been retroactively restated to give effect to this reverse stock split.

  Also on December 15, 1995, the Company's stockholders approved an increase in the number of common shares authorized for issuance from 15,000,000 to 16,000,000.

  On March 1, 1996, the Company completed a public offering of 3,200,0000 shares of common stock which generated net proceeds of approximately $19,400 after deducting applicable issuance costs and expenses. On

                                  ORCAD, INC.

 (INFORMATION RELATING TO THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND
                            1997 IS UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

April 4, 1996, the Company's underwriters' exercised their over-allotment option resulting in the issuance of an additional 382,299 shares of common stock which generated net proceeds of approximately $3,900 after deducting applicable issuance costs and expenses.

 Preferred Stock

  In connection with the completion of the Company's initial public offering in March 1996, all of the outstanding Series A preferred stock was automatically converted into 2,307,397 shares of the Company's common stock.

 Reserved Common Stock

  At December 31, 1996, the Company had 2,997,009 shares of common stock reserved for future issuance under all stock option plans.

(10) STOCK OPTION PLANS

 1995 Stock Incentive Plan

  Under the 1995 Stock Incentive Plan, the Company may sell shares of common stock and grant either incentive stock options or nonqualified stock options to certain employees and consultants at the discretion of the Board of Directors. The Company has reserved 2,000,000 shares of common stock which may be optioned and/or sold under the 1995 Incentive Plan. The 1995 Incentive Plan provides that (i) the exercise price of an incentive stock option must be no less than the fair market value of the Company's common stock at the date of grant, (ii) the exercise price of a nonqualified stock option must be no less than 85% of the fair market value, and (iii) the exercise price to an optionee who possesses more than 10% of the total combined voting power of all classes of stock must be no less than 110% of the fair market value, all as determined by the Board of Directors. The Board of Directors has the authority to set expiration dates no longer than ten years from the date of grant (or five years for an optionee who meets the 10% criteria), payment terms and other provisions for each grant. Shares associated with unexercised options are generally canceled no more than 90 days after termination of employment and become available for grant under the 1995 Incentive Plan. There were 88,427 options granted, 312 options exercised, and 422 options forfeited under the 1995 Incentive Plan during 1996.

 1995 Stock Option Plan

  Under the 1995 Stock Option Plan ("1995 Stock Option Plan"), the Company may grant incentive stock options or nonqualified stock options up to a maximum of 51,699 shares of common stock to directors, officers, employees and consultants. Nonqualified stock options must be granted at not less than 85% of the fair market value, and incentive stock options must be granted at not less than the fair market value, at the date of grant. The exercise price to an optionee who possesses more than 10% of the total combined voting power of all classes of stock must be no less than 110% of the fair market value at the date of grant. The Board of Directors has authority to set expiration dates no longer than ten years from the date of grant (or five years for an optionee who meets the 10% criteria), payment terms and other provisions for each grant. There were no options granted or forfeited and 17,049 options exercised under the 1995 Incentive Plan during 1996.

 1995 Stock Option Plan for Nonemployee Directors

  Under the 1995 Stock Option Plan for Nonemployee Directors, the Company may grant non-qualified stock options up to a maximum of 500,000 shares of common stock. The exercise price of options granted under the

                                  ORCAD, INC.

 (INFORMATION RELATING TO THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND
                            1997 IS UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Plan may not be less than the fair market value of common stock on the date of grant. All options granted under the Plan will be non-qualified and expire ten years from the date of grant. Shares that are associated with options that are forfeited or terminated will again be available for grant. There were 20,000 options granted under the 1995 Stock Option Plan for Nonemployee Directors during 1996.

 1991 Non-Qualified Stock Option Plan

  Under the 1991 Non-Qualified Stock Option Plan, the Company may grant non-qualified stock options up to a maximum of 962,238 shares of common stock. Options may be granted at the Board of Directors' discretion at not less than 85% of the fair market value of the common stock at the date of such grant. Options shall expire on the date specified by the Board of Directors but this date shall in no event exceed ten years from the date of grant. There were 20,000 options granted, 172,771 options exercised, and 9,505 options forfeited under the 1991 Non-Qualified Stock Option Plan during 1996.

  Stock option activity under the foregoing plans is summarized as follows:

                                                                     WEIGHTED
                                                        SHARES       AVERAGE
                                                     UNDER OPTION EXERCISE PRICE
                                                     ------------ --------------
      Outstanding at December 31, 1993..............    728,591       $  .35
        Granted.....................................    156,310          .35
        Exercised...................................    (73,224)         .35
        Canceled....................................   (192,489)         .35
                                                       --------
      Outstanding at December 31, 1994..............    619,188          .35
        Granted.....................................    276,217         2.87
        Exercised...................................   (199,202)         .35
        Canceled....................................    (14,646)         .35
                                                       --------
      Outstanding at December 31, 1995..............    681,557         1.36
        Granted.....................................    128,427        11.70
        Exercised...................................   (194,828)         .42
        Canceled....................................     (9,927)        1.94
                                                       --------
      Outstanding at December 31, 1996..............    605,229       $ 3.86
                                                       ========

  The weighted average fair value of options granted during 1996 and 1995 was $6.78 and $1.08, respectively.

  At December 31, 1996 the Company had four stock-based compensation plans, which are described above and an employee stock purchase plan which is discussed in note 11. The Company applies APB No. 25 and related Interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its fixed stock option plans and its stock purchase plan. For SFAS No. 123 purposes, the fair value of each option grant has been estimated as of the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants and purchase rights in 1996 and 1995, respectively: dividend yield of 0% for both years; expected volatility of 49% and 0%; risk-free interest rate ranged from of 5.3% to 6.4% in 1996 and from 5.3% to 6.7% in 1995 for all plans; and expected lives of five years and five years for all Plans except the 1995 Stock Option Plan and the 1996 Employee Stock Purchase Plan options, 2 years and 2 years for the 1995 Stock Option Plan and .5 years and .5 years for the 1996 Employee Stock Purchase Plan. Had compensation expense been determined consistent with SFAS No. 123, utilizing the assumptions detailed above,

                                  ORCAD, INC.

 (INFORMATION RELATING TO THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND
                            1997 IS UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

the Company's net income and earnings per share for the years ended December 31, 1996 and 1995, would have been reduced to the following pro forma amounts:

                                                                     1996  1995
                                                                    ------ ----
     Net income:
       As reported................................................. $4,202 $315
       Pro forma...................................................  3,772  288
     Net Income per common share:
       As reported................................................. $  .63 $.07
       Pro forma...................................................    .58  .06

  The resulting pro forma compensation costs may not be representative of that expected in future years.

  The following table summarizes information about fixed stock options outstanding at December 31, 1996.

                  OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
     -----------------------------------------------------------------------
                                 WEIGHTED
                     NUMBER       AVERAGE   WEIGHTED     NUMBER     WEIGHTED
      RANGE OF   OUTSTANDING AT  REMAINING  AVERAGE  EXERCISABLE AT AVERAGE
      EXERCISE    DECEMBER 31,  CONTRACTUAL EXERCISE  DECEMBER 31,  EXERCISE
       PRICES         1996         LIFE      PRICE        1996       PRICE
     ----------  -------------- ----------- -------- -------------- --------
         $  .35     304,816      6.8 years   $  .35     214,479      $  .35
            .88       1,193      8.7 years      .88         299         .88
           3.50     141,836      8.8 years     3.50      38,640        3.50
     7.88-11.00     111,869      9.3 years     9.15      19,613        8.73
          15.50      45,515      9.5 years    15.50      23,222       15.50
      .35-15.50     605,229      7.9 years     3.86     296,253        2.50

(11) EMPLOYEE BENEFIT PLANS

 401(k) Plan

  The Company has a 401(k) retirement savings plan covering substantially all employees, excluding employees of OrCAD Japan. Contributions to the plan were matched at the discretion of the Board of Directors. The matching contributions amounted to $151, $41 and $2 for 1996, 1995 and 1994, respectively.

 1996 Employee Stock Purchase Plan

  Under the 1996 Employee Stock Purchase Plan, which became effective May 1, 1996, eligible employees of the company are permitted to purchase common stock through payroll deductions at a price equal to 85% of the fair market value of the common stock at the beginning of each offering period or the end of each offering period, whichever is lower. No employee is entitled to purchase shares of common stock having a value (determined on the first day of the offering period) of more than $25,000 in any calendar year. The Company has reserved 200,000 shares of common stock for issuance under the 1996 Employee Stock Purchase Plan. During 1996, there were 10,686 shares issued under the Plan.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
MicroSim Corporation:

  We have audited the accompanying consolidated balance sheets of MicroSim Corporation as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MicroSim Corporation at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Orange County, California
February 28, 1997

                              MICROSIM CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               DECEMBER 31,
                                                SEPTEMBER 30, ----------------
                                                    1997       1996     1995
                                                ------------- -------  -------
                                                 (UNAUDITED)
                    ASSETS
Current assets:
  Cash and cash equivalents....................    $ 3,951    $ 7,769  $ 5,163
  Short-term investments.......................      2,999        --     1,699
  Accounts receivable, less allowance for
   doubtful accounts of $112 in 1997, $120 in
   1996 and $50 in 1995........................      2,421      1,786    2,066
  Inventories..................................        355        493      239
  Deferred tax assets..........................        516        516      360
  Other current assets.........................        721        333      232
                                                   -------    -------  -------
    Total current assets.......................     10,963     10,897    9,759
Property and equipment, net....................      1,526        728      762
Other assets, net..............................         13         17       57
                                                   -------    -------  -------
Total assets...................................    $12,502    $11,642  $10,578
                                                   =======    =======  =======
     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.............................    $   503    $   479  $   422
  Accrued compensation and related expenses....        549        624      705
  Income taxes payable.........................        --          49      328
  Accrued sales allowances.....................        403        264      302
  Other accrued liabilities....................        363        310      262
  Deferred revenue.............................      2,027      1,791    1,308
  Current portion of contract payable..........        --         171      270
                                                   -------    -------  -------
    Total current liabilities..................      3,845      3,688    3,597
Contract payable, due after one year...........        --         --       180
Deferred income taxes..........................        205        205      145
Commitments
Shareholders' equity:
 Common stock, no par value:
  Authorized shares--10,000,000
  Issued and outstanding shares--2,804,615 in
   1997, 2,844,820 in 1996 and 2,825,550 in
   1995........................................        894        958      754
  Retained earnings............................      7,613      6,863    5,919
  Notes receivable--employee stock purchases...        (55)       (72)     (17)
                                                   -------    -------  -------
    Total shareholders' equity.................      8,452      7,749    6,656
                                                   -------    -------  -------
Total liabilities and shareholders' equity.....    $12,502    $11,642  $10,578
                                                   =======    =======  =======

          See accompanying notes to consolidated financial statements.

                              MICROSIM CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                NINE MONTHS
                                                                   ENDED
                                    YEAR ENDED DECEMBER 31,    SEPTEMBER 30,
                                    -------------------------  --------------
                                     1996     1995     1994     1997    1996
                                    -------  -------  -------  ------  ------
                                                                (UNAUDITED)
Revenue:
  Products......................... $13,347  $12,515  $10,325  $9,599  $9,804
  Service..........................   2,780    2,143    1,784   2,687   1,995
                                    -------  -------  -------  ------  ------
    Total revenue..................  16,127   14,658   12,109  12,286  11,799
                                    -------  -------  -------  ------  ------
Costs and expenses:
  Cost of revenue--products........   2,371    2,088    1,900   1,614   1,675
  Cost of revenue--service.........     776      621      586     668     535
  Research and development.........   5,064    3,688    3,692   4,193   3,703
  Marketing and sales..............   4,798    3,859    3,266   3,479   3,321
  General and administrative.......   1,730    1,603    1,372   1,265   1,378
  Write-off of purchased software..     --     1,037      --      --      --
                                    -------  -------  -------  ------  ------
    Total costs and expenses.......  14,739   12,896   10,816  11,219  10,612
                                    -------  -------  -------  ------  ------
Income from operations.............   1,388    1,762    1,293   1,067   1,187
                                    -------  -------  -------  ------  ------
Other income (expense):
  Interest income..................     356      291       87     262     267
  Interest expense.................     (21)     (39)     (54)     (7)    (18)
                                    -------  -------  -------  ------  ------
                                        335      252       33     255     249
                                    -------  -------  -------  ------  ------
Income before income taxes.........   1,723    2,014    1,326   1,322   1,436
Income taxes.......................     652      691      263     496     517
                                    -------  -------  -------  ------  ------
Net income......................... $ 1,071  $ 1,323  $ 1,063  $  826  $  919
                                    =======  =======  =======  ======  ======
Net income per share............... $   .38  $   .46  $   .37  $  .29  $  .32
                                    =======  =======  =======  ======  ======
Weighted average number of common
 and common equivalent shares
 outstanding.......................   2,840    2,877    2,879   2,831   2,836
                                    =======  =======  =======  ======  ======


          See accompanying notes to consolidated financial statements.

                              MICROSIM CORPORATION

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                     (IN THOUSANDS, EXCEPT SHARE DATA)

                                  COMMON STOCK
                                -----------------  RETAINED   NOTES
                                 SHARES    AMOUNT  EARNINGS RECEIVABLE TOTAL
                                ---------  ------  -------- ---------- ------
Balance at December 31, 1993... 2,930,670  $ 679    $3,952    $ (34)   $4,597
  Stock repurchases............   (99,470)   (64)     (222)       2      (284)
  Employee stock purchases.....    64,000    183       --      (140)       43
  Payment of notes receivable..       --     --        --        30        30
  Net income...................       --     --      1,063      --      1,063
                                ---------  -----    ------    -----    ------
Balance at December 31, 1994... 2,895,200    798     4,793     (142)    5,449
  Stock repurchases............  (113,650)  (176)     (197)     --       (373)
  Employee stock purchases.....    44,000    132       --       (15)      117
  Payment of notes receivable..       --     --        --       140       140
  Net income...................       --     --      1,323      --      1,323
                                ---------  -----    ------    -----    ------
Balance at December 31, 1995... 2,825,550    754     5,919      (17)    6,656
  Stock repurchases............   (72,730)  (127)     (127)     --       (254)
  Employee stock purchases.....    92,000    331       --      (114)      217
  Payment of notes receivable..       --     --        --        59        59
  Net income...................       --     --      1,071      --      1,071
                                ---------  -----    ------    -----    ------
Balance at December 31, 1996... 2,844,820    958     6,863      (72)    7,749
  Stock repurchases
   (unaudited).................   (69,905)  (171)      (76)     --       (247)
  Employee stock purchases
   (unaudited).................    29,700    107       --       (34)       73
  Payment of notes receivable
   (unaudited).................       --     --        --        51        51
  Net income (unaudited).......       --     --        826      --        826
                                ---------  -----    ------    -----    ------
Balance at September 30, 1997
 (unaudited)................... 2,804,615  $ 894    $7,613    $ (55)   $8,452
                                =========  =====    ======    =====    ======



          See accompanying notes to consolidated financial statements.

                              MICROSIM CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                NINE MONTHS
                                      YEAR ENDED DECEMBER     ENDED SEPTEMBER
                                              31,                   30,
                                     -----------------------  ----------------
                                      1996    1995     1994    1997     1996
                                     ------  -------  ------  -------  -------
                                                                (UNAUDITED)
Cash flows from operating
 activities:
  Net income.......................  $1,071  $ 1,323  $1,063  $   826  $   919
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
  Depreciation and amortization....     403      472     535      259      276
  Write-off of purchased software..     --     1,037     --       --       --
  Deferred income taxes............     (96)     (33)    (54)     --       --
  Loss on disposal of property and
   equipment.......................      22        5      29      --         2
  Change in operating assets and
   liabilities.....................     135      912     524     (553)      55
                                     ------  -------  ------  -------  -------
    Net cash provided by operating
     activities....................   1,535    3,716   2,097      532    1,252
                                     ------  -------  ------  -------  -------
Cash flows from investing
 activities:
  Purchase of short-term
   investments ....................  (4,955)  (1,699)    --    (4,949)  (4,955)
  Maturities of short-term
   investments.....................   6,654      --      --     1,950    1,699
  Additions to property and
   equipment.......................    (350)    (343)   (335)  (1,053)    (240)
  Acquisition of software
   technology......................     --       --      (50)     --       --
                                     ------  -------  ------  -------  -------
    Net cash provided (used) by
     investing activities..........   1,349   (2,042)   (385)  (4,052)  (3,496)
                                     ------  -------  ------  -------  -------
Cash flows from financing
 activities:
  Payments on capital leases.......     --       --      (26)     --       --
  Repayment of contract payable....    (300)    (275)    --      (175)    (225)
  Proceeds from issuance of common
   stock...........................     276      257      73      124      233
  Repurchases of common stock......    (254)    (373)   (284)    (247)    (208)
                                     ------  -------  ------  -------  -------
    Net cash used by financing
     activities....................    (278)    (391)   (237)    (298)    (200)
                                     ------  -------  ------  -------  -------
    Net increase (decrease) in cash
     and cash equivalents..........   2,606    1,283   1,475   (3,818)  (2,444)
Cash and cash equivalents at the
 beginning of period...............   5,163    3,880   2,405    7,769    5,163
                                     ------  -------  ------  -------  -------
Cash and cash equivalents at the
 end of period.....................  $7,769  $ 5,163  $3,880  $ 3,951  $ 2,719
                                     ======  =======  ======  =======  =======


          See accompanying notes to consolidated financial statements.

                             MICROSIM CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

  MicroSim Corporation (the Company) was incorporated in California in June 1984 and engages principally in the development and marketing of software applications which aid in the design and engineering of electrical circuits.

  The accompanying financial statements consolidate the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  Certain reclassifications have been made to prior year amounts to conform to the 1996 presentation.

  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

SHORT-TERM INVESTMENTS

  Investments purchased with maturities of more than three months and less than twelve months are classified as short-term investments which are available-for-sale. Short-term investments consist primarily of U.S. government obligations and commercial paper. At December 31, 1995, there was no material unrealized gain or loss on available-for-sale short-term investments.

STOCK SPLIT

  On April 30, 1996, the Company declared a stock dividend of four shares of common stock for each share held, which has been reflected as a stock split. All share and per share data has been restated to reflect the stock split.

INVENTORIES

  Inventories are valued at the lower of cost, determined on the first-in, first-out method, or market. The inventories consist primarily of sales materials and supplies for packaging software systems.

PROPERTY AND EQUIPMENT

  Property and equipment, at cost, consists of the following (in thousands):

                                                                 DECEMBER 31,
                                                   SEPTEMBER 30, -------------
                                                       1997       1996   1995
                                                   ------------- ------ ------
                                                    (UNAUDITED)
   Computer equipment.............................    $2,356     $2,010 $2,431
   Furniture and fixtures.........................       608        420    393
   Trade show equipment...........................       130        130    130
   Leasehold improvements.........................       375         46     46
                                                      ------     ------ ------
                                                       3,469      2,606  3,000
   Less accumulated depreciation and
    amortization..................................     1,943      1,878  2,238
                                                      ------     ------ ------
                                                      $1,526     $  728 $  762
                                                      ======     ====== ======

                             MICROSIM CORPORATION

  Depreciation of furniture and equipment is provided using the straight-line method over estimated useful lives of three to five years. Amortization of leasehold improvements is provided using the straight-line method over the shorter of the lease term or the estimated useful life.

LONG-LIVED ASSETS

  The Company adopted the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, (SFAS 121) on January 1, 1996. The adoption of SFAS 121 did not have a material impact on the Company's financial position or results of operations.

REVENUE RECOGNITION AND SIGNIFICANT CUSTOMER

  The Company recognizes revenue from sales of software licenses upon shipment of the software to the customer. Technical support revenue, included with the initial license fee, is deferred and recognized over the estimated service period.

  Sales to one customer represented 12% of total revenue for each of the years ended December 31, 1996, 1995 and 1994.

MAINTENANCE CONTRACTS

  The Company offers maintenance contracts to its customers to provide enhanced versions (updates) of its software products. Revenues related to these contracts are deferred and recognized on a straight-line basis over the one year life of the contract.

RESEARCH AND DEVELOPMENT

  Research and development expenses incurred in the design, development and testing of new software until technological feasibility has been established for the product and software maintenance and enhancement costs, are expensed as incurred. Thereafter, certain costs such as coding and testing are capitalized until the product is available for general release to customers. The Company uses the working model approach to establish technological feasibility and, to date, no internal costs have been capitalized as software development.

  In 1995, the Company wrote off purchased software with a cost of $1,037,000 when it determined that it would use an alternative software design in its products.

ADVERTISING COSTS

  The Company expenses the costs of advertising as incurred. Advertising costs aggregated $1,221,000, $1,032,000 and $886,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

TRANSLATION OF FOREIGN CURRENCIES

  The financial statements of the Company's foreign subsidiary, MicroSim Japan, K.K., are translated into U. S. dollars using the exchange rate at each balance sheet date for assets and liabilities and a weighted average exchange rate for each period for revenues, expenses, gains and losses.

NET INCOME PER SHARE

  Net income per share is computed using the weighted average number of common and common equivalent shares outstanding. Common equivalent shares from stock options are excluded from the calculation where their effect is antidilutive.

                             MICROSIM CORPORATION

STATEMENTS OF CASH FLOWS

  Changes in operating assets and liabilities, as shown in the consolidated statements of cash flows, are comprised of the following for the three years ended December 31, 1996:

                                                           1996   1995   1994
                                                          ------  -----  -----
                                                            (IN THOUSANDS)
   Accounts receivable..................................  $  281  $(298) $(620)
   Inventories..........................................    (254)   (36)   (25)
   Refundable income taxes..............................     --     116     78
   Other assets.........................................     (82)    26     95
   Accounts payable.....................................      57    188     41
   Accrued compensation and related expenses............     (81)   176    209
   Income taxes payable.................................    (280)   103    225
   Other accrued liabilities............................      11    321    203
   Deferred revenue.....................................     483    316    318
                                                          ------  -----  -----
     Change in operating assets and liabilities.........  $  135  $ 912  $ 524
                                                          ======  =====  =====
   Supplementary disclosure of cash paid during the year
    for:
     Income taxes.......................................  $1,028  $ 504  $ 106
                                                          ======  =====  =====
     Interest...........................................  $   21  $  39  $   5
                                                          ======  =====  =====

  The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

STOCK OPTION PLAN

  The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. Pro forma information regarding net income and net income per share is required by Statement of Financial Accounting Standard No. 123, Accounting for Stock Based Compensation (SFAS 123), as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value for options granted was estimated at the date of grant using the Black-Scholes option valuation model. Significant factors used in the valuation model include an assumed weighted average expected life of the option of five years, a risk-free interest rate of 6%, an expected volatility of 50%, and no dividend payments. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period.

                             MICROSIM CORPORATION

2. TAXES BASED ON INCOME

  The Company utilizes the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates.

  The federal and state income tax provisions for the three years ended December 31, 1996 are summarized as follows:

                                                        1996    1995    1994
                                                       ------  ------  ------
                                                          (IN THOUSANDS)
     Current:
       Federal........................................ $  288  $  609  $  285
       State..........................................    145     115      32
       Foreign........................................    315     --      --
                                                       ------  ------  ------
                                                          748     724     317
     Deferred:
       Federal........................................    (87)    (31)    (40)
       State..........................................     (9)     (2)    (14)
                                                       ------  ------  ------
                                                          (96)    (33)    (54)
                                                       ------  ------  ------
                                                       $  652  $  691  $  263
                                                       ======  ======  ======

  In 1996, the Company incorporated its Japanese subsidiary which was previously operated as a branch of the Company. Income (loss) before income taxes for the three years ended December 31, 1996 was generated as follows:

                                                        1996    1995    1994
                                                       ------  ------  ------
                                                          (IN THOUSANDS)
     Domestic operations.............................. $  959  $1,876  $1,640
     Foreign branch...................................  1,001     138    (314)
     Foreign subsidiary...............................   (237)    --      --
                                                       ------  ------  ------
                                                       $1,723  $2,014  $1,326
                                                       ======  ======  ======

  The provision for taxes based on income differs from the amount computed at the federal statutory rate as follows:

                                                        1996    1995    1994
                                                       ------  ------  ------
                                                          (IN THOUSANDS)
     Income tax provision at statutory rate........... $  586  $  685  $  451
     State income taxes, net of federal benefit.......     82      75      11
     Foreign subsidiary losses not benefitted.........     81     --      --
     Foreign branch taxes at rates in excess of
      statutory rate..................................     60     --      --
     Research and experimentation benefit.............    (71)    (49)   (174)
     Foreign sales corporation benefit................    (61)    (32)    (20)
     Other, net.......................................    (25)     12      (5)
                                                       ------  ------  ------
                                                       $  652  $  691  $  263
                                                       ======  ======  ======

                             MICROSIM CORPORATION

  Deferred income taxes reflect the tax effects of temporary differences between the value of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets and liabilities as of December 31, 1996 and 1995 are:

                                                                1996     1995
                                                               -------  -------
                                                               (IN THOUSANDS)
     Deferred tax assets:
       Accrued expenses....................................... $   371  $   294
       Foreign net operating loss carryforward................      74      --
       Accounts receivable and inventory reserves.............      50       30
       Foreign tax credit.....................................      47      --
       California franchise taxes.............................      27       19
       Inventory capitalization...............................      21       17
                                                               -------  -------
                                                                   590      360
       Valuation allowance....................................     (74)     --
                                                               -------  -------
                                                                   516      360
                                                               -------  -------
     Deferred tax liabilities:
       Tax over book depreciation.............................     205      145
                                                               -------  -------
     Net deferred tax assets.................................. $   311  $   215
                                                               =======  =======

  The Company has a foreign net operating loss carryforward totaling approximately $184,000 at December 31, 1996 which expires in 2001. A valuation allowance has been recorded to offset the deferred tax asset related to the foreign net operating loss carryforward.

  Foreign tax credits of $47,000 are available to offset federal tax on foreign source income through 2001.

3. LINE OF CREDIT

  The Company has a $2,000,000 line of credit agreement with a bank that expires in June 1997. Advances under the line are limited to 80% of eligible accounts receivable, as defined, bear interest at the bank's prime rate and are secured by substantially all the assets of the Company. No amounts were outstanding under the line at December 31, 1996.

  The loan agreement contains certain restrictive covenants and conditions, including the requirement to maintain certain key financial ratios and minimum levels of working capital and tangible net worth. The agreement further limits the amount of expenditures for repurchase of the Company's common stock, and the amount of indebtedness that may be incurred for future capital investment. At December 31, 1996, the Company was in compliance with all covenants.

4. COMMITMENTS

  The Company leases facilities and equipment under various lease arrangements. The lease terms include a renewal option for an additional period on the Company's main facility lease. Future minimum lease payments under noncancelable operating lease arrangements are as follows:

        1997................................ $222,000
        1998................................    1,000
                                             --------
          Total minimum lease payments...... $223,000
                                             ========

                             MICROSIM CORPORATION

  Rental expense under operating leases was approximately $515,000, $463,000 and $455,000 in 1996, 1995 and 1994, respectively.

  The Company has entered into several license agreements that provide for minimum royalty and maintenance payments through 1997. Royalty expense for the years ended December 31, 1996, 1995 and 1994 was $474,000, $487,000 and
$373,000, respectively.

5. CONTRACT PAYABLE

  The Company purchased software under a noninterest bearing long-term contract payable, which requires payments of $25,000 per month through July 1997. Amounts payable under the contract at December 31, 1996 are net of imputed interest of $3,700.

6. SHAREHOLDERS' EQUITY

  Employee-shareholders of the Company have entered into stock purchase agreements under which they purchased shares of common stock at fair market value as determined by the Board of Directors. Consideration may include a promissory note which is secured by the shares of stock. Payments on such notes are made by payroll deductions over terms of up to three years.

  Shares sold to employees are subject to repurchase by the Company, or the remaining shareholders, upon death, disability, or termination of employment. Repurchase prices vary under the terms of the agreements from original cost to current fair market value.

  During 1995 the Company adopted the 1995 Stock Option Plan under which nonstatutory and incentive stock options may be granted to employees and nonemployees, at a price not less than the fair market value at the date of grant. The Plan allows for the issuance of an aggregate of 300,000 shares of the Company's common stock. The options expire six years from the date of grant and vest over a period of five years.

  A summary of the Company's stock option activity, and related information for the years ended December 31, follows:

                                                    1996              1995
                                              ----------------- ----------------
                                                       WEIGHTED         WEIGHTED
                                                       AVERAGE          AVERAGE
                                                       EXERCISE         EXERCISE
                                              OPTIONS   PRICE   OPTIONS  PRICE
                                              -------  -------- ------- --------
   Outstanding -- beginning of year.......... 137,500   $ 3.40      --   $  --
   Granted...................................  89,100     3.60  137,500    3.40
   Forfeited.................................  (6,600)    3.45      --      --
                                              -------           -------
   Outstanding -- end of year................ 220,000     3.48  137,500    3.40
                                              =======           =======
   Exercisable at end of year................  52,000   $ 3.40   25,500  $ 3.40
                                              =======   ======  =======  ======
   Weighted average fair value of options
    granted during the year..................           $ 1.53           $ 1.44
                                                        ======           ======

  Exercise prices on options outstanding at December 31, 1996 ranged from $3.40 to $3.60. The weighted average remaining contractual life of options is
4.25 years. Pro forma net income under the provisions of SFAS 123 is $1,004,000 and $1,283,000 for the years ended December 31, 1996 and 1995, respectively. Pro forma net income per share is $.35 and $.45 for the years ended December 31, 1996 and 1995, respectively. Pro forma adjustments may not be representative of amounts in future years because of the cumulative effect of amortized compensation expense over consecutive grant years.

                             MICROSIM CORPORATION

7. EMPLOYEE BENEFIT PLAN

  The Company has a defined contribution benefit plan established under
Section 401(k) of the Internal Revenue Code. The plan covers substantially all of the Company's full-time employees. Contributions to the plan are based on salary deferral percentages elected by participants, with no Company matching contribution.

8. EXPORT SALES

  Outside the United States, the Company sells its products primarily through independent foreign distributors. Export sales were $6,537,000, $6,470,000 and $5,134,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

9. EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT
AUDITORS

  As of October 13, 1997, the Company entered into an Agreement and Plan of Merger by and among OrCAD, Inc., a Delaware corporation, OCA Merger Corporation, a newly formed, wholly-owned subsidiary of OrCAD, Inc., and the Company. Generally, all shareholders and option holders of the Company will receive shares of OrCAD, Inc. at an exchange ratio of .825, subject to various adjustments as described in the Agreement and Plan of Merger. The transaction is expected to be accounted for as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16--Business Combinations.

  In April 1997, the Company entered into a noncancelable operating lease for a new facility. The Company moved into the new facility in August 1997. As of September 30, 1997, future minimum lease payments under such lease are as follows (in thousands):

       1997.............................................................. $  135
       1998..............................................................    539
       1999..............................................................    549
       2000..............................................................    564
       2001..............................................................    564
       Thereafter........................................................  1,609
                                                                          ------
       Total............................................................. $3,960
                                                                          ======

                                                                     APPENDIX A

                         AGREEMENT AND PLAN OF MERGER

  This Agreement And Plan Of Merger (hereinafter, this "Agreement"), made as of the 13th day of October, 1997, by and among ORCAD, INC., a Delaware corporation ("OrCAD"), OCA MERGER CORPORATION, an Oregon corporation and a wholly-owned subsidiary of OrCAD ("Merger Sub") and MICROSIM CORPORATION, a California corporation ("MicroSim"). OrCAD and MicroSim are sometimes hereinafter collectively referred to as the "Constituent Corporations."

                                  WITNESSETH:

  WHEREAS, OrCAD and MicroSim desire to effect a business combination by means of a merger of Merger Sub with and into MicroSim, with MicroSim being the surviving corporation in the merger (the "Merger");

  WHEREAS, the Boards of Directors of OrCAD, Merger Sub and MicroSim each have determined that it is in the best interest of their respective companies and shareholders to effect the Merger, upon the terms and subject to the conditions of this Agreement;

  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 (a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

  NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                      The Merger; Closing; Effective Time

  1.1 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the laws of the State of Oregon and the laws of the State of California, at the Effective Time (as defined in Section 1.3 hereof) Merger Sub shall be merged with and into MicroSim and the separate corporate existence of Merger Sub shall thereupon cease. MicroSim shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in Section 1107 of the General Corporation Law of the State of California (the "California Corporations Code") and Section 497 of the Oregon Business Corporation Act (the "Business Corporation Act").

  1.2 The Closing. The closing of the Merger (the "Closing") shall take place at the offices of Ater Wynne Hewitt Dodson & Skerritt, LLP at 10:00 am., Pacific Standard Time, on December 31, 1997 (or at such other place, time or date as may be mutually agreed upon by OrCAD and MicroSim) (the "Closing Date"). At the Closing, each of the parties shall take all actions and deliver all such documents, instruments, certificates, agreements, securities and other items as may be requisite and are within its power to perform in order to fulfill and observe all covenants, conditions and agreements on its part to be performed, fulfilled and observed at or prior to the Merger (and not theretofore accomplished), and/or to cause all conditions precedent to the other party's obligations hereunder to be satisfied in full.

  1.3 Articles of Merger. On the Closing Date, if all of the conditions to the Merger set forth in Article VII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with Article VIII, the parties hereto shall cause Articles of Merger meeting the requirements of Section 494 of the Business Corporation Act and Section 1103 of the California Corporations Code to be properly executed and filed in accordance with Section 494 of the Business Corporation Act and Sections 1103 and 1108 of the California Corporations Code. The Merger shall become effective at the time (the "Effective Time") of the filing of the Articles of Merger in accordance with the California Corporations Code and the Business Corporation Act or at such later time which the parties hereto have agreed and designated in such Articles of Merger as the effective time of the Merger.

  1.4 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any rights, properties or assets as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

                                  ARTICLE II

                           The Surviving Corporation

  2.1 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of MicroSim in effect immediately prior to the Effective Time.

  2.2 Bylaws. The Bylaws of the Surviving Corporation shall be the Bylaws of MicroSim in effect immediately prior to the Effective Time.

  2.3 Capitalization. The capitalization of the Surviving Corporation shall be as set forth in the Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time.

  2.4 Tax Consequences. It is intended that the Merger shall constitute a tax-free reorganization within the meaning of Section 368 (a) of the Code, and that this Agreement shall constitute and is adopted as a "plan of reorganization" for the purposes of Section 368 of the Code.

  2.5 Officers and Directors. The officers and directors of the Surviving Corporation shall be the officers and directors of Merger Sub serving in such positions immediately prior to the Effective Time, all of whom shall serve until their resignation or removal or until their successors are elected and qualified. OrCAD shall take such action as may be necessary to cause Wolfram Blume ("Blume") to be elected to the board of directors of OrCAD as of the beginning of the first board of directors meeting after the Effective Time, to serve until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with OrCAD's Restated Certificate of Incorporation and Restated Bylaws. In addition, promptly after the Effective Time, OrCAD shall conduct and complete a search for a candidate to be nominated for election as an additional board member, which candidate shall be mutually agreed upon (i) by the members constituting OrCAD's board of directors prior to the Effective Time (voting together as a single class) and (ii) Blume, and OrCAD's board of directors shall take such actions as may be necessary to increase the number of directors to create a vacancy for, and to elect, such candidate.

                                  ARTICLE III

                         Consideration for the Merger

  3.1 Conversion. At the Effective Time, each shareholder of MicroSim, and each option holder of MicroSim, shall receive in exchange for his, her, or its "MicroSim Merger Shares" (as defined below) two things: 1) a number of shares of the common stock of OrCAD, $0.01 par value per share ("OrCAD Common Stock), equal to 90% of the Exchange Ratio times that holder's number of MicroSim Merger Shares; and 2) a contract right to receive a number of shares of OrCAD Common Stock equal to that shareholder's and/or option holder's Pro Rata Share of the Escrowed Merger Consideration. The terms "MicroSim Merger Shares", "Exchange Ratio", "Pro Rata Share" and "Escrowed Merger Consideration" are explained in the following definitions.

    (a) MicroSim Merger Shares. A "MicroSim Merger Share" is a quantity that bears the relationships defined below to each of the following four (4) classes of outstanding MicroSim common stock or rights to common stock:

      (i) Fully Vested Common Stock. Each share of fully vested MicroSim Common Stock is equal to one (1) fully vested MicroSim Merger Share.

      (ii) Unvested Common Stock. Each share of unvested MicroSim Common Stock is equal to .91 fully vested MicroSim Merger Share.

      (iii) Vested Options. For MicroSim stock options that are "vested", that is, by their terms immediately exercisable on the Closing Date, the total number of shares of MicroSim Common Stock represented by such vested stock options held by each holder of such options shall first be multiplied by the MicroSim Fair Market Value (as defined below). Second, the aggregate exercise price of all included vested options shall be subtracted from the total value identified under the preceding sentence. Third, the difference thus obtained shall be divided by the MicroSim Fair Market Value. The resulting number of shares shall be deemed to be that option holder's MicroSim Merger Shares, with respect to all of that option holder's vested stock options.

      (iv) Unvested Options. For stock options that are "unvested," that is, by their terms not yet exercisable on the Closing Date, the total number of shares of MicroSim Common Stock represented by such unvested stock options held by each holder of such options shall first be multiplied by the MicroSim Fair Market Value (as defined below). Second, the aggregate exercise price of all included unvested options shall be subtracted from the total value identified under the preceding sentence. Third, the difference thus obtained shall be divided by the MicroSim Fair Market Value. Fourth, the resulting number of shares shall be multiplied by .9. The resulting number of shares shall be deemed to be that option holder's MicroSim Merger Shares, with respect to all of that option holder's unvested stock options.

      (v) MicroSim Fair Market Value means the Exchange Ratio times the value of one (1) share of OrCAD Common Stock on the Closing Date, which is agreed to be equal to the average of the closing prices per share of OrCAD Common Stock for the ten (10) consecutive trading days ending with the close of trading on the third business day preceding the Closing Date.

    (b) Exchange Ratio means .825, and represents the agreed-upon ratio at which shares of OrCAD Common Stock will be exchanged for each MicroSim Merger Share.

    (c) Fixed Merger Consideration means the total number of MicroSim Merger Shares as of the Closing Date, times the Exchange Ratio, times ninety percent (90%).

    (d) Escrowed Merger Consideration means the total number of MicroSim Merger Shares as of the Closing Date, times the Exchange Ratio, times ten percent (10%).

    (e) Pro Rata Share means the percentage which the MicroSim Merger Shares held by any given MicroSim shareholder or MicroSim option holder represent of all MicroSim Merger Shares, as of the Closing Date.

  3.2 Treasury Shares. Each MicroSim Share issued and held in MicroSim's treasury immediately prior to the Effective Time, if any, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor, and shall cease to exist.

  3.3 Shareholder Rights. From and after the Effective Time, the holders of certificates or options representing MicroSim Shares outstanding immediately prior to the Effective Time (each, a "Shareholder," and collectively, the "Shareholders") shall cease to have any rights with respect to such MicroSim Shares (except such rights, if any, as they may have as dissenting shareholders under the California Corporations Code) and their sole rights (except as aforesaid) shall be those contract rights which they will have pursuant to this Agreement to receive their Pro Rata Share of the Escrowed Merger Consideration and their Pro Rata Share of the Fixed Merger Consideration.

  After the Effective Time, each Shareholder (other than dissenting shareholders) shall be entitled, upon surrender of a certificate(s) representing MicroSim Shares outstanding immediately prior to the Effective Time (duly endorsed if required), or options to acquire MicroSim Shares outstanding immediately prior to the Effective Time, together with a properly completed letter of transmittal covering all such shares (with customary representations and warranties regarding the absence of liens, claims and encumbrances on such shares), to receive in exchange therefor (i) a certificate or certificates (as the holder requests) representing that Shareholder's Pro Rata Share of the Fixed Merger Consideration, plus (ii) the contract right as defined in this Agreement to receive that Shareholder's Pro Rata Share of the Escrowed Merger Consideration, subject to the terms and conditions set forth in Article IX hereof. Until so surrendered for exchange, each such certificate representing MicroSim Shares outstanding as aforesaid (other than those of dissenting shareholders) or options to acquire MicroSim Shares outstanding as aforesaid, shall be deemed for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of shares of OrCAD Common Stock to be delivered and distributed in exchange therefor pursuant to this Article 3. Unless and until any such certificate representing MicroSim Shares outstanding as aforesaid or option to acquire MicroSim Shares outstanding as aforesaid shall be so surrendered, no dividend payable to holders of record of OrCAD Common Stock at or after the Effective Time shall be paid to the holder of such certificate or option but upon surrender thereof there shall be paid to the holder of record immediately prior to the Effective Time of such surrendered certificate or option the dividends (without interest) that have theretofore become payable with respect to the OrCAD Common Stock after the Effective Time, deliverable and distributable in exchange therefor pursuant to this Article III; provided, however, that if by reason of the escheat or other laws of any state having jurisdiction in the premises, OrCAD is required to pay such state all or any part of such dividends which have become payable, the amount of dividends which would otherwise be payable upon surrender of any such certificate representing MicroSim Shares outstanding as aforesaid or option to acquire MicroSim Shares outstanding as aforesaid shall be reduced by the amount so paid pursuant to such escheat or other laws.

  3.4 Dissenters' Rights. MicroSim Shares held by Shareholders who have properly exercised dissenters' rights with respect thereto in accordance with Sections 1300 through 1312 of the California Corporations Code (collectively, the "Dissenting Shares") shall not be converted into the right to receive OrCAD Common Stock, but such Shareholders shall be entitled to receive payment of the fair market value of the Dissenting Shares in accordance with the provisions of the California Corporations Code, except that any Dissenting Shares held by a Shareholder who shall thereafter withdraw such demand for appraisal of his or her MicroSim Shares or otherwise lose the right to such payment as provided in the California Corporations Code, shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive OrCAD Common Stock as provided herein, without any interest thereon. If any holder of MicroSim Shares shall demand to be paid the "fair market value" of his or her shares, as provided in Section 1301(b) of the California Corporations Code, MicroSim shall give OrCAD prompt written notice thereof and OrCAD shall have the right to participate in all negotiations and proceedings with respect to any such demands. MicroSim shall not, except with the prior written consent of OrCAD, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment demands. MicroSim shall not, except with the prior written consent of OrCAD, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment.

  3.5 Fractional Shares. No fractional shares of OrCAD Common Stock shall be issued in the Merger. In lieu of the issuance of any such fractional shares, OrCAD shall pay to each Shareholder of MicroSim who otherwise would be entitled to receive a fractional share of OrCAD's Common Stock (after taking into account all OrCAD Common Stock into which such Shareholder's MicroSim Shares were converted pursuant to this Article III) an amount in cash (rounded to the nearest whole cent) determined by multiplying (i) the fair market value (as hereinafter defined) of a share of OrCAD's Common Stock by (ii) the fraction of a share of OrCAD's

Common Stock which such holder would otherwise be entitled to receive pursuant to this Article 3. The fair market value of a share of OrCAD's Common Stock shall be the average of the closing prices for one (1) share of OrCAD Common Stock for the last ten (10) consecutive trading days ending with the close of trading on the third business day preceding the Closing Date.

  3.6 Lost Certificates. In the event any certificate representing MicroSim Shares or option to acquire MicroSim Shares (each, a "Certificate") shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and indemnity against any claim that may be made against OrCAD with respect to such Certificate, and, if required by OrCAD, the posting by such person of a bond in such amount as OrCAD may determine is reasonably necessary in connection with such indemnity, OrCAD will issue in exchange for such lost, stolen or destroyed Certificate the OrCAD Common Stock, and cash in lieu of any fractional shares, deliverable in respect thereof pursuant to this Agreement.

  3.7 Escrow Deposit. Promptly following the Closing, OrCAD shall deposit in escrow pursuant to Article IX hereof, the number of shares of OrCAD Common Stock constituting the Escrowed Merger Consideration. Such shares shall be issued in the name of the Escrow Agent, "as Escrow Agent under that Escrow Agreement dated" the Closing Date or otherwise with equivalent effect. Such shares shall be held for the purposes described in Article IX and the Escrow Agreement (as hereinafter defined), and released to OrCAD and/or the Shareholders in accordance with the provisions of Article IX and the Escrow Agreement.

                                  ARTICLE IV

                        Representations and Warranties

  4.1 Representations and Warranties of MicroSim. In order to induce OrCAD and Merger Sub to enter into this Agreement, MicroSim represents and warrants to OrCAD and Merger Sub, subject to and except for the matters set forth in the MicroSim Disclosure Schedule (the "MicroSim Disclosure Schedule") delivered herewith, as follows:

    (a) Organization, Good Standing, Power, Etc. MicroSim is a corporation duly organized, validly existing and in good standing under the laws of the State of California. MicroSim Japan Kabushiki Kaisha, a wholly-owned subsidiary of MicroSim ("MicroSim Japan"), is a corporation duly organized, validly existing and in good standing under the laws of Japan. MicroSim Overseas Corporation, a wholly-owned subsidiary of MicroSim ("MicroSim Overseas"), is a corporation duly organized, validly existing and in good standing under the laws of the United States Virgin Islands. Each of MicroSim, MicroSim Japan and MicroSim Overseas has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Each of MicroSim, MicroSim Japan and MicroSim Overseas is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or occupied by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the assets, business, results of operations or condition (financial or otherwise) of MicroSim and its subsidiaries taken as a whole (a "MicroSim Material Adverse Effect"), or permanently preclude MicroSim, MicroSim Japan or MicroSim Overseas, as applicable, from enforcing any material contract right, and all such jurisdictions are set forth in Section 4.1(a) of the MicroSim Disclosure Schedule. Each of MicroSim, MicroSim Japan and MicroSim Overseas has delivered, or will prior to or on the Closing Date deliver, to OrCAD complete and correct copies of its Articles of Incorporation or comparable charter documents (certified by the Secretary of the State of California with respect to MicroSim and by the applicable governmental authority with respect to each of MicroSim Japan and MicroSim Overseas) and Bylaws (certified by the Secretary of MicroSim, MicroSim Japan and MicroSim Overseas as appropriate), as amended to the Closing Date.

    (b) Authorized Capitalization. The authorized capital stock of MicroSim consists of 10,000,000 shares of common stock, no par value per share. The authorized capital stock of MicroSim Japan consists of 800 shares of common stock, (Yen)50,000 par value per share. The authorized capital stock of MicroSim Overseas consists of 10,000 shares, $1.00 par value per share. At the date of this Agreement, there are (i) 2,804,615 shares of MicroSim Common Stock issued and outstanding and no shares are held in MicroSim's treasury, (ii) 200 shares of MicroSim Japan common stock issued and outstanding and no shares are held in MicroSim Japan's treasury, and (iii) 1,000 shares of MicroSim Overseas stock issued and outstanding and no shares are held in MicroSim Overseas' treasury. All such outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable, and neither MicroSim, MicroSim Japan nor MicroSim Overseas has any liability under the provisions of applicable federal and state securities laws by reason of the issuance or sale thereof. To MicroSim's actual knowledge, all shares of MicroSim common stock held by the Shareholders as of the date of this Agreement are free and clear of all liens, claims and encumbrances and all right, title or interest of third parties.

    (c) Subsidiaries. Other than MicroSim Japan and MicroSim Overseas, MicroSim does not own, and has not during the last five years owned, any shares of capital stock or other securities of, or any other interest in, nor does it control or has it controlled during the last five years, directly or indirectly, any other corporation, association, joint venture, partnership or other business organization.

    (d) Options, Warrants, Rights, Etc. Except as set forth in Section 4.1(d) of the MicroSim Disclosure Schedule, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character that obligate or may obligate MicroSim, MicroSim Japan or MicroSim Overseas to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of such capital stock. There are no preemptive rights with respect to the capital stock of MicroSim, MicroSim Japan or MicroSim Overseas, and no restrictions on the transfer of the capital stock of MicroSim, MicroSim Japan or MicroSim Overseas except those arising under securities laws or as set forth in Section 4.1(d) of the MicroSim Disclosure Schedule. Section 4.1(d) of the MicroSim Disclosure Schedule also contains a true and complete list of all Shareholders and holders of other securities (including without limitation, options to purchase capital stock) of MicroSim, showing the number of shares of capital stock and other securities held by each holder as of the date of this Agreement. Except as set forth in Section 4.1(d) of the MicroSim Disclosure Schedule, there are no voting trusts or any other agreements or understandings with respect to the voting of the capital stock of MicroSim that are known to MicroSim or of which MicroSim has reason to know. Except as set forth in Section 4.1(d) of the MicroSim Disclosure Schedule, neither MicroSim, MicroSim Japan nor MicroSim Overseas is obligated, directly, indirectly, or contingently to purchase or redeem any of its shares of capital stock and has not so redeemed any shares of its capital stock during the past two (2) years.

    (e) Effect of Agreement. The execution, delivery and performance of this Agreement by MicroSim and consummation by MicroSim of the transactions contemplated hereby will not require the consent, approval or authorization of any person or persons or public authority, other than the approval of the Shareholders. Neither MicroSim, MicroSim Japan nor MicroSim Overseas is in default under or in violation of any provision of its Articles of Incorporation or Bylaws (or comparable charter documents), or in default or violation of any restriction, lien, encumbrance, indenture, contract, agreement, lease, sublease, loan agreement, note or other obligation or liability to which it is a party or by which it is bound or to which its assets are subject, which default or violation would have a MicroSim Material Adverse Effect. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) result in the acceleration of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, agreement, lease, sublease, loan agreement, note or other obligation or liability to which MicroSim, MicroSim Japan or MicroSim Overseas is a party or by which any of them is bound or to which any of their assets are subject, or (ii) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws (or comparable charter documents), of MicroSim, MicroSim Japan or MicroSim Overseas, respectively, or a default or violation of any restriction, lien, encumbrance, indenture, contract, agreement, lease, sublease, loan agreement, note or other obligation or liability to which any of them is a party or by which any of them is bound or to which any of their assets are subject, or result in the creation of any lien or encumbrance upon said assets.

    (f) Power, Due Authorization. Subject only to the approval of this Agreement and the transactions contemplated hereby by the Shareholders, (i) MicroSim has the power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder in accordance with the terms hereof, and (ii) all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement on the part of MicroSim has been duly and effectively taken, including, without limiting the generality of the foregoing, the approval thereof by the Board of Directors of MicroSim. This Agreement is a valid and binding obligation of MicroSim, enforceable against MicroSim in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and general principles of equity (the "Bankruptcy Exception"). Except in connection, or in compliance, with the provisions of the 1933 Act, the 1934 Act, the regulations of the Nasdaq/NMS, and the corporation, securities or blue sky laws or regulations of the various states, no third party consent, permit or approval is necessary for the consummation by MicroSim of the Merger or the other transactions contemplated hereby, other than third party consents, permits or approvals the failure of which to obtain would not have a MicroSim Material Adverse Effect or prevent the consummation of the transactions contemplated hereby. At or prior to the Closing, MicroSim will deliver to OrCAD a certified copy of the resolutions adopted by MicroSim's Board of Directors to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

    (g) Securities Matters. Neither MicroSim, MicroSim Japan nor MicroSim Overseas currently has nor has had any outstanding securities registered (or required to be registered) under the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act"), nor any reporting obligation thereunder. MicroSim has delivered (or will deliver) to OrCAD copies of the proxy statement and all other written materials sent or made available or to be sent or made available to the holders of its capital stock in connection with this Agreement and the Merger. The proxy statement notice and such other material complied with or will comply in all material respects with the applicable requirements of the California Corporations Code and applicable federal and state securities laws and did not (or will not) contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances, in order to make the statements therein not misleading, provided that in the proxy material delivered or to be delivered to the Shareholders, MicroSim has relied or will rely upon OrCAD with respect to factual matters concerning OrCAD and Merger Sub contained in such material, and with respect to matters as to which such reliance is made, MicroSim represents and warrants only that MicroSim has accurately and completely presented such factual matters concerning OrCAD provided to it.

    (h) Financial Statements. MicroSim has delivered or will deliver to OrCAD on or prior to the Closing Date the audited consolidated balance sheets of MicroSim as at December 31, 1996, 1995, 1994 and 1993, together with the audited consolidated statements of profit and loss, shareholders' equity and cash flows for the four fiscal years then ended, and the unaudited consolidated balance sheets of MicroSim as of March 31, 1997 and June 30, 1997, and the unaudited consolidated statements of profit and loss for the two quarters then ended, and any subsequent quarter as to which such unaudited consolidated balance sheets become available prior to the Closing Date, all certified by the Chief Financial Officer of MicroSim as being true, accurate and complete to his knowledge in all material respects. Such consolidated financial statements are hereinafter collectively referred to as the "Financial Statements." Such Financial Statements are correct and complete, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and present fairly and accurately the financial condition of MicroSim at the dates of said statements and the results of its operations for the periods covered thereby (except that the unaudited Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items). MicroSim's said balance sheets (audited and unaudited), make full and adequate provision for all debts, liabilities and obligations (fixed and contingent, including unpaid federal, state or local, and foreign taxes) of MicroSim as of the date thereof, which are normally shown on a balance sheet in accordance with

  GAAP. Except to the extent reflected or reserved against in such Financial Statements, there are no material liabilities or obligations of MicroSim, MicroSim Japan or MicroSim Overseas or related to any of their business or operations, of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than liabilities which have been incurred in the ordinary course of business and which are not material in relation to the business of MicroSim and its subsidiaries taken as a whole. The reserves reflected in the Financial Statements were, as of the dates of such statements, adequate, appropriate and reasonable.

    (i) Customers. MicroSim has no knowledge of any termination, cancellation, limitation, modification or change in the business relationship of MicroSim, MicroSim Japan or MicroSim Overseas with any customer or group of customers which individually or in the aggregate constituted more than five percent (5%) of MicroSim's sales, on a consolidated basis, for MicroSim's fiscal year ended December 31, 1996.

    (j) Distributors; Resellers. MicroSim has no knowledge of any termination, cancellation, limitation, modification or change in the business relationship of MicroSim, MicroSim Japan or MicroSim Overseas with any distributor or reseller of MicroSim's products, or group of distributors or resellers of MicroSim's products, which individually or in the aggregate constituted more than five percent (5%) of MicroSim's sales, on a consolidated basis, for MicroSim's fiscal year ended December 31, 1996.

    (k) Absence of Certain Changes or Events. Since December 31, 1996, neither MicroSim, MicroSim Japan nor MicroSim Overseas has, except with respect to agreements and transactions with OrCAD and Merger Sub in contemplation of this Agreement:

      (i) incurred any obligation or liability (contingent or otherwise) except normal trade or business obligations incurred in the ordinary course of business;

      (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (contingent or otherwise), except current liabilities of MicroSim, MicroSim Japan or MicroSim Overseas, respectively, outstanding on December 31, 1996, and current liabilities incurred since December 31, 1996, in the ordinary course of business;

      (iii) mortgaged, pledged or subjected to lien, charge, security interest or to any other encumbrance any of its assets or properties;

      (iv) sold, transferred, leased or otherwise disposed of any of its assets or properties, except for a fair consideration in the ordinary course of business;

      (v) cancelled or compromised any debt or claim, except for adjustments made in the ordinary course of business which, in the aggregate, are not material;

      (vi) waived or released any rights of any material value;

      (vii) sold, assigned, transferred or granted any concessions, leases, licenses, agreements, patents, inventions, trademarks, service marks, trade names, copyrights or other intangible assets other than in the ordinary course of business under or pursuant to contracts with customers, joint venturers, prime contractors or subcontractors;

      (viii) (a) disposed of or permitted to lapse rights for the use of any patent, trademark, service mark, trade name or copyright, (b) disposed of or permitted to lapse any of the foregoing items which MicroSim, MicroSim Japan or MicroSim Overseas had a right to use pursuant to the terms of a negotiated agreement, or (c) disclosed to any person not an employee, consultant, representative or agent any trade secret, process or know-how not theretofore a matter of public knowledge, except pursuant to binding nondisclosure agreements that by their terms barred use of the information conveyed other than for stated purposes;

      (ix) entered into any arrangement, agreement or undertaking not terminable on thirty (30) days' or less notice without cost or liability (including, without limitation, any payment of or promise to pay any bonus or special compensation) with employees except in accordance with established policies and practices;

      (x) suffered the occurrence of any event or events which, individually or in the aggregate, has or have resulted in a material adverse change in the operations, earnings, assets, properties or business, or in the condition, financial or otherwise of MicroSim and its subsidiaries taken as a whole (a "MicroSim Material Adverse Change");

      (xi) declared any dividend or made any payment or distribution to its shareholders;

      (xii) made any loan to or entered into any other transaction with any officer, director or shareholder of MicroSim (other than the grant of stock options, bonuses, salaries or compensation in the ordinary course and in amounts and quantities consistent with past practice);

      (xiii) granted any increase in the compensation of or bonuses payable or paid to any employees or directors (other than the grant of compensation increases and bonuses in the ordinary course and in amounts and quantities consistent with past practice);

      (xiv) redeemed, issued or sold or agreed to redeem, issue or sell any shares of its capital stock or options, warrants, pre-emptive or other rights to purchase or acquire its securities or capital stock, except for stock options or stock purchase agreements with employees, directors or consultants entered into in the ordinary course of MicroSim's business and detailed in the numbers represented in Section 4.1(d) of the Disclosure Schedule;

      (xv) entered into any other material transaction, contract or commitment other than in the ordinary course of business; or

      (xvi) entered into any binding agreement, arrangement or commitment to do or take any of the foregoing actions.

    (l) Taxes.

      (i) Each of MicroSim, MicroSim Japan and MicroSim Overseas has timely filed all returns, declarations, reports, estimates, information returns and statements (each, a "Return," and, collectively the "Returns") required to be filed with respect to any Taxes (as hereinafter defined) and has timely and properly paid all Taxes that are due and payable, has established on its books and records aggregate income tax reserves that are adequate for the payment of all Taxes accrued but not yet due and payable, and has complied in all material respects with all applicable laws, rules and regulations relating to the accrual, payment and withholding of Taxes and timely and properly withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

      (ii) There are no liens for Taxes on the assets of MicroSim, MicroSim Japan or MicroSim Overseas except liens for Taxes not yet due. Neither MicroSim, MicroSim Japan nor MicroSim Overseas has requested any extension of time within which to file any Return, which Return has not since been filed. No deficiency for any Taxes has been proposed, asserted or assessed against MicroSim, MicroSim Japan or MicroSim Overseas that has not been resolved and/or paid in full. There are no outstanding waivers or consents given by MicroSim, MicroSim Japan or MicroSim Overseas regarding the application of the statute of limitations with respect to any Taxes or Returns, and no federal, state, local or foreign audits or other administrative proceedings or court proceedings are currently pending with regard to any Taxes or Returns.

      (iii) Neither MicroSim, MicroSim Japan nor MicroSim Overseas has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code applied to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by MicroSim, MicroSim Japan or MicroSim Overseas, respectively. Neither MicroSim, MicroSim Japan nor MicroSim Overseas is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by MicroSim, MicroSim Japan or MicroSim Overseas, nor does MicroSim, MicroSim Japan or MicroSim Overseas have any knowledge that the United States Internal Revenue Service (the "IRS") has proposed any such adjustment or change in accounting method.

      (iv) Each of MicroSim, MicroSim Japan and MicroSim Overseas has established and will maintain on its books and records aggregate income tax reserves adequate to pay all Taxes accrued but not yet due and payable in accordance with generally accepted accounting principles, and such reserves are reflected on the Financial Statements to the extent required. Neither MicroSim, MicroSim Japan nor MicroSim Overseas is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code.

      (v) For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

    (m) Litigation. There are no actions, claims, suits, proceedings or investigations pending or threatened against MicroSim, MicroSim Japan or MicroSim Overseas, at law or in equity, or before or by any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other person, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations against MicroSim, MicroSim Japan or MicroSim Overseas, or against any director, officer or employee of MicroSim, MicroSim Japan or MicroSim Overseas in his or her capacity or arising out of his or her duties as a director, officer or employee of MicroSim, MicroSim Japan or MicroSim Overseas, respectively. MicroSim has no knowledge that any such action, claim, suit, proceeding or investigation may be brought or threatened against MicroSim, MicroSim Japan or MicroSim Overseas, or any of their directors, officers or employees.

    (n) Labor Matters. There are no controversies pending or threatened between MicroSim, MicroSim Japan or MicroSim Overseas and any employees of MicroSim, MicroSim Japan or MicroSim Overseas, respectively. Each of MicroSim, MicroSim Japan and MicroSim Overseas has complied in all material respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of withholding and social security and similar taxes, and neither MicroSim, MicroSim Japan nor MicroSim Overseas is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Neither MicroSim, MicroSim Japan nor MicroSim Overseas is, nor have any of them been, engaged in any unfair labor practice. There is no unfair labor practice complaint against MicroSim, MicroSim Japan or MicroSim Overseas pending before the National Labor Relations Board or other applicable governmental entity, and there is no labor strike, dispute, slowdown or stoppage pending or affecting, or to MicroSim's knowledge threatened against, MicroSim, MicroSim Japan or MicroSim Overseas. None of MicroSim's, MicroSim Japan's or MicroSim Overseas' employees is represented by any labor union, and MicroSim has no knowledge of any organizational efforts currently being made or threatened by or on behalf of any labor unions with respect to employees of MicroSim, MicroSim Japan or MicroSim Overseas. A true and complete list of all of MicroSim's, MicroSim Japan's and MicroSim Overseas' current officers and employees and their respective current salaries, wages, other compensation and positions is set forth in Section 4.1(n) of the MicroSim Disclosure Schedule. All of MicroSim's, MicroSim Japan's and MicroSim Overseas' current employees have executed a nondisclosure agreement in substantially the form attached to
  Section 4.1(n) of the MicroSim Disclosure Schedule. Except as set forth in
  Section 4.1(n) of the MicroSim Disclosure Schedule, no current employee has an oral or written employment agreement with MicroSim, MicroSim Japan or MicroSim Overseas, and all such employees are "at-will" employees. All personnel policies and manuals of MicroSim, MicroSim Japan and MicroSim Overseas that are currently in effect are listed in Section 4.1(n) of the MicroSim Disclosure Schedule and true and complete copies of such documents have been delivered to OrCAD. Except as set forth in Section 4.1(n) of the MicroSim Disclosure Schedule, no employee or consultant of MicroSim, MicroSim Japan or MicroSim Overseas shall have the right to receive from OrCAD a severance payment or other payment in the nature thereof in the event his or her employment is terminated by OrCAD following the Merger (other than any such right granted by OrCAD or pursuant to any agreement or policy instituted or adopted by OrCAD, including the agreements referred to in Section 7.1(m) hereof and any agreements related thereto).

    (o) Intangible Property. Each of MicroSim's, MicroSim Japan's and MicroSim Overseas' intangible property consists of all of the proprietary or licensed software, trade secrets, know-how, any other confidential or proprietary information of MicroSim, MicroSim Japan and MicroSim Overseas, respectively, United States and foreign patents, trade names, trademarks and service marks and registrations thereof, copyrights and copyright registrations, and applications for any of the foregoing, currently or formerly used in the conduct of the business of MicroSim, MicroSim Japan or MicroSim Overseas, or created as the property of MicroSim, MicroSim Japan or MicroSim Overseas to be licensed to others, including without limitation the items set forth in Section 4.1(o) of the MicroSim Disclosure Schedule (collectively, the "MicroSim Intangible Property"). To the extent aspects of MicroSim Intangible Property are amenable to description and itemization, Section 4.1(o) of the MicroSim Disclosure Schedule sets forth a true, correct and complete list of all such items of MicroSim Intangible Property. Section 4.1(o) of the MicroSim Disclosure Schedule also sets forth all licenses or similar agreements or arrangements to which MicroSim, MicroSim Japan or MicroSim Overseas is a party, either as licensee or licensor, with respect to the MicroSim Intangible Property; provided, however, that such Section 4.1(o) does not list end user customer licenses of MicroSim software. Except as otherwise disclosed in Section 4.1(o) of the MicroSim Disclosure Schedule or as limited by the rights of end user customers of MicroSim under applicable license agreements:

      (i) MicroSim, MicroSim Japan or MicroSim Overseas, as applicable, is the sole and exclusive owner of all right, title and interest in and to the MicroSim Intangible Property, free and clear of all liens, security interests, charges, encumbrances, or other adverse claims;

      (ii) MicroSim, MicroSim Japan or MicroSim Overseas, as applicable, has the right and authority to use the MicroSim Intangible Property in connection with the conduct of its business in the manner currently conducted, and such use does not conflict with, infringe upon or violate any rights of any third party;

      (iii) Neither MicroSim, MicroSim Japan nor MicroSim Overseas has received notice of, and MicroSim knows of no legitimate basis for, a pending or threatened claim, interference action or other judicial or adversarial proceeding against MicroSim, MicroSim Japan or MicroSim Overseas, that any of the operations, activities, products, services or publications of MicroSim, MicroSim Japan or MicroSim Overseas, respectively, infringes or will infringe any patent, trademark, service mark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise misusing the trade secrets, formulae or property rights of others;

      (iv) there are no outstanding, nor to the best knowledge of MicroSim, are there any threatened disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in
    Section 4.1(o) of the MicroSim Disclosure Schedule or with respect to infringement by a third party of any of the MicroSim Intangible Property;

      (v) the MicroSim Intangible Property owned or licensed by each of MicroSim, MicroSim Japan and MicroSim Overseas is sufficient to conduct and continue conducting each of MicroSim's, MicroSim Japan's and MicroSim Overseas' business as currently conducted;

      (vi) Each of MicroSim, MicroSim Japan and MicroSim Overseas has taken all steps reasonably necessary to protect its continuing right, title and interest in and to the MicroSim Intangible Property and its continued use of the MicroSim Intangible Property; and

      (vii) MicroSim knows of no third party infringing upon or otherwise violating, or threatening to infringe upon or otherwise violate, any of the MicroSim Intangible Property in which MicroSim, MicroSim Japan or MicroSim Overseas has ownership rights.

    (p) Books and Records. The books and records of each of MicroSim, MicroSim Japan and MicroSim Overseas, including without limitation, the minute books, stock record books and books of account, have been and are complete and correct, have been maintained in accordance with sound business practices and accurately reflect, the basis for the financial condition and results of operations of MicroSim, on a consolidated basis, as set forth in the Financial Statements.

    (q) Licenses, Permits, Authorizations, Etc. Each of MicroSim, MicroSim Japan and MicroSim Overseas has all approvals, authorizations, consents, licenses, orders, governmental security clearances and registrations, permits and certifications of all governmental agencies, commissions or divisions, whether federal, state or local, United States or foreign, required to permit the operation of its business as currently conducted. All such approvals, authorizations, consents, licenses, orders, clearances and registrations, permits and certifications are in full force and effect, no suspension, cancellation or forfeiture thereof has been threatened, and neither the execution, delivery and performance of this Agreement nor the transactions contemplated hereby will cause or otherwise result in any such suspension, cancellation or forfeiture, or in the assessment or imposition of any penalties or fines, nor is MicroSim, MicroSim Japan or MicroSim Overseas in violation of any of the foregoing. Section 4.1(q) of the MicroSim Disclosure Schedule contains a true, correct and complete list of MicroSim's, MicroSim Japan's and MicroSim Overseas' governmental approvals, authorizations, consents, licenses, orders, clearances, registrations, permits and certifications.

    (r) Applicable Laws. Each of MicroSim, MicroSim Japan and MicroSim Overseas has complied and is in compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business as currently conducted and/or its owned or leased properties the failure to comply with which might have a MicroSim Material Adverse Effect.

    (s) Employee Benefit Plans.

      (i) Employee Plans. Section 4.1(s) of the MicroSim Disclosure Schedule contains a true, correct and complete list of all pension, profit sharing, benefit, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, other than any "Multi-employer Plan" as such term is defined in
    Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), relating to MicroSim's, MicroSim Japan's or MicroSim Overseas' employees, or maintained at any time since its inception by MicroSim, MicroSim Japan, MicroSim Overseas or by any other member (hereinafter, an "Affiliate") of any controlled group of corporations, group of trades or businesses under common control, or affiliated service groups (as defined for purposes of Section 414(b), (c) and (m), respectively, of the Code) (the "Employee Plans") and, except as set forth in such Employee Plans or in Section 4.1(s) of the MicroSim Disclosure Schedule, neither MicroSim, MicroSim Japan nor MicroSim Overseas has any obligations, contingent or otherwise, past or present, under the terms of any Employee Plan or law applicable thereto.

      (ii) Prohibited Transactions. Neither MicroSim nor any of its Affiliates, directors, officers, employees or agents, or any "party in interest" or "disqualified person," as such terms are defined in
    Section 3 of ERISA and Section 4975 of the Code, respectively, has, with respect to any Employee Plan, engaged in or been a party to any nonexempt "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, in connection with which, directly or indirectly, MicroSim or any of its Affiliates, directors or employees or any Employee Plan or any related funding medium could be subject to either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

      (iii) Compliance. With respect to each Employee Plan, MicroSim and its Affiliates are in compliance with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code, applicable to such Employee Plans. MicroSim and its Affiliates have performed in all material respects all obligations required to be performed by them under, and are not in violation of, and there has been no default or violation by any other party with respect to, any of the Employee Plans. Except as set forth in Section 4.1(s) of the MicroSim Disclosure Schedule: (A) none of the Employee Plans which is subject to Title IV of ERISA has been or will be terminated in whole or in part within the meaning of ERISA or the

    Code; (B) no liability has been or will be incurred through, no event or circumstance has occurred and no event or circumstance will occur prior to, the Closing Date, which could result in such a liability being asserted by the Pension Benefit Guaranty Corporation ("PBGC") with respect to any Employee Plan (other than the payment of annual premiums under Section 4007 of ERISA or benefits payable in accordance with the terms of such Employee Plan); (C) no Employee Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived; (D) neither MicroSim nor any Affiliate has failed to pay any amounts due and owing as required by the terms of any Employee Plan; (E) there has been no "reportable event" within the meaning of Section 4043 of ERISA, or any event described in Section 4063(a) of ERISA, with respect to any Employee Plan, other than as disclosed in Section 4.1(s) of the MicroSim Disclosure Schedule; (F) neither MicroSim nor any Affiliate has failed to make any payment to an Employee Plan required under Section 302 of ERISA nor has any lien ever been imposed under Section 302(f) of ERISA;
    (G) neither MicroSim nor any Affiliate has adopted an amendment to any Employee Plan which requires the provision of security under Section 307 of ERISA; and (H) the PBGC has not instituted any proceedings to terminate an Employee Plan pursuant to Section 4042 of ERISA.

      (iv) Multi-employer Plans. Section 4.1(s) of the MicroSim Disclosure Schedule lists each and every multi-employer plan as that term is defined in Section 4001(a)(3) of ERISA ("Multi-employer Plan") to which MicroSim or its Affiliates contribute or are required to contribute or have ever been required to contribute. No Multi-employer Plan listed in
    Section 4.1(s) of the MicroSim Disclosure Schedule is in "reorganization" (as defined in Section 4241 of ERISA) or is "insolvent" (as defined in Section 4245 of ERISA). Neither MicroSim nor any Affiliate has withdrawn or is reasonably expected to withdraw from a Multi-employer Plan in a complete or partial withdrawal which has resulted or will result in "withdrawal liability," as defined for purposes of Part I of Subtitle I of Part IV of ERISA, with respect to any such plan which has not been satisfied in full. MicroSim and its Affiliates have made all contributions to any such plan as are required through the Closing Date under the terms of any such applicable law; and no event has occurred, or will occur prior to the Closing Date, which could give rise to any other liability (other than a continuing obligation to contribute to such plan(s) under the terms of any applicable collective bargaining agreements) on the part of MicroSim or (to MicroSim's knowledge) OrCAD, or their Affiliates, officers, employees or directors with respect to such plan(s).

      (v) Retiree Benefits. Except as set forth in Section 4.1(s) of the MicroSim Disclosure Schedule, no Employee Plan provides health or life insurance benefits for retirees. No such plan contains any provisions, and no commitments or agreements exist, which in any way would limit or prohibit OrCAD from amending any such plan to reduce or eliminate such retiree benefits.

      (vi) Copies of Employee Plans and Related Documents. MicroSim has previously delivered to OrCAD true and complete copies of all Employee Plans that have been reduced to writing and written descriptions of all Employee Plans that have not been reduced to writing, all agreements, including trust agreements and insurance contracts, related to such Employee Plans, and the Summary Plan Description and all modifications thereto for each Employee Plan communicated to employees. With respect to each Employee Plan that is a "Defined Benefit Plan," as such term is defined in Section 3(35) of ERISA ("Defined Benefit Plan"), true and complete copies of (A) the annual actuarial valuation reports for the last five years, (B) the Form 5500 and Schedule A and B thereto, filed for the last five years and (C) any filing made with the PBGC, the IRS or the Department of Labor, or any correspondence with or from such agencies, regarding the termination of any such defined Benefit Plan, have been delivered to OrCAD.

      (vii) Qualifications. Each Employee Plan intended to qualify under
    Section 401(a) of the Code has been determined by the IRS to so qualify and continues to so qualify, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501(a), and continue to be so exempt. Each Employee Plan that is a funded welfare benefit plan intended to be exempt from tax under the provisions of Section 501(c)(9) of the Code has been determined by the IRS to be so exempt and continues to be so exempt. Copies of all determination letters with respect to each such Employee Plan have been previously delivered by MicroSim to OrCAD, and nothing has occurred, or will occur prior to the Closing Date (other than a possible change or amendment of law), that will cause the loss of such qualification or exemption, no such Employee Plan has been operated in a manner that would cause it to be disqualified in operation, and all such Employee Plans have been administered in compliance with and consistent with all applicable requirements of the Code, ERISA and other applicable laws and regulations, including, without limitation, all reporting, notice, and disclosure requirements.

      (viii) Funding Status, Etc.

        (A) Except as set forth in Section 4.1(s) of the MicroSim Disclosure Schedule, neither MicroSim, MicroSim Japan, MicroSim Overseas, nor any corporation or trade or business (whether or not incorporated) that would be treated as a member of the controlled group of MicroSim under Section 4001(a)(14) of ERISA would be liable for (1) any amount pursuant to Section 4062, 4063, 4064, 4068 or 4069 of ERISA if any of the Employee Plans that are subject to Title IV of ERISA were to terminate or (2) any amount pursuant to Section 4201 of ERISA if a complete or partial withdrawal from any Multi-employer Plan listed in Section 4.1(s) of the MicroSim Disclosure Schedule occurred before the Closing Date. Except as set forth in
      Section 4.1(s) of the MicroSim Disclosure Schedule, all Employee Plans that are subject to Title IV of ERISA have no amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA. There is no unpaid contribution due with respect to the plan year of any Defined Benefit Plan ended prior to the Closing Date, as required under the minimum funding requirements of Section 412 of ERISA.

        (B) With respect to each Employee Plan that is a qualified defined contribution pension, profit-sharing or stock bonus plan, as defined in ERISA, all employer contributions accrued for plan years ending prior to the Closing Date under the plan terms and applicable law have been made by MicroSim.

        (C) All premiums or other payments required by the terms of any group or individual insurance policies and programs maintained by MicroSim, MicroSim Japan or MicroSim Overseas and covering any present or former employees of MicroSim, MicroSim Japan or MicroSim Overseas, respectively, with respect to all periods up to and including the Closing Date have been fully paid for the length of the obligation.

      (ix) Claims and Litigation. Except as set forth in Section 4.1(s) of the MicroSim Disclosure Schedule, there are no pending, and to the best knowledge of MicroSim, threatened claims, suits or other proceedings by present or former employees of MicroSim or its Affiliates, plan participants, beneficiaries or spouses of any of the above, the IRS, the PBGC, the Department of Labor, or any other person or entity (including claims against the assets of any trust) involving any Employee Plan, or any rights or benefits thereunder, other than ordinary and usual claims for benefits by participants or beneficiaries, including claims pursuant to domestic relations orders.

      (x) No Implied Rights. Nothing expressed or implied herein shall confer upon any past or present employee of MicroSim or its Affiliates, his or her representatives, beneficiaries, successors and assigns, or upon any collective bargaining agent, any rights or remedies of any nature, including, without limitation, any rights to employment or continued employment with MicroSim, MicroSim Japan, MicroSim Overseas, OrCAD, or any successor or affiliate.

    (t) Environmental Laws and Regulations.

      (i) Certain Definitions. For purposes of this Agreement:

        (A) "Hazardous Substance" means any chemical, pollutant, contaminant, waste (including, without limitation, toxic, hazardous, infectious, sanitary, solid, radioactive and petroleum waste, collectively, "Waste"), toxic substance, hazardous substance, extremely hazardous substance, hazardous material, oil and petroleum product, as such terms, or any similar terms, are or shall be used under any applicable federal, state, local and foreign laws, regulations, rules, ordinances, permits (including, without limitation, authorizations, approvals, registrations and licenses, collectively, "Permits"), administrative orders, judicial decisions or the like (collectively, "Laws") relating to pollution or protection of the environment, natural resources or human health.

        (B) "Environmental Laws" means any and all Laws relating to (1) pollution or protection of the environment, natural resources or human safety and health from any Hazardous Substance or (2) nuisance, trespass or "toxic tort," so called, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance or otherwise relating to the manufacture, processing, importation, distribution, use, generation, treatment, storage, disposal, transportation or handling of any Hazardous Substance. Environmental Laws include, but are not limited to, the Clean Air Act, the Federal Water Pollution Control Act as amended by the Clean Water Act of 1977, the Safe Drinking Water Act, the Occupational Safety and Health Act of 1970 ("OSHA Act"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Hazardous and Solid Waste Amendments of 1984, the Medical Waste Tracking Act, the Hazardous Materials Transportation Act, and the Toxic Substances Control Act of 1976 ("TSCA"), and any rules and regulations promulgated thereunder.

        (C) "Environmental Claim" means any civil, criminal or investigative action, suit, litigation, hearing, communication (written or oral), demand, claim, citation, notice or notice of violation, warning, consent decree, judgment or order by any person or entity alleging, claiming, concerning or finding liability or potential liability (including, without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response or oversight costs, natural resources damages, property damages, penalties, personal injuries, death or any other damages or costs, including, without limitation, litigation and settlement costs and reasonable consultants' and attorneys' fees) arising out of, based on or resulting from, in whole or in part, the actual or alleged presence, threatened release, release, emission, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance at or from any location.

      (ii) Permits. Each of MicroSim, MicroSim Japan and MicroSim Overseas possesses and is in compliance with all Permits required under applicable Environmental Laws in connection with each of MicroSim's, MicroSim Japan's and MicroSim Overseas' business and operations or its assets and properties, and each of such Permits is listed in Section 4.1(t) of the MicroSim Disclosure Schedule.

      (iii) Compliance with Environmental Laws. (A) Each of MicroSim, MicroSim Japan and MicroSim Overseas is, and its business, operations, assets and properties are, in material compliance with all Environmental Laws; (B) no real property owned, leased or operated by MicroSim, MicroSim Japan or MicroSim Overseas is or has been designated by any state, local or federal agency or body as a hazardous waste disposal site or a site or location requiring investigation concerning, or management, cleanup or removal of, any Hazardous Substance; and (C) to the best knowledge of MicroSim, there has never been any release or threatened release, emission, disposal, storage, transportation, generation, manufacture or use of any Hazardous Substance from or on any real property owned, leased or operated by MicroSim, MicroSim Japan or MicroSim Overseas in violation of any Environmental Laws.

      (iv) Environmental Claims. There are no Environmental Claims pending or, to the best knowledge of MicroSim, threatened against MicroSim, MicroSim Japan, MicroSim Overseas or against any person or entity whose liability for any Environmental Claim MicroSim, MicroSim Japan or MicroSim Overseas has retained or assumed either contractually or by operation of law.

      (v) Waste. All Waste or Waste generated in connection with each of MicroSim's, MicroSim Japan's and MicroSim Overseas' business, operations, assets and properties related thereto has been (A) treated, stored or disposed of by or at facilities duly licensed pursuant to applicable Environmental Laws and (B) transported to such facilities by transporters duly licensed pursuant to applicable Environmental Laws. Each of MicroSim, MicroSim Japan and MicroSim Overseas has maintained true and complete records in accordance with applicable Environmental Laws relating to the generation, transportation, treatment, storage and disposal of Waste generated in connection with their respective businesses, operations, assets and properties.

      (vi) Asbestos, PCBs and Storage Tanks. Except as listed in Section 4.1(t) of the MicroSim Disclosure Schedule, without in any way limiting the generality of the foregoing, to the best knowledge of MicroSim there is no asbestos contained in or forming part of any building, building component, structure, improvement or office space owned, operated or leased by MicroSim, MicroSim Japan or MicroSim Overseas; no polychlorinated biphenyls (PCBs) are used or stored at any property owned, operated or leased by MicroSim, MicroSim Japan or MicroSim Overseas; and no storage tanks (above or below ground) exist at any property owned, operated or leased by MicroSim, MicroSim Japan or MicroSim Overseas.

      (vii) Environmental Reports. MicroSim has delivered to OrCAD all environmental inspection reports in its control, custody or possession ("Environmental Reports") prepared by any person or entity concerning compliance with applicable Environmental Laws of MicroSim's, MicroSim Japan's or MicroSim Overseas' respective businesses, operations, assets or properties and the use, manufacture, importation, processing, storage, treatment, transportation, release or disposal therefrom, therein or thereon of any Hazardous Substance. All such Environmental Reports are listed in Section 4.1(t) of the MicroSim Disclosure Schedule.

    (u) Insurance. Section 4.1(u) of the MicroSim Disclosure Schedule contains a list of all policies of fire, casualty, liability, worker's compensation and other forms of insurance owned or held by or covering MicroSim or all or any portion of its properties and assets. All such policies are in full force and effect and no written notice of cancellation or termination has been received by MicroSim with respect to any such policy. Such policies are sufficient for compliance in all material respects with all requirements of applicable law and of all agreements to which MicroSim is a party, and are valid, outstanding and (subject to the Bankruptcy Exception) enforceable policies, and provide adequate insurance coverage for the properties, assets and operations of MicroSim. MicroSim is the sole owner of each of such policies, and all premiums due thereon have been paid. Copies of such insurance policies will be delivered by MicroSim to OrCAD upon request, and (to the knowledge of MicroSim) nothing has occurred, or will (to the knowledge of MicroSim) occur prior to the Closing Date, which might cause any insurer to cancel or otherwise terminate any such policy. No insurance has been refused with respect to any operations or properties or assets of MicroSim, nor has the coverage of any insurance been limited, by any insurance carrier which has carried, or received any application for, any such insurance during the last three (3) years.

    (v) Title to Real and Personal Properties, Absence of Liens and Encumbrances; Condition of Properties.

      (i) Each of MicroSim, MicroSim Japan and MicroSim Overseas has good and marketable title to, and owns outright, all of its real and personal properties and assets (including, but not limited to, the assets reflected in MicroSim's consolidated balance sheet as of December 31, 1996), except for those disposed of in the ordinary course of business, and none of such assets is encumbered by any mortgage, lien, claim or encumbrance except liens, claims or encumbrances reflected in said balance sheet or (where required) in the notes thereto, and liens for taxes which are not yet due and payable. All leases pursuant to which MicroSim, MicroSim Japan or MicroSim Overseas leases any real or personal property are valid and binding in accordance with their respective terms, and there is not under any such lease any existing default by MicroSim, MicroSim Japan or MicroSim Overseas, event of default or event which, with notice and/or lapse of time, would constitute a default. The properties and assets of MicroSim, MicroSim Japan and MicroSim Overseas include all rights, properties and other assets necessary to permit each of MicroSim, MicroSim Japan and MicroSim Overseas to conduct its business in the same manner as it is conducted on, and has been conducted prior to, the date of this Agreement.

      (ii) All buildings and material fixtures and equipment owned or used by each of MicroSim, MicroSim Japan and MicroSim Overseas have been properly maintained and are in good operating order and repair, ordinary wear and tear excepted, and are in compliance to MicroSim's knowledge with all zoning, building and fire codes and all other laws, rules, regulations and requirements of governmental authorities and the fire insurance rating association having jurisdiction. All leases of real or personal property to which MicroSim, MicroSim Japan or MicroSim Overseas is a party are fully effective and afford MicroSim, MicroSim Japan or MicroSim Overseas, respectively, peaceful and undisturbed possession of the subject matter of the lease. To the best knowledge of MicroSim, the buildings, plant, structures and equipment of each of MicroSim, MicroSim Japan and MicroSim Overseas are structurally sound with no known defects and are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plant, structures or equipment is in need of maintenance or repairs for which MicroSim, MicroSim Japan or MicroSim Overseas has financial responsibility except for ordinary, routine maintenance and repairs that are not material in nature or cost.

      (iii) To the best knowledge of MicroSim, neither the whole nor any portion of the real or personal property used or owned by MicroSim, MicroSim Japan or MicroSim Overseas is subject to any decree or order of a governmental body to be sold or is being condemned, expropriated or otherwise taken by any governmental body or other person with or without payment of compensation thereof, nor has any such condemnation, expropriation or taking been proposed.

    (w) Material Contracts. Section 4.1(w) of the MicroSim Disclosure Schedule lists all material contracts, instruments, agreements or commitments currently in effect (whether oral or written) relating to the conduct of the business of each of MicroSim, MicroSim Japan and MicroSim Overseas. MicroSim has made available to OrCAD true and correct copies of each document and a written description, accurate in all material respects, of each oral arrangement so listed. Without limiting the generality of the foregoing, the aforesaid list includes all contracts, agreements, and instruments currently in effect of the following types to which MicroSim, MicroSim Japan or MicroSim Overseas is a party:

      (i) any contract that involves or may involve future expenditures or obligations on the part of MicroSim, MicroSim Japan or MicroSim Overseas of more than $10,000 or any such contract continuing over a period of more than six (6) months from its date, or any contract for the sale of products or rendering of services not in the ordinary course of business;

      (ii) any contract for the employment of any individual and any consulting agreement with an individual or an entity;

      (iii) any bonus, incentive, deferred compensation, severance pay, pension, profit sharing, retirement, death benefit, employee stock purchase, stock option, employee benefit, employee incentive, fringe benefit, medical or dental insurance or plan, life insurance, vacation pay, or similar or like plan, agreement or arrangement, together with a list of all employees or former employees currently receiving benefits thereunder;

      (iv) any collective bargaining agreement or other agreement with any labor union or other organization (MicroSim hereby represents that no other such agreement has been requested by, or is under discussion by management of MicroSim or its subsidiaries with, any group of employees or others);

      (v) any lease of any material real or personal property or deeds or other instruments representing ownership of any real property;

      (vi) any mortgage, security agreement, chattel mortgage or conditional sales agreement or any similar instrument or agreement;

      (vii) any agreement, indenture or other instrument relating to the borrowing of money, or the guaranty of any obligation including, without limitation, for the borrowing of money and a list of all bank accounts identifying authorized signatories;

      (viii) any joint venture, partnering, strategic alliance or other similar agreement;

      (ix) any sales representative or distributorship agreement;

      (x) any dealer, reseller, OEM, value added reseller, agency or franchise agreement;

      (xi) any agreement not made in the ordinary and normal course of business;

      (xii) any agreement of any nature with officers, directors, shareholders or other affiliates of MicroSim, MicroSim Japan or MicroSim Overseas, whether any such person's interest is direct or indirect;

      (xiii) any agreement that requires prior approval in connection with a change in control of MicroSim or that will be in default or that gives rise to termination rights following a change in control of MicroSim;

      (xiv) any agreement that provides, initially or contingently, for the escrow or release to a third party of any source code of MicroSim, MicroSim Japan or MicroSim Overseas;

      (xv) any agreement that commissions the creation of intangible property or that otherwise relates to the purchase of intangible property;

      (xvi) any agreement (other than end-user license agreements) that involves the licensing by or to MicroSim, MicroSim Japan or MicroSim Overseas, of any software or other technology, know-how, trade secret, confidential or proprietary information, which is necessary to the conduct of, or material to, the business of MicroSim, MicroSim Japan or MicroSim Overseas;

      (xvii) any non-competition agreement, confidentiality/non-disclosure or assignment of inventions agreement (both for the benefit of and/or restricting MicroSim, MicroSim Japan or MicroSim Overseas);

      (xviii) any property, casualty, director and officer liability and other forms of insurance; and

      (xix) any agreements that in any material way limit the freedom of MicroSim, MicroSim Japan or MicroSim Overseas from competing in any geographic area, business or product line or with any person or entity.

All documents, rights, obligations, contracts, agreements and commitments referred to in Section 4.1(w) of the MicroSim Disclosure Schedule are valid and (subject to the Bankruptcy Exception) enforceable in accordance with their respective terms for the periods stated therein, and except as disclosed in
Section 4.1(w) of the MicroSim Disclosure Schedule, there are not under any of them existing defaults, events of default or events which with notice and/or lapse of time would constitute defaults.


    (x) Loans, Notes, Accounts Receivable and Accounts Payable. The loans, notes and accounts receivable of each of MicroSim, MicroSim Japan and MicroSim Overseas reflected in the consolidated balance sheet of MicroSim as at December 31, 1996, and all such loans, notes and accounts receivable arising after December 31, 1996, and prior to the Closing Date arose, and will arise, from bona fide transactions in the ordinary course of business of MicroSim, MicroSim Japan or MicroSim Overseas, and have been collected or (net of the aggregate corresponding bad debt reserves) are collectible at the aggregate recorded amount thereof. The accounts payable of each of MicroSim, MicroSim Japan and MicroSim Overseas reflected on such consolidated balance sheet and all such accounts payable arising after December 31, 1996, and prior to the Closing Date arose, and will arise, from bona fide transactions in the ordinary course of business of MicroSim, MicroSim Japan or MicroSim Overseas. The method of computing all reserves as at the Closing Date will not change from the method of computing said reserves on December 31, 1996. On the Closing Date, neither MicroSim, MicroSim Japan nor MicroSim Overseas shall have any accounts or loans receivable from any person, firm or corporation with which it is affiliated, or from any of its directors, officers or employees except for customary advances to personnel incurred in the ordinary course of business and except as disclosed in Section 4.1(x) of the MicroSim Disclosure Schedule.

    (y) Transactions with Related Parties. Except as set forth in Section 4.1(y) of the MicroSim Disclosure Schedule, no officer, director, or person known to MicroSim to own more than one percent (1%) of MicroSim's Common Stock (each, a "Related Party," and, collectively, the "Related Parties") was, during the year ended December 31, 1996, or thereafter, or is currently, a party, directly or indirectly to any transaction or is a proposed party to any currently, proposed transaction with MicroSim. Except as set forth in Section 4.1(y) of the MicroSim Disclosure Schedule; (i) since December 31, 1996 there have been no transactions between MicroSim and any Related Party or any payment (however characterized) by MicroSim to any Related Party or by any Related Party to MicroSim (other than payments in the ordinary course and consistent with past practice in respect of salary, wages or reimbursable expenses); (ii) there is no lease, agreement or commitment between MicroSim and any Related Party; (iii) no Related Party has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of MicroSim; (iv) no Related Party is indebted to MicroSim; (v) MicroSim is not indebted to any Related Party; and (vi) no Related Party competes with or is a director, officer, employee or five percent (5%) or greater shareholder of any person or entity that competes with MicroSim.

    (z) Product Liability. There is no action, suit, proceeding or investigation by or before any court or governmental authority or agency pending, or to the best knowledge of MicroSim, threatened against or involving MicroSim, MicroSim Japan or MicroSim Overseas relating to any product alleged to have been manufactured, sold or distributed by MicroSim, MicroSim Japan or MicroSim Overseas, respectively, and alleged to have been defective, or improperly designed or manufactured, nor, to the best knowledge of MicroSim is there any valid basis for any such action, suit, proceeding or investigation.

    (aa) Full Disclosure. All representations and warranties made by MicroSim in this Agreement, all information furnished by MicroSim to OrCAD pursuant to or in connection with this Agreement and all instruments and agreements executed in connection herewith, taken together as a whole, are, and will be on the Closing Date, accurate and complete and do and will on the Closing Date include all material facts required to be stated therein or necessary to make the statements therein not misleading. All documents furnished by MicroSim to OrCAD pursuant to or in connection with this Agreement are true and correct copies, and there are no amendments or modifications thereto except as otherwise set forth in such documents. As of the date of this Agreement, MicroSim has disclosed to OrCAD all events, conditions and facts known to it materially affecting the business and prospects of MicroSim. MicroSim has not withheld disclosure of any such events, conditions or facts which it knows, or which it has reasonable grounds to know, may reasonably affect the business of MicroSim in a materially adverse manner.

    (ab) Banking Relationships. Section 4.1(ab) of the MicroSim Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which each of MicroSim, MicroSim Japan and MicroSim Overseas currently maintains safe deposit boxes or accounts of any nature and the names of all persons currently authorized to have access thereto, draw thereon or make withdrawals therefrom.

    (ac) Absence of Certain Commercial Practices. Neither MicroSim, MicroSim Japan, MicroSim Overseas, nor any of their respective directors and officers, and, to the best knowledge of MicroSim, other employees, agents or other persons acting on behalf of MicroSim, MicroSim Japan or MicroSim Overseas, have (i) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other person which is or may be in a position to help or hinder MicroSim, MicroSim Japan or MicroSim Overseas or assist MicroSim, MicroSim Japan or MicroSim Overseas in connection with any proposed transaction, which gift or similar benefit, if not given in the past, could have a MicroSim Material Adverse Effect, or which, if not continued in the future, could result in a MicroSim Material Adverse Effect, or (ii) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or otherwise or established or maintained any unlawful or unrecorded funds which would be in violation of Section 30A of the 1934 Act, were that provision applicable. Neither MicroSim, MicroSim Japan, MicroSim Overseas, their respective directors and officers nor, to the best knowledge of MicroSim, their respective employees, other agents or other persons acting on behalf of MicroSim, MicroSim Japan or MicroSim Overseas, have accepted or received any unlawful contributions, payments, gifts or expenditures.

    (ad) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of MicroSim.

    (ae) Pooling of Interests; Tax-Free Reorganization. MicroSim has no reason to believe that the Merger will not qualify as a pooling of interests for accounting purposes or as a tax-free reorganization within the meaning of Section 368(a) of the Code.

    (af) Investment Company Act. Neither MicroSim, MicroSim Japan nor MicroSim Overseas is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

    (ag) Disposition of OrCAD Common Stock. To the best knowledge of MicroSim, there is no present plan or intention by the shareholders of MicroSim who own one percent (1%) or more of the MicroSim Shares, and to the best knowledge of MicroSim, there is no present plan or intention on the part of the remaining MicroSim shareholders to sell, exchange, or otherwise dispose of a number of shares of OrCAD Common Stock received in the Merger that would reduce the MicroSim Shareholders' ownership of OrCAD Common Stock to a number having a value, as of the Effective Time, of less than 50% of the value of all of the formerly outstanding MicroSim Shares as of the same date. For purposes of this representation, MicroSim Shares exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional OrCAD Common Stock will be treated as outstanding MicroSim Shares as of the Effective Time.

  4.2 Representations and Warranties of OrCAD. In order to induce MicroSim to enter into this Agreement, OrCAD represents and warrants to MicroSim that, subject to and except for matters that would not be material under the standards appropriate for use in public reporting documents, or that, if material, are disclosed in its public reporting documents or in the OrCAD Disclosure Schedule attached hereto (the "OrCAD Disclosure Schedule"), the following matters are true and correct:

    (a) Organization, Good Standing, Power, Etc. OrCAD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized and validly existing under the laws of the State of Oregon. OrCAD Japan KK, a wholly-owned subsidiary of OrCAD ("OrCAD Japan"), is a corporation duly organized, validly existing and in good standing under the laws of Japan. OrCAD Foreign Sales Corporation, a wholly-owned subsidiary of OrCAD ("OrCAD Overseas"), is a corporation duly organized, validly existing and in good standing under the laws of Guam. Each of OrCAD and its subsidiaries, has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Each of OrCAD and its subsidiaries, is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or occupied by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the assets, business, results of operations or condition (financial or otherwise) of OrCAD and its subsidiaries taken as a whole, or permanently preclude OrCAD or any of its subsidiaries, as applicable, from enforcing any material contract right. Each of OrCAD and its subsidiaries has delivered, or will prior to or on the Closing Date deliver, to MicroSim complete and correct copies of its Restated Certificate of Incorporation (certified by the Secretary of the State of Delaware with respect to OrCAD and by the applicable governmental authority with respect to each of OrCAD's subsidiaries) and Restated Bylaws (certified by the Secretary of OrCAD or its subsidiary as appropriate), as amended to the Closing Date.

    (b) Authorized Capitalization. The authorized capital stock of OrCAD consists of 16,000,000 shares of common stock, $0.01 par value per share, and 2,000,000 shares of preferred stock, $0.01 par value per share. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.01 par value per share. The authorized capital stock of OrCAD Japan consists of 1,200 shares of common stock, $421 par value per share. The authorized capital stock of OrCAD Overseas consists of 1,000 shares, $1.00 par value per share. At the date of this Agreement, there are
  (i) 6,752,002 shares of OrCAD Common Stock issued and outstanding and no shares are held in OrCAD's treasury, (ii) 100 shares of Merger Sub common stock issued and outstanding and no shares are held in Merger Sub's treasury, (iii) 300 shares of OrCAD Japan common stock issued and outstanding and no shares are held in OrCAD Japan's treasury, and (iv) 1,000 shares of OrCAD Overseas stock issued and outstanding and no shares are held in OrCAD Overseas' treasury. All such outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable, and neither OrCAD, Merger Sub nor OrCAD Japan or OrCAD Overseas has any liability under the provisions of applicable federal and state securities laws by reason of the issuance thereof.

    (c) Subsidiaries. Other than Merger Sub, OrCAD Japan and OrCAD Overseas, OrCAD does not own, and has not during the last five (5) years owned, any shares of capital stock or other securities of, or any other interest in, nor does it control or has it controlled during the last five years, directly or indirectly, any other corporation, association, joint venture, partnership or other business organization, except Massteck, Ltd., a Massachusetts corporation acquired by merger which retains no material assets or liabilities, OrCAD Europe S.A.R.L., which likewise retains no material assets or liabilities, and short-term investments and cash equivalents held in money market or brokerage accounts.

    (d) Options, Warrants, Rights, Etc. Except as set forth in OrCAD's public securities filings or as issued in the ordinary course and within limits established in prior public filings since the last such filing under OrCAD's existing stock incentive plans, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character which obligate or may obligate OrCAD, OrCAD Japan or OrCAD Overseas, or any other OrCAD subsidiary, to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of such capital stock. OrCAD's public securities filings also contain descriptions of the security, option, warrant or other instrument, and aggregate information concerning the exercise price, number of shares into which it or they are convertible or for which it is exercisable, standard vesting schedules, current conversion or exchange ratio, if applicable, and other applicable details of such agreements. There are no preemptive rights with respect to the capital stock of OrCAD or any of its subsidiaries, and no restrictions on the transfer of the capital stock of OrCAD, Merger Sub, OrCAD Japan or OrCAD Overseas except those arising under securities laws. Except as may be reflected in public securities filings of OrCAD or other parties as of any given time, there are no voting trusts or any other agreements or understandings with respect to the voting of the capital stock of OrCAD known to OrCAD. Neither OrCAD, nor any of its subsidiaries is obligated, directly, indirectly, or contingently to purchase or redeem any of its shares of capital stock and has not so redeemed any shares of its capital stock during the past two (2) years.

    (e) Effect of Agreement. Neither OrCAD, nor any of its subsidiaries is in default under or in violation of any provision of its Restated Certificate of Incorporation or Restated Bylaws or other charter documents, or in default or violation of any restriction, lien, encumbrance, indenture, contract, agreement, lease, sublease, loan agreement, note or other obligation or liability to which it is a party or by which it is bound or to which its assets are subject, which default or violation would have a material adverse effect on the business, operations or financial condition of OrCAD and its subsidiaries taken as a whole. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) result in the acceleration of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, agreement, lease, sublease, loan agreement, note or other obligation or liability to which OrCAD or any of its subsidiaries is a party or by which any of them is bound or to which any of their assets are subject, except for results which will in the aggregate not have a material adverse effect on the business, operations or financial condition of OrCAD and its subsidiaries taken as a whole, or (ii) conflict with or result in a breach of or constitute a default under any provision of the Restated Certificate of Incorporation or Restated Bylaws or other charter documents of OrCAD or any of its subsidiaries, or a default or violation of any restriction, lien, encumbrance, indenture, contract, agreement, lease, sublease, loan agreement, note or other obligation or liability to which any of them is a party or by which any of them is bound or to which any of their assets are subject, or result in the creation of any lien or encumbrance upon said assets.

    (f) Power, Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof have been duly authorized by OrCAD's and Merger Sub's respective Board of Directors. Except for the approval of OrCAD's stockholders and Merger Sub's sole shareholder, all necessary corporate action to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement on the part of each of OrCAD and Merger Sub, respectively, has been duly and effectively taken. This Agreement is a valid and binding obligation of each of OrCAD and Merger Sub, enforceable against each of OrCAD and Merger Sub in accordance with its terms, subject to the Bankruptcy Exception. Except in connection, or in compliance, with the provisions of the 1933 Act, the 1934 Act, the regulations of the Nasdaq/NMS, and the corporation, securities or blue sky laws or regulations of the various states, no third party consent, permit or approval is necessary for the consummation by OrCAD of the Merger or the other transactions contemplated hereby, other than third party consents, permits or approvals the failure of which to obtain would not have a material adverse effect on OrCAD or prevent the consummation of the transactions contemplated hereby. At the Closing, OrCAD will deliver to MicroSim a certified copy of the resolutions adopted by OrCAD's Board of Directors to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

    (g) Securities Matters. Neither Merger Sub, nor OrCAD Japan or OrCAD Overseas currently has, and neither has had, any outstanding securities registered (or required to be registered) under the 1933 Act or the 1934 Act, or any reporting obligation thereunder. OrCAD has delivered (or will deliver) to MicroSim copies of the proxy statement and all other written materials sent or made available or to be sent or made available to the holders of its capital stock in connection with this Agreement and the Merger. The proxy statement notice and such other material complied with or will comply with the applicable requirements of the Delaware Corporation Law and applicable federal and state securities laws and did not (or will not) contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances, in order to make the statements therein not misleading, provided that in proxy materials delivered to OrCAD stockholders, OrCAD and its counsel have relied or will rely upon MicroSim with respect to factual matters concerning MicroSim contained in such material, and with respect to matters as to which such reliance is given, OrCAD represents and warrants only that OrCAD has accurately and completely presented such factual matters concerning MicroSim provided to it.

    (h) Financial Statements. OrCAD has delivered or will deliver to MicroSim on or prior to the Closing Date the audited consolidated balance sheets of OrCAD as at December 31, 1996, 1995, 1994 and 1993 (the last three such years being contained in OrCAD's Prospectus dated February 29, 1996) together with the audited consolidated statements of profit and loss, shareholders' equity and cash flows for the four fiscal years then ended, and the unaudited consolidated balance sheets of OrCAD as of March 31, 1997, June 30, 1997, and any subsequent quarter as to which such unaudited consolidated balance sheets become available prior to the Closing Date, and the unaudited consolidated statements of profit and loss for the two quarters then ended, all certified by the Chief Financial Officer of OrCAD as being true, accurate and complete to his knowledge in all material respects. Such consolidated financial statements are hereinafter collectively referred to as the "OrCAD Financial Statements." Such OrCAD Financial Statements are correct and complete, have been prepared in accordance with GAAP and present fairly and accurately the financial condition of OrCAD at the dates of said statements and the results of its operations for the periods covered thereby (except that the unaudited Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items). OrCAD's said balance sheets (audited and unaudited), make full and adequate provision for all debts, liabilities and obligations (fixed and contingent, including unpaid federal, state or local, and foreign taxes) of OrCAD as of the date thereof, which are normally shown on a balance sheet in accordance with GAAP. Except to the extent reflected or reserved against in such

  OrCAD Financial Statements, there are no material liabilities or obligations of OrCAD or its subsidiaries or related to any of their business or operations, of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than liabilities which have been incurred in the ordinary course of business and which are not material in relation to the business of OrCAD and its subsidiaries taken as a whole. The reserves reflected in the OrCAD Financial Statements were, as of the dates of such statements, adequate, appropriate and reasonable.

    (i) Customers. OrCAD has no knowledge of any termination, cancellation, limitation, modification or change in the business relationship of OrCAD, OrCAD Japan or OrCAD Overseas with any customer or group of customers which individually or in the aggregate constituted more than five percent (5%) of OrCAD's sales, on a consolidated basis, for OrCAD's fiscal year ended December 31, 1996.

    (j) Distributors; Resellers. OrCAD has no knowledge of any termination, cancellation, limitation, modification or change in the business relationship of OrCAD, OrCAD Japan or OrCAD Overseas with any distributor or reseller of OrCAD's products, or group of distributors or resellers of OrCAD's products, which individually or in the aggregate constituted more than five percent (5%) of OrCAD's sales, on a consolidated basis, for OrCAD's fiscal year ended December 31, 1996.

    (k) Absence of Certain Changes or Events. Except as publicly disclosed and/or reported to the Securities and Exchange Commission, in accordance with applicable laws or rules, since December 31, 1996, neither OrCAD, nor OrCAD Japan or OrCAD Overseas has, except with respect to agreements and transactions with MicroSim in contemplation of this Agreement:

      (i) incurred any obligation or liability (contingent or otherwise) except normal trade or business obligations incurred in the ordinary course of business;

      (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (contingent or otherwise), except current liabilities of OrCAD, OrCAD Japan or OrCAD Overseas, respectively, outstanding on December 31, 1996, and current liabilities incurred since December 31, 1996, in the ordinary course of business;

      (iii) mortgaged, pledged or subjected to lien, charge, security interest or to any other encumbrance any of its assets or properties;

      (iv) sold, transferred, leased or otherwise disposed of any of its assets or properties, except for a fair consideration in the ordinary course of business;

      (v) cancelled or compromised any debt or claim, except for adjustments made in the ordinary course of business which, in the aggregate, are not material;

      (vi) waived or released any rights of any material value;

      (vii) sold, assigned, transferred or granted any concessions, leases, licenses, agreements, patents, inventions, trademarks, service marks, trade names, copyrights or other intangible assets other than in the ordinary course of business under or pursuant to contracts with customers, joint venturers, prime contractors or subcontractors;

      (viii) (a) disposed of or permitted to lapse rights for the use of any patent, trademark, service mark, trade name or copyright, (b) disposed of or permitted to lapse any of the foregoing items which OrCAD, OrCAD Japan or OrCAD Overseas had a right to use pursuant to the terms of a negotiated agreement, or (c) disclosed to any person not an employee, consultant, representative or agent any trade secret, process or know-how not theretofore a matter of public knowledge, except pursuant to binding nondisclosure agreements that by their terms barred use of the information conveyed other than for stated purposes;

      (ix) entered into any arrangement, agreement or undertaking not terminable on thirty (30) days' or less notice without cost or liability (including, without limitation, any payment of or promise to pay any bonus or special compensation) with executive employees except in accordance with established policies and practices;

      (x) suffered the occurrence of any event or events which, individually or in the aggregate, has or have resulted in a material adverse change in the operations, prospects, earnings, assets, properties or business, or in the condition, financial or otherwise of OrCAD and its subsidiaries taken as a whole;

      (xi) declared any dividend or made any payment or distribution to its shareholders;

      (xii) made any loan to or entered into any other transaction with any officer, director or shareholder of OrCAD (other than the grant of stock options, bonuses, or salaries or compensation in the ordinary course and in amounts and quantities consistent with past practice;

      (xiii) granted any increase in the compensation of or bonuses payable or paid to any employees or directors other than in the ordinary course in amounts consistent with past practice;

      (xiv) redeemed, issued or sold or agreed to redeem, issue or sell any shares of its capital stock or options, warrants, pre-emptive or other rights to purchase or acquire its securities or capital stock except for stock options granted or exercised in the ordinary course;

      (xv) entered into any other material transaction, contract or commitment other than in the ordinary course of business; or

      (xvi) entered into any binding agreement, arrangement or commitment to do or take any of the foregoing actions.

    (l) Taxes.

      (i) Each of OrCAD, Merger Sub, OrCAD Japan and OrCAD Overseas has timely filed all returns, declarations, reports, estimates, information returns and statements (each, a "Return," and, collectively the "Returns") required to be filed with respect to any Taxes (as hereinafter defined) and has timely and properly paid all Taxes that are due and payable, has established on its books and records aggregate income tax reserves that are adequate for the payment of all Taxes accrued but not yet due and payable, and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and timely and properly withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

      (ii) There are no liens for Taxes on the assets of OrCAD, OrCAD Japan or OrCAD Overseas except liens for Taxes not yet due. Neither OrCAD, nor OrCAD Japan or OrCAD Overseas has requested any extension of time within which to file any Return, which Return has not since been filed. No deficiency for any Taxes has been proposed, asserted or assessed against OrCAD, OrCAD Japan or OrCAD Overseas that has not been resolved and/or paid in full. There are no outstanding waivers or consents given by OrCAD, OrCAD Japan or OrCAD Overseas regarding the application of the statute of limitations with respect to any Taxes or Returns, and no federal, state, local or foreign audits or other administrative proceedings or court proceedings are currently pending with regard to any Taxes or Returns.

      (iii) Neither OrCAD, nor OrCAD Japan or OrCAD Overseas has filed a consent pursuant to Section 341(f) of the Code or agreed to have
    Section 341(f)(2) of the Code applied to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by OrCAD, OrCAD Japan or OrCAD Overseas, respectively. Neither OrCAD, nor OrCAD Japan or OrCAD Overseas is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by OrCAD, OrCAD Japan or OrCAD Overseas, nor does OrCAD, OrCAD Japan or OrCAD Overseas have any knowledge that the IRS has proposed any such adjustment or change in accounting method.

      (iv) Each of OrCAD, OrCAD Japan and OrCAD Overseas has established and will maintain on its books and records aggregate income tax reserves adequate to pay all Taxes accrued but not yet due and payable in accordance with generally accepted accounting principles, and such reserves are reflected on the Financial Statements to the extent required. Neither OrCAD, nor OrCAD Japan or OrCAD Overseas is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code.

      (v) For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

    (m) Litigation. There are no actions, claims, suits, proceedings or investigations pending or threatened against OrCAD, OrCAD Japan or OrCAD Overseas, at law or in equity, or before or by any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other person, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations against OrCAD, OrCAD Japan or OrCAD Overseas, or against any director, officer or employee of OrCAD, OrCAD Japan or OrCAD Overseas in his or her capacity or arising out of his or her duties as a director, officer or employee of OrCAD, OrCAD Japan or OrCAD Overseas, respectively. OrCAD has no reason to believe that any such action, claim, suit, proceeding or investigation may be brought or threatened against OrCAD, OrCAD Japan or OrCAD Overseas, or any of their directors, officers or employees.

    (n) Labor Matters. There are no controversies pending or threatened between OrCAD, OrCAD Japan or OrCAD Overseas and any employees of OrCAD, OrCAD Japan or OrCAD Overseas, respectively. Each of OrCAD, OrCAD Japan and OrCAD Overseas has complied in all material respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of withholding and social security and similar taxes, and neither OrCAD, nor OrCAD Japan or OrCAD Overseas is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Neither OrCAD, nor OrCAD Japan or OrCAD Overseas is, nor have any of them been, engaged in any unfair labor practice. There is no unfair labor practice complaint against OrCAD, OrCAD Japan or OrCAD Overseas pending before the National Labor Relations Board or other applicable governmental entity, and there is no labor strike, dispute, slowdown or stoppage pending or affecting, or to OrCAD's knowledge threatened against, OrCAD, OrCAD Japan or OrCAD Overseas. None of OrCAD's, OrCAD Japan's or OrCAD Overseas' employees is represented by any labor union, and OrCAD has no knowledge of any organizational efforts currently being made or threatened by or on behalf of any labor unions with respect to employees of OrCAD, OrCAD Japan or OrCAD Overseas. Neither OrCAD, nor OrCAD Japan or OrCAD Overseas has been advised by any officer or employee that he is contemplating leaving OrCAD, OrCAD Japan or OrCAD Overseas, respectively, as a result of the Merger or otherwise.

    (o) Intangible Property. Each of OrCAD's, OrCAD Japan's and OrCAD Overseas' intangible property consists of all of the proprietary or licensed software, trade secrets, know-how, any other confidential or proprietary information of OrCAD, OrCAD Japan and OrCAD Overseas, respectively, United States and foreign patents, trade names, trademarks and service marks and registrations thereof, copyrights and copyright registrations, and applications for any of the foregoing, currently or formerly used in the conduct of the business of OrCAD, OrCAD Japan or OrCAD Overseas, or created as the property of OrCAD, OrCAD Japan or OrCAD Overseas to be licensed to others, including without limitation the items set forth in OrCAD's public disclosure documents on file with the Securities and Exchange Commission (collectively, the "OrCAD Intangible Property"). OrCAD's public filings also set forth all material licenses or similar agreements or arrangements to which OrCAD, OrCAD Japan or OrCAD Overseas is a party, either as licensee or licensor, with respect to the OrCAD Intangible Property; other than those entered into in the ordinary course of business and not otherwise material. Except as otherwise disclosed in OrCAD's public filings, or as limited by the rights of end user or distribution customers of OrCAD under applicable license agreements:

      (i) OrCAD, OrCAD Japan or OrCAD Overseas, as applicable, is the sole and exclusive owner of all right, title and interest in and to the OrCAD Intangible Property, free and clear of all liens, security interests, charges, encumbrances, or other adverse claims; excepting only portions of OrCAD's routing software which are held under license;

      (ii) OrCAD, OrCAD Japan or OrCAD Overseas, as applicable, has the right and authority to use the OrCAD Intangible Property in connection with the conduct of its business in the manner currently conducted, and such use does not conflict with, infringe upon or violate any rights of any third party;

      (iii) Neither OrCAD, nor OrCAD Japan or OrCAD Overseas has received notice of, and OrCAD knows of no legitimate basis for, a pending or threatened claim, interference action or other judicial or adversarial proceeding against OrCAD, OrCAD Japan or OrCAD Overseas, that any of the operations, activities, products, services or publications of OrCAD, OrCAD Japan or OrCAD Overseas, respectively, infringes or will infringe any patent, trademark, service mark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise misusing the trade secrets, formulae or property rights of others;

      (iv) there are no outstanding, nor to the best knowledge of OrCAD, are there any threatened disputes or other disagreements with respect to any licenses or similar agreements or arrangements of OrCAD or with respect to infringement by a third party of any of the OrCAD Intangible Property, except such as have been fully and sufficiently reserved against;

      (v) the OrCAD Intangible Property owned or licensed by each of OrCAD, OrCAD Japan and OrCAD Overseas is sufficient to conduct and continue conducting each of OrCAD's, OrCAD Japan's and OrCAD Overseas' business as currently conducted;

      (vi) Each of OrCAD, OrCAD Japan and OrCAD Overseas has taken all steps reasonably necessary to protect its continuing right, title and interest in and to the OrCAD Intangible Property and its continued use of the OrCAD Intangible Property; and

      (vii) OrCAD knows of no third party infringing upon or otherwise violating, or threatening to infringe upon or otherwise violate, any of the OrCAD Intangible Property in which OrCAD, OrCAD Japan or OrCAD Overseas has ownership rights.

    (p) Books and Records. The books and records of each of OrCAD, OrCAD Japan and OrCAD Overseas, including without limitation, the minute books, stock record books and books of account, have been and are complete and correct, have been maintained in accordance with sound business practices and accurately reflect the basis for the financial condition and results of operations of OrCAD, on a consolidated basis, as set forth in the OrCAD Financial Statements.

    (q) Licenses, Permits, Authorizations, Etc. Each of OrCAD, OrCAD Japan and OrCAD Overseas has all approvals, authorizations, consents, licenses, orders, governmental security clearances and registrations, permits and certifications of all governmental agencies, commissions or divisions, whether federal, state or local, United States or foreign, required to permit the operation of its business as currently conducted. All such approvals, authorizations, consents, licenses, orders, clearances and registrations, permits and certifications are in full force and effect, no suspension, cancellation or forfeiture thereof has been threatened, and neither the execution, delivery and performance of this Agreement nor the transactions contemplated hereby will cause or otherwise result in any such suspension, cancellation or forfeiture, or in the assessment or imposition of any penalties or fines, nor is OrCAD, OrCAD Japan or OrCAD Overseas in violation of any of the foregoing.

    (r) Applicable Laws. Each of OrCAD, OrCAD Japan and OrCAD Overseas has complied and is in compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business as currently conducted and/or its owned or leased properties the failure to comply with which might materially adversely affect the operations, prospects, earnings, assets, properties or business of OrCAD and its subsidiaries taken as a whole.

    (s) Employee Benefit Plans.

      (i) Employee Plans. OrCAD's public filings contain a true, correct and complete list of all pension, profit sharing, benefit, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, other than any "Multi-employer Plan" as such term is defined in Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), relating to OrCAD's, OrCAD Japan's or OrCAD Overseas' employees, or maintained by OrCAD, OrCAD Japan, OrCAD Overseas or by any other member (hereinafter, an "Affiliate") of any controlled group of corporations, group of trades or businesses under common control, or affiliated service groups (as defined for purposes of Section 414(b), (c) and (m), respectively, of the Code) (the "OrCAD Employee Plans") and, except as contemplated by such OrCAD Employee Plans or as consistent with past practice and reflected consistently in the results of OrCAD's operations as reported in its public documents, neither OrCAD, nor OrCAD Japan or OrCAD Overseas has any obligations, contingent or otherwise, past or present, under the terms of any OrCAD Employee Plan or law applicable thereto.

      (ii) Prohibited Transactions. Neither OrCAD nor any of its Affiliates, directors, officers, employees or agents, or any "party in interest" or "disqualified person," as such terms are defined in
    Section 3 of ERISA and Section 4975 of the Code, respectively, has, with respect to any OrCAD Employee Plan, engaged in or been a party to any nonexempt "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, in connection with which, directly or indirectly, OrCAD or any of its Affiliates, directors or employees or any OrCAD Employee Plan or any related funding medium could be subject to either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

      (iii) Compliance. With respect to each OrCAD Employee Plan, OrCAD and its Affiliates are in compliance with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code, applicable to such OrCAD Employee Plans. OrCAD and its Affiliates have performed in all material respects all obligations required to be performed by them under, and are not in violation of, and there has been no default or violation by any other party with respect to, any of the OrCAD Employee Plans. Except as are individually or in the aggregate not material: (A) none of the OrCAD Employee Plans which is subject to Title IV of ERISA has been or will be terminated in whole or in part within the meaning of ERISA or the Code; (B) no liability has been or will be incurred through, no event or circumstance has occurred and no event or circumstance will occur prior to, the Closing Date, which could result in such a liability being asserted by the PBGC with respect to any OrCAD Employee Plan (other than the payment of annual premiums under Section 4007 of ERISA or benefits payable in accordance with the terms of such OrCAD Employee Plan); (C) no OrCAD Employee Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived; (D) neither OrCAD nor any Affiliate has failed to pay any amounts due and owing as required by the terms of any OrCAD Employee Plan; (E) there has been no "reportable event" within the meaning of Section 4043 of ERISA, or any event described in Section 4063(a) of ERISA, with respect to any OrCAD Employee Plan; (F) neither OrCAD nor any Affiliate has failed to make any payment to an OrCAD Employee Plan required under Section 302 of ERISA nor has any lien ever been imposed under Section 302(f) of ERISA;
    (G) neither OrCAD nor any Affiliate has adopted an amendment to any OrCAD Employee Plan which requires the provision of security under
    Section 307 of ERISA; and (H) the PBGC has not instituted any proceedings to terminate an OrCAD Employee Plan pursuant to Section 4042 of ERISA.

      (iv) Multi-employer Plans. Neither OrCAD nor its affiliates contribute or are required to contribute or have ever been required to contribute to any multi-employer plan as that term is defined in
    Section 4001(a)(3) of ERISA ("Multi-employer Plan"). Neither OrCAD nor any Affiliate has withdrawn or is reasonably expected to withdraw from a Multi-employer Plan in a complete or partial withdrawal which has resulted or will result in "withdrawal liability," as defined for purposes of Part I of Subtitle I of Part IV of ERISA, with respect to any such plan which has not been satisfied in full. No event has occurred, or will occur prior to the Closing Date, which could give rise to any other liability on the part of OrCAD or (to OrCAD's knowledge) MicroSim, or their Affiliates, officers, employees or directors with respect to such plan(s).

      (v) Retiree Benefits. No OrCAD Employee Plan provides health or life insurance benefits for retirees.

      (vi) Copies of Employee Plans and Related Documents. OrCAD has previously delivered to MicroSim or has on file with the Securities and Exchange Commission (the "SEC") true and complete copies of all OrCAD Employee Plans that have been reduced to writing and written descriptions of all OrCAD Employee Plans that have not been reduced to writing, all agreements, including trust agreements and insurance contracts, related to such OrCAD Employee Plans, and the Summary Plan Description and all modifications thereto for each OrCAD Employee Plan communicated to employees. With respect to each OrCAD Employee Plan that is a "Defined Benefit Plan," as such term is defined in Section 3(35) of ERISA ("Defined Benefit Plan"), true and complete copies of
    (A) the annual actuarial valuation reports for the last five years, (B) the Form 5500 and Schedule A and B thereto, filed for the last five years and (C) any filing made with the PBGC, IRS or Department of Labor, or any correspondence with or from such agencies, regarding the termination of any such defined Benefit Plan, have been delivered to MicroSim.


      (vii) Qualifications. Each OrCAD Employee Plan intended to qualify under Section 401(a) of the Code has been determined by the IRS to so qualify and continues to so qualify, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
    Section 501(a), and continue to be so exempt. Each OrCAD Employee Plan that is a funded welfare benefit plan intended to be exempt from tax under the provisions of Section 501(c)(9) of the Code has been determined by the IRS to be so exempt and continues to be so exempt. Copies of all determination letters with respect to each such OrCAD Employee Plan have been previously delivered by OrCAD to MicroSim, and nothing has occurred, or will occur prior to the Closing Date (other than a possible change or amendment of law), that will cause the loss of such qualification or exemption, no such OrCAD Employee Plan has been operated in a manner that would cause it to be disqualified in operation, and all such OrCAD Employee Plans have been administered in compliance with and consistent with all applicable requirements of the Code, ERISA and other applicable laws and regulations, including, without limitation, all reporting, notice, and disclosure requirements.

      (viii) Funding Status, Etc.

        (A) Neither OrCAD, OrCAD Japan, OrCAD Overseas, nor any corporation or trade or business (whether or not incorporated) that would be treated as a member of the controlled group of OrCAD under
      Section 4001(a)(14) of ERISA would be liable for (1) any amount pursuant to Section 4062, 4063, 4064, 4068 or 4069 of ERISA if any of the OrCAD Employee Plans that are subject to Title IV of ERISA were to terminate or (2) any amount pursuant to Section 4201 of ERISA if a complete or partial withdrawal from any Multi-employer Plan occurred before the Closing Date. All OrCAD Employee Plans which are subject to Title IV of ERISA have no amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA. There is no unpaid contribution due with respect to the plan year of any Defined Benefit Plan ended prior to the Closing Date, as required under the minimum funding requirements of Section 412 of ERISA.

        (B) With respect to each OrCAD Employee Plan that is a qualified defined contribution pension, profit-sharing or stock bonus plan, as defined in ERISA, all employer contributions accrued for plan years ending prior to the Closing Date under the plan terms and applicable law have been made by OrCAD.

        (C) All premiums or other payments required by the terms of any group or individual insurance policies and programs maintained by OrCAD, OrCAD Japan or OrCAD Overseas and covering any present or former employees of OrCAD, OrCAD Japan or OrCAD Overseas, respectively, with respect to all periods up to and including the Closing Date have been fully paid for the length of the obligation.

      (ix) Claims and Litigation. Except as set forth in Section 4.2(s) of the OrCAD Disclosure Schedule, there are no pending, and to the best knowledge of OrCAD, threatened claims, suits or other proceedings by present or former employees of OrCAD or its Affiliates, plan participants, beneficiaries or spouses of any of the above, the IRS, the PBGC, the Department of Labor, or any other person or entity (including claims against the assets of any trust) involving any OrCAD Employee Plan, or any rights or benefits thereunder, other than ordinary and usual claims for benefits by participants or beneficiaries, including claims pursuant to domestic relations orders.

      (x) No Implied Rights. Nothing expressed or implied herein shall confer upon any past or present employee of OrCAD or its Affiliates, his or her representatives, beneficiaries, successors and assigns, or upon any collective bargaining agent, any rights or remedies of any nature, including, without limitation, any rights to employment or continued employment with OrCAD, OrCAD Japan, OrCAD Overseas, MicroSim, or any successor or affiliate.

    (t) Environmental Laws and Regulations.

      (i) Certain Definitions. For purposes of this Agreement:

        (A) "Hazardous Substance" means any chemical, pollutant, contaminant, waste (including, without limitation, toxic, hazardous, infectious, sanitary, solid, radioactive and petroleum waste, collectively, "Waste"), toxic substance, hazardous substance, extremely hazardous substance, hazardous material, oil and petroleum product, as such terms, or any similar terms, are or shall be used under any applicable federal, state, local and foreign laws, regulations, rules, ordinances, permits (including, without limitation, authorizations, approvals, registrations and licenses, collectively, "Permits"), administrative orders, judicial decisions or the like (collectively, "Laws") relating to pollution or protection of the environment, natural resources or human health.

        (B) "Environmental Laws" means any and all Laws relating to (1) pollution or protection of the environment, natural resources or human safety and health from any Hazardous Substance or (2) nuisance, trespass or "toxic tort," so called, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance or otherwise relating to the manufacture, processing, importation, distribution, use, generation, treatment, storage, disposal, transportation or handling of any Hazardous Substance. Environmental Laws include, but are not limited to, the Clean Air Act, the Federal Water Pollution Control Act as amended by the Clean Water Act of 1977, the Safe Drinking Water Act, the Occupational Safety and Health Act of 1970 ("OSHA Act"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Hazardous and Solid Waste Amendments of 1984, the Medical Waste Tracking Act, the Hazardous Materials Transportation Act, and the Toxic Substances Control Act of 1976 ("TSCA"), and any rules and regulations promulgated thereunder.

        (C) "Environmental Claim" means any civil, criminal or investigative action, suit, litigation, hearing, communication (written or oral), demand, claim, citation, notice or notice of violation, warning, consent decree, judgment or order by any person or entity alleging, claiming, concerning or finding liability or potential liability (including, without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response or oversight costs, natural resources damages, property damages, penalties, personal injuries, death or any other damages or costs, including, without limitation, litigation and settlement costs and consultants' and attorneys' fees) arising out of, based on or resulting from, in whole or in part, the actual or alleged presence, threatened release, release, emission, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance at or from any location.

      (ii) Permits. Each of OrCAD, OrCAD Japan and OrCAD Overseas possesses and is in compliance with all Permits required under applicable Environmental Laws in connection with each of OrCAD's, OrCAD Japan's and OrCAD Overseas' business and operations or its assets and properties.

      (iii) Compliance with Environmental Laws. (A) Each of OrCAD, OrCAD Japan and OrCAD Overseas is, and its business, operations, assets and properties are, in material compliance with all Environmental Laws; (B) no real property owned, leased or operated by OrCAD, OrCAD Japan or OrCAD Overseas, is or has been designated by any state, local or federal agency or body as a hazardous waste disposal site or a site or location requiring investigation concerning, or management, cleanup or removal of, any Hazardous Substance; and (C) to the best knowledge of OrCAD, there has never been any release or threatened release, emission, disposal, storage, transportation, generation, manufacture or use of any Hazardous Substance from or on any real property owned, leased or operated by OrCAD, OrCAD Japan or OrCAD Overseas, in violation of any Environmental Laws.

      (iv) Environmental Claims. There are no Environmental Claims pending or, to the best knowledge of OrCAD, threatened against OrCAD, OrCAD Japan, OrCAD Overseas or against any person or entity whose liability for any Environmental Claim OrCAD, OrCAD Japan or OrCAD Overseas has retained or assumed either contractually or by operation of law.

      (v) Waste. All Waste or Waste generated in connection with each of OrCAD's, OrCAD Japan's and OrCAD Overseas' business, operations, assets and properties related thereto has been (A) treated, stored or disposed of by or at facilities duly licensed pursuant to applicable Environmental Laws and (B) transported to such facilities by transporters duly licensed pursuant to applicable Environmental Laws. Each of OrCAD, OrCAD Japan and OrCAD Overseas has maintained true and complete records in accordance with applicable Environmental Laws relating to the generation, transportation, treatment, storage and disposal of Waste generated in connection with their respective businesses, operations, assets and properties.

      (vi) Asbestos, PCBs and Storage Tanks. Except as listed in Section 4.2(t) of the OrCAD Disclosure Schedule, without in any way limiting the generality of the foregoing, to the best knowledge of OrCAD there is no asbestos contained in or forming part of any building, building component, structure, improvement or office space owned, operated or leased by OrCAD, OrCAD Japan or OrCAD Overseas; no polychlorinated biphenyls (PCBs) are used or stored at any property owned, operated or leased by OrCAD, OrCAD Japan or OrCAD Overseas; and no storage tanks (above or below ground) exist at any property owned, operated or leased by OrCAD, OrCAD Japan or OrCAD Overseas.

      (vii) Environmental Reports. OrCAD has delivered or on request will deliver to MicroSim all Environmental Reports in its control, custody or possession prepared by any person or entity concerning compliance with applicable Environmental Laws of OrCAD's, OrCAD Japan's or OrCAD Overseas' respective businesses, operations, assets or properties and the use, manufacture, importation, processing, storage, treatment, transportation, release or disposal therefrom, therein or thereon of any Hazardous Substance.

    (u) Insurance. OrCAD has in place insurance policies covering fire, casualty, liability, worker's compensation and other forms of insurance commonly held by businesses of OrCAD's size and type. All such policies are in full force and effect and no written notice of cancellation or termination has been received by OrCAD with respect to any such policy. Such policies are sufficient for compliance in all material respects with all requirements of applicable law and of all agreements to which OrCAD is a party, and are valid, outstanding and (subject to the Bankruptcy Exception) enforceable policies, and provide adequate insurance coverage for the properties, assets and operations of OrCAD. OrCAD is the sole owner of each of such policies, and all premiums due thereon have been paid. Copies of such insurance policies have previously been delivered by OrCAD to MicroSim or are available upon request, and (to the best knowledge of OrCAD) nothing has occurred, or will (to the best knowledge of OrCAD) occur prior to the Closing Date, which might cause any insurer to cancel or otherwise terminate any such policy. No insurance has been refused with respect to any operations or properties or assets of OrCAD, nor has the coverage of any insurance been limited, by any insurance carrier which has carried, or received any application for, any such insurance during the last three (3) years.

    (v) Title to Real and Personal Properties, Absence of Liens and Encumbrances; Condition of Properties.

      (i) Each of OrCAD, OrCAD Japan and OrCAD Overseas has good and marketable title to, and owns outright, all of its real and personal properties and assets (including, but not limited to, the assets reflected in OrCAD's consolidated balance sheet as of December 31,
    1996), except for those disposed of in the ordinary course of business, and none of such assets is encumbered by any mortgage, lien, claim or encumbrance except liens, claims or encumbrances reflected in said balance sheet or (where required) in the notes thereto, and liens for taxes which are not yet due and payable. All leases pursuant to which OrCAD, OrCAD Japan or OrCAD Overseas leases any real or personal property are valid and binding in accordance with their respective terms, and there is not under any such lease any existing default by OrCAD, OrCAD Japan or OrCAD Overseas, event of default or event which, with notice and/or lapse of time, would constitute a default. The properties and assets of OrCAD, OrCAD Japan and OrCAD Overseas include all rights, properties and other assets necessary to permit each of OrCAD, OrCAD Japan and OrCAD Overseas to conduct its business in the same manner as it is conducted on, and has been conducted prior to, the date of this Agreement.

      (ii) All buildings and material fixtures and equipment owned or used by each of OrCAD, OrCAD Japan and OrCAD Overseas have been properly maintained and are in good operating order and repair, ordinary wear and tear excepted, and are in compliance to the best knowledge of OrCAD with all zoning, building and fire codes and all other laws, rules, regulations and requirements of governmental authorities and the fire insurance rating association having jurisdiction. All leases of real or personal property to which OrCAD, OrCAD Japan or OrCAD Overseas is a party are fully effective and afford OrCAD, OrCAD Japan or OrCAD Overseas, respectively, peaceful and undisturbed possession of the subject matter of the lease. To the best knowledge of OrCAD, the buildings, plant, structures and equipment of each of OrCAD, OrCAD Japan and OrCAD Overseas are structurally sound with no known defects and are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plant, structures or equipment is in need of maintenance or repairs for which OrCAD, OrCAD Japan or OrCAD Overseas has financial responsibility except for ordinary, routine maintenance and repairs that are not material in nature or cost.

      (iii) To the best knowledge of OrCAD, neither the whole nor any portion of the real or personal property used or owned by OrCAD, OrCAD Japan or OrCAD Overseas is subject to any decree or order of a governmental body to be sold or is being condemned, expropriated or otherwise taken by any governmental body or other person with or without payment of compensation thereof, nor has any such condemnation, expropriation or taking been proposed.

    (w) Material Contracts. Public filings made by OrCAD identify all material contracts, instruments, agreements or commitments currently in effect (whether oral or written) relating to the conduct of the business of each of OrCAD, OrCAD Japan and OrCAD Overseas, within disclosure standards required by applicable rules and regulations of the SEC. OrCAD has made available or will on request make available to MicroSim true and correct copies of each document and a written description, accurate in all material respects, of each oral arrangement so listed. All documents, rights, obligations, contracts, agreements and commitments referred to in this
  Section 4.2(w) are valid and (subject to the Bankruptcy Exception) enforceable in accordance with their respective terms for the periods stated therein, and there are not under any of them existing defaults, events of default or events which with notice and/or lapse of time would constitute defaults.

    (x) Loans, Notes, Accounts Receivable and Accounts Payable. The loans, notes and accounts receivable of each of OrCAD, OrCAD Japan and OrCAD Overseas reflected in the consolidated balance sheet of OrCAD as at December 31, 1996, and all such loans, notes and accounts receivable arising after December 31, 1996, and prior to the Closing Date arose, and will arise, from bona fide transactions in the ordinary course of business of OrCAD, OrCAD Japan or OrCAD Overseas, and have been collected or (net of the aggregate corresponding bad debt reserves) are collectible at the aggregate recorded amount thereof. The accounts payable of each of OrCAD, OrCAD Japan and OrCAD Overseas reflected on such consolidated balance sheet and all such accounts payable arising after December 31, 1996, and prior to the Closing Date arose, and will arise, from bona fide transactions in the ordinary course of business of OrCAD, OrCAD Japan or OrCAD Overseas. The method of computing all reserves as at the Closing Date will not change from the method of computing said reserves on December 31, 1996. On the Closing Date, neither OrCAD, OrCAD Japan nor OrCAD Overseas shall have any accounts or loans receivable from any person, firm or corporation with which it is affiliated, or from any of its directors, officers or employees except for customary advances to personnel incurred in the ordinary course of business.

    (y) Transactions with Related Parties. Except for employment-related transactions such as salary or bonus payments and stock option or other benefit transactions, no officer, director, or person known to OrCAD to own more than one percent (1%) of OrCAD's common stock (each, a "Related Party," and, collectively, the "Related Parties") was, during the year ended December 31, 1996, or thereafter, or is currently, a party, directly or indirectly to any transaction or currently proposed transaction with OrCAD. Since December 31, 1996 there have been no transactions between OrCAD and any Related Party or any payment (however characterized) by OrCAD to any Related Party or by any Related Party to OrCAD (other than payments in the ordinary course and consistent with past practice in respect of salary, wages or reimbursable expenses); (ii) there is no lease, agreement or commitment between OrCAD and any Related Party; (iii) no Related Party has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of OrCAD; (iv) no Related Party is indebted to OrCAD; (v) OrCAD is not indebted to any Related Party; and (vi) no Related Party competes with or is a director, officer, employee or five percent (5%) or greater shareholder of any person or entity that competes with OrCAD.

    (z) Product Liability. There is no action, suit, proceeding or investigation by or before any court or governmental authority or agency pending, or to the best knowledge of OrCAD, threatened against or involving OrCAD, OrCAD Japan or OrCAD Overseas relating to any product alleged to have been manufactured, sold or distributed by OrCAD, OrCAD Japan or OrCAD Overseas, respectively, and alleged to have been defective, or improperly designed or manufactured, nor, to the best knowledge of OrCAD is there any valid basis for any such action, suit, proceeding or investigation.

    (aa) Full Disclosure. All representations and warranties made by OrCAD in this Agreement, all information furnished by OrCAD to MicroSim pursuant to or in connection with this Agreement and all instruments and agreements executed in connection herewith, taken together as a whole, are, and will be on the Closing Date, accurate and complete and do and will on the Closing Date include all material facts required to be stated therein or necessary to make the statements therein not misleading. All documents furnished by OrCAD to MicroSim pursuant to or in connection with this Agreement are true and correct copies, and there are no amendments or modifications thereto except as otherwise set forth in such documents. As of the date of this Agreement, OrCAD has disclosed to MicroSim all events, conditions and facts known to it materially affecting the business and prospects of OrCAD. OrCAD has not withheld disclosure of any such events, conditions or facts which it knows, or which it has reasonable grounds to know, may reasonably affect the business of OrCAD in a materially adverse manner.

    (ab) Absence of Certain Commercial Practices. Neither OrCAD, OrCAD Japan, OrCAD Overseas, nor any of their respective directors and officers, and, to the best knowledge of OrCAD, other employees, agents or other persons acting on behalf of OrCAD, OrCAD Japan or OrCAD Overseas, have (i) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other person which is or may be in a position to help or hinder OrCAD, OrCAD Japan or OrCAD Overseas or assist OrCAD, OrCAD Japan or OrCAD Overseas in connection with any proposed transaction, which gift or similar benefit, if not given in the past, could have materially adversely affected the assets, business, prospects, condition (financial or otherwise) or results of operations of OrCAD, OrCAD Japan, OrCAD Overseas, or which, if not continued in the future, could materially adversely affect the assets, business, prospects, condition (financial or otherwise) or results of operations of OrCAD, OrCAD Japan or OrCAD Overseas, or (ii) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or otherwise or established or maintained any unlawful or unrecorded funds which would be in violation of Section 30A of the 1934 Act, were that provision applicable. Neither OrCAD, OrCAD Japan, OrCAD Overseas, their respective directors and officers nor, to the best knowledge of OrCAD, their respective employees, other agents or other persons acting on behalf of OrCAD, OrCAD Japan or OrCAD Overseas, have accepted or received any unlawful contributions, payments, gifts or expenditures.

    (ac) Brokers. Except for Redwood Partners LLC, pursuant to an arrangement the financial terms of which have been fully disclosed to MicroSim, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of OrCAD.

    (ad) Pooling of Interests; Tax-Free Reorganization. OrCAD has no reason to believe that the Merger will not qualify as a pooling of interests for accounting purposes or as a tax-free reorganization within the meaning of
  Section 368(a) of the Code.

    (ae) Investment Company Act. Neither OrCAD, OrCAD Japan nor OrCAD Overseas is an "investment company" within the meaning of the 1940 Act.

    (af) Merger Stock. The shares of OrCAD Common Stock to be issued to the Shareholders and/or holders of options to acquire shares of MicroSim Common Stock in connection with the Merger have been duly authorized by all necessary corporate action by OrCAD and, when issued and delivered by OrCAD pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

    (ag) Fairness Opinion. OrCAD has received the written opinion of Redwood Partners LLC, financial advisors to OrCAD, dated the date of this Agreement, to the effect that the terms of the Merger are fair to the stockholders of OrCAD from a financial point of view.

    (ah) Additional Information. OrCAD represents and warrants that the information with respect to OrCAD contained in the following documents, which OrCAD has furnished to MicroSim or will furnish if requested by MicroSim prior to the Closing, is or will be true and correct in all material respects as of the respective filing dates:

      (i) OrCAD's Annual Report on Form 10-KSB for the year ended December 31, 1996;

      (ii) OrCAD's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1997; June 30, 1997; and September 30, 1997;

      (iii) OrCAD's Current Reports on Form 8-K filed with the Securities and Exchange Commission (the "SEC") since September 30, 1997, if any; and

      (iv) The Joint Proxy Statement of OrCAD and MicroSim/Prospectus of
    OrCAD.

    (ai) No Material Change. As of the date hereof, there has been no material adverse change in OrCAD's financial condition, results of operations, business or prospects since December 31, 1996.

    (aj) SEC Reports.

      (i) OrCAD has timely filed with the SEC all reports (the "SEC Reports") required to be filed by it under the 1934 Act. In this regard, all such SEC Reports have been filed in a manner that satisfies in all material respects the requirements of Rule 144(c)(1) promulgated under the 1933 Act. All of the SEC Reports filed by OrCAD complied in all material respects with the requirements of the 1934 Act. None of the SEC Reports contained, as of the respective dates thereof, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. All financial statements contained in the SEC Reports have been prepared in accordance with GAAP consistently applied throughout the applicable periods. Each consolidated balance sheet included in the SEC Reports presents fairly in accordance with GAAP the consolidated financial position of OrCAD as of the date of such balance sheet, and each consolidated statement of operations, shareholders' equity and cash flows presents fairly in accordance with GAAP the consolidated results of operations, shareholders' equity and cash flow of OrCAD for the periods then ended.

      (ii) Except for the execution and delivery of this Agreement, no event has occurred since June 30, 1997 which requires the filing of an SEC Report that has not heretofore been filed and furnished to MicroSim.

    (ak) Post Merger Dispositions. OrCAD has no intention to sell or otherwise dispose of any material assets of MicroSim acquired in the Merger, except for dispositions made in the ordinary course of business, or to eliminate duplicate facilities or duplicate assets, or transfers described in Section 368(a)(2)(C) of the Code. Except for the possible statutory merger of MicroSim with and into OrCAD following the Merger, OrCAD has no plan or intention to transfer, dispose or cause MicroSim to issue additional stock that would cause OrCAD to no longer control MicroSim (within the meaning of Section 368(c) of the Code), except for transfers of such MicroSim stock to a corporation controlled by OrCAD.

                                   ARTICLE V

                               Certain Covenants

  5.1 Conduct of MicroSim, MicroSim Japan and MicroSim Overseas Prior to the Closing Date. During the period from the date hereof through the later of (i) the Closing Date and (ii) the Effective Time, each of MicroSim, MicroSim Japan and MicroSim Overseas shall conduct its business and affairs as follows (unless the prior written consent of OrCAD is obtained, which consent will not be unreasonably withheld, delayed or conditioned):

    (a) Operation of Business. Each of MicroSim, MicroSim Japan and MicroSim Overseas will operate its business only in the usual, regular and ordinary manner so as to maintain the goodwill it currently enjoys, will make no material changes in its operations, and, to the extent consistent with such operation, will use all reasonable commercial efforts to (i) preserve intact its present business organization, (ii) preserve its present relationships with its customers, suppliers, distributors, value added resellers, consultants, joint venturers, strategic partners and others with which it has business dealings, and (iii) keep in its employ substantially all of its key personnel. Each of MicroSim, MicroSim Japan and MicroSim Overseas will promptly notify OrCAD in the event MicroSim, MicroSim Japan or MicroSim Overseas is advised by any officer or employee that he or she is contemplating leaving MicroSim, MicroSim Japan or MicroSim Overseas, respectively, as a result of the Merger or otherwise.

    (b) Maintain Properties. Each of MicroSim, MicroSim Japan and MicroSim Overseas will use all reasonable commercial efforts to maintain all of its properties in good repair, order and condition, reasonable wear and use excepted, and will use all reasonable commercial efforts to maintain insurance upon all of its properties and with respect to the conduct of its business in such amounts and of such kinds as are in effect on the date of this Agreement or as the same may be added to by mutual agreement of MicroSim and OrCAD.

    (c) Salaries; Hiring. Other than the grant of compensation increases and bonuses in the ordinary course and in amounts and quantities consistent with past practice not exceeding four percent (4%) in any single instance, neither MicroSim, MicroSim Japan nor MicroSim Overseas will pay any bonuses, increase the salary, wages, fringe benefits or perquisites of any employee, officer, director or agent, or hire any managerial or executive personnel.

    (d) Books and Records. Each of MicroSim, MicroSim Japan and MicroSim Overseas will maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years.

    (e) Encumbrances. Neither MicroSim, MicroSim Japan nor MicroSim Overseas will encumber or mortgage any of its property or assets except in the usual and ordinary course of business or enter into any contract or commitment which by reason of its size or otherwise is not in the usual and ordinary course of business, and neither MicroSim, MicroSim Japan nor MicroSim Overseas will, other than in the usual and ordinary course of its business, dispose of, sell, or convey or acquire any assets or property. Neither MicroSim, MicroSim Japan nor MicroSim Overseas shall enter into any transaction which if effected before the date of this Agreement would constitute a breach of the representations, warranties or agreements contained herein.

    (f) Compliance. Each of MicroSim, MicroSim Japan and MicroSim Overseas will comply with the provisions of all laws, regulations, ordinances, and judicial decrees applicable to it or the conduct of its business the failure to comply with which might have a MicroSim Material Adverse Effect.

    (g) No Solicitation. MicroSim will not, nor will it permit any of its officers, directors, employees, agents, or representatives (including, without limitation, investment bankers, attorneys and accountants), directly or indirectly to, (i) initiate, contract with, solicit or encourage any inquiries or proposals by, or (ii) enter into any discussions or negotiations with, or disclose directly or indirectly any information concerning its business and properties to, or afford any access to its properties, books, and records to, any corporation, partnership, person, or other entity or group in connection with any possible proposal (an "Acquisition Proposal") regarding a sale of MicroSim's capital stock or a merger, consolidation, or sale of all or a substantial portion of its assets, or any similar transaction; provided, however, that notwithstanding the foregoing, if MicroSim's Board of Directors receives a written Acquisition Proposal, and in such Board of Director's opinion (after consultation with MicroSim's legal counsel), the failure to consider such Acquisition Proposal would cause such Board of Directors to violate its fiduciary duties under the California Corporations Code, then MicroSim's Board of Directors may consider and act with respect to such Acquisition Proposal to the extent required to fulfill its fiduciary duties. MicroSim will provide written notice to OrCAD immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming.

    (h) Actions with Respect to Charter Documents, Capital Stock. Neither MicroSim, MicroSim Japan nor MicroSim Overseas will (i) amend or otherwise change its Articles of Incorporation, Bylaws, or other charter documents, as each such document is in effect as of the date of this Agreement; (ii) issue or sell, or authorize for issuance or sale, additional shares of any class of its capital stock or options, warrants or other securities exercisable for or convertible into such capital stock (except for issuances of common stock in connection with the exercise of any options outstanding as of the date of this Agreement); (iii) declare, set aside, make or pay any dividend or other distribution with respect to its capital stock or options, warrants or other securities exercisable for or convertible into such capital stock; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (v) take any action to change the number of directors of its Board of Directors or to change the members of its Board of Directors; or (vi) take any action to accelerate the vesting of any option to purchase its capital stock.

    (i) Access. Each of MicroSim, MicroSim Japan and MicroSim Overseas will afford OrCAD and its officers, employees, counsel, accountants and other authorized representatives access to all of the properties, books, contracts, commitments and records of MicroSim, MicroSim Japan and MicroSim Overseas, respectively, and will furnish promptly to OrCAD all other information concerning its business, properties and personnel as OrCAD may reasonably request, provided that no investigation pursuant to this Section 5.1(i) shall affect or be deemed to modify any representation or warranty made by MicroSim, or the conditions to the obligations of OrCAD to consummate the Merger.

    (j) Notification of Certain Matters. MicroSim shall give prompt notice to OrCAD of: (i) the occurrence of, or any communication relating to, a default or event which, with notice or lapse of time or both would become a default under any agreement, indenture or instrument material to the financial condition, properties, business or results of operations of MicroSim, MicroSim Japan or MicroSim Overseas taken as a whole; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) any material adverse change in the financial condition, properties, business or results of operations of MicroSim, MicroSim Japan or MicroSim Overseas taken as a whole; or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, would result in any such change; and (iv) the occurrence of, or any communication relating to, the institution or commencement of any suit, action, proceeding or investigation by or against MicroSim, MicroSim Japan or MicroSim Overseas.

  5.2 Conduct of OrCAD, OrCAD Japan and OrCAD Overseas Prior to the Closing Date. During the period from the date hereof through the later of (i) the Closing Date and (ii) the Effective Time, each of OrCAD, OrCAD Japan and OrCAD Overseas shall conduct its business and affairs as follows:

    (a) Operation of Business. Each of OrCAD, OrCAD Japan and OrCAD Overseas will operate its business only in the usual, regular and ordinary manner so as to maintain the goodwill it currently enjoys, will make no material changes in its operations, and, to the extent consistent with such operation and with reasonable and prudent plans for post-closing-date operation, will use its all reasonable commercial efforts to (i) preserve intact its present business organization, (ii) preserve its present relationships with its customers, suppliers, distributors, value added resellers, consultants, joint venturers, strategic partners and others with which it has business dealings, and (iii) keep in its employ substantially all of its key personnel. Each of OrCAD, OrCAD Japan and OrCAD Overseas will promptly notify MicroSim in the event OrCAD, OrCAD Japan or OrCAD Overseas is advised by any officer or employee that he or she is contemplating leaving OrCAD, OrCAD Japan or OrCAD Overseas, respectively, as a result of the Merger or otherwise.

    (b) Encumbrances. Neither OrCAD, OrCAD Japan nor OrCAD Overseas will encumber or mortgage any of its property or assets except in the usual and ordinary course of business or enter into any contract or commitment which by reason of its size or otherwise is not in the usual and ordinary course of business, and neither OrCAD, OrCAD Japan nor OrCAD Overseas will, other than in the usual and ordinary course of its business, dispose of, sell, or convey or acquire any assets or property. Neither OrCAD, OrCAD Japan nor OrCAD Overseas shall enter into any transaction which if effected before the date of this Agreement would constitute a breach of the representations, warranties or agreements contained herein.

    (c) Compliance. Each of OrCAD, OrCAD Japan and OrCAD Overseas will comply with the provisions of all laws, regulations, ordinances, and judicial decrees applicable to it or the conduct of its business the failure to comply with which might materially adversely affect its operations, prospects, earnings, assets, properties or business.

    (d) Information concerning Acquisition Proposals, Material
  Transactions. For purposes of this paragraph, an "Acquisition Proposal" is any possible proposal regarding a sale of OrCAD's capital stock or a merger, consolidation, or sale of all or a substantial portion of its assets, or any similar transaction. For purposes of this paragraph, a "Material Transaction" is one in which OrCAD encumbers or mortgages any of its property or assets except in the usual and ordinary course of business, or enters into any contract or commitment which by reason of its size or otherwise is not in the usual and ordinary course of business, or disposes of, sells, conveys, or acquires assets or property other than in the usual and ordinary course of its business. OrCAD will provide written notice (with relevant particulars being described therein) to MicroSim immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming, or if it enters into any Material Transaction, or enters into negotiations concerning a possible Material Transaction which would, if completed before the Closing, violate the covenants of Section 5.2(a), even if the Material Transaction is not anticipated to close before the Closing.

    (e) Actions with Respect to Charter Documents, Capital Stock. Neither OrCAD, OrCAD Japan nor OrCAD Overseas will, without the prior written approval of MicroSim: (i) amend or otherwise change its Restated Certificate of Incorporation, Restated Bylaws, or other charter documents, as each such document is in effect on the date hereof; (ii) issue or sell, or authorize for issuance or sale, additional shares of any class of its capital stock or options, warrants or other securities exercisable for or convertible into such capital stock (excepting only options for common stock granted to employees in the ordinary course and not in excess of numbers of shares of stock authorized by OrCAD's stockholders for such options and under existing plans as of the date of this Agreement); (iii) declare, set aside, make or pay any dividend or other distribution with respect to its capital stock or options, warrants or other securities exercisable for or convertible into such capital stock; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (v) take any action to change the number of directors of its Board of Directors or to change the members of its Board of Directors (except as contemplated by this Agreement); (vi) take any action to accelerate the vesting of any option to purchase its capital stock; or
  (vii) split, combine or reclassify any of its capital stock or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

    (f) Access. Each of OrCAD, OrCAD Japan and OrCAD Overseas will afford MicroSim and its officers, employees, counsel, accountants and other authorized representatives access, to all of the properties, books, contracts, commitments and records of OrCAD, OrCAD Japan and OrCAD Overseas, respectively, and will furnish promptly to MicroSim all other information concerning its business, properties and personnel as MicroSim may reasonably request, provided that no investigation pursuant to this
  Section 5.2(f) shall affect or be deemed to modify any representation or warranty made by OrCAD, or the conditions to the obligations of MicroSim to consummate the Merger.

    (g) Notification of Certain Matters. OrCAD shall give prompt notice to MicroSim of: (i) the occurrence of, or any communication relating to, a default or event which, with notice or lapse of time or both would become a default under any agreement, indenture or instrument material to the financial condition, properties, business or results of operations of OrCAD, OrCAD Japan or OrCAD Overseas, or to which OrCAD, OrCAD Japan or OrCAD Overseas is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) any material adverse change in the financial condition, properties, business, results of operations or prospects of OrCAD, OrCAD Japan or OrCAD Overseas or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, would result in any such change; and (iv) the occurrence of, or any communication relating to, the institution or commencement of any suit, action, proceeding or investigation by or against OrCAD, OrCAD Japan or OrCAD Overseas.

  5.3 Conduct of Merger Sub Prior to the Closing Date. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and will engage in no other business activities or operations during the period from the date hereof through the later of (i) the Closing Date and (ii) the Effective Time.

                                  ARTICLE VI

                             Additional Covenants

  6.1 MicroSim Shareholder's Meeting. MicroSim shall, as promptly as practicable, but in no event later than December 30, 1997, take any and all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws (i) to convene a meeting of its shareholders to consider and vote upon the approval of this Agreement and the Merger, or (ii) to obtain the written consent of its shareholders thereto. Promptly after setting a record date, if applicable, for the shareholders entitled to vote at such meeting and immediately upon any subsequent change thereof, MicroSim shall send written notice thereof to OrCAD. The Board of Directors of MicroSim shall, subject to its fiduciary duty to the Shareholders, recommend such approval and shall take all lawful action and use all reasonable efforts to solicit such approval. As of the date of this Agreement, the Shareholders owning the requisite number of Shares necessary to approve the Merger each have given an irrevocable proxy to OrCAD to vote their MicroSim Shares in favor of the Merger. A correct, complete and fully-executed copy of such irrevocable proxy has been delivered to OrCAD concurrent with the execution and delivery of this Agreement.

  6.2 OrCAD and Merger Sub Stockholder's Meeting/Approval. OrCAD shall, as promptly as practicable, but in no event later than December 30, 1997, take any and all action necessary in accordance with applicable law, Section 1(c) of Schedule D to the Bylaws of the NASD, and OrCAD's Restated Certificate of Incorporation and Restated Bylaws to convene a meeting of its stockholders to consider and vote upon the approval of the issuance of shares of OrCAD's Common Stock in connection with the Merger (the "Issuance"). Promptly after setting a record date, if applicable, for the stockholders entitled to vote at such meeting and immediately upon any subsequent change thereof, OrCAD shall send written notice thereof to MicroSim. The Board of Directors of OrCAD shall, subject to its fiduciary duty to OrCAD's stockholders, recommend such approval and shall take all lawful action and use all reasonable efforts to solicit such approval. OrCAD, as the sole shareholder of Merger Sub, shall, as promptly as practicable, but in no event later than December 30, 1997, act by written consent to approve the Merger and to ratify the execution, delivery and performance of this Agreement by Merger Sub.

  6.3 Registration Statement/Proxy Materials.

    (a) MicroSim shall cooperate with OrCAD and OrCAD shall use all reasonable efforts to promptly prepare and file with the SEC and cause to be made effective a Registration Statement (on such appropriate form therefor as OrCAD shall select, including a prospectus which shall be in such form as permitted in the form of such Registration Statement so selected and a proxy statement complying with the 1934 Act) under the 1933 Act covering the shares of OrCAD Common Stock to be issued in the Merger. As used in this Agreement, the term Registration Statement refers to and means said Registration Statement when it becomes effective under the 1933 Act, and the term "Proxy Statement/Prospectus" refers to and means the proxy statement included in the Registration Statement when it becomes effective. The Registration Statement will be effective on the date on which MicroSim mails to the Shareholders the Proxy Statement/Prospectus with respect to MicroSim's Shareholders' meeting, on the date such meeting is held, on the Closing Date and at the Effective Time. OrCAD shall also take any action required to be taken under any and all state blue sky or securities laws, statutes, codes, ordinances, rules and regulations in connection with the issuance of shares of OrCAD Common Stock contemplated hereunder.

    (b) OrCAD and MicroSim will use all reasonable efforts to have the Registration Statement, or cause it to be, declared effective as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws, and will use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to stockholders of OrCAD and the Shareholders at the earliest practicable date or dates. If at any time prior to the Effective Time any event relating to or affecting MicroSim or OrCAD shall occur as a result of which it is necessary, in the opinion of counsel for OrCAD, to supplement or amend the Registration Statement in order to make such document not misleading in light of the circumstances existing at the time approvals of the shareholders of MicroSim and OrCAD, respectively, are sought, MicroSim and OrCAD will forthwith prepare and file with the SEC an amendment or supplement to the Registration Statement so that each document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading. With respect to matters requiring supplement or amendment to the Registration Statement, each party undertakes to inform the other party and its counsel immediately of any such event that becomes known to it.

  6.4 Affiliates of OrCAD and MicroSim.

    (a) Section 4.1(d) of the MicroSim Disclosure Statement sets forth the names of all persons or entities who or which may be deemed to be "affiliates" of MicroSim for purposes of Rule 145 under the 1933 Act (the "Rule 145 Affiliates") or who or which may otherwise be deemed to be Affiliates of MicroSim. Each such Rule 145 Affiliate has delivered to OrCAD a written agreement (the "Affiliates Agreement") that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any share of OrCAD Common Stock issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the 1933 Act. OrCAD agrees that, at all times during which any Rule 145 Affiliate is subject to the resale restrictions of Rule 144 and/or Rule 145, OrCAD shall timely file all SEC Reports required to be filed with the SEC under the 1933 Act and the 1934 Act including without limitation in a manner that satisfies the requirements of Rule 144(c)(1).

    (b) Each of OrCAD and MicroSim shall use all reasonable efforts to cause their respective Affiliates not to take any action that would impair OrCAD's ability to account for the Merger as a pooling of interests.

    (c) In accordance with the foregoing, each Rule 145 Affiliate has also agreed in his or her Affiliates Agreement that such Rule 145 Affiliate will not, after the earlier of (i) the mailing of the Proxy

  Statement/Prospectus or (ii) the thirtieth (30th) day prior to the Effective Time, sell or in any other way reduce such Rule 145 Affiliate's risk relative to any shares of OrCAD common stock received in the Merger (within the meaning of the SEC's Codification of Financial Reporting Policies (S) 201.01, reprinted in 7 Fed. Sec. L. Re. (CCH) (S) 72,951), until such time as financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published (which financial results OrCAD agrees to publish in accordance with past practice as part of its applicable Form 10-QSB or 10-KSB filing covering such period), except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

  6.5 Registration and Quotation of OrCAD Common Stock.

    (a) OrCAD will use all reasonable efforts to register the shares of OrCAD Common Stock to be issued pursuant to this Agreement under the applicable provisions of the 1933 Act.

    (b) OrCAD will use all reasonable efforts to cause the shares of OrCAD Common Stock to be issued pursuant to this Agreement to be quoted for trading on the Nasdaq/NMS.

  6.6 Tax Treatment of Merger. Each party agrees to report the Merger on all tax returns and other filings as a tax-free reorganization under Section 368(a) of the Code except where, in the opinion of tax counsel to such party, there is not "substantial authority," as defined in Section 6662 of the Code, to support such a position.

  6.7 Reasonable Efforts. Subject to the terms and conditions hereof, each party to this Agreement agrees to fully cooperate with the other party and its counsel, accountants and representatives in connection with any steps required to be taken as part of such party's obligations under this Agreement. Each party to this Agreement agrees that it will use all reasonable commercial efforts to cause all conditions to its obligations under this Agreement to be satisfied as promptly as possible, and will not knowingly undertake a course of action inconsistent with this Agreement or which would make any of its representations, warranties, agreements or covenants in this Agreement untrue in any material respect or any conditions precedent to its obligations under this Agreement unable to be satisfied at or prior to the Closing.

  6.8 Filings; Other Action. Subject to the terms and conditions hereof, OrCAD and MicroSim shall (a) cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, foreign jurisdictions and third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely make all such filings and timely seek all such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of MicroSim and OrCAD shall take all such necessary action.

  6.9 Tax-Free Reorganization. From and after the Effective Time, neither OrCAD nor MicroSim shall take or permit to be taken any action which will cause the Merger not to constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. Without limiting the generality of the foregoing, from and after the Effective Time OrCAD shall continue the historic business of MicroSim or use a significant portion of MicroSim's historic business assets in a business.

  6.10 Further Action. Subject to the fulfillment or waiver, at or before the Effective Time, of each of the conditions of performance set forth herein, each party hereto shall perform such further acts and execute such documents as may be reasonably required to effectuate the Merger.

  6.11 Accounting Basis. Neither OrCAD nor MicroSim, nor any of their respective officers or directors shall take or permit to be taken any action from and after the date of this Agreement which would prevent the transactions contemplated by this Agreement from being treated by OrCAD as a "pooling of interests" in accordance with GAAP and the applicable rules and regulations promulgated by the SEC.

  6.12 Existing MicroSim Indemnification Obligations. OrCAD hereby agrees that all rights to indemnification by MicroSim now existing in favor of each present and former director, officer, employee, consultant or agent of MicroSim (collectively, the "MicroSim Indemnified Parties") as provided in MicroSim's Articles of Incorporation, Bylaws and indemnity agreements as of the date of this Agreement or as otherwise provided by law shall survive the Merger and shall continue in full force and effect.

                                  ARTICLE VII

                                  Conditions

  7.1 Conditions to Obligations of OrCAD and Merger Sub. The obligations of OrCAD and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by OrCAD at or prior to the Effective Time of the following conditions:

    (a) MicroSim Shareholder Approval. This Agreement, the Merger and the other transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Shareholders in accordance with the California Corporations Code and MicroSim's Articles of Incorporation and Bylaws. OrCAD shall have received a certificate signed on behalf of MicroSim by the Secretary of MicroSim to such effect.

    (b) Representations and Warranties. The representations and warranties of MicroSim set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date). OrCAD shall have received a certificate signed on behalf of MicroSim by the President and the Chief Financial Officer of MicroSim to such effect.

    (c) Performance of Obligations by MicroSim. MicroSim shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and OrCAD shall have received a certificate signed on behalf of MicroSim by the President and the Chief Financial Officer of MicroSim to such effect.

    (d) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement (an "Order") shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity that prohibits, restricts or makes illegal consummation of the Merger.

    (e) Proceedings and Litigation. On the Closing Date, no action or proceeding shall be threatened, instituted or pending by or before any court or any governmental or other regulatory or administrative body requesting or looking toward an order, judgment or decree that (i) questions the validity of or seeks to restrain or prohibit or recover damages in respect of the consummation of the transactions contemplated hereby; (ii) seeks to compel OrCAD to hold separate all or a material portion of MicroSim's business or assets as a result of the transactions contemplated hereby; (iii) seeks to revoke or suspend any license, permit, order or approval by reason of the consummation of the transactions contemplated hereby; or (iv) in the reasonable judgment of OrCAD, would have a material adverse effect on the business or financial condition of MicroSim or OrCAD, taken as a whole.

    (f) Opinion Letter of Counsel for MicroSim. OrCAD shall have received an opinion letter of Gibson, Dunn and Crutcher LLP, counsel for MicroSim, dated the Closing Date, in form and substance reasonably satisfactory to OrCAD and its counsel.

    (g) Dissenting Shareholders. No more than six percent (6%) of the issued and outstanding shares of MicroSim capital stock are "dissenting shares" within the definition of Section 1300 of the California Corporations Code.

    (h) No Material Adverse Change. Since December 31, 1996, there shall have been no MicroSim Material Adverse Change nor shall there exist any condition that, to the best knowledge of MicroSim, could reasonably be expected to result in such a MicroSim Material Adverse Change, and OrCAD shall have received a certificate signed on behalf of MicroSim by the President and the Chief Financial Officer of MicroSim to such effect.

    (i) Filings and Consents. On the Closing Date, other than the filing of Articles of Merger in California in accordance with Section 1108(d) of the California Corporations Code, all filings required to be made prior to the Effective Time by MicroSim with, and all licenses, certifications, consents, approvals and authorizations required to be obtained prior to the Effective Time by MicroSim from, governmental authorities and other third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, as the case may be, either without modification of the underlying obligations or upon conditions satisfactory to OrCAD, and shall be in full force and effect.

    (j) Proceedings Satisfactory to Counsel. All proceedings taken by MicroSim and all instruments executed and delivered by MicroSim in connection with the Merger at or prior to the Closing Date shall be reasonably satisfactory in form and substance to counsel for OrCAD.

    (k)

                    THIS SECTION INTENTIONALLY LEFT BLANK.

    (l) Employment Agreements. There shall have been delivered to OrCAD Employment Agreements, substantially in the forms attached hereto as
  Exhibit 7.1(1)a and 7.1(l)b, executed by each of Blume and Michael Wimbrow ("Wimbrow"), respectively.

    (m) OrCAD Stockholder Approval. This Agreement, the Merger, the Issuance and the other transactions contemplated hereby shall have been approved and adopted by the requisite vote of OrCAD's stockholders in accordance with the Delaware Corporation Law and OrCAD's Restated Certificate of Incorporation and Restated Bylaws.

    (n) Pooling Opinion. On the date of this Agreement, OrCAD shall have received an opinion letter of KPMG Peat Marwick LLP, independent certified public accountants, in form and substance satisfactory to OrCAD and its counsel, that the Merger will qualify to be accounted for as a "pooling of interests", which opinion shall have been restated and delivered as of the Closing Date.

    (o) Fairness Opinion. On the date of this Agreement, OrCAD shall have received an opinion letter of Redwood Partners LLC, financial advisor to OrCAD, that the terms of the Merger are fair to OrCAD's stockholders from a financial point of view, which opinion shall have been restated and delivered immediately prior to (i) the date on which the Proxy Statement/Prospectus is mailed to OrCAD's stockholders and (ii) the Closing Date.

    (p) Registration Statement and Securities Laws Authorizations. The Registration Statement shall have been declared effective and shall be effective at the Effective Time, and no stop Order suspending effectiveness shall have been issued, no proceeding by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary authorizations under state securities laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of OrCAD Common Stock to be issued in connection with the Merger shall have been received.

    (q) No Encumbrances. OrCAD shall have received evidence satisfactory to it that the MicroSim Shares to be surrendered at the Closing to OrCAD for exchange in connection with the Merger are free and clear of all liens, claims and encumbrances and all right, title and interest of others.

    (r) Escrow Agreement. OrCAD, the Shareholder Representatives and the escrow agent shall have entered into an Escrow Agreement (as hereinafter defined) in form and substance reasonably satisfactory to OrCAD, which Escrow Agreement shall become effective upon the Effective Time.

    (s) Bank Documents. MicroSim shall have delivered to OrCAD copies of all records, including all signatures or authorization cards, pertaining to MicroSim's safe deposit boxes and bank accounts.

    (t) Affiliates Agreements. There shall have been delivered to OrCAD an Affiliates Agreement executed by each of the persons listed as "affiliates" in Section 4.1(d) of the MicroSim Disclosure Schedule.

    (u) Resignation of MicroSim Directors. Each of the members of MicroSim's Board of Directors shall have executed a written resignation, and OrCAD shall receive a copy of such resignations.

    (v) Resignation of MicroSim Officers. Each of the officers of MicroSim shall have executed a written resignation, and OrCAD shall receive a copy of such resignations.

  7.2 Conditions to Obligations of MicroSim. The obligations of MicroSim to effect the Merger are also subject to the satisfaction or waiver by MicroSim at or prior to the Effective Time of the following conditions:

    (a) MicroSim Shareholder Approval. This Agreement, the Merger and the other transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Shareholders in accordance with the California Corporations Code and MicroSim's Articles of Incorporation and Bylaws.

    (b) Representations and Warranties. The representations and warranties of OrCAD set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date). MicroSim shall have received a certificate signed on behalf of OrCAD by the Chief Executive Officer and the Chief Financial Officer of OrCAD to such effect.

    (c) Performance of Obligations by OrCAD. OrCAD shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and MicroSim shall have received a certificate signed on behalf of OrCAD by the Chief Executive Officer and the Chief Financial Officer of OrCAD to such effect.

    (d) No Injunctions or Restraints; Illegality. No Order shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity that prohibits, restricts or makes illegal consummation of the Merger.

    (e) Proceedings and Litigation. On the Closing Date, no action or proceeding shall be threatened, instituted or pending by or before any court or any governmental or other regulatory or administrative body requesting or looking toward an order, judgment or decree that (i) questions the validity of or seeks to restrain or prohibit or recover damages in respect of the consummation of the transactions contemplated hereby; (ii) seeks to compel OrCAD to hold separate all or a material portion of MicroSim's business or assets as a result of the transactions contemplated hereby; (iii) seeks to revoke or suspend any license, permit, order or approval by reason of the consummation of the transactions contemplated hereby, or (iv) in the reasonable judgment of MicroSim, would have a material adverse effect on the business or financial condition of OrCAD.

    (f) Opinion Letter of Counsel for OrCAD. MicroSim shall have received an opinion letter of Ater Wynne Hewitt Dodson & Skerritt, LLP, counsel for OrCAD, dated the Closing Date, in form and substance reasonably satisfactory to MicroSim and its counsel.

    (g) Dissenting Shareholders. No more than six percent (6%) of the issued and outstanding shares of MicroSim capital stock are "dissenting shares" within the definition of Section 1300 of the California Corporations Code.

    (h) Escrow Agreement. OrCAD, the Shareholder Representatives and the escrow agent shall have entered into an escrow Agreement in form and substance reasonably satisfactory to MicroSim, which Escrow Agreement shall become effective upon the Effective Time.

    (i) No Material Adverse Change. Since June 30, 1997, there shall have been no material adverse change in the operations, earnings, assets, properties, business, or condition (financial or otherwise) of OrCAD and its subsidiaries, taken as a whole; nor shall there exist any condition that, to the best knowledge of OrCAD, could reasonably be expected to result in such a material adverse change, and MicroSim shall have received a certificate signed on behalf of OrCAD by the Chief Executive Officer and the Chief Financial Officer of OrCAD to such effect.

    (j) Filings and Consents. On the Closing Date, other than the filing of a Articles of Merger in California and Oregon, all filings required to be made prior to the Effective Time by OrCAD with, and all licenses, certifications, consents, approvals and authorizations required to be obtained prior to the Effective Time by OrCAD from, governmental authorities and other third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, as the case may be, either without modification of the underlying obligations or upon conditions satisfactory to MicroSim, and shall be in full force and effect.

    (k) Proceedings Satisfactory to Counsel. All proceedings taken by OrCAD and all instruments executed and delivered by OrCAD in connection with the Merger at or prior to the Closing Date shall be reasonably satisfactory in form and substance to counsel for MicroSim.

    (l) Employment Agreements. There shall have been delivered to OrCAD Employment Agreements, substantially in the form attached hereto as Exhibit 7.1(l)a and 7.1(l)b, executed by OrCAD and each of Blume and Wimbrow, respectively.

    (m) OrCAD Stockholder Approval. This Agreement, the Merger, the Issuance and the other transactions contemplated hereby shall have been approved and adopted by the requisite vote of OrCAD's stockholders in accordance with the Delaware Corporation Law and OrCAD's Restated Certificate of Incorporation and Restated Bylaws. MicroSim shall have received a certificate signed on behalf of OrCAD by the Secretary of OrCAD to such effect.

    (n) Pooling Opinion. On the date of this Agreement, MicroSim shall have received an opinion letter of Ernst & Young, independent certified public accountants, in form and substance satisfactory to MicroSim and its counsel, that, from MicroSim's perspective, the Merger will qualify to be accounted for as a "pooling of interests", based upon MicroSim's operations and history, which opinion shall have been restated and delivered as of the Closing Date.

    (o) Registration Statement and Securities Laws Authorizations. The Registration Statement shall have been declared effective and shall be effective at the Effective Time, and no stop Order suspending effectiveness shall have been issued, no proceeding by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary authorizations from Nasdaq/NMS or under state securities laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of OrCAD common stock (including without limitation those to be issued in connection with the Merger) shall have been received.

    (p) Tax Opinion. MicroSim shall have received an opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP, dated the Closing Date, in form and substance reasonably satisfactory to MicroSim to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of OrCAD, Merger Sub and MicroSim will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by the Shareholders as a result of the Merger with respect to the MicroSim Shares converted into shares of OrCAD Common Stock or as a result of the return of the Escrowed Merger Consideration to OrCAD. In rendering such opinions, Ater Wynne Hewitt Dodson & Skerritt, LLP may receive and rely upon representations contained in certificates of OrCAD, MicroSim, the Shareholders and others.

    (q) Affiliates Agreements. There shall have been delivered to OrCAD an Affiliates Agreement executed by each of the persons listed as "affiliates" in Section 4.1(d) of the MicroSim Disclosure Schedule.

                                 ARTICLE VIII

                                  Termination

  8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of the Constituent
Corporations, by the mutual consent of MicroSim and OrCAD.

  8.2 Termination by Either MicroSim or OrCAD. This Agreement may be terminated and the Merger abandoned by either MicroSim or OrCAD at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of the Constituent Corporations if: (a) the Merger shall not have become effective by January 31, 1998, or such later date as shall have been approved by the Boards of Directors of MicroSim and OrCAD, provided that the terminating party shall not have materially breached any of its representations, warranties, agreements, obligations or covenants hereunder in a manner that shall have materially contributed to the failure to consummate the Merger by such date; (b) a final and nonappealable Order shall be in effect; or (c) any statute, rule or regulation shall have been enacted or promulgated by any government or governmental agency that makes consummation of the Merger illegal.

  8.3 Termination by OrCAD. This Agreement may be terminated by OrCAD, and the Merger abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders and/or directors of the Constituent Corporations, if: (a) any of the representations or warranties made by MicroSim in this Agreement shall not be correct or accurate in all material respects when made; (b) MicroSim shall have failed in any material respect to comply with or perform any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by MicroSim at or prior to the Closing; or (c) the transactions contemplated by this Agreement, including without limitation the Merger, do not qualify to be accounted for as a "pooling of interests".

  8.4 Termination by MicroSim. This Agreement may be terminated by MicroSim, and the Merger abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders and/or directors of the Constituent Corporations, if (a) any of the representations and warranties made by OrCAD in this Agreement shall not be correct or accurate in all material respects when made; (b) OrCAD shall have failed in any material respect to comply with or perform any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by OrCAD at or prior to the Closing; (c) the transactions contemplated by this Agreement, including without limitation the Merger, do not qualify to be accounted for as a "pooling of interests"; or (d) if MicroSim's Board of Directors receives a written Acquisition Proposal (as that term is defined in Section 5.1(g)) and such Acquisition Proposal is accepted by MicroSim's Board of Directors, and MicroSim pays OrCAD One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) in consideration of the breaking off of the transactions contemplated hereby.

  8.5 Notice of Termination. In the event of any termination pursuant to this
Article VIII (other than pursuant to Section 8.1 hereof), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to the other party hereto.

  8.6 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VIII, except as provided herein, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement (other than under Sections 9.5, 10.1, 10.2, 10.3 and 10.16 which shall survive termination), except that nothing herein will relieve any party from liability for any breach of this Agreement resulting from a knowing or willful breach of a representation, warranty or covenant contained herein.

                                  ARTICLE IX

                             Rights to Escrow Fund

  9.1 Agreement for Indemnification.

    (a) As used in this Article IX:

      (i) "Damages" means claims, damages, losses, liabilities, judgments, settlements, costs and expenses, including, without limitation, all reasonable fees and disbursements of counsel incident to the investigation or defense of any claim or proceeding or threatened claim or proceeding;

      (ii) "Indemnified Party" means OrCAD and Merger Sub and their respective directors, officers, employees, agents, financial advisors, counsel and other representatives; and

      (iii) "Shareholder Representatives" means Blume, Bruce A. Warren, and Louis A. Delmonico in their role as representatives of the Shareholders in administering the Escrow Fund (as hereinafter defined) established under this Agreement and to be administered under this Agreement and under the Escrow Agreement to be executed at or before the Closing (the "Escrow Agreement"), or in the event of resignation, death or incapacity of a Shareholder Representative, such replacement for the Shareholder Representative as may be designated by a majority in interest of the Shareholders; provided, however, that such substitute Shareholder Representative shall be bound to the same duties and commitments as the original Shareholder Representatives.

    (b) From, out of, and to the extent of the resources constituting the Escrow Fund, the Indemnified Party shall be held harmless from, against and in respect of, any and all Damages incurred by the Indemnified Party arising from or in connection with (i) any inaccuracy or other breach of any representation or warranty made by MicroSim in Article IV of this Agreement and not disclosed on the MicroSim Disclosure Schedule, or (ii) any failure of MicroSim to perform any agreement or covenant required by this Agreement to be performed by it. Each such inaccuracy, breach, or failure as referred to in this Section 9.1(b) shall be deemed collectively "Claims".

    (c) The representations and warranties set forth in Article IV shall, for purposes of this Article IX, be deemed to have survived the Effective Time notwithstanding any contrary terms of this Agreement, and whenever such representations and warranties are referred to in this Article IX, the text of the same as set forth in Article IV shall be deemed to be set forth in its entirety herein, and the same are hereby incorporated herein by such references. Each such representation and warranty shall be deemed to have been relied upon by the party to which made, notwithstanding any investigation or inspection conducted, notice given or knowledge acquired by or on behalf of such party, and shall not be affected in any respect by any such investigation, inspection, notice or knowledge.

    (d) OrCAD shall deposit the Escrowed Merger Consideration in escrow under the Escrow Agreement in one certificate for 100% of the Escrowed Merger Consideration (the "Escrow Fund"). Until such Escrow Fund is released under the terms of the Escrow Agreement, the Shareholders shall be entitled to vote such shares and receive all dividends and distributions with respect to such shares according to their Pro Rata Share. Upon the expiration of the indemnity obligations in accordance with the provisions of Section 9.2, and subject to the terms of the Escrow Agreement, all of the OrCAD common stock in the Escrow Fund shall be transferred to the Shareholders according to their Pro Rata Share of such OrCAD common stock, except for any OrCAD common stock which may be necessary under the remainder of this Section 9.1(d). Subject to the remainder of this Section 9.1(d), OrCAD shall execute and deliver any instructions to the Escrow Agent (as defined in the Escrow Agreement) required by the Escrow Agent to effect such transfer. If, on the Expiration Date (as hereinafter defined), there exists any Claim which was timely asserted by the Indemnified Party but which is not then finally resolved and discharged, there shall remain in the Escrow out of the Escrow Fund an aggregate number of Shares of OrCAD common stock with an aggregate fair market value (determined as of the Closing Date) equal to the reasonable estimate (determined in accordance with Section 9.3) of the amount of Damages asserted to be caused by such Claim. Upon the final resolution and discharge of any such Claim, OrCAD shall execute and deliver any instructions to the Escrow Agent required by the Escrow Agent to effect the transfer of any shares of OrCAD common stock remaining in the Escrow Fund to the Shareholders according to their Pro Rata Share thereof.

  9.2 Limitations of Claims Against Escrow Fund. The indemnity obligations under Section 9.1(b) of this Agreement shall expire on the first anniversary of the Effective Time (the "Expiration Date"); provided, however, that the indemnity obligations for Claims timely asserted by the Indemnified Party in the manner provided in this Agreement shall continue until such Claims are finally resolved and discharged. MicroSim shall have no indemnity obligation under Section 9.1(b) of this Agreement for or with respect to any Damages asserted to arise from or be caused by a Claim unless and until the aggregate of such Damages exceeds Three Hundred Thousand and 00/100 Dollars ($300,000.00) (the "Deductible"), and then MicroSim's indemnity obligation shall be operative only with respect to the amount of such Damages that is in excess of the Deductible. Any Claim for Damages that is less than Five Thousand and 00/100 Dollars ($5,000.00) will not be counted toward the

Deductible. Except with respect to Section 8.4(d), MicroSim's liability under this Agreement--whether pursuant to its indemnity obligations under Section 9.1(b) or otherwise--will not exceed (in the aggregate) the value of the Escrowed Merger Consideration as valued herein.

  9.3 Notice of Claim. The Indemnified Party shall promptly notify the Shareholder Representatives in writing of any Claim asserted against or imposed upon or incurred by it that might give rise to any indemnity obligation hereunder (a "Notice of Claim"), specifying the basis and, if possible, a reasonable estimate of the amount (as determined in good faith by the Board of Directors of OrCAD) of Damages sought by such Indemnified Party on account thereof and in reasonable detail such information as the Indemnified Party may have with respect to the matter that is the subject of the Notice of Claim (including copies of any summons, complaint or other pleading that may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). The Indemnified Party shall not be entitled to give a Notice of Claim after the Expiration Date. The date of a Notice of Claim shall mean (a) the date of the postmark on the registered or certified mail containing the Notice of Claim, or (b) if the Notice of Claim is transmitted by courier, the date of its delivery to the courier by the Indemnified Party or (c) if the Notice of Claim is personally delivered, the date of such personal delivery.

  9.4 Defense and Settlement of Claims. The Shareholder Representatives shall have the right (without prejudice to the right of the Indemnified Party to participate at its own expense through counsel of its own choosing) to defend against any Claim that is the subject of a Notice of Claim and to pay the expenses thereof (including the expenses of counsel of their own choosing), and to control such defense if they provide written notice of their intention to do so within 15 business days of receipt of the Notice of Claim. The Indemnified Party shall cooperate fully in the defense of such Claim and shall make available to the Shareholder Representatives or their counsel all pertinent information under its control relating thereto. The Indemnified Party shall have the right to elect to settle any such Claim; provided, however, there shall be no indemnification obligation with respect to any monetary payment to any third party required by such settlement unless a majority of the Shareholder Representatives shall have consented in writing thereto, which consent shall not be unreasonably withheld.

  9.5 Jurisdiction. OrCAD, MicroSim and the Shareholder Representatives hereby irrevocably submit to the personal jurisdiction of the state courts of the State of California and to the personal jurisdiction of the United States District Court in San Francisco, California, and all courts from which an appeal may be taken, solely for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement, and hereby waive to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it or they are not subject personally to the jurisdiction of the above-named courts for such proceedings. Process in any suit, action or other proceeding referred to in this Section 9.5 may be served on any party through the procedures established for notice under Section 10.12 of this Agreement.

                                   ARTICLE X

                                 Miscellaneous

  10.1 Payment of Expenses. Whether or not the Merger shall be consummated, except as otherwise provided under Section 8.6 hereof, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger. Each of the parties hereto shall act in a prudently diligent manner to minimize the legal, accounting and other fees and expenses incurred by such party incident to the preparation for, entrance into and carrying out of its obligations under this Agreement and in connection with the Merger.

  10.2 Public Announcements. OrCAD and MicroSim will agree upon the timing and content of the initial press release to be issued describing the transactions contemplated by this Agreement, and neither party will make any public announcement thereof prior to reaching such agreement unless such party determines in its sole discretion that it is either required or appropriate to do so under applicable laws or regulations (in which event, however, the party so required to make such announcement will endeavor in advance to inform the other party regarding the reason and content thereof). To the extent reasonably requested by either party, each party will hereafter consult with and provide reasonable cooperation to the other in connection with the issuance of further press releases or other public announcements, statements or documents describing the transactions or relationships contemplated by this Agreement.

  10.3 Survival. The representations, warranties and agreements of the parties contained in Article III, Article IV, Article VI, Article IX and Sections 1.4, 2.5, 10.1, 10.2 and 10.16 shall survive the consummation of the Merger. The agreements of the parties contained in Sections 6.4, 6.9, 6.11, 6.12, 8.6, 9.5, 10.1, 10.2 and 10.16 shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall be deemed to be conditions of the Merger, as provided herein, and shall not survive the consummation of the Merger.

  10.4 Modification or Amendment. At any time (before or after approval hereof by the shareholders of the Constituent Corporations) prior to the Effective Time, the parties hereto may, by written agreement, make any modification or amendment of this Agreement approved by their respective Boards of Directors, provided such modification or amendment does not reduce the total consideration to be paid in the Merger. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

  10.5 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of one such condition shall constitute a waiver of any other such condition.

  10.6 Certification of Shareholder Vote and Dissenters. Promptly following the shareholder meeting or obtainment of the written consent of the Shareholders referred to in Section 6.1, but in any event prior to the Merger Date, MicroSim shall deliver to OrCAD a certificate of its Secretary setting forth (i) the number of shares of its capital stock outstanding and entitled to vote, the number of shares of its stock voted in favor of or consenting to and the number of shares voted against adoption and approval of this Agreement, (ii) the names of all of its shareholders not voting in favor of this Agreement who filed with MicroSim written objection to the Merger before the taking of the vote on the Agreement and (iii) a definitive list of common shareholders and the number of shares of such shareholders to be tendered to OrCAD in the Merger.

  10.7 Certification of Stockholder Vote. Promptly following the stockholder meeting referred to in Section 6.2, but in any event prior to the Merger Date, OrCAD shall deliver to MicroSim a certificate of its Secretary setting forth
(i) the number of shares of its capital stock outstanding and entitled to vote, the number of shares of its stock voted in favor of or consenting to and the number of shares voted against adoption and approval of this Agreement.

  10.8 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

  10.9 Attorneys' Fees. If any action, suit or proceeding is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party or parties shall be entitled to recover its reasonable attorneys' fees and disbursements incurred in connection with such action, suit or proceeding as fixed by the trial court, and if any appeal is taken from the decision of the trial court, its reasonable attorneys' fees and disbursements as fixed by the appellate court.

  10.10 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any right, power or remedy by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

  10.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

  10.12 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), or five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid as follows:

  If to OrCAD:
    OrCAD, Inc.
    9300 S.W. Nimbus Avenue
    Beaverton, Oregon 97008
    Attention: Michael F. Bosworth, President

  With a copy to:
    Ater Wynne Hewitt Dodson & Skerritt, LLP
    Suite 1800
    222 S.W. Columbia
    Portland, Oregon 97201-6618
    Attention: William C. Campbell, Esquire

  If to MicroSim:
    MicroSim Corporation
    16275 Laguna Canyon Road
    Irvine, California 92618
    Attention: Wolfram Blume, President

  With a copy to:
    Gibson, Dunn & Crutcher LLP
    4 Park Plaza
    Irvine, California 92614
    Attention: Mark W. Shurtleff, Esquire

  If to the Shareholder Representatives:
    Wolfram H. Blume
    Bruce A. Warren
    Louis A. Delmonico
    c/o MicroSim Corporation
    16275 Laguna Canyon Road
    Irvine, California 92618

  10.13 Entire Agreement. This Agreement, including any and all schedules and exhibits hereto which are incorporated herein by this reference, (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (b) shall not be assignable by operation of law or otherwise.

  10.14 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

  10.15 Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the maximum extent possible.

  10.16 Confidentiality. On and at all times after the execution of this Agreement and until the consummation of the transactions contemplated hereby, the parties agree to continue to be bound by the provisions of the Letter Agreement dated as of June 10, 1997 by and between MicroSim and OrCAD (the "Letter Agreement") with respect to information obtained by or provided to either party in connection with the transactions contemplated by this Agreement. However, each party may disclose information to its employees and financial, accounting and legal advisors on a strict need-to-know-basis and under obligations of confidentiality similar to those contained in the Letter Agreement.

  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement intending it to be effective as of the date first hereinabove written.

                                          OrCAD, Inc.

                                                  /s/ Michael F. Bosworth
                                          By: _________________________________
                                              Michael F. Bosworth, President

                                          OCA Merger Corporation

                                                  /s/ Michael F. Bosworth
                                          By: _________________________________
                                              Michael F. Bosworth, President

                                          MicroSim Corporation

                                                   /s/ Wolfram H. Blume
                                          By: _________________________________
                                                Wolfram H. Blume, President

                                          For Purposes of Article IX Hereof
                                           Only

                                                   /s/ Wolfram H. Blume
                                          _____________________________________
                                          Wolfram H. Blume, in his capacity as
                                          Shareholder Representative

                                                    /s/ Bruce A. Warren
                                          _____________________________________
                                          Bruce A. Warren, in his capacity as
                                          Shareholder Representative

                                                  /s/ Louis A. Delmonico
                                          _____________________________________
                                          Louis A. Delmonico, in his capacity
                                          as Shareholder Representative

                                                                     APPENDIX B

October 13, 1997

                                                                   [LOGO]

                                                               Redwood
                                                               Partners
                                                               3000 Sand Hill
                                                               Road
                                                               Building 4,
                                                               Suite 230
                                                               Menlo Park, CA
                                                               94025
                                                               Phone:
                                                               650.854.8077
                                                               Fax:
                                                               650.854.4961
Board of Directors
OrCAD, Inc.
9300 SW Nimbus Avenue
Beaverton, OR 97008

Members of the Board:

  We understand that OrCAD, Inc. ("OrCAD"), OCA Merger Corporation, a wholly owned subsidiary of OrCAD ("Merger Sub"), and MicroSim Corporation ("MicroSim") have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into MicroSim. Pursuant to the Merger, each issued and outstanding share of common stock of MicroSim (the "MicroSim Common Stock"), other than shares held in treasury or held by OrCAD or any subsidiary or affiliate of OrCAD or MicroSim or as to which dissenters' rights have been perfected, shall be converted automatically into the right to receive 0.825 of a share (the "Exchange Ratio") of common stock of OrCAD, $0.01 par value per share (the "OrCAD Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

  You have requested our opinion as to whether, as of this date, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of OrCAD Common Stock.

  For purposes of the opinion set forth herein, we have:

    1. analyzed certain internal financial statements and other financial and operating data concerning MicroSim prepared by the management of MicroSim;

    2. analyzed certain financial projections relating to MicroSim prepared by the management of MicroSim;

    3. discussed the past and current operations and financial condition and the prospects of MicroSim, including information relating to certain strategic, financial, and operational benefits anticipated from the Merger, with senior managers of MicroSim;

    4. analyzed certain publicly available financial statements and other information of OrCAD;

    5. analyzed certain internal financial statements and other financial and operating data concerning OrCAD prepared by the management of OrCAD;

    6. discussed the past and current operations and financial condition and the prospects of OrCAD, including information relating to certain strategic, financial, and operational benefits anticipated from the Merger, with senior managers of OrCAD;

    7. analyzed the pro forma impact of the Merger on the earnings per share and consolidated capitalization of OrCAD;

    8. reviewed the reported prices and trading activity for the OrCAD Common Stock;

    9. compared the financial performance of MicroSim with that of certain other publicly traded companies (which we deemed to be relevant) and their securities;

    10. compared the financial performance of OrCAD and the prices and trading activity of the OrCAD Common Stock with that of certain other publicly-traded companies (which we deemed to be relevant) and their securities;

    11. reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions (which we deemed to be relevant);

    12. reviewed and discussed with the senior managers of OrCAD (i) the strategic rationale for the Merger and their assessment of the synergies and other benefits expected to be derived from the Merger and (ii) certain alternatives to the Merger;

    13. participated in discussions and negotiations among representatives of MicroSim and OrCAD and their financial and legal advisors;

    14. reviewed the Merger Agreement; and

    15. performed such other analyses and considered such other factors as we have deemed appropriate.

  We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed they have been reasonably prepared on bases reflecting the best currently available estimated and judgments of the future financial performance of MicroSim and OrCAD. With respect to the information furnished by OrCAD and MicroSim, and with respect to the information discussed with the managers of OrCAD and MicroSim regarding their views of future operations, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgments of OrCAD's and MicroSim's management. For purposes of this opinion, we have also relied upon, without independent verification, the assessment by OrCAD's and MicroSim's managers of the cost savings and other synergies as well as the strategic and other benefits expected to be derived from the Merger. We have also relied upon, without independent verification, the assessment by OrCAD's management of MicroSim's technology and competitive position.

  We have not made any independent valuation or appraisal of the assets, liabilities, or technology of OrCAD or MicroSim, respectively, nor have we been furnished with any such appraisals. We have assumed that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We have assumed that the Merger will be consummated on the terms set forth in the Merger Agreement without waiver or amendment of any of the terms or conditions thereof. Our opinion is necessarily based on economic, market, and other conditions in effect on, and the information made available to us as of the date hereof. In rendering this opinion, we are not expressing any opinion as to the price at which the OrCAD Common Stock will actually trade at any time.

  We have acted as financial advisor to the Board of Directors of OrCAD in connection with this transaction and will receive fees from the Company for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. A principal of Redwood Partners LLC is also a member of the Board of Directors of OrCAD, principals of Redwood Partners LLC hold positions in OrCAD Common Stock, and a predecessor of Redwood Partners LLC was the largest stockholder of OrCAD until September 1996.

  It is understood that this letter is for the information of the Board of Directors of OrCAD and may not be used for any other purposes without our prior written consent, except that this opinion may be included in its entirety in any filing made by OrCAD, with the Securities and Exchange Commission with respect to the transactions contemplated by the Merger Agreement. In addition, our opinion does not address the underlying decision by the Company to engage in the Merger and we express no recommendation or opinion as to how the stockholders of OrCAD should vote at the stockholders' meeting held in connection with the Merger.

  Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of OrCAD Common Stock.

                                          Yours sincerely,

                                          Redwood Partners LLC

                                                      /s/ Jim Timmins
                                          By:__________________________________
                                              Jim Timmins, Managing Director

                                                                     APPENDIX C

                         CALIFORNIA CORPORATIONS CODE
                        CHAPTER 13. DISSENTERS' RIGHTS

S 1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE
        PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

  (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

  (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

    (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

    (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

    (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

    (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

  (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

S 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR
        PURCHASE; TIME; CONTENTS

  (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision
(b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

  (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

S 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED
        SECURITIES

  Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

S 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET
        VALUE; FILING; TIME OF PAYMENT

  (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

  (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

S 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR
        MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

  (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

  (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

  (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

S 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT;
        PAYMENT; APPEAL; COSTS

  (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

  (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

  (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

  (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

  (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

S 1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

  To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

S 1307. DIVIDENDS ON DISSENTING SHARES

  Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

S 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF
        DEMAND FOR PAYMENT

  Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

S 1309. TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

  Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision
  (i) of Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

S 1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS;
        LITIGATION OF SHAREHOLDERS' APPROVAL

  If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

S 1311. EXEMPT SHARES

  This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

S 1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER
        OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

  (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

  (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

  (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As a Delaware corporation OrCAD is subject to the General Corporation Law of the State of Delaware ("General Corporation Law") and the exculpation from liability and indemnification provisions contained therein. In accordance with
Section 102 of the General Corporation Law, Article VII of OrCAD's Restated Certificate of Incorporation (the "Certificate") eliminates the liability of OrCAD's directors to OrCAD or its stockholders for breach of fiduciary duty as a director, except for any liability related to breach of the duty of loyalty, acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends or unlawful stock purchase or redemption, and certain other liabilities.

  Section 145 of the General Corporation Law allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation's best interest and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the General Corporation Law, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation but may indemnify against the reasonable expenses associated with the defense of such claims. Corporations also may not indemnify against breaches of the duty of loyalty. The General Corporation Law provides for mandatory indemnification of directors against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in the statute.

  The General Corporation Law also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's bylaws, any agreement, general or specific action of the board of directors, vote of stockholders or otherwise.

  The Restated Bylaws require OrCAD to indemnify its directors and officers to the fullest extent not prohibited by law. In addition, the Restated Bylaws deem that all rights to indemnification under the Restated Bylaws are deemed to be contractual rights and are to be effective to the same extent as if provided for in a contract between OrCAD and the director or officer who serves in such capacity.

  OrCAD has entered into indemnity agreements with each executive officer of OrCAD and each member of OrCAD's Board of Directors. These indemnity agreements provide for indemnification of the indemnitee to the fullest extent allowed by law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

   NUMBER                             DESCRIPTION
   ------                             -----------
    2.0   Agreement and Plan of Merger dated as of October 13, 1997, by and among OrCAD, Inc., OCA Merger Corporation and MicroSim Corporation
           (Incorporated by reference to Appendix A to Joint Proxy
           Statement/Prospectus)
    3.1   Restated Certificate of Incorporation of OrCAD, Inc.*
    3.2   Restated Bylaws of OrCAD, Inc.*
    4.1   Rights Agreement dated September 18, 1992*
    4.2   Restricted Stock and Registration Rights Agreement dated May 30,
           1995*
    4.3   Piggyback Registration Rights Agreement dated December 1, 1995*

 NUMBER                               DESCRIPTION
 ------                               -----------
  5.0   Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to the legality of the securities being registered
  8.0   Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to tax matters
 10.1   Form of Indemnity Agreement between OrCAD, Inc. and each of its executive officers and directors*
 10.2   1991 Non-Qualified Stock Option Plan*
 10.3   1995 Stock Option Plan*
 10.4   1995 Stock Option Plan for Nonemployee Directors*
 10.5   1995 Stock Incentive Plan*
 10.6   1996 Employee Stock Purchase Plan**
 10.7   Stock Exchange Agreement dated December 2, 1995 by and among OrCAD,
         Inc., Intelligent Systems Corporation, Stuart A. Harrington, Michel A.
         Burton, J. Leland Strange, Bonnie L. Herron, Francis A. Marks and
         Takeo Maruichi*
 10.8   Agreement and Plan of Reorganization dated as of May 10, 1995, by and among OrCAD, Inc., OM Merger, Inc. and Massteck Ltd.*
 10.9   Lease between Pen Nom I Corp. and OrCAD, Inc. dated May 31, 1993*
 10.10  Lease Agreement dated as of January 31, 1995 by and between Kurian
         Limited Partnership and Massteck Ltd.*
 10.11  Form of Employment Agreement between OrCAD, Inc. and Wolfram H. Blume+
 10.12  Form of Employment Agreement between OrCAD, Inc. and Michael Wimbrow+
 11.0   Statement regarding earnings per share calculation+
 21.0   Subsidiaries of the Registrant*
 23.1   Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP (included in legal opinion filed as Exhibit 5.0)
 23.2   Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP (included in tax opinion filed as Exhibit 8.0)
 23.3   Consent of KPMG Peat Marwick LLP--OrCAD, Inc.
 23.4   Consent of Ernst & Young LLP--MicroSim Corporation
 23.5   Consent of Redwood Partners LLC+
 24.0   Powers of Attorney (included in signature page in Part II of
         Registration Statement)
 27.1   Financial Data Schedule
 99.1   Form of Proxy for OrCAD Special Meeting of Stockholders+
 99.2   Form of Proxy for MicroSim Special Meeting of Shareholders+
 99.3   Irrevocable Proxy dated October 13, 1997+
 99.4   Consent of Person About to Become a Director

--------

 + Previously filed.
 * Incorporated herein by reference to Exhibits of the Company's Registration Statement on Form SB-2 as amended, effective March 1, 1996 (Commission Registration No. 333-00198-LA).
** Incorporated herein by reference to Exhibits of the Company's Form 10-K for the fiscal year ended December 31, 1995.

  (b) Financial Statements Schedules

    OrCAD, Inc.

     Schedule VIII--Valuation and Qualifying Accounts

  (c) Report, Opinion or Appraisal

    See Appendix B, to Joint Proxy Statement/Prospectus

ITEM 22. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (c) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PORTLAND, STATE OF OREGON, ON THE 4TH DAY OF DECEMBER, 1997.

                                          OrCAD, INC.

                                          By:    /s/ Michael F. Bosworth
                                            ___________________________________
                                                    MICHAEL F. BOSWORTH
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN DULY SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON DECEMBER 4, 1997.


              SIGNATURE                                  TITLE
              ---------                                  -----
      /s/ Michael F. Bosworth           President and Chief Executive Officer
-------------------------------------    (Principal Executive Officer)
          MICHAEL F. BOSWORTH

        /s/ P. David Bundy              Chief Accounting Officer and Secretary
-------------------------------------    (Principal Financial and Accounting
            P. DAVID BUNDY               Officer)

           John C. Savage *             Director
-------------------------------------
           JOHN C. SAVAGE

         Richard P. Magnuson *          Director
-------------------------------------
         RICHARD P. MAGNUSON

            James B. Moon *             Director
-------------------------------------
            JAMES B. MOON

         Stephen W. Director *          Director
-------------------------------------
         STEPHEN W. DIRECTOR

*By:      /s/ Michael F. Bosworth
      _______________________________
              MICHAEL F. BOSWORTH
               ATTORNEY-IN-FACT


                                 EXHIBIT INDEX

 NUMBER                          DESCRIPTION                           PAGE NO.
 ------                          -----------                           --------
  2.0   Agreement and Plan of Merger dated as of October 13, 1997, by and among OrCAD, Inc., OCA Merger Corporation and
        MicroSim Corporation (Incorporated by reference to Appendix
        A to Joint Proxy Statement/Prospectus)
  3.1   Restated Certificate of Incorporation of OrCAD, Inc.*
  3.2   Restated Bylaws of OrCAD, Inc.*
  4.1   Rights Agreement dated September 18, 1992*
  4.2   Restricted Stock and Registration Rights Agreement dated May
        30, 1995*
  4.3   Piggyback Registration Rights Agreement dated December 1,
        1995*
  5.0   Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to
        the legality of the securities being registered
  8.0   Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to
        tax matters
 10.1   Form of Indemnity Agreement between OrCAD, Inc. and each of its executive officers and directors*
 10.2   1991 Non-Qualified Stock Option Plan*
 10.3   1995 Stock Option Plan*
 10.4   1995 Stock Option Plan for Nonemployee Directors*
 10.5   1995 Stock Incentive Plan*
 10.6   1996 Employee Stock Purchase Plan**
 10.7   Stock Exchange Agreement dated December 2, 1995 by and among
        OrCAD, Inc., Intelligent Systems Corporation, Stuart A.
        Harrington, Michel A. Burton, J. Leland Strange, Bonnie L.
        Herron, Francis A. Marks and Takeo Maruichi*
 10.8   Agreement and Plan of Reorganization dated as of May 10,
        1995, by and among OrCAD, Inc., OM Merger, Inc. and Massteck
        Ltd.*
 10.9   Lease between Pen Nom I Corp. and OrCAD, Inc. dated May 31,
        1993*
 10.10  Lease Agreement dated as of January 31, 1995 by and between
        Kurian Limited Partnership and Massteck Ltd.*
 10.11  Form of Employment Agreement between OrCAD, Inc. and Wolfram
        H. Blume+
 10.12  Form of Employment Agreement between OrCAD, Inc. and Michael
        Wimbrow+
 11.0   Statement regarding earnings per share calculation+
 21.0   Subsidiaries of the Registrant*
 23.1   Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP
        (included in legal opinion filed as Exhibit 5.0)
 23.2   Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP
        (included in tax opinion filed as Exhibit 8.0)
 23.3   Consent of KPMG Peat Marwick LLP--OrCAD, Inc.
 23.4   Consent of Ernst & Young LLP--MicroSim Corporation
 23.5   Consent of Redwood Partners LLC+
 24.0   Powers of Attorney (included in signature page in Part II of
        Registration Statement)
 27.1   Financial Data Schedule
 99.1   Form of Proxy for OrCAD Special Meeting of Stockholders+
 99.2   Form of Proxy for MicroSim Special Meeting of Shareholders+
 99.3   Irrevocable Proxy dated October 13, 1997+
 99.4   Consent of Person About to Become a Director

--------

 + Previously filed.
 * Incorporated herein by reference to Exhibits of the Company's Registration Statement of Form SB-2 as amended, effective March 1, 1996 (Commission Registration No. 333-00198-LA).
** Incorporated herein by reference to Exhibits of the Company's Form 10-K for the fiscal year ended December 31, 1995.